As filed with the Securities and Exchange Commission on July 13, 2022

Registration No. 333-265251

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CREATD, INC.

(Exact name of registrant as specified in its charter)

Nevada	7819	87-0645394
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

419 Lafayette Street

6th Floor

New York, NY 10003

(201) 258-3770

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Laurie Weisberg

Chief Executive Officer

419 Lafayette Street, 6th Floor

New York, NY 10003

Telephone: (201) 258-3770

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq. Scott E. Linsky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Iselin, NJ 08830 (732) 395-4400	Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 (212) 451-2300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 13, 2022

PRELIMINARY PROSPECTUS

Subscription Rights to Purchase Up to 20,000,000 Units
Consisting of Up to 20,000,000 Shares of Common Stock
Series A Warrants to Purchase Up to 20,000,000 Shares of Common Stock

Series B Warrants to Purchase Up to 20,000,000 Shares of Common Stock
at a Subscription Price of $2.00 Per Unit

Up to 20,000,000 Shares of Common Stock Issuable upon the Exercise of Series A Warrants included in the Units and

Up to 20,000,000 Shares of Common Stock Issuable upon the Exercise of Series B Warrants included in the Units

We are distributing, at no charge, non-transferable subscription rights entitling holders of common stock as of the record date of 5:00 p.m. (Eastern time) on July 29, 2022 and holders of certain shares of Series E Preferred Stock, common stock warrants and options, to purchase units at a subscription price of $2.00 per unit. Each unit will consist of one share of common stock, a Series A warrant exercisable to acquire one share of common stock at an exercise price of $3.00, and a Series B warrant exercisable to acquire one share of common stock at an exercise price of $6.00. Shares of common stock, Series A warrants and Series B warrants comprising the units may only be purchased as a unit, but will be issued separately. We may redeem the outstanding warrants subject to the terms and conditions described in this prospectus. You will receive two subscription rights for every share of common stock and every share of common stock issuable upon conversion or exercise of the Preferred Shares, Eligible Warrants and Eligible Options you hold as of the record date.

Pursuant to your subscription rights, you will have the right, which we refer to as your basic right, to purchase a number of units equal to (i) the number of shares of common stock you held as of the record date and (ii) the number of shares of common stock issuable upon conversion or exercise of the Preferred Shares, Eligible Warrants and/or Eligible Options (all as defined below) you held as of the record date. If you exercise your basic right in full, you will also have the right, or over-subscription privilege, to purchase additional units for which other rights holders do not subscribe. Once made, all exercises of rights are irrevocable.

Your basic rights and over-subscription privilege will expire if not exercised by 5:00 p.m. (Eastern time) on August 22, 2022, unless we extend or terminate this offering. We may extend this offering for one or more additional periods in our sole discretion not to exceed 45 days from the initial expiration date. We will announce any extension in a press release issued no later than 9:00 a.m. (Eastern time) on the business day after the most recently announced expiration date. If this offering is not fully subscribed following the expiration date of the offering, the dealer-manager for this offering has agreed to use its commercially reasonable efforts to place any unsubscribed units at the subscription price for an additional period of up to 45 days. The number of units that may be sold by us during this period will depend upon the number of units that are subscribed for pursuant to the exercise of subscription rights by shareholders and other rights holders.

Our common stock is traded on The Nasdaq Capital Market, or the Nasdaq, under the symbol “CRTD.” The closing price of the common stock on July 8, 2022 was $0.84 per share. We are applying to list the Series A warrants and Series B warrants for trading on The Nasdaq Capital Market or BOX Exchange, LLC, but we cannot assure you that we will meet all of the required listing standards. If we do not meet such required listing standards, we will use our commercially reasonable efforts to list the Series A warrants and Series B warrants on tZERO or another suitable securities exchange or recognized trading system. Neither the subscription rights nor the units are transferable.

Investing in our securities involves risks. See “Risk Factors” beginning on page 16 of this prospectus. We and our board of directors are not making any recommendation regarding the exercise of your rights.

We have engaged RHK Capital, LLC doing business as RHK Noble and transacting all broker-dealer services through Noble Capital Markets, Inc., or RHK Noble, to act as dealer-manager for this offering and placement agent for any unsubscribed units. This offering is being conducted on a best-efforts basis, and we do not need to receive any minimum amount of proceeds in order to complete the offering. We have currently not entered into any standby purchase agreement, backstop commitment or similar arrangement in connection with this offering.

Continental Stock Transfer & Trust will serve as the subscription agent for this offering and an escrow agent retained by the subscription agent will hold in escrow funds received from subscribers until we complete or terminate the offering.

	Per Unit	Total(1)
Subscription price	$2.00	$40,000,000
Dealer-manager fee (2)	$0.16	$3,200,000
Proceeds to us, before expenses	$0.32	$36,800,000

(1)	Assumes sale of all offered units and no exercise of Series A warrants or Series B warrants included in the units.

(2)	We have agreed to pay RHK Noble, as dealer-manager, a deal-manager fee equal to 6.00% of the proceeds of this offering, plus a non-accountable expense fee of 1.8% and an out-of-pocket accountable expense allowance of up to 0.2% of the proceeds of this offering. For any unsubscribed units placed by the dealer-manager during the 45-day placement period following the expiration date of this offering, we have agreed to pay the dealer-manager a placement fee equal to 6.0% of such sales, in lieu of the dealer-manager fee, together with the continuing non-accountable expense fee and out-of-pocket accountable expense allowance, with such fees and expenses not to exceed the aggregate amounts that would have been otherwise received by the dealer-manager if this offering were to have been fully subscribed.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

If you have any questions or need further information about this offering, please call D.F. King & Co., Inc., the information agent for the offering, at (212) 269-5550 (bankers and brokers) or (877) 283-0323 (all others) or by email at creatd@dfking.com.

Dealer-Manager

The date of this prospectus is     , 2022.

i

Unless the context requires otherwise, references in this prospectus to “Creatd,” “our company,” “we,” “our” “us” and similar terms refer to Creatd, Inc., a Nevada corporation, and its subsidiaries, unless the context otherwise requires.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Because the following is only a summary, it does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should carefully read all of the information contained in this prospectus, including the risks described under “Risk Factors” and our consolidated financial statements and the related notes from our 2021 Annual Report and most recent Form 10-Q, before making an investment decision.

Overview

Creatd, Inc. is a company whose mission is to provide economic opportunities to creators and brands by multiplying the impact of platforms, people, and technology.

We operate four main business segments, or ‘pillars’: Creatd Labs, Creatd Partners, Creatd Ventures, and Creatd Studios. Together, Creatd’s pillars work together to create a flywheel effect, supporting our core vision of creating a viable ecosystem for all stakeholders in the creator economy.

Creator-Centric Strategy

Our purpose is to empower creators to prosper through exceptional tools, built-in communities, and opportunities for monetization and audience expansion. This creator-first approach is the foundation of our culture and mission, and how we choose to allocate our resources. It governs our business model and shapes the value we provide for each of our stakeholders across Creatd’s four pillars.

Creatd Labs

Creatd Labs is dedicated to the development of technology products that support the creator economy. This pillar houses Creatd’s proprietary technology platforms, including Creatd’s flagship product, Vocal.

Vocal

Vocal was built to serve as a home base for digital creators. This robust, proprietary technology platform provides best-in-class tools, safe and curated communities, and monetization opportunities that enable creators to find a receptive audience and get rewarded. Creators of all types call Vocal their home, from bloggers to social media influencers, to podcasters, founders, musicians, photographers, and more.

Since its initial launch in 2016, Vocal has grown to be one of the fastest-growing communities for content creators of all shapes and sizes. Creators can opt to use Vocal for free, or upgrade to the premium membership tier, Vocal+. Upon joining Vocal, either as a freemium or premium member, creators can immediately begin to utilize Vocal’s storytelling tools to create and publish their stories, as well as benefit from Vocal’s monetization features. Creatd facilitates creators’ monetization on Vocal in numerous different ways, including i) by rewarding creators for each ‘read’ their story receives; ii) via Vocal Challenges, or writing contests through which creators can win cash and other rewards; iii) by awarding Bonuses; iv) by connecting creators with brands for opportunities to collaborate on Vocal for Brands branded content campaigns; v) through ‘Subscribe,’ which enables creators to receive payment directly from their audience via monthly subscriptions and one-off microtransactions; vi) via Vocal’s Ambassador Program, which enables creators to receive additional rewards whenever they refer a new Vocal+ member creators can immediately begin to access the numerous monetization opportunities that Vocal facilitates. Specifically, Vocal creators can earn money i) every time their story is read, ii) by competing in Challenges, iii) by receiving Bonuses, iv) by collaborating on branded content campaigns through the company’s in-house agency, Vocal for Brands, v) through ‘Subscribe,’ which enables creators to receive payment directly from their audience via monthly subscriptions and one-off microtransactions. vi) through the Vocal Ambassador Program, which enables creators to receive additional rewards whenever they refer a new Vocal+ member.

Vocal+

Vocal+ is Vocal’s premium membership program. Subscribers pay a membership fee to access additional premium features on the platform, including: a higher rate of earnings per read, reduced platform processing fees on tips received, eligibility to participate in exclusive Vocal+ Challenges, access to Vocal’s ‘Quick Edit’ feature for published stories, and more. The current cost of a Vocal+ membership is either $9.99 per month or $99 annually.

Moderation and Compliance

One of the key differentiating factors between Vocal and most other user-generated content platforms is the fact that each story submitted to Vocal is run through the Company’s proprietary moderation process before it goes live on the platform. The decision to implement moderation into the submission process was in direct response to the rise of misinformation and bad actors on many social platforms. In response to these inherent pitfalls within the content landscape, Vocal’s proprietary moderation system combines the algorithmic detection of copyrighted material, hate speech, graphic violence, and nudity, and human-led curation to ensure the quality and safety of each story published on Vocal, thus fostering a safe and trustworthy environment for creators, audiences, and brands. In May 2022, Creatd announced Vocal’s new integration partnership with Two Hat, a Microsoft acquiree and a leading provider of AI-assisted content moderation and protection solutions for digital communities. Through the partnership, the Company further updated its proprietary moderation technology, with the aim of ensuring that the Vocal platform remains a safe place for its creators, brand partners, and audiences.

Trust and safety are paramount to the Vocal ecosystem. We follow best practices when handling personally identifiable information, with guidance from the European Union’s General Data Protection Regulation (GDPR), the California Consumer Privacy Act (CCPA), and the Digital Millennium Copyright Act (DMCA).

Platform Compliance Policies include:

●	Human-led, technology-assisted moderation of every story submitted;

●	Algorithmic detection of hate speech, nudity, and copyright infringement;

●	Brand, creator, and audience safety enforced through community watch; and

●	The rejection of what we consider toxic content, with the understanding that diverse opinions are encouraged.

Technology Development

Vocal’s proprietary technology is built on Keystone, the same underlying open-source framework used by industry leaders such as Atlassian, a $43-billion Australian technology company. Some of the key differentiating elements of Vocal’s technology are speed, sustainability, and scalability. The Company continues to invest heavily in research and development to continuously improve and innovate its platform, with the goal of optimizing the user experience for creators.

Additionally, the Vocal platform and its underlying technology allows us to maintain an advantageous capital-light infrastructure. By using cloud service providers, we are able to focus on platform and revenue growth rather than building and maintaining the costly internal infrastructures that have materially affected so many legacy media platforms.

Vocal’s technology has been specifically designed and built to scale without a material corresponding increase in operational costs. While our users can embed rich media, such as video, audio, and product links, into their Vocal stories, the rich media content is hosted elsewhere (such as YouTube, Instagram, Vimeo, Shopify, Spotify, etc.). Thus, our platform can accommodate rich media content of all kinds without bearing the financial or operational costs associated with hosting the rich media itself. In addition to the benefits this framework affords to the Company, it provides the additional benefit to our content creators, in that a creator can increase their monetization; for example, a creator can embed their YouTube video into a Vocal story and thus derive earnings from both platforms when their video is viewed.

Creatd Partners

Creatd Partners houses the Company’s agency businesses, with the goal of fostering partnerships between creators and brands. Creatd Partners’ offerings include: Vocal for Brands (content marketing), WHE Agency (influencer marketing), and Seller’s Choice (performance marketing).

Vocal for Brands

All brands have a story to tell, and we leverage Vocal’s creator community to help them tell it. Vocal for Brands, Creatd’s content marketing studio, specializes in pairing leading brands with Vocal creators and influencers to produce marketing campaigns that are non-interruptive, engaging, and direct-response driven. Further, Vocal for Brands campaigns leverage Vocal’s first-party data and technology, which enables the creation of highly targeted and segmented audiences and optimized campaign results. In addition to branded story campaigns Additionally, brands can opt to collaborate with Vocal on a sponsored Challenge, prompting the creation of high-quality stories that are centered around the brand’s mission and further disseminated through creators’ respective social channels and promotional outlets.

WHE Agency

The WHE Agency (“WHE”), acquired by Creatd in 2021, was founded by Tracy Willis with the goal of supporting top creators and influencers, by connecting them with leading brands and global audiences. s. Today, WHE manages a talent roster comprising over 100 creators across numerous verticals, including family and lifestyle, music, entertainment, and celebrity categories. Since acquiring WHE, the Company has helped WHE expand into new verticals, as well as facilitated partnerships on influencers’ behalf with leading brands including CBS, Amazon, Target, Disney, Warby Parker, CVS, Kay Jewelers, Walmart, Gerber, Masterclass, Procter & Gamble, Nike, and NFL, among others.

Seller’s Choice

Seller’s Choice is Creatd Partners’ performance marketing agency specializing in DTC (direct-to-consumer) and e-commerce clientele. Seller’s Choice provides direct-to-consumer brands with design, development, strategy, and sales optimization services.

Creatd Ventures

Creatd Ventures houses Creatd’s portfolio of e-commerce businesses, both majority and minority-owned as well as associated e-commerce technology and infrastructure. The Company supports founders by providing capital, as well as a host of services including design and development, marketing and distribution, and go-to-market strategy.

Currently, the Creatd Ventures portfolio includes:

●	Camp, a direct-to-consumer (DTC) food brand which creates healthy upgrades to classic comfort food favorites. Each of Camp’s products are created with hidden servings of vegetables and contain Vitamins A, C, D, E, B1 + B6. In the fourth quarter of 2021, Camp added two new products to its expanding line of healthy, veggie-based, family-friendly foods. Currently, Camp has four flavors available for purchase: Classic Cheddar Mac ‘N’ Cheese, White Cheddar Mac ‘N’ Cheese, Vegan Cheezy Mac, and Twist Veggie Pasta. Camp, which first launched in 2020, represents the first investment within the Creatd Ventures portfolio.

●	Dune Glow Remedy (“Dune”), which the Company purchased and brought to market in 2021. Dune is a beverage brand focused on promoting wellness and beauty from within. Each beverage in Dune’s product line is meticulously crafted with functional ingredients that nourish skin from the inside out and enhance one’s natural glow. In 2022, Dune announced that it continues to advance its distribution with numerous partnerships in place with retailers including lifestyle retailer Urban Outfitters and the Los Angeles-based Erewhon Market. Beyond the benefits for Dune, Creatd Ventures is leveraging these successful retail launches to create similar opportunities for Camp and Basis in brick-and-mortar retail locations.

●	Basis, a hydrating electrolyte drink mix formulated using rehydration therapies developed by the World Health Organization. Acquired by the Company in first quarter 2022, Basis has a history of strong sales volume both on the brand’s website as well as through third-party distribution channels such as Amazon. Creatd’s acquisition of 100% ownership in Basis marks its third majority ownership acquisition for Creatd Ventures.

Creatd Studios

The goal of Creatd Studios is to elevate creators’ stories to TV, film, books, podcasts, video, and more.

●	Transmedia Assets: With millions of compelling stories in its midst, Creatd’s technology surfaces the best candidates for transmedia adaptations, through community and creator data insights. Then, Creatd Studios helps creators tell their existing stories in new ways, by partnering them with entertainment and publishing studios to create unique content experiences that accelerate earnings, discoverability, and foster new opportunities. In 2022, Creatd Studios announced numerous upcoming production projects, including the upcoming publication of a print book featuring stories sourced from Vocal, the launch of a new podcast, with two miniseries currently in production, as well as the establishment of a graphic novel development initiative which will release its first title in Fall 2022 —Steam Wars, created by artist and independent filmmaker Larry Blamire.

●	OG Gallery: The OG Collection is an extensive library of original artwork and imagery from the archives of some of the most iconic magazines of the 20th century. OG Gallery is an exploratory initiative aimed at identifying opportunities to propel the OG Collection into a new technological sphere: the NFT marketplace.

Application of First-Party Data

Creatd’s business intelligence and marketing teams identify and target individual creators, communities, and brands, utilizing empirical data harnessed from the Vocal platform. The team’s ability to apply its proprietary first-party data works to reduce acquisition costs for new creators and to help provide brands with conversions and an ideal targeted audience. In this way, our ability to apply first-party data is one of the value-drivers for the Company across its four business pillars.

Importantly, we do not sell the collected data, that being a common monetization opportunity for many other businesses. Instead, we use our collected first party data for the purposes of bettering the platform. Specifically, our data helps us understand the behaviors and attributes that are common among the creators, brands, and audiences within our ecosystem. We then pair our first-party Vocal data with third-party data from distribution platforms such as Facebook and Snapchat to provide a more granular profile of our creators, brands, and audiences.

It is through generating this valuable first-party data that we can continually enrich and refine our targeting capabilities for branded content promotion and creator acquisition, and specifically, to reduce our creator acquisition costs (CAC) and subscriber acquisition costs (SAC).

Competition

The idea for Vocal came as a response to what Creatd’s founders recognized as systemic flaws inherent to the digital media industry and its operational infrastructures. The depreciating value of digital media business models built on legacy technology platforms created a unique opportunity for the development of a creator-centric platform that could appeal to a global community and, at the same time, be capable of acquiring undervalued complimentary technology assets.

Creatd’s founders built the Vocal platform upon the general thesis that a closed and safe ecosystem utilizing first-party data to increase efficiencies could create a sustainable and defensible business model. Vocal was strategically developed to provide value for content creators, readers, and brands, and to serve as a home for the ever-increasing amount of digital content being produced and the libraries of digital assets lying dormant.

Vocal is most commonly discussed as a combination of:

●	Medium, a platform for writers built by former Twitter founder Ev Williams;

●	Reddit, a social news aggregation, web content rating, and discussion website; and

●	Patreon, a membership platform that provides business tools for content creators to run a subscription service.

Creatd does not view Vocal as a substitute or competitor to segment-specific content platforms, such as Vimeo, YouTube, Instagram, Pinterest, TikTok, Spotify, or SoundCloud. We don’t want to replace anyone; we built Vocal to be accretive to the entire digital ecosystem. In fact, one of the most powerful components of our technology is the fact that Vocal makes it easy for creators to embed their existing published content, including videos, songs, podcasts, photographs, and more, directly into Vocal. We see this as a growth opportunity by building partnerships with the world’s greatest technology companies and to further spread our roots deeper into the digital landscape

Acquisition Strategy

Creatd’s hybrid finance and design culture is key to its acquisition strategy. Acquisition targets are companies that meet a set of opportunistic or financial standards or that are part of specific digital environments that are accretive and can seamlessly integrate into Creatd’s existing revenue lines. Creatd will continue to make strategic acquisitions when presented with opportunities that are in the interest of shareholder value.

Recent Developments

Executive Option Awards

The Board of Directors (the “Board”) of Creatd, Inc., a Nevada corporation (the “Company”), approved the Creatd, Inc. 2022 Omnibus Securities and Incentive Plan (the “Plan”), which the Company intends to submit to a vote of shareholders. As the Plan was approved by the Board but has not yet been approved by the Company’s shareholders, in accordance with the rules of The Nasdaq Capital Market, the Company is permitted to adopt an equity arrangement and grant options thereunder prior to obtaining shareholder approval, provided that (i) no options can be exercised prior to obtaining shareholder approval, and (ii) the plan can be unwound, and the outstanding options cancelled, if shareholder approval is not obtained. The Plan provides for the granting of Distribution Equivalent Rights, Incentive Share Options, Non-Qualified Share Options, Performance Unit Awards, Restricted Share Awards, Restricted Share Unit Awards, Share Appreciation Rights, Tandem Share Appreciation Rights, Unrestricted Share Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant as provided in the Plan. The aggregate number of Common Shares (including Common Shares underlying Options designated as Incentive Share Options or Non-Qualified Share Options) that may be issued under the Plan shall not exceed the sum of (i) 5,450,000 Common Shares plus (ii) an annual increase on the first day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2031 equal to the lesser of (A) five percent (5%) of the Common Shares outstanding on the final day of the immediately preceding calendar year, and (B) such smaller number of Common Shares as determined by the Board. Additionally, the aggregate number of Common Shares (including Common Shares underlying Options designated as Incentive Share Options or Non-Qualified Share Options) that may be issued under the Plan to persons who are not Directors shall not exceed the sum of (i) 4,770,000 Common Shares plus (ii) an annual increase on the first day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2031 equal to the lesser of (A) five percent (5%) of the Common Shares outstanding on the final day of the immediately preceding calendar year, and (B) such smaller number of Common Shares as determined by the Board. Options issued pursuant to the Plan shall not expire later than 10 years from the date of grant.

On June 1, 2022, on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Board issued options priced at the greater of the closing price on June 1, 2022 and the 30-day VWAP for the 30-day period ending on June 1, 2022 and vesting immediately upon the Company’s shareholders’ approval of the Plan (the “Tranche 1 Options”), to: (i) Jeremy Frommer, Executive Chairman, 195,000 Tranche 1 Options; (ii) Laurie Weisberg, Chief Executive Officer, 195,000 Tranche 1 Options; (iii) Justin Maury, President, 195,000 Tranche 1 Options; and (iv) Chelsea Pullano, Chief Financial Officer, 50,000 Tranche 1 Options.

On June 3, 2022, on the recommendation of the Compensation Committee, the Board agreed to issue options, subject to the recipients’ continued employment with the Company and the Company having achieved a minimum of $6 million in net revenues for the 2022 fiscal year (the “Tranche 2 Options”), vesting as follows: (a) 1/3 of the Tranche 2 Options, priced at $1.32, will vest on December 31, 2022, (b) 1/3 of the Tranche 2 Options, priced at $1.58, will vest on December 31, 2023 and (c) the final 1/3 of the Tranche 2 Options priced at $1.90, will vest on December 31, 2024. The Tranche 2 Options were awarded to: (i) Jeremy Frommer, Executive Chairman, 195,000 Tranche 2 Options; (ii) Laurie Weisberg, Chief Executive Officer, 195,000 Tranche 2 Options; (iii) Justin Maury, President, 195,000 Tranche 2 Options; and (iv) Chelsea Pullano, Chief Financial Officer, 50,000 Tranche 2 Options.

Convertible Note Offering

On May 31, 2022 (the “Effective Date”), Creatd, Inc., a Nevada corporation (the “Company”), entered into and closed securities purchase agreements (each, a “Purchase Agreement”) with eight accredited investors (the “Investors”), whereby the Investors purchased from the Company for an aggregate of $3,600,036 in subscription amount (i) debentures in the principal amount of $4,000,000 (the “Debentures”); (ii) 2,000,000 Series C Common Stock Purchase Warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Series C Warrants”); and (iii) 2,000,000 Series D Common Stock Purchase Warrants to purchase shares of Common Stock (the “Series D Warrants”, and collectively with the Series C Warrants, the “Warrants”). The Company and the Investors also entered into registration rights agreements (each, a “Registration Rights Agreement”) pursuant to the Purchase Agreement.

The Debentures have an original issue discount of 10%, have a term of six months with a maturity date of November 30, 2022, may be extended by six months at the Company’s option subject to certain conditions, and are convertible into shares of Common Stock at a conversion price of $2.00 per share, subject to adjustment upon certain events including a one-time adjustment to the price of the Common Stock offered in the Rights Offering (as defined therein), with such adjusted conversion price not to be lower than $1.00.

The Warrants are exercisable for a term of five years from the initial exercise date of November 30, 2022, until November 30, 2027. The Series C Warrants are exercisable at an exercise price of $3.00, subject to adjustment upon certain events including a one-time adjustment to the price of the Common Stock offered in the Rights Offering, with such adjusted exercise price not to be lower than $0.96. The Series D Warrants are exercisable at an exercise price of $6.00 subject to adjustment upon certain events including a one-time adjustment to the price of the Common Stock offered in the Rights Offering, with such adjusted exercise price not to be lower than $0.96. The Warrants provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of Common Stock. The shares underlying the Debentures, the Series C Warrants and the Series D Warrants are to be registered within 90 days of the Effective Date.

The representations and warranties contained in the Purchase Agreement were made by the parties to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Purchase Agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Purchase Agreement. The Purchase Agreement is not intended for investors and the public to obtain factual information about the current state of affairs of the parties.

Additionally, in connection with the Purchase Agreements, the subsidiaries of the Company delivered a guarantee (the “Guarantee”) in favor of the Investors whereby each such subsidiary guaranteed the full payment and performance of all obligations of the Company pursuant to the Purchase Agreement.

Nasdaq Notice of Delisting

On January 4, 2021, the Company received a letter from the staff of The Nasdaq Capital Market (the “Exchange”) notifying the Company that the Exchange had determined to delist the Company’s common stock and warrants from the Exchange based on the Company’s non-compliance with the Exchange’s (i) $5 million stockholders’ equity requirement for initial listing pursuant to Nasdaq Listing Rule 5505(b), (ii) the $2.5 million stockholders’ equity requirement or any of the alternatives for continued listing pursuant to Nasdaq Listing Rule 5550(b), and (iii) the Company’s failure to provide material information to the Exchange pursuant to Nasdaq Listing Rule 5250(a)(1).

On February 11, 2021, the Company met with the Exchange’s Hearings Panel (the “Panel”) with respect to such determination, in accordance with the Exchange’s rules and, pursuant to such request by the Company to appeal, the delisting of the Company’s securities and the Form 25 Notification of Delisting filing was stayed pending the Panel’s decision.

On March 9, 2021, the Exchange notified the Company that the Panel had determined to continue the listing of the Company on the Exchange. Notwithstanding the Panel’s determination to continue the listing of the Company’s securities on the Exchange, the Panel issued a public reprimand letter to the Company, pursuant to Listing Rule 5815(c)(1)(D), based on its finding “that the Company failed to meet the initial listing criteria with respect to stockholders’ equity and failed to provide Nasdaq with material information with respect to that deficiency.” Specifically, the Panel found that the Company failed to comply with Listing Rule 5250(a)(1), requiring it to notify Nasdaq of certain significant developments that led to the Company’s prior representations about its ability to satisfy the initial listing requirements being inaccurate. In reaching its determination to continue the listing of the Company on Nasdaq, the Panel acknowledged that the Company has since demonstrated compliance with the initial listing requirement for stockholders’ equity and all other applicable initial listing requirements. The Panel also determined that the violations were inadvertent and that the Company had relied on advice of counsel at the time in its interactions with the Nasdaq staff (“Staff”). The Panel also acknowledged the Company’s efforts to implement structural changes within the Company to avoid similar misstatements in the future and that would allow for proper accounting and disclosure on an ongoing basis.

On March 1, 2022, the Company received a letter (the “Letter”) from the staff of The Exchange notifying the Company that the Exchange has determined to delist the Company’s common stock from the Exchange based on the Company’s Market Value of Listed Securities for the 30-consecutive day period between January 15, 2022 and February 25, 2022 falling short of the requirements under Listing Rule 5550(b)(2) (the “Rule”). Although a 180-day period is typically allowed for an issuer to regain compliance, the Company is not eligible to use such compliance period, as the Exchange had instituted a Panel Monitor through March 9, 2022.

The Company pursued an appeal to the Panel of such determination, in accordance with the Exchange’s rules and, pursuant to such request by the Company to appeal, the delisting of the Company’s securities and the Form 25 Notification of Delisting filing was stayed pending the Panel’s decision.

On April 22, 2022, the Exchange notified the Company that the Panel has determined to continue the listing of the Company on the Exchange, subject to the following conditions: (i) on or before May 16, 2022, the Company will file its Quarterly Report on Form 10-Q for the period ended March 31, 2022 demonstrating compliance with Nasdaq Listing Rule 550(b)(1) requiring shareholders’ equity of $2.5 million and (ii) on or before August 29, 2022, the Company will file a Form 8-K documenting the successful completion of any fund-raising activity that has taken place since April 14, 2022 and the Company’s long-term compliance with the continued listing requirements of The Nasdaq Capital Market.

The Panel has advised that August 29, 2022 represents the full extent of the Panel’s discretion to grant continued listing during the time the Company is non-compliant and should the Company fail to demonstrate compliance by such date, the Panel will issue a final delist determination and the Company will be suspended from trading on the Exchange.

Registered Direct Offering

On March 7, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with thirteen accredited investors resulting in the raise of $2,659,750 in gross proceeds to the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell in a registered direct offering an aggregate of 1,519,857 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) together with warrants to purchase an aggregate of 1,519,857 shares of Common Stock (the “Warrants”) at an exercise price of $1.75 per share (collectively, the “Registered Direct Offering”). The warrants are immediately exercisable and will expire on March 9, 2027.

The Registered Direct Offering closed on March 9, 2022. Gross proceeds to the Company from the Registered Direct Offering were $2,659,750, before deducting offering expenses, which will be used for general corporate purposes, including working capital.

The shares of Common Stock were offered and sold by the Company pursuant to a prospectus supplement filed with the SEC, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was filed with the SEC on November 25, 2020 and subsequently declared effective on April 23, 2021 (File No. 333-250982).

Private Placement Financing

On March 1, 2022, the Company entered into securities purchase agreements with twenty-eight (28) accredited investors whereby, at the closing, such investors purchased from the Company an aggregate of (i) 1,401,457 shares of the Company’s common stock, par value $0.001 per share and (ii) 1,401,457 warrants to purchase shares of common stock, for an aggregate purchase price of $2,452,550 (the “Private Placement Financing”). Such warrants are exercisable for a term of five-years from the date of issuance, at an exercise price of $1.75 per share, and provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of common stock. The Benchmark Company, LLC acted as exclusive financial advisor for the Company in connection with the Private Placement Financing and is entitled to receive 125,000 shares of common stock as compensation for its services. The closing of the Private Placement Financing occurred on March 1, 2022.

Board of Directors and Management

Appointment of New Directors

On February 17, 2022, the Board of Directors (the “Board”) of the Company appointed Joanna Bloor, Brad Justus, and Lorraine Hendrickson to serve as members of the Board. Ms. Bloor has been nominated to, and will serve as, chair of the Compensation Committee, and to be a member of the Audit Committee and Nominating & Corporate Governance Committee. Mr. Justus has been nominated, and will serve as, chair of the Nominating & Corporate Governance Committee, and to be a member of the Compensation Committee and Audit Committee. Ms. Hendrickson has been nominated to, and will serve as, chair of the Audit Committee and to be a member of the Compensation and Nominating & Corporate Governance Committee.

Departure of Directors

On July 16, 2021, Mark Patterson notified the Board of the Company of his resignation from the Board, effective July 31, 2021. Such resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

February 17, 2022, the Board received notice that effective immediately, Mark Standish resigned as Chair of the Board, Chair of the Audit Committee and as a member of the Compensation Committee and Nominating & Corporate Governance Committee; Leonard Schiller resigned as member of the Board, Chair of the Compensation Committee and as a member of the Audit Committee and Nominating & Corporate Governance Committee; and LaBrena Martin resigned as a member of the Board, Chair of the Nominating & Corporate Governance Committee and as a member of the Audit Committee and Compensation Committee. Such resignations are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Management Restructuring

On August 13, 2021, the Board approved the restructuring of the Company’s senior management team to be comprised of two Co-Chief Executive Officers and appointed Jeremy Frommer and Laurie Weisberg to such positions (the “First Restructuring”). Additionally, Justin Maury was appointed Chief Operating Officer and retains his position as President. Prior to the First Restructuring, Mr. Frommer served as the Company’s Chief Executive Officer and Ms. Weisberg served as the Company’s Chief Operating Officer. Mr. Frommer and Ms. Weisberg continue to serve as members of the Board. The Restructuring did not impact the role or functions of the Company’s Chief Financial Officer, Chelsea Pullano.

On February 17, 2022, the Board of the Company approved the restructuring of the Company’s senior management team to eliminate the Co-Chief Executive Officer role, appointing Jeremy Frommer as Executive Chairman and Founder, and appointing Laurie Weisberg as Chief Executive Officer (the “Second Restructuring”). Prior to the Second Restructuring, Mr. Frommer and Ms. Weisberg served as the Company’s co-Chief Executive Officers and Ms. Weisberg served as the Company’s Chief Operating Officer. The Second Restructuring does not impact the role or functions of the Company’s Chief Financial Officer, Chelsea Pullano, or the role or functions of the Company’s President and Chief Operating Officer, Justin Maury.

Plant Camp LLC Purchase

On June 4, 2021, the Company, through its wholly owned subsidiary, Creatd Partners, LLC, a Delaware limited liability company (the “Purchaser”), entered into a Membership Interest Purchase Agreement (the “MIPA”) with Angela Hein and Heidi Brown (the “Sellers”), pursuant to which the Purchaser acquired 841,005 common units of Plant Camp LLC, a Delaware limited liability company (“Plant Camp”) from the Sellers, resulting in the Purchaser owning 89% of the issued and outstanding equity of Plant Camp.

Simultaneous with the execution of the MIPA, and having met all conditions precedent in the MIPA, the parties to the MIPA consummated the closing of the transactions contemplated by the MIPA (the “Closing”). At the Closing, the Purchaser acquired a majority interest in Plant Camp in exchange for a cash payment to the Sellers of $300,000. The MIPA contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

On the Closing Date, the Amended and Restated Liability Company Operating Agreement of Plant Camp was amended and restated (the “Second A&R Operating Agreement”) to reflect the purchase and sale of the Membership Interests pursuant to the MIPA.

Underwritten Public Offering

On June 17, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company LLC (“Benchmark” or the “Underwriter”), pursuant to which we agreed to sell to the Underwriter in a firm commitment underwritten public offering (the “Offering”) an aggregate of 750,000 shares of the Company’s common stock, par value $0.001 per share, at a public offering price of $3.40 per share. The Company also granted the Underwriter a 30-day option to purchase up to an additional 112,500 shares of common stock to cover over-allotments, if any. The Offering closed on June 21, 2021.

Benchmark acted as sole bookrunner for the Offering. The Offering was made pursuant to a prospectus supplement dated June 17, 2021, and a base prospectus dated April 23, 2021, which is part of a registration statement on Form S-3 (File No. 333-250982) that was filed with the SEC on November 25, 2020, as amended on April 9, 2021, and declared effective by the Commission on April 23, 2021. The Underwriter received a discount in the amount of 7% of the aggregate gross proceeds received by the Company in connection with the Offering, warrants equal to 5% of the total of all shares issued in the Public Offering, including overallotment shares, exercisable six months from the date of issuance, at the price of $4.08, for a period of five years (the “Underwriter Warrants”), and reimbursement of certain expenses.

The Underwriting Agreement included customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions. Additionally, under the terms of the Underwriting Agreement, we have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

WHE Agency Transaction

On July 20, 2021, the Company entered into, through its wholly owned subsidiary, Creatd Partners, LLC (“Creatd Partners”), a Stock Purchase Agreement (the “Purchase Agreement”) with individuals named therein (collectively, the “Sellers”), pursuant to which Creatd Partners acquired from the Sellers, subject to the terms and conditions of the Purchase Agreement and other related agreements (the “Transaction Documents”) 1,158,000 shares of common stock of WHE Agency, Inc. (“WHE Agency”), a talent management and public relations agency that primarily focuses on representation and management of family and lifestyle-focused influencers and digital creators. The equity interest acquired in the Transaction (as defined below) along with the Voting Agreements described below equals fifty-five (55%) of the voting power and forty-four (44%) of the ownership of WHE Agency’s issued and outstanding shares, determined on a fully diluted basis post-transaction.

Pursuant to the Purchase Agreement, the Sellers sold, transferred, assigned, conveyed and delivered to Creatd Partners their respective issued and outstanding shares of common stock in WHE Agency (the “Transaction”). The aggregate closing consideration of the Transaction is $1,038,271, which consists of a combination of cash, in the amount of $144,750 (“Cash Consideration”), and the remaining $893,521 issued to the Sellers in the form of 224,503 shares of the Company’s restricted common stock (“Closing Share Consideration”).

The Transaction closed on July 23, 2021 (the “Closing”). At the Closing, Sellers received their respective portion of the aggregate closing consideration in the form of a combination of Cash Consideration and Closing Share Consideration, except for 5% of the total Closing Share Consideration that will be subject to a twelve (12) month Indemnification Holdback Period.

The 224,503 shares of the Company’s common stock, par value $0.001 per share, were issued as part of the Closing Share Consideration (the “Shares”) to the Sellers are “restricted securities,” as defined in Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Act”), and accordingly the Shares may not be resold by the Sellers without registration under the Act or an available exemption from registration. Under the Purchase Agreement, the Company will be obligated to file with the SEC within ten business days after the Closing, a registration statement on Form S-1 or Form S-3 registering the resale of the Shares by the Sellers under the Act to cover the resale of the Shares issued to the Sellers.

The Purchase Agreement contain representations and warranties made by and to the parties thereto as of specific dates. The Purchase Agreement includes customary representations, warranties and covenants of the Company, Sellers and WHE Agency. The representations and warranties made by each party were made solely for the benefit of the other parties and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Purchase Agreement if those statements prove to be inaccurate; (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other party in disclosure schedules to the Purchase Agreement, and (iii) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

In connection with entering into the Purchase Agreement, Creatd Partners entered into a certain Voting Agreement and Proxy (the “Voting Agreement”) with certain beneficial owners that collectively own 11% percent of WHE Agency’s issued and outstanding restricted common stock (“Restricted Stockholders”). Through the Voting Agreements entered into with the Restricted Stockholders, Creatd Partners effectively controls 55% of the total voting power of the Company in the aggregate. The Voting Agreements generally require that the stockholders who are party to the Voting Agreements vote or cause to be voted their WHE Agency shares, and execute and deliver written consents and otherwise exercise all voting and other rights with respect to the WHE Agency shares at the direction of Creatd Partners. In addition, in connection with the Voting Agreements, the Restricted Stockholders delivered irrevocable proxies to Creatd Partners. The Voting Agreements terminate upon the twenty-year anniversary of executing the Voting Agreements.

May 2021 Financing

On May 14, 2021 (the “Effective Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with three accredited investors (the “Investors”), whereby, at the closing, the Investors have agreed to purchase from the Company (i) convertible notes in the aggregate principal amount of $4,666,668 (the “Notes”), inclusive of original issuance discount, and (ii) 1,090,908 warrants (the “Warrants”) to purchase shares of the Company’s common stock. The Notes have a maturity date of November 14, 2022, with monthly installment payments due beginning six months from the date of issuance of the Notes. The Notes do not bear interest except in connection with a default, as described in the Notes. The Notes are convertible into shares of Common Stock at a fixed price of $5.00 per share, subject to adjustment as set forth in the Notes. The Company received $4.0 million of gross proceeds from the sale of the Notes and the Warrants, reflecting an original issuance discount on the Notes of $666,669.

The Warrants are exercisable for a term of five years from the date of issuance, at an exercise price of $4.50 per share.

Pursuant to the Purchase Agreement, on May 12, 2022, the Company filed with the SEC a registration statement covering the resale of the shares of Common Stock underlying the Notes and Warrants.

In connection with the Purchase Agreement, the Company entered into that certain Security Agreement, granting a security interest in favor of Lind Global Macro Fund, LP as agent for the Investors (“Security Agreement”); and that certain Trademark Security Agreement, granting a security interest in certain trademark collateral in favor of Lind Global Macro Fund, LP as agent for the Investors (the “Trademark Security Agreement”).

The closing of the Purchase Agreement occurred on May 17, 2021.

Our Corporate History

Creatd, Inc., formerly Jerrick Media Holdings, Inc. (“we,” “us,” the “Company,” or “Creatd”), is a technology company focused on the development of digital communities, marketing branded digital content, and e-commerce opportunities. Creatd’s content distribution platform, Vocal, delivers a robust long-form, digital publishing platform organized into highly engaged niche-communities capable of hosting all forms of rich media content. Through Creatd’s proprietary algorithm dynamics, Vocal enhances the visibility of content and maximizes viewership, providing advertisers access to target markets that most closely match their interests.

The Company was originally incorporated under the laws of the State of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 to Great Plains Holdings, Inc. (“GTPH”) as part of its plan to diversify its business.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, pursuant to the Merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 475,000 shares of GTPH’s common stock. In connection therewith, GTPH acquired 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 13,030 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

On September 11, 2019, the Company acquired 100% of the membership interests of Seller’s Choice, LLC, a New Jersey limited liability company (“Seller’s Choice”). Seller’s Choice is digital e-commerce agency based in New Jersey (see Note 4).

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change our name to “Creatd, Inc.”, which became effective on September 10, 2020.

SUMMARY OF THE OFFERING

Subscription Rights

We are distributing, at no charge, non-transferable subscription rights to (i) holders of common stock as of the record date of 5:00 p.m. (Eastern time) on  July 29, 2022; (ii) holders of Series E Preferred Stock convertible into a total of 121,359 shares of common stock (the “Preferred Shares”); (iii) holders of warrants to purchase a total of 12,607,661 shares of common stock (the “Eligible Warrants”); and (iv) holders of options to purchase a total of 4,410,766 shares of common stock (the “Eligible Options”), who we refer to collectively as “rights holders” or “you.” Rights holders will receive two subscription rights for every share of common stock and every share of common stock issuable upon conversion or exercise of the Preferred Shares, Eligible Warrants and Eligible Options held as of the record date.

The Eligible Warrants include:

●	warrants issued on June 16, 2017, to purchase 203 shares of common stock at an exercise price of $12.00 per share;

●	warrants issued between October 12, 2017, and November 8, 2018, to purchase a total of 27,500 shares of common stock at an exercise price of $12.00 per share;

●	warrants issued between January 9, 2018, and February 8, 2018, to purchase a total of 11,941 shares of common stock at an exercise price of $12.00 per share;

●	warrants issued on March 14, 2018, purchase 1,667 shares of common stock at an exercise price of $12.00 per share;

●	warrants issued between June 11, 2018, and July 3, 2018, to purchase a total of 3,500 shares of common stock at an exercise price of $12.00 per share;

●	warrants issued between August 30, 2018, and September 25, 2018, to purchase a total of 24,234 shares of common stock at an exercise price of $18.00 per share;

●	warrants issued between August 31, 2018, and January 25, 2019, to purchase a total of 223,371 shares of common stock at an exercise price of $1.75 per share;

●	warrants issued between February 20, 2019, and May 15, 2019, to purchase a total of 44,468 shares of common stock at an exercise price of $18.00 per share;

●	warrants issued between April 12, 2019 and September 26, 2019, to purchase a total of 11,241 shares of common stock at an exercise price of $18.00 per share;

●	warrants issued between July 26, 2019, to July 30, 2020, to purchase a total of 597 shares of common stock at an exercise price of $18.00 per share;

●	warrants issued on February 11, 2020, to purchase a total of 6,667 shares of common stock at an exercise price of $1.75 per share;

●	warrants issued on June 19, 2020, to purchase a total of 49,603 shares of common stock at an exercise price of $12.00 per share;

●	warrants issued between July 29, 2020, to September 9, 2020, to purchase a total of 26,669 shares of common stock at an exercise price of $4.50 per share;

●	warrants issued on December 31, 2020, to purchase a total of 471,953 shares of common stock at an exercise price of $5.15 per share;

●	warrants issued on December 31, 2020, to purchase a total of 1,103,397 shares of common stock at an exercise price of $4.50 per share;

●	warrants issued on May 14, 2021, to purchase a total of 970,908 shares of common stock at an exercise price of $4.50 per share;

●	warrants issued on June 16, 2021, to purchase a total of 46,667 shares of common stock at an exercise price of $4.08 per share;

●	warrants issued on June 21, 2021, to purchase a total of 37,500 shares of common stock at an exercise price of $5.40 per share;

●	warrants issued on October 27, 2021, to purchase a total of 42,500 shares of common stock at an exercise price of $5.40 per share;

●	warrants issued on March 1, 2022, to purchase a total of 1,401,457 shares of common stock at an exercise price of $1.75 per share;

●	warrants issued on March 9, 2022, to purchase a total of 1,519,857 shares of common stock at an exercise price of $1.75 per share;

●	warrants issued on February 25, 2020, to purchase a total of 41,665 shares of common stock at an exercise price of $15.00 per share;

●	warrants issued on May 31, 2019, to purchase a total of 50 shares of common stock at an exercise price of $12.00 per share;

●	warrants issued on September 15, 2020, to purchase a total of 2,542,500 shares of common stock at an exercise price of $4.50 per share;

●	warrants issued on May 31, 2022, to purchase a total of 2,000,000 shares of common stock at an exercise price of $3.00 per share;

●	warrants issued on May 31, 2022, to purchase a total of 2,000,000 shares of common stock at an exercise price of $6.00 per share;

The Eligible Options include:

●	options issued between June 28, 2017 and August 28, 2017, to purchase 2,499 shares of common stock at exercise prices from $9.60 to $18.00 per share;

●	options issued on October 21, 2019, to purchase 9,664 shares of common stock at exercise prices from $7.20 to $13.20 per share;

●	options issued on July 29, 2020, to purchase 391,853 shares of common stock at an exercise price of $8.55 per share;

●	options issued between February 4, 2021 and December 31, 2021, to purchase 347,762 shares of common stock at exercise prices from $2.09 to $14.20 per share;

●	options issued on February 19, 2021 to purchase 1,473,000 shares of common stock at an exercise price of $5.65 per share;

●	options issued on October 28, 2021 to purchase 540,000 shares of common stock at an exercise price of $5.00 per share;

●	options issued on April 5, 2022 to purchase 360,000 shares of common stock at an exercise price of $1.75 per share.

●	options issued between June 1, 2022 and June 3, 2022, to purchase 1,580,000 shares of common stock at exercise prices from $1.10 to $1.90 per share;

Your subscription rights will consist of:

●	your basic right, which will entitle you to purchase a number of units equal to (i) the number of shares of common stock you held as of the record date and (ii) the number of shares of common stock issuable upon conversion or exercise of the Preferred Shares, Eligible Warrants and/or Eligible Options you held as of the record date; and

●	your over-subscription privilege, which will be exercisable only if you exercise your basic right in full and will entitle you to purchase additional units for which other rights holders do not subscribe, subject to pro rata allocation of those additional units to participating rights holders in proportion to the product (rounded down to the nearest whole number so that the aggregate number of units does not exceed the aggregate number offered) obtained by multiplying the number of units such rights holder subscribed for pursuant to the over-subscription privilege by a fraction (A) the numerator of which is the number of unsubscribed units and (B) the denominator of which is the total number of units sought to be subscribed for pursuant to the over-subscription privilege by all rights holders participating in such over-subscription.

All units are being offered and sold at a subscription price of $2.00 per unit.

Units

Each unit will consist of:

●	one share of common stock;

●	a Series A redeemable warrant exercisable to acquire one share of common stock at an exercise price of $3; and

●	a Series B warrant exercisable to acquire one share of common stock at an exercise price of $6.

The shares of common stock, Series A warrant and Series B warrant comprising a unit may only be purchased as a unit, but will be issued separately.

The Series A warrants and Series B warrants will be exercisable commencing on their date of issuance and expiring on August 26, 2027, or are redeemed. They will be exercisable for cash or, solely during any period when a registration statement covering the issuance of the shares of common stock subject to the Series A warrants and Series B warrants is not in effect, on a cashless basis.

Exercise of Subscription Rights

Subscription rights, consisting of basic rights and over-subscription privileges, may be exercised at any time during the subscription period, which commences on August 8, 2022 and expires at 5:00 p.m. (Eastern time) on August 22, 2022, or the expiration date, unless we extend or terminate this offering. Once made, all exercises of subscription rights are irrevocable.

We may extend this offering for one or more additional periods in our sole discretion not to exceed 45 days from the initial expiration date. We will announce any extension in a press release issued no later than 9:00 a.m. (Eastern time) on the business day after the most recently announced expiration date.

Subscription rights may only be exercised in aggregate for whole numbers of units. Only whole numbers of shares of common stock, Series A warrants and Series B warrants exercisable for whole numbers of shares will be issuable to you in this offering; any right to a fractional share to which you would otherwise be entitled will be terminated, without consideration to you.

Transferability

Subscription Rights. The subscription rights are evidenced by a subscription certificate and are non-transferable.

Units. Shares of common stock, Series A warrants and Series B warrants comprising the units will be issued separately. Units will not be issued as a separate security and will not be transferable.

Common Stock. Shares of common stock included in units will be separately transferable following their issuance. All of the shares issued in this offering are expected to be listed on The Nasdaq Capital Market.

Series A warrants and Series B warrants (together, the “redeemable warrants”). The redeemable warrants will be separately transferable following their issuance and through August 26, 2027. We are applying to list the redeemable warrants for trading on The Nasdaq Capital Market or BOX Exchange, LLC. We may not be able to meet the listing standards of The Nasdaq Capital Market or BOX Exchange, LLC with respect to the redeemable warrants. If we do not meet such required listing standards, we will use our commercially reasonable efforts to list the redeemable warrants on tZERO or another suitable securities exchange or recognized trading system.

Use of Proceeds

Assuming this offering is fully subscribed, we estimate our net proceeds from the offering will total approximately $36.5 million, after deducting the dealer-manager fee of RHK Noble, as dealer-manager, and our other estimated offering expenses. We intend to use the net proceeds for sales and marketing and general working capital purposes. See “Use of Proceeds.”

Subscription Information

In order to obtain subscription information, you should contact:

●	D.F. King & Co., Inc. which will act as the information agent in connection with this offering, by telephone at (212) 269-5550 (bankers and brokers) or (877) 283-0323 (all others) or by email at creatd@dfking.com; or

●	your broker-dealer, trust company or other nominee (including any mobile investment platform) where your subscription rights are held.

Subscription Procedures

In order to exercise your subscription rights, including your over-subscription privilege, you should:

●	deliver a completed subscription certificate and the required payment to Continental Stock Transfer & Trust, the subscription agent for this offering, by the expiration date, or

●	if your shares of common stock are held in an account with a broker-dealer, trust company, bank or other nominee (including any mobile investment platform) that qualifies as an Eligible Guarantor Institution under Rule 17Ad-15 under the Securities Exchange Act of 1934, have your Eligible Guarantor Institution deliver a notice of guaranteed delivery to the subscription agent by the expiration date.

If you cannot deliver your completed subscription certificate to the subscription agent prior to the expiration for the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Methods for Exercising Subscription Rights—Guaranteed Delivery Procedures.”

Placement Period

If this offering is not fully subscribed following the expiration date of the offering, the dealer-manager has agreed to use its commercially reasonable efforts to place any unsubscribed units at the subscription price for an additional period of up to 45 days. The number of units that may be sold by us during this period will depend upon the number of units that are subscribed for pursuant to the exercise of subscription rights by our shareholders and other rights holders. No assurance can be given that any unsubscribed units will be sold during this period.

Important Dates

Set forth below are important dates for this offering, which generally are subject to extension:

Record date	July 29, 2022
Commencement date	August 8, 2022
Expiration date	August 22, 2022
Deadline for delivery of subscription certificates and payment of subscription prices	August 22, 2022
Deadline for delivery of notices of guaranteed delivery	August 22, 2022
Deadline for delivery of subscription certificates and payment of subscription prices pursuant to notices of guaranteed delivery	August 26, 2022

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information contained in this prospectus, before making an investment decision with respect to our securities. The occurrence of any of the following risks or those incorporated by reference, or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of common stock, the trading price of Series A warrants and the trading price of Series B warrants, if any, could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below and those incorporated by reference.

This offering may cause the price of common stock to decline, and the price may not recover for a substantial period of time, or at all.

The subscription price of units in this offering, together with the number of shares of common stock we propose to issue and ultimately will issue in the offering (including the number of additional shares of common stock we propose to issue and ultimately will issue upon exercise of Series A warrants and/or Series B warrants), may result in an immediate decrease in the market value of the common stock. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Series A warrants and the Series B warrants will have on the market price of common stock from time to time. If the market price of common stock falls, you may have irrevocably committed to buy shares of common stock in this offering at an effective price per share greater than the prevailing market price. Further, if a substantial number of subscription rights are exercised and the exercising rights holders choose to sell some or all of the shares purchased either directly or upon Series A warrant or Series B warrant exercises, the resulting sales could depress the market price of common stock. We cannot assure you that the market price of common stock will not decline prior to the expiration of this offering or that, after shares of common stock are issued upon exercise of subscription rights, you will be able to sell shares of common stock purchased in the offering at a price greater than or equal to the effective price paid in the offering.

The subscription price determined for this offering may not be indicative of the fair value of common stock.

The subscription price was set by management and approved by our board of directors, and you should not consider the subscription price as an indication of the fair value of common stock. The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, earnings/losses, financial condition or any other established criteria for fair value. The market price of common stock could decline during or after this offering, and you may not be able to sell shares of common stock purchased in the offering, including shares of common stock issuable upon the exercise of Series A warrants and Series B warrants, at a price equal to or greater than the effective price paid in the offering, or at all.

Your interest in our company may be diluted as a result of this offering.

If you do not fully exercise your basic rights, you will, at the completion of this offering, own a smaller proportional interest in our company on a fully diluted basis than would have been the case if you had fully exercised your basic rights. Based on shares outstanding as of July 7, 2022, after giving effect to this offering (assuming the offering is fully subscribed and the redeemable warrants issued in the offering are exercised in full), we would have 80,244,798 shares of common stock outstanding, representing an increase in outstanding shares of 296%.

The subscription rights are non-transferable.

You cannot transfer or sell your subscription rights to anyone else. We therefore do not intend to list the subscription rights on any securities exchange or include them in any automated quotation system and there will be no market for the subscription rights.

Holders of Series A warrants and Series B warrants issued in this offering will have no rights as holders of common stock until they exercise their Series A warrants and/or Series B warrants and acquire common stock.

Until holders of Series A warrants and Series B warrants issued in this offering acquire shares of common stock upon exercise of such redeemable warrants, they will have no rights with respect to the shares of common stock underlying such redeemable warrants. Upon exercise of the redeemable warrants, the holders thereof will be entitled to exercise the rights of holders of common stock only as to matters for which the record date occurs after the warrant exercise date.

We may be unable to list the Series A warrants and/or Series B warrants on Nasdaq or or BOX Exchange, LLC, which would significantly limit your ability to resell your Series A warrants and Series B warrants.

There is no established trading market for the Series A warrants and Series B warrants to be issued pursuant to this offering, and such Series A warrants and Series B warrants may not be widely distributed. Although we are applying to list the Series A warrants and Series B warrants for trading on The Nasdaq Capital Market or BOX Exchange, LLC, we may not be able to meet the applicable listing standards for reasons that are outside of our control. Satisfaction of those listing requirements depends upon the extent to which rights holders elect to purchase units in this offering. We cannot assure you that we will meet these, or other, listing standards of The Nasdaq Capital Market or BOX Exchange, LLC with respect to the Series A warrants and Series B warrants. If we do not meet such required listing standards, we will use our commercially reasonable efforts to list the Series A warrants and Series B warrants on tZERO or another suitable securities exchange or recognized trading system.

Even if a market for the Series A warrants and Series B warrants does develop, the price of the Series A warrants and Series B warrants may fluctuate and liquidity may be limited. Holders of Series A warrants and Series B warrants may be unable to resell their Series A warrants and Series B warrants at a favorable price, or at all.

The market price of common stock may never exceed the exercise price of the Series A warrants and Series B warrants.

The Series A warrants and Series B warrants will be exercisable commencing on their date of issuance and expiring on August 26, 2027, or upon redemption. The market price of common stock may never exceed the exercise price of the Series A warrants and/or Series B warrants prior to their date of expiration. Any Series A warrants and/or Series B warrants not exercised by their date of expiration will expire without residual value to holders.

During the period immediately following the expiration of this offering, you may not be able to resell any shares of common stock that you purchase in the offering or upon exercise of your Series A warrants and Series B warrants.

If you exercise your subscription rights, you may not be able to resell shares of common stock purchased by exercising your subscription rights, or shares of common stock issued to you upon exercise of your Series A warrants and Series B warrants, until you (or your broker or other nominee) have received a stock certificate or book-entry representing those shares. Although we will endeavor to issue the appropriate certificates and book entries promptly, there may be some delay between the expiration date of this offering, or the exercise date of your Series A warrants and Series B warrants, and the time that we issue the new stock certificates and book entries.

In addition, to the extent you are an affiliate, as defined in Rule 144 under the Securities Act, the resale of shares of common stock, Series A warrants, or Series B warrants by you will be subject to certain restrictions, including volume limitations.

We may have broad discretion in the use of a significant portion of the net proceeds from this offering and may not use those net proceeds effectively.

We intend to use the net proceeds for sales and marketing and general working capital purposes. We cannot specify with any certainty the particular uses of the net proceeds, if any, that we receive from this offering. Our management will have broad discretion in the application of those additional net proceeds, and we may spend or invest those net proceeds in a way with which shareholders disagree. The failure by management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds in a manner that does not produce income or that loses value.

If we terminate this offering, neither we nor the subscription agent will have any obligation to you except to promptly return your subscription payments.

We may terminate this offering at any time. If we do, neither we nor the subscription agent will have any obligation to you with respect to subscription rights that you have exercised, other than to promptly return, without interest or deduction, the subscription payment you delivered to the subscription agent.

If you do not act on a timely basis and follow subscription instructions, your exercise of subscription rights may be rejected.

Holders of common stock and holders of Preferred Shares, Eligible Warrants and/or Eligible Options who desire to purchase units in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m. (Eastern time) on the expiration date, unless this offering is extended. If you are a beneficial owner of shares of common stock and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, custodian bank or other nominee (including any mobile investment platform) acts for you and that all required forms and payments are actually received by your broker, custodian bank or other nominee (including any mobile investment platform) in sufficient time to deliver such forms and payments to the subscription agent in order to exercise your subscription rights by 5:00 p.m. (Eastern time) on the expiration date, unless extended. We will not be responsible if your broker, custodian or nominee (including any mobile investment platform) fails to ensure that all required forms and payments are actually received by the subscription agent in a timely manner.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of rights, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we or the subscription agent under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you pay the subscription price by uncertified check, your check may not clear in sufficient time to enable you to exercise your subscription rights.

Any uncertified check used to pay for the subscription price in this offering must clear prior to the expiration date of this offering. The clearing process may require five or more business days. If you choose to pay the subscription price, in whole or in part, by uncertified check and your check does not clear prior to the expiration date of this offering, you will not have satisfied the conditions to exercise your rights and you will not receive the units you wish to purchase.

You may not receive all of the units for which you subscribe under the over-subscription privilege.

Rights holders who fully exercise their basic rights will have the right, pursuant to their over-subscription privileges, to purchase additional units to the extent other rights holders do not exercise their basic rights in full. Over-subscription privileges will be allocated pro rata among rights holders who over-subscribe, based on the number of over-subscription units for which the rights holders have subscribed. We cannot guarantee that you will receive all, or a significant portion, of the units for which you subscribe pursuant to your over-subscription privilege.

If the number of units allocated to you is less than your subscription request, the excess funds held by the subscription agent on your behalf will be promptly returned to you, without interest or deduction, after this offering has expired, and we will have no further obligations to you.

Your receipt of subscription rights may be treated as a taxable dividend to you.

The distribution of subscription rights in this offering should be a non-taxable stock dividend under Section 305(a) of the Internal Revenue Code of 1986. This position is not binding on the Internal Revenue Service or the courts, however. If this offering is part of a “disproportionate distribution” under Section 305 of the Internal Revenue Code,  your receipt of subscription rights may be treated as the receipt of a distribution equal to the fair market value of the rights. Any such distribution treated as a disproportionate distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of basis to the extent thereof and then as capital gain. See “Material U.S. Federal Income Tax Considerations.”

The dealer-manager is not underwriting this offering, but may act as a placement agent of the units underlying the subscription rights.

If this offering is not fully subscribed following the expiration date of the offering, RHK Noble, as the dealer-manager for this offering, has agreed to use its commercially reasonable efforts to place any unsubscribed units at the subscription price for an additional period of up to 45 days. The number of units that may be sold by us during this period will depend upon the number of units that are subscribed for pursuant to the exercise of subscription rights by our shareholders and other rights holders. No assurance can be given that any unsubscribed units will be sold during this period. RHK Noble is not an underwriter of the subscription rights or the units issuable upon exercise of the basic rights or over-subscription privilege. Under our agreement with the dealer-manager, RHK Noble is providing marketing assistance and advice to us in connection with this offering. Its services to us in this connection cannot be construed as any assurance that this offering will be successful.

Because we do not have a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering, the net proceeds we receive from the offering may be less than we intend.

We have currently not entered into any standby purchase agreement, backstop commitment or similar arrangement in connection with this offering. We therefore cannot assure you that any of our shareholders will exercise all or any part of their subscription rights. If rights holders subscribe for fewer units than anticipated, the net proceeds we receive from this offering could be significantly reduced. Regardless of whether this offering is fully subscribed or we do enter into a standby purchase agreement, backstop commitment or similar arrangement, we may need to raise additional capital in the future.

We may in the future enter into a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering if we are able to negotiate commercially reasonable terms with a standby purchaser or backstop purchaser. We cannot assure you that such an arrangement will be available on commercially reasonable terms and if we are unable to negotiate commercially reasonable terms for a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering we would not enter into such an arrangement. In the event we enter into a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering we will file a Current Report on Form 8-K with a summary of the terms of such arrangement.

We do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Because the Series A warrants and Series B warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any then-unexercised Series A warrants and Series B redeemable warrants are executory contracts subject to rejection by us with the approval of a bankruptcy court. As a result, even if we have sufficient funds, holders may not be entitled to receive any consideration for their Series A warrants and Series B warrants or may receive an amount less than they would be entitled to if they had exercised their Series A warrants and/or Series B warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Each of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that the Eighth Judicial District Court of Clark County, Nevada will be the sole and exclusive forum for certain disputes which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or agents.

Each of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (ii) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Company’s Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, each of our Second Amended Articles of Incorporation and our Amended and Restated Bylaws contain a federal forum provision which provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company are deemed to have notice of and consented to this provision. As this provision applies to Securities Act claims, there may be uncertainty whether a court would enforce such a provision.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Alternatively, if a court were to find our choice of forum provisions contained in either our Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or the Securities Act, Section 21E of the Securities Exchange Act of 1934 or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that reflect our current views with respect to future events and financial performance, and all statements other than statements of historical fact are statements that are, or could be, deemed forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” or the negative of these terms, and other similar phrases. All statements contained in this prospectus and any prospectus supplement regarding future financial position, sales, costs, earnings, losses, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements.

You should not place undue reliance on our forward-looking statements because they are not guarantees of future performance or expectations, and involve risks and uncertainties. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

The forward-looking statements contained in this prospectus are set forth principally in “Risk Factors” above, and in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections in our 2021 Annual Report and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and other sections in our Latest Form 10-Q. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Please consider our forward-looking statements in light of these risks as you read this prospectus.

QUESTIONS AND ANSWERS RELATING TO THIS OFFERING

The following are examples of what we anticipate will be common questions about this offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this offering. This prospectus, including the documents we incorporate by reference, contains more detailed descriptions of the terms and conditions of this offering and provides additional information about our company and our business, including potential risks related to our business, the offering and common stock.

What is the rights offering?

We are issuing to each holder of common stock as of the record date and each holder of the Preferred Shares, Eligible Warrants and/or Eligible Options as of the record date, who we refer to as a rights holder or you, two non-transferable subscription rights for each share of common stock then owned or issuable upon conversion or exercise by the holder. Each basic right entitles the holder to purchase one unit at a subscription price of $2.00, which we refer to as the subscription price. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to receive basic rights, provided that such basic rights may only be exercised in aggregate for whole numbers of units.

What securities comprise the units?

Each unit will consist of 1 share of common stock, a Series A warrant exercisable for one share of common stock, and a Series B warrant exercisable for one share of common stock at a price of $2.00 per unit. Shares of common stock, Series A warrants and Series B warrants comprising a unit may only be purchased as a unit, but will be issued separately. Subscription rights will not be transferrable. The subscription rights may only be exercised in aggregate for whole numbers of units.

What are the terms of the redeemable warrants included in the units?

For each unit you purchase, you will be entitled to receive a Series A warrant exercisable to acquire one share of common stock at an exercise price of $3, and a Series B warrant exercisable to acquire one share of common stock at an exercise price of $6. Each warrant will expire on August 26, 2027, and will be exercisable for cash or, solely during any period when a registration statement covering the issuance of the shares of common stock subject to the Series A warrants and Series B warrants is not in effect, on a cashless basis. Each redeemable warrant is exercisable commencing upon issuance and expire on August 26, 2027. The Series A warrants and Series B warrants will be issued in registered forms under warrant agreements with Pacific Stock Transfer as warrant agent.

Will the redeemable warrants be listed?

We are applying to list the Series A warrants and Series B warrants for trading on The Nasdaq Capital Market or BOX Exchange, LLC, but we may not be able to meet the applicable listing standards. We cannot assure you that we will meet the listing standards of Nasdaq with respect to the Series A warrants and Series B warrants. If we do not meet such required listing standards, we will use our commercially reasonable efforts to list the Series A warrants and Series B warrants on tZERO or another suitable securities exchange or recognized trading system.

What are the basic rights?

For each basic right held, each rights holder has the opportunity to purchase two units at a subscription price of $2.00, provided that (a) basic rights may be exercised in aggregate only to purchase whole numbers of units, (b) the total subscription price payable upon any exercise of subscription rights will be rounded to the nearest whole cent and (c) only whole numbers of shares of common stock, Series A warrants and Series B warrants exercisable for whole numbers of shares will be to a holder in this offering, with any right to a fractional share to which a holder would otherwise be entitled being terminated without consideration to the rights holder. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to receive basic rights, provided that such basic rights may only be exercised in aggregate for whole numbers of units. We have granted to you, as a holder of common stock as of the record date or a holder of the Preferred Shares, Eligible Warrants and/or Eligible Options as of the record date, two basic rights for each whole share of common stock you then owned or you are entitled to upon conversion or exercise of the Preferred Shares, Eligible Warrants and/or Eligible Options. For example, if you owned 1,000 shares of common stock as of the record date, you would receive 2,000 basic rights and would have the right to purchase, for an aggregate subscription price of $4,000, 2,000 units comprised of 2,000 shares of common stock, a Series A warrant to purchase 2,000 shares of common stock at an aggregate purchase price of $6,000, and a Series B warrant to purchase 2,000 shares of common stock at an aggregate purchase price of $20,000. You may exercise all, a portion or none of your basic rights. If you exercise fewer than all of your basic rights, however, you will not be entitled to purchase any additional units pursuant to the over-subscription privilege. See “-What is the over-subscription privilege?” below.

What is the over-subscription privilege?

If you exercise all of your basic rights, you will have the right, which we refer to as the over-subscription privilege, to purchase additional units that remain unsubscribed as a result of any unexercised basic rights. We refer to the basic rights and over-subscription privilege together as subscription rights. You should indicate on your subscription certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional units you would like to purchase pursuant to your over-subscription privilege. You are entitled to exercise your over-subscription privilege only if you exercise your basic rights in full. If over-subscription requests exceed the number of units available, however, we will allocate the available units pro rata among rights holders who over-subscribe based on the number of over-subscription units for which they have subscribed. See “The Rights Offering-Over-Subscription Privilege.”

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before this offering expires. Because we will not know the total number of unsubscribed units before this offering expires, if you wish to maximize the number of units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of units available, assuming that no rights holder other than you has purchased any units pursuant to such rights holder’s basic right and over-subscription privilege.

Subject to the ownership limitation described below, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of units available, however, we will allocate the available units pro rata among the rights holders in proportion to the product (rounded down to the nearest whole number so that the aggregate number of units does not exceed the aggregate number offered) obtained by multiplying the number of units such rights holder subscribed for pursuant to the over-subscription privilege by a fraction (A) the numerator of which is the number of unsubscribed units and (B) the denominator of which is the total number of units sought to be subscribed for pursuant to the over-subscription privilege by all rights holders participating in such over-subscription.. Continental Stock Transfer & Trust, which will act as the subscription agent in connection with this offering and which we refer to as the subscription agent, will determine the over-subscription allocation based on the formula described above and will notify rights holders of the number of units allocated to each holder exercising the over-subscription privilege as promptly as may be practicable after the allocations are completed..

To the extent your aggregate subscription payment for the actual number of unsubscribed units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed units available to you, and any excess subscription payment will be promptly returned to you, without interest or deduction, after the expiration of this offering.

May the subscription rights that I exercise be reduced for any reason?

There are a sufficient number of units available to honor your basic rights in full. As a result, if this offering is completed, you will receive whole units to the full extent you have properly exercised your basic rights in whole or in part for such whole units.

Sufficient units may not be available to honor your exercise of the over-subscription privilege. If exercises of over-subscription privileges exceed the number of units available, we will allocate the available units pro rata among rights holders who over-subscribe based on the number of over-subscription units for which the rights holders have subscribed.

Why are we conducting this offering?

In accordance with our strategic plan, we are conducting this offering primarily to raise funds for sales and marketing and general working capital purposes. Our board of directors has approved this offering. Based on information available to the board, the board believes that this offering is in the best interests of our company and shareholders. Our board is not, however, making any recommendation regarding your exercise of the subscription rights.

Our board considered and evaluated a number of factors relating to this offering, including:

●	our current capital resources and indebtedness, and our future need for additional liquidity and capital;

●	our need for increased financial flexibility in order to enable us to achieve our business plan;

●	the size and timing of the offering and alternative securities to be offered;

●	the potential dilution to our current shareholders if they choose not to participate in the offering;

●	the non-transferability of the subscription rights;

●	alternatives available for raising capital;

●	the potential impact of the offering on the public float for the common stock if the Series A warrants and/or Series B warrants are exercised; and

●	the fact that existing shareholders would have the opportunity to purchase additional units.

Am I required to exercise the subscription rights I receive in this offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any of your subscription rights. If, however, you choose not to exercise your subscription rights or you exercise less than your full amount of subscription rights and other rights holders fully exercise their subscription rights, the percentage of common stock owned by other shareholders will increase relative to your ownership percentage and your voting and other rights in our company will likewise be diluted-see “Description of Securities” for a description of the voting and liquidation rights of our common stock and preference stock.

May I sell, transfer or assign my subscription rights?

No. You may not transfer, sell or assign any of the subscription rights distributed to you, except that subscription rights will be transferable by operation of law (e.g., by death). The subscription rights are non-transferable and will not be listed on any securities exchange or included in any automated quotation system. Therefore, there will be no market for the subscription rights.

The shares of common stock and redeemable warrants comprising the units will be issued separately. Units will not be issued as a separate security and will not be transferable.

Shares of common stock issued upon the exercise of subscription rights, Series A warrants or Series B warrants are expected to be listed on The Nasdaq Capital Market under the symbol “CRTD.” We are applying to list the Series A warrants and Series B warrants for trading on The Nasdaq Capital Market or BOX Exchange, LLC, but we may not be able to meet the applicable listing standards. See “The Rights Offering-Transferability- Series A warrants and Series B warrants” below.

How do I exercise my subscription rights if my shares of common stock are held in my name?

If you hold your shares of common stock in your name and you wish to participate in this offering, you must deliver a properly completed and duly executed subscription certificate and all other required subscription documents, together with payment of the full subscription price, to the subscription agent before 5:00 p.m. (Eastern time) on the expiration date.

If you send an uncertified check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared. In certain cases, you may be required to provide signature guarantees.

Please follow the delivery instructions on the subscription certificate. Do not deliver documents to us. You are solely responsible for completing delivery of your subscription certificate, all other required subscription documents and subscription payment to the subscription agent. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m. (Eastern time) on the expiration date. See “-To whom should I send my forms and payment?” below.

If you send a payment that is insufficient to purchase the number of units you requested, or if the number of units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received pursuant to your subscription rights. Any payment that is received but not so applied will be refunded to you without interest (subject to the rounding of the amount so applied to the nearest whole cent).

What form of payment is required to purchase units?

As described in the instructions accompanying the subscription certificate, payments submitted to the subscription agent must be made in U.S. dollars. Checks or bank drafts drawn on U.S. banks should be payable to the order of “Continental Stock Transfer & Trust, as Subscription Agent for Creatd, Inc.” Payments by uncertified check will be deemed to have been received upon clearance. Please note that funds paid by uncertified check may take five or more business days to clear. Accordingly, rights holders who wish to pay the subscription price by means of uncertified check are urged to make payment sufficiently in advance of the expiration time to ensure that such payment is received and clears by such date. If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform), separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

How do I exercise my subscription rights if my shares of common stock are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold shares of common stock in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform) that uses the services of Depository Trust Company, then Depository Trust Company will credit two subscription rights to your nominee record holder for (i) each share of common stock that you beneficially owned as of the record date or (ii) each share of common stock issuable upon conversion of exercise of the Preferred Shares, Eligible Warrants and/or Eligible Options you held as of the record date. If you are not contacted by your nominee (including any mobile investment platform), you should contact your nominee as soon as possible.

How soon must I act to exercise my subscription rights?

If your shares of common stock are registered in your name and you elect to exercise any of your subscription rights, the subscription agent must receive your properly completed and duly executed subscription certificate, all other required subscription documents and full subscription payment, including final clearance of any uncertified check, before 5:00 p.m. (Eastern time) on the expiration date on August 22, 2022. If you hold shares in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform), your nominee may establish an earlier deadline before the expiration of this offering by which time you must provide the nominee with your instructions and payment to exercise your subscription rights.

Although we will make reasonable attempts to provide this prospectus to our shareholders to whom rights are distributed, this offering and all related subscription rights will expire at 5:00 p.m. (Eastern time) on the expiration date, whether or not we have been able to locate and deliver this prospectus to you or any other shareholder.

After I exercise my subscription rights, can I change my mind?

No. Once made, all exercises of subscription rights are irrevocable.

Can this offering be terminated or extended?

Yes. If we terminate this offering, neither we nor the subscription agent will have any obligation with respect to subscription rights that have been exercised except to promptly return, without interest or deduction, any subscription payment the subscription agent received from you. If we were to terminate this offering, any money received from subscribing shareholders would be promptly returned, without interest or deduction, and we would not be obligated to issue units, shares of common stock, Series A warrants, or Series B warrants to rights holders who have exercised their subscription rights prior to termination.

We may extend this offering for one or more additional periods in our sole discretion not to exceed 45 days from the initial expirations date. We will announce any extension in a press release issued no later than 9:00 a.m. (Eastern time) on the business day after the most recently announced expiration date.

How was the subscription price determined?

The subscription price was set by management and approved by our board of directors, considering, among other things, input from the dealer-manager for this offering. The factors considered are discussed in “The Rights Offering-Reasons for this Offering” and “Determination of the Subscription Price.”

Has the board of directors made a recommendation to shareholders regarding the exercise of rights under this offering?

No. Our board of directors has not made, nor will it make, any recommendation to shareholders regarding the exercise of subscription rights in this offering. We cannot predict the price at which shares of our outstanding common stock will trade after this offering. You should make an independent investment decision about whether or not to exercise your subscription rights. Rights holders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for common stock will remain above the price payable per share of common stock or the warrant exercise price, or that anyone purchasing units or exercising Series A warrants and/or Series B warrants to purchase shares of common stock at the exercise price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise your subscription rights, you will lose any value represented by your subscription rights, and if you do not exercise your rights in full, your percentage ownership interest and related rights in our company will be diluted.

By when must I purchase shares of common stock in order to participate in this offering? May I participate in this offering if I sell my common stock after the record date?

The record date for this offering is 5:00 p.m. (Eastern time) July 29, 2022. If you purchase shares of our common stock and do not settle such purchase by 5:00 p.m. (Eastern time) July 29, 2022, you will not receive subscription rights with respect to such shares. If you own common stock as of the record date, you will receive subscription rights and may participate in this offering even if you subsequently sell your common stock.

Are there any risks associated with this offering?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of common stock, Series A warrants, and Series B warrants and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and all other information contained in this prospectus.

Will the directors and executive officers participate in this offering?

To the extent they hold common stock as of the record date or common stock issuable upon conversion or exercise of Preferred Shares, Eligible Warrants and/or Eligible Options, our directors and executive officers are entitled to participate in this offering on the same terms and conditions applicable to all other rights holders. We expect that each of our directors and executive officers will participate in this offering, although they have not committed to do so.

When will I receive my shares of common stock, Series A warrants, and Series B warrants?

Holders whose shares are held of record by Cede & Co., the nominee of Depository Trust Company, or by any other depository or nominee on their or their broker-dealers’ behalf will have any shares of common stock and redeemable comprising units they acquire credited to the account of Cede & Co. or such other depository or nominee. With respect to all other shareholders, certificates for all shares of common stock and all Series A warrants and Series B warrants acquired will be mailed after payment for all the subscribed securities has cleared, which may take up to 15 business days from the expiration date.

What effects will this offering have on our outstanding common stock?

Based on shares of common stock outstanding as of July 7, 2022, if this offering is fully subscribed and the redeemable warrants issued in the offering are exercised in full, we will have 80,244,798 shares of common stock outstanding, representing an increase of 296% in our outstanding shares as of the record date. If you fully exercise your basic rights, your proportional interest in our company will not change. If you exercise only a portion, or none, of your basic rights, your interest in our company will be diluted and your proportional interest in our company will decrease.

The number of shares of common stock outstanding listed in each case above assumes that (a) all of the other shares of common stock issued and outstanding on the record date will remain issued and outstanding and owned by the same persons as of the closing of this offering, and (b) we will not issue any shares of common stock in the period between the record date and the closing of this offering.

How much will we receive from this offering, and how will the proceeds be used?

If this offering is fully subscribed, we estimate our net proceeds from the offering will total approximately $36.5 million, after deducting the dealer-manager fee of RHK Noble, as dealer-manager, and our other estimated offering expenses. We intend to use the net proceeds for sales and marketing and general working capital purposes.

If my exercise of subscription rights is not valid or if this offering is not completed, will my subscription payment be refunded to me?

Yes. An escrow agent retained by the subscription agent will hold all funds it receives in escrow until the completion or termination of this offering. If your exercise of subscription rights is deemed not to be valid or this offering is not completed, all subscription payments received by the subscription agent will be promptly returned, without interest or deduction, following the expiration of the offering. If you own shares through a nominee (including any mobile investment platform), it may take longer for you to receive your subscription price repayment because the subscription agent will return payments through your nominee.

What fees or charges apply if I purchase units in this offering?

We are not charging any fee or sales commission to issue rights to you or, if you exercise any of your subscription rights, to issue units to you. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee (including any mobile investment platform), you are responsible for paying any fees your nominee may charge you.

What are the U.S. federal income tax consequences of exercising my subscription rights?

For U.S. federal income tax purposes, a rights holder should not recognize income or loss in connection with the receipt or exercise of rights in this offering. You should consult your tax advisor as to your particular tax consequences resulting from the offering. For a summary of certain U.S. federal income tax consequences of this offering, see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If your shares of common stock are held in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform), then you should deliver all required subscription documents and subscription payments pursuant to the instructions provided by your nominee. If your shares of common stock are held in your name, then you should send your subscription certificate, all other required subscription documents and your subscription payment by mail to:

Continental Stock Transfer & Trust
Attn: Corporate Actions
1 State Street, 30th Floor
New York, NY 10004

or by hand delivery or overnight courier to:

Continental Stock Transfer & Trust
Attn: Corporate Actions
1 State Street, 30th Floor
New York, NY 10004

You and, if applicable, your nominee are solely responsible for completing delivery to the subscription agent of your subscription certificate, as well as for completing delivery of all other required subscription documents and your subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and for clearance of payments before the expiration of this offering. If you hold your common stock through a broker, dealer, custodian bank or other nominee (including any mobile investment platform), your nominee may establish an earlier deadline before the expiration date of this offering.

Who is the dealer-manager?

RHK Noble will act as dealer-manager for this offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, RHK Noble will use its commercially reasonable efforts to solicit the exercise of subscription rights. We have agreed to pay RHK Noble certain fees for acting as dealer-manager and to reimburse it for certain expenses incurred in connection with this offering. RHK Noble is not underwriting any of the subscription rights or the shares of common stock or the redeemable warrants being issued in this offering and is not making any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), shares of common stock, Series A warrants and Series B warrants.

Whom should I contact if I have other questions?

If you have any questions regarding this offering, completion of the subscription certificate or any other subscription documents or submitting payment in the offering, please contact D.F. King & Co., Inc., the information agent, by telephone at (212) 269-5550 (bankers and brokers) or (877) 283-0323 (all others) or by email at creatd@dfking.com.

USE OF PROCEEDS

If this offering is fully subscribed, we estimate our net proceeds from the offering will total approximately $36.5 million, after deducting the dealer-manager fee of RHK Noble, as dealer-manager, and our estimated offering expenses.

We intend to use the net proceeds for sales and marketing and general working capital purposes. Because we cannot currently specify with any certainty the particular uses of a significant portion of our net proceeds, our management will have broad discretion in the application of those net proceeds.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and capitalization as of March 31, 2022 on an actual basis and on a pro forma basis to reflect our issuance and sale of 20,000,000 shares of common stock, Series A warrants and Series B warrants to purchase 40,000,000 shares of common stock in this offering and our receipt and application of the proceeds in the amount of approximately $36.5 million from this offering, after deducting the dealer-manager fee of RHK Noble, as dealer-manager, and other estimated offering expenses. This table should be read in conjunction with “Use of Proceeds” above and our consolidated audited and unaudited financial statements and the notes thereto set forth in this prospectus.

	March 31, 2022
	Actual	Pro Forma
Cash	$3,229,627	$39,533,656
Other current assets	1,102,426	1,102,426
Total indebtedness	1,186,992	988,415
Common stock - par value $0.001; 100,000,000 shares authorized; 19,915,090 issued and 19,909,433 outstanding as of March 31, 2022	19,915	39,915
Preferred Series E Stock - stated value $1,000 per share; 8,000 shares authorized; 500 shares issued or outstanding as of March 31, 2022	-	-
Additional paid-in capital	117,949,487	154,432,093
Accumulated deficit	(115,977,464)	(115,977,464)
Treasury Stock	(62,406)	(62,406)
Stockholders’ equity	3,109,619	39,612,225
Total capitalization	4,296,611	40,600,640

The table above excludes:

●	4,410,766 shares of common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $3.94 per share;

●	12,607,661 shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $4.02 per share; and

●	2,000,000 shares of common stock issuable upon the conversion of convertible promissory notes having a conversion price of $2.00 per share; and

●	40,000,000 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants sold in this offering.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our common stock is listed on The Nasdaq Capital Market under the symbol “CRTD.” As of May 26, 2022, the last reported sale price of the common stock as reported on The Nasdaq Capital Market was $1.28 per share. As of May 26, 2022, there were approximately 367 holders of record of common stock. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees (including any mobile investment platform).

To date, we have not paid cash dividends on our common stock and do not plan to pay such dividends in the foreseeable future. Our board of directors will determine our future dividend policy on the basis of many factors, including results of operations, capital requirements, and general business conditions. Dividends, under the Nevada Revised Statutes, may only be paid from our net profits or surplus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth in “Risk Factors.”

This prospectus and other reports filed by Creatd, Inc., formerly Jerrick Media Holdings, Inc. (the “Company”), from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus.

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Overview

The creator economy is well established and thriving, consisting of over 50 million content creators and a valuation of over $100 billion, and growing. Creatd plays a crucial role within this ecosystem, with a range of businesses established to help creators realize their potential both creatively and monetarily, partnering with peers in their community and brands when the opportunity arises.

Specifically, our role within the creator economy and ecosystem is to provide creators with economic opportunities. We accomplish this through four main business pillars: Creatd Labs, Creatd Partners, Creatd Ventures, and Creatd Studios. Together, Creatd's pillars work together to create multiple flywheel effects and growth drivers, supporting our core vision of creating a viable ecosystem for all stakeholders in the creator economy. 2021 was a positioning year for Creatd, during which the Company established a solid business foundation, fortified its infrastructure, rationalized costs to accelerate cashflow breakeven, and effectively eliminated impediments to rapid growth which we believe will continue to drive revenues.

Results of Operations

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at March 31, 2022 compared to December 31, 2021:

	March 31, 2022	December 31, 2021	Increase / (Decrease)
Current Assets	$4,332,053	$4,475,242	$(143,189)
Current Liabilities	$6,194,866	$5,421,015	$773,851
Working Capital (Deficit)	$(1,862,813)	$(945,773)	$(917,040)

At March 31, 2022, we had a working capital deficit of $1,862,813 as compared to a working capital deficit of $945,773 at December 31, 2021, an increase in working capital deficit of $917,040. The increase is primarily attributable to a reduction in cash and an increase in accounts payable due in part to marketing-related payables as well as payables for legal and accounting fees addressing one-time corporate matters. This was offset by a decrease in notes payable.

For the three months ended March 31, 2022 and 2021

Net Cash

Net cash used in operating activities for the three months ended March 31, 2022, and 2021, was $5,037,179 and $5,296,638, respectively. The net loss for the three months ended March 31, 2022, and 2021 was $6,881,048 and $6,643,237, respectively. The decrease in net cash used in first quarter 2022 reflects a decrease in research and development expenses, offset by an increase in general and administrative costs including consulting, legal, and accounting fees. Going forward, as the Company plans to simultaneously grow revenue while improving operational efficiency, it is anticipated that the Company’s net cash used in operating activities will consistently decrease throughout 2022.

Net cash used in investing activities for the three months ended March 31, 2022, was $50,950. This is primarily attributable to the purchase of digital assets within the Company’s NFT infrastructure, as well as the purchase of property and equipment.

Net cash provided by financing activities for the three months ended March 31, 2022, and 2021 was $4,527,972 and $412,576, respectively. During the three months ended March 31, 2022, the Company’s operations were predominantly financed by net proceeds of $4,997,301 from the sale of common stock and warrants, which were partially offset by the repayments of notes payable. Similarly, the Company’s financing activity for the three months ended March 31, 2021, generated $1,312,672 from the exercises of warrants, the proceeds of which were partially offset by repayment of notes of $985,596.

Summary of Statements of Operations for the Three Months Ended March 31, 2022, and 2021:

	Three Months Ended March 31,
	2022	2021
Revenue	$1,348,738	$743,913
Cost of revenue	$1,572,170	$867,150
Operating expenses	$(6,785,852)	$(5,822,760)
Loss from operations	$(7,009,284)	$(5,945,997)
Other income (expenses)	$128,236	$(697,240)
Net loss	$(6,881,048)	$(6,643,237)
Loss per common share - basic and diluted	$(0.36)	$(0.68)

Revenue

Revenue totaled $1,348,738 for the three months ended March 31, 2022, as compared to $743,913 for the comparable three months ended March 31, 2021, an increase of $604,825. The 81% year-over-year increase in quarterly revenue is attributable to the steady growth of both Creatd Partners (influencer and content marketing) which increased 36% year-over-year, as well as Created Labs (Vocal and technology development) which experienced a 66% increase in revenue generated as compared to the prior first quarter 2021. In addition, Creatd Ventures (e-Commerce) generated sales totaling $254,724, indicating continued revenue momentum within this segment following its initial launch with the acquisition of Plant Camp in mid-2021. Going forward, the Company anticipates continued momentum as Creatd Partners expands its influencer marketing capabilities and methodically increases its average revenue per brand campaign; as Creatd Labs increases conversion from freemium to Vocal+ subscriptions with advancements in its technology development and offerings; as Creatd Ventures expands the marketing visibility of its March 2022 acquisition of its latest direct-to-consumer brand acquisition, Basis, and establishes new and expanded distribution of Dune and Camp. In addition, during 2022, Creatd anticipates its first material revenue contribution from its fourth business segment Creatd Studios (Transmedia production).

Cost of Revenue

Cost of revenue for the three months ended March 31, 2022, were $1,572,170 as compared to $867,150 for the three months ended March 31, 2021. The increase of $705,020 in cost of revenue is related to the establishment and operational launch of Creatd Ventures, which recently began contributing material revenues. Additionally, the increase is attributable to expansion of the Company’s moderation and content development teams, a byproduct of increased Vocal+ membership volume combined with the additional sales and talent management personnel associated with Creatd Partners. The Company expects the gross margin to improve over time as it continues to grow and improve upon a self-sustaining, organically driven revenue model across its business segments.

Operating Expenses

Operating expenses for the three months ended March 31, 2022, were $6,785,852 as compared to $5,822,760 for the three months ended March 31, 2021. The increase of $963,092 in operating expenses is mainly related to general and administrative (“G&A”) cost increases, predominantly due to an increase in headcount and related personnel expenses as well as costs related to the Company’s expanded presence in key markets, which contributed to an increase in office rent and related moving expenses. G&A was further impacted by a non-recurring increase in consulting expenses, site development, and recruiting fees. The year-over-year increase in first quarter G&A was offset in part by a decrease in research and development expenditure and stock based compensation.

During the first quarter 2022, the company’s non-cash charges totaled $1,080,792, a $489,447 decrease from first quarter 2021. This amount represents stock based compensation expenses related to the vesting of past stock option grants to senior management and board members, which vest over multiple years, and stock-based fees to service providers that opted for stock in lieu of cash.

The Company expects expenditures to decrease over coming quarters as the Company normalizes its marketing costs and scrutinizes many of the contributing expenses within G&A.

Loss from Operations

Loss from operations for the three months ended March 31, 2022, was $7,009,284 as compared to $5,945,997 for the three months ended March 31, 2021. The $1,063,287 increase in the loss from operations this quarter primarily reflects the nearly doubling year over year of Company personnel to 60 professionals. In addition, short-term consulting and other services that were required during the quarter to address one-time needs heightened expenses. Going forward, the Company expects the loss from operations to decrease as revenues continue to increase and expenses achieve normalcy levels.

Other Income and (Expenses)

Other income (expenses) for the three months ended March 31, 2022, were $128,236 as compared to $(697,240) for the three months ended March 31, 2021. The increase in first quarter 2022 other income was predominantly due to a decrease in an accretion of debt discount and issuance cost, an elimination of derivative expense, and a decrease in interest expense.

Net Loss

Net loss for the three months ended March 31, 2022, was $6,881,048, as compared to a net loss of $6,643,237 for the three months ended March 31, 2021.

Net loss attributable to common shareholders for the three months ended March 31, 2022, was $6,334,890, or loss per share of $0.36, as compared to a net loss attributable to common shareholders of $6,643,237, or loss per share of $0.68, for the three months ended March 31, 2021.

For the year ended December 31, 2021 and 2020

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2021 compared to December 31, 2020:

	December 31, 2021	December 31, 2020	Increase / (Decrease)
Current Assets	$4,475,242	$8,020,993	$(3,545,751)
Current Liabilities	$5,421,015	$4,968,427	$452,588
Working Capital (Deficit)	$(945,773)	$3,052,566	$(3,998,339)

At December 31, 2021, we had a working capital (deficit) of $(945,773) as compared to a working capital of $3,052,566 at December 31, 2020, a decrease in working capital of $3,998,339. The decrease is primarily attributable to a reduction in cash and an increase in deferred revenue, accounts payable, and accrued liabilities. This was offset by an increase in prepaid expense, accounts receivable, and a decrease in debt obligations.

Net Cash

Net cash used in operating activities for the year ended December 31, 2021, and 2020, was $20,518,807 and $7,340,487, respectively. The net loss for the year ended December 31, 2021, and 2020 was $37,379,153 and $24,162,783, respectively. This change is primarily attributable to the net loss for the current period offset by share-based payments in the amount of $9,661,174 to employees and consultants for services rendered, accretion of debt discount and debt issuance costs of $3,612,669 due to incentives given with debentures, and a change in fair value of derivative liability of $1,096,287, as well as a change in accounts payable and accrued expenses of $1,714,902.

The increased net cash used in 2021 reflected an extraordinary cash outlay for marketing, which went toward generating a lower creator acquisition cost for paid Vocal subscribers, and an increase in general and administrative expenses.

Net cash used in investing activities for the year ended December 31, 2021, was $1,168,123. This is primarily attributable to the purchase of Plant Camp, WHE Agency, Dune Inc., property and equipment, and cash paid for the purchase of investments.

Net cash provided by financing activities for the year ended December 31, 2021, and 2020 was $17,615,915 and $15,814,083, respectively. During the year ended December 31, 2021, the Company’s operations were predominantly financed by net proceeds of $9,487,223 from the exercise of warrants, the proceeds from sale of common stock and warrants of $5,666,951, the proceeds from loans and notes of $4,358,428, and proceeds from the issuance of stock and warrants, which were partially offset by the repayment of notes and loans of $1,398,113. Similarly, the Company’s financing activity for the year ended December 31, 2020, generated $5,745,485 from loans and note issuances, the proceeds of which were partially offset by repayment of notes of $3,224,418.

Summary of Statements of Operations for the Year Ended December 31, 2021, and 2020:

	Year Ended December 30,
	2021	2020
Revenue	$4,299,717	$1,212,870
Cost of revenue	$5,300,037	$1,495,042
Operating expenses	$(32,368,400)	$(16,001,163)
Loss from operations	$(33,368,720)	$(16,283,335)
Other expenses	$(4,010,433)	$(7,929,448)
Net loss	$(37,379,153)	$(24,212,783)
Loss per common share – basic and diluted	$(2.98)	$(5.68)

Revenue

Revenue was $4,299,717 for the year ended December 31, 2021, as compared to $1,212,870 for the comparable year ended December 31, 2020, an increase of $3,086,847. The year-over-year increase in revenue is primarily attributable to year-over-year growth in Vocal+ memberships as well as consistent growth in the Company’s agency businesses, which was further accelerated by the immediate and growing impact of the acquisition of the WHE Agency, which was successfully integrated during third quarter into Creatd Partners’ growing business lines, as well as the start of material contributions from Creatd Ventures following the launches of Camp and Dune.

Cost of Revenue

Cost of revenue for the year ended December 31, 2021, were $5,300,037 as compared to $1,495,042 for the year ended December 31, 2020. The increase of $3,804,995 in cost of revenue is mainly related to an increase personnel costs and creator costs around the moderation and content development associated with increasing Vocal+ memberships, as well as the acquisition of WHE, the growth of which requires additional sales and talent management personnel to sustain.

Operating Expenses

Operating expenses for the year ended December 31, 2021, were $32,368,400 as compared to $16,001,163 for the year ended December 31, 2020. The increase of $16,367,237 in operating expenses is mainly related to a $6.8 million increase in marketing expenditure, a $1.0 million increase from the impairment of goodwill, a $5.0 million increase in general and administrative expenses resulting from a near-doubling in headcount and related personnel expenses, and a $2.8 million increase in non-cash charges relating to the issuance of equity to management and employees. Much of the increase in marketing expenditure occurred during the company’s second quarter 2021 as it focused significant resources on tactical experimentation utilizing our internal data to generate a lower creator acquisition cost, resulting in significant Vocal+ membership growth, with the Company ending the second quarter 2021 having achieved a new milestone of over 30,000 Vocal+ members. The Company went on to significantly reduce marketing spend in third quarter, 2021 and then further reduce marketing for fourth quarter 2021 and expects future quarterly spend to reflect levels consistent with fourth quarter going forward. During 2021, the company’s non-cash charges totaled $9.7 million, representing past performance-based stock option grants to senior management and board members, which vest over multiple years, year-end employee performance based-stock grants, as well as extraordinary and non-recurring cash charges totaling approximately $2.5 million related to the acquisition audit mainly from WHE, legal expenses, consulting, banking and recruiting fees.

Loss from Operations

Loss from operations for the year ended December 31, 2021, was $33,368,720 as compared to $16,283,335 for the year ended December 31, 2020. The operating loss increase primarily reflects added marketing expenses during the first half of 2021 as the company launched a comprehensive marketing campaign to support Vocal+ membership growth. Additionally, the Company nearly doubled its headcount during the year to support growth in numerous of its business lines, including the launch of two Creatd Ventures e-commerce brands. During this transition period, the Company experienced the need for duplicate expenditures to maintain operations while training its new hires, though their addition will ultimately reduce the need for outsourced third-party service providers. Going forward, the Company expects the loss from operations to decrease as revenues continue to increase and expenses remain relatively constant.

Other Income and Expenses

Other expenses for the year ended December 31, 2021, were $4,010,433 as compared to $7,929,448 for the year ended December 31, 2020. The decrease in other expenses was predominantly due to the change in gain vs. loss of extinguishment of debt and a reduction in interest expense. This was offset by an increase in derivative expense, change in fair value of derivative liability, and the impairment of investments.

Net Loss

Net loss attributable to common shareholders for the year ended December 31, 2021, was $37,703,652, or loss per share of $2.98, as compared to a net loss attributable to common shareholders of $27,348,485, or loss per share of $5.68, for the year ended December 31, 2020.

Off-Balance Sheet Arrangements

As of March 31, 2022, we had no off-balance sheet arrangements.

Significant Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, revenue recognition, allowance for doubtful accounts, stock-based compensation, income tax provisions, excess and obsolete inventory reserve, and impairment of intellectual property.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including our own assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, marketable trading securities, accounts payable, prepaid and other current assets, line of credit and due to related parties. Management believes the estimated fair value of these accounts at December 31, 2021 approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company’s Level 2 assets/liabilities include certain of the Company’s notes payable and capital lease obligations. Their carrying value approximates their fair values based upon a comparison of the interest rate and terms of such debt given the level of risk to the rates and terms of similar debt currently available to the Company in the marketplace.

The Company’s Level 3 assets/liabilities include goodwill, intangible assets, marketable debt securities, equity investments at cost, and derivative liabilities. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

Long-lived Assets Including Goodwill and Other Acquired Intangible Assets

We evaluate the recoverability of property and equipment and acquired finite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate from the use and eventual disposition. If such review indicates that the carrying amount of property and equipment and intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value. During the year ended December 31, 2021 the Company recorded an impairment charge of $688,127 for intangible assets.

Acquired finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets. We routinely review the remaining estimated useful lives of property and equipment and finite-lived intangible assets. If we change the estimated useful life assumption for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life.

During the year ended December 31, 2021, the Company completed its annual impairment test of goodwill. The Company performed the qualitative assessment as permitted by ASC 350-20 and determined that the fair value of the Seller's Choice reporting unit was more likely than not less than the carrying value, including Goodwill. Based on completion of this annual impairment test, the Company recorded an impairment charge of $ 1,035,795 for goodwill.

Investments

Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt securities not classified as held-to-maturity or as trading are classified as available-for-sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in stockholders’ equity.

The Company accounts for its investments in available-for-sale debt securities, in accordance with sub-topic 320-10 of the FASB ASC (“Sub-Topic 320-10”). Accrued interest on these securities is included in fair value and amortized cost.

Pursuant to Paragraph 320-10-35, investments in debt securities that are classified as available for sale shall be measured subsequently at fair value in the statement of financial position. Unrealized holding gains and losses for available-for-sale securities (including those classified as current assets) shall be excluded from earnings and reported in other comprehensive income until realized.

The Company follows FASB ASC 320-10-35 to assess whether an investment in debt securities is impaired in each reporting period. An investment in debt securities is impaired if the fair value of the investment is less than its amortized cost. If the Company intends to sell the debt security (that is, it has decided to sell the security), an other-than-temporary impairment shall be considered to have occurred. If the Company more likely than not will be required to sell the security before recovery of its amortized cost basis or it otherwise does not expect to recover the entire amortized cost basis of the security, an other-than-temporary impairment shall be considered to have occurred. The Company considers the expected cash flows from the investment based on reasonable and supportable forecasts as well as several other factors to estimate whether a credit loss exists. If the Company intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, the other-than-temporary impairment shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. During the year ended December 31, 2021, the Company recorded an impairment charge of $102,096 for investments.

Equity Method Investments

Investments in unconsolidated entities over which we have significant influence are accounted for under the equity method of accounting. Under the equity method of accounting, the Company does not consolidate the investment’s financial statements within its consolidated financial statements. Equity method investments are initially recorded at cost, then our proportional share of the underlying net income or loss is recorded as equity in net loss from equity method investments in our statement of operations, with a corresponding increase or decrease to the carrying value of the investment. Distributions received from the investee reduce our carrying value of the investment and are recorded in the consolidated statements of cash flows using the cumulative earnings approach. These investments are evaluated for impairment if events or circumstances arise that indicate that the carrying amount of such assets may not be recoverable. There were indicators of impairment related to our equity method investments for the year ended December 31, 2021. During the year ended December 31, 2021, the Company recorded an impairment charge of $487,365 for investments.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a Monte Carlo simulation model for the make whole feature (see note 10) and a binomial option model for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The inputs utilized in the application of the Binomial model included a stock price on valuation date, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

Revenue Recognition

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price. The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mille basis) and cash prizes offered to Challenge winners;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Deferred Revenue

Deferred revenue consists of billings and payments from clients in advance of revenue recognition. As of December 31, 2021, and December 31, 2020, the Company had deferred revenue of $234,159 and $88,637, respectively.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted in accordance with Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation over the requisite service period of the award. The company has a relatively low forfeiture rate of stock based compensation and forfeitures are recognized as they occur.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is derived from the Company’s historical data over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. Forfeitures are recognized as they occur.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. The Company issues awards of equity instruments, such as stock options and restricted stock units, to employees and certain non-employee directors. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period, defined as the vesting period. The vesting period is generally one to three years. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock units. Compensation expense is reduced for actual forfeitures as they occur.

Recently Adopted Accounting Guidance

In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for annual periods after December 15, 2020, including interim periods within those annual periods. The updated guidance, which became effective for fiscal years beginning after December 15, 2020, did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Guidance Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU-2016-13”). ASU 2016-13 affects loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. ASU 2016-13 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021, and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its condensed consolidated financial statements.

In May 2021, the FASB issued authoritative guidance intended to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. (ASU 2021-04), “Derivatives and Hedging Contracts in Entity’s Own Equity (Topic 815). This guidance amendments provide measurement, recognition, and disclosure guidance for an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. This guidance is effective for annual periods after December 15, 2021, including interim periods within those annual periods. The Company is currently evaluating the impact of the new guidance on its condensed consolidated financial statements.

In July 2021, the FASB issued ASU No. 2021-05, Lessors—Certain Leases with Variable Lease Payments (Topic 842), Which requires a lessor to classify a lease with variable lease payments that do not depend on an index or rate (hereafter referred to as “variable payments”) as an operating lease on the commencement date of the lease if specified criteria are met. ASU 2021-05 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations — Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805), Which aims to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in recognition and payment terms that effect subsequent revenue recognition. ASU 2021-08 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying condensed consolidated financial statements.

BUSINESS

Overview

Creatd, Inc. (“CRTD,” “the Company,” or “Creatd”) is a company whose mission is to provide economic opportunities to creators by multiplying the impact of platforms, people, and technology.

We operate four main business segments, or ‘pillars’: Creatd Labs, Creatd Partners, Creatd Ventures, and Creatd Studios. Together, Creatd's pillars work together to create a flywheel effect, supporting our core vision of creating a viable ecosystem for all stakeholders in the creator economy.

Creator-Centric Strategy

Our purpose is to empower creators to prosper through exceptional tools, built-in communities, and opportunities for monetization and audience expansion. This creator-first approach is the foundation of our culture and mission, and how we choose to allocate our resources. It governs our business model and shapes the value we provide for each of our stakeholders across Creatd’s four pillars.

Creatd Labs

Creatd Labs is dedicated to the development of technology products that support the creator economy. This pillar houses Creatd’s proprietary technology platforms, including Creatd’s flagship product, Vocal. This pillar is operated through our wholly-owned subsidiary, Abacus Tech Pty Ltd.

Vocal

Vocal was built to serve as a home base for digital creators. This robust, proprietary technology platform that provides best-in-class tools, safe and curated communities, and monetization opportunities that enable creators to find a receptive audience and get rewarded. Creators of all types call Vocal their home, from bloggers to podcasters, makers, musicians, photographers, and more.

Since its initial launch in 2016, Vocal has grown to be one of the fastest growing communities for content creators of all shapes and sizes. Creators can opt to use Vocal for free, or upgrade to Vocal+. Upon subscribing to Vocal, either as a freemium or premium member, creators can immediately begin to access the numerous monetization opportunities that Vocal facilitates. Specifically, Vocal creators can earn money i) every time their story is read, ii) by competing in Challenges, iii) by receiving Bonuses, iv) by collaborating on branded content campaigns through the company’s in-house agency, Vocal for Brands, v) through ‘Subscribe,’ which enables creators to receive payment directly from their audience via monthly subscriptions and one-off microtransactions. vi) through the Vocal Ambassador Program, which enables creators to receive additional rewards whenever they refer a new Vocal+ member.

Vocal+

Vocal+ is Vocal’s premium membership program. Subscribers pay a membership fee to access additional premium features on the platform, including: a higher rate of earnings per read, reduced platform processing fees on tips received, eligibility to participate in exclusive Vocal+ Challenges, access to Vocal’s ‘Quick Edit’ feature for published stories, and more. The current cost of a Vocal+ membership is either $9.99 per month or $99 annually. From time to time, the Company offers Vocal+ subscriptions at a discount for a predetermined number of months as a promotion for new subscribers.

Moderation and Compliance

One of the key differentiating factors between Vocal and most other user-generated content platforms is the fact that each story submitted to Vocal is run through the Company’s proprietary moderation process before it goes live on the platform. The decision to implement moderation into the submission process was in direct response to the rise of misinformation and bad actors on many social platforms. In response to these inherent pitfalls within the content landscape, Vocal’s proprietary moderation system combines the algorithmic detection of copyrighted material, hate speech, graphic violence, and nudity, and human-led curation to ensure the quality and safety of each story published on Vocal, thus fostering a safe and trustworthy environment for creators, audiences, and brands. Moderation and compliance are more important than ever in a world where ambiguity can systematically damage value. Vocal’s enforcement of community guidelines and emphasis on content moderation protects the platform, its creators, and Creatd shareholders.

Trust and safety are paramount to the Vocal ecosystem. We follow best practices when handling personally identifiable information, with guidance from the European Union’s General Data Protection Regulation (GDPR), the California Consumer Privacy Act (CCPA), and the Digital Millennium Copyright Act (DMCA).

Platform Compliance Policies include:

●	Human-led, technology assisted moderation of every story submitted;

●	Algorithmic detection of hate speech, nudity, and copyright infringement;

●	Brand, creator, and audience safety enforced through community watch; and

●	The rejection of what we consider toxic content, with the understanding that diverse opinions are encouraged.

Technology Development

Vocal’s proprietary technology is built on Keystone, the same underlying open-source framework used by industry-leaders such as Atlassian, a $43-billion Australian technology company. Some of the key differentiating elements of Vocal’s technology are speed, sustainability, and scalability. The Company continues to invest heavily in research and development to continuously improve and innovate its platform, with the goal of optimizing the user experience for creators. Vocal’s architecture allows it to do more with less cost and provides a model capable of turning a profit.

Additionally, the Vocal platform and its underlying technology allows us to maintain an advantageous capital-light infrastructure. By using cloud service providers, we are able to focus on platform and revenue growth rather than building and maintaining the costly internal infrastructures that have materially affected so many legacy media platforms. Vocal’s technology has been specifically designed and built to scale without a material corresponding increase in operational costs. While our users can embed rich media, such as video, audio, and product links, into their Vocal stories, the rich media content is hosted elsewhere (such as YouTube, Instagram, Vimeo, Shopify, Spotify, etc.). Thus, our platform can accommodate rich media content of all kinds without bearing the financial or operational costs associated with hosting the rich media itself. In addition to the benefits this framework affords to the Company, it is the additional benefit to our content creators, in that a creator can increase their monetization; for example, a creator can embed their YouTube video into a Vocal story and thus derive earnings from both platforms when their video is viewed.

Creatd Partners

Creatd Partners houses the Company’s agency businesses, with the goal of fostering partnerships between creators and brands. Creatd Partners’ offerings include: Vocal for Brands (content marketing), Seller’s Choice (performance marketing), and WHE Agency (influencer marketing). Creatd Partners leverages its network of brands and influencers, along with resources from across Creatd, to help direct-to-consumer brands achieve conversions and reach their target audiences, while driving success for all of Creatd’s stakeholders.

Vocal for Brands

All brands have a story to tell, and our creator community helps them tell it. Vocal for Brands, Creatd's internal content marketing studio, specializes in pairing leading brands with Vocal creators to produce marketing campaigns that are non-interruptive, engaging, and direct-response driven, with creators telling the brand’s story in a way that is both engaging and trustworthy. Further, Vocal for Brands campaigns leverage Vocal’s first-party data and technology, which enables the creation of highly targeted and segmented audiences and optimized campaign results.

In addition to branded story campaigns Additionally, brands can opt to collaborate with Vocal on a sponsored Challenge, prompting the creation of high-quality stories that are centered around the brand’s mission and further disseminated through creators’ respective social channels and promotional outlets.

WHE Agency

The WHE Agency (“WHE”), acquired by Creatd in 2021, was founded by Tracy Willis with the goal of supporting top creators and influencers, by connecting them with leading family and lifestyle brands and global audiences. Today, WHE represents a roster of over 100 creators across numerous verticals including family and lifestyle, music, and celebrity categories.

Seller’s Choice

Seller’s Choice is Creatd Partners’ performance marketing agency specializing in DTC (direct-to-consumer) and e-commerce clientele. Seller’s Choice provides direct-to-consumer brands with design, development, strategy, and sales optimization services.

Creatd Ventures

Creatd Ventures houses Creatd's portfolio of e-commerce businesses, both majority and minority-owned as well as associated e-commerce technology and infrastructure. The Company supports founders by providing capital, as well as a host of services including design and development, marketing and distribution, and go-to-market strategy. Currently, the Creatd Ventures portfolio includes:

●	Camp, previously Plant Camp, a direct-to-consumer (DTC) food brand which creates healthy upgrades to classic comfort food favorites. Each of Camp’s products are created with hidden servings of vegetables and contain Vitamins A, C, D, E, B1 + B6. In the fourth quarter of 2021, Camp added two new products to its expanding line of healthy, veggie-based, family-friendly foods. Currently, Camp has four flavors available for purchase: Classic Cheddar Mac 'N' Cheese, White Cheddar Mac 'N' Cheese, Vegan Cheezy Mac, and Twist Veggie Pasta. Camp, which first launched in 2020, represents the first investment within the Creatd Ventures portfolio.

●	Dune Glow Remedy (“Dune”), acquired by Creatd through a series of noncontrolling interest acquisitions prior to the third quarter of 2021, the Company announced its intent to purchase a controlling stake in Dune Glow Remedy (“Dune”). The Company subsequently announced the completion of its purchase of a 50.4% majority stake in the fourth quarter of 2021. Brought to market in 2021, Dune is a beverage brand focused on promoting wellness and beauty from within. Each beverage in Dune’s product line is meticulously crafted with functional ingredients that nourish skin from the inside out and enhance one's natural glow.

●	Basis, which was acquired by the Company subsequent to year-end 2021, in March of 2022. Founded in 2017, Basis is a hydrating electrolyte drink mix formulated using rehydration therapies developed by the World Health Organization. Historically, Basis has shown strong sales volume both on the brand’s website as well as through third-party distribution channels such as Amazon. Creatd’s acquisition of 100% ownership in Basis marks the third majority ownership acquisition for Creatd Ventures.

Creatd Studios

The goal of Creatd Studios is to elevate creators’ stories to TV, film, books, podcasts, video, and more.

●	Transmedia Assets: With millions of compelling stories in its midst, Creatd’s technology surfaces the best candidates for transmedia adaptations, through community and creator data insights. Then, Creatd Studios helps creators tell their existing stories in new ways, by partnering them with entertainment and publishing studios to create unique content experiences that accelerate earnings, discoverability, and open doors.

●	OG Gallery: The OG Collection is an extensive library of original artwork and imagery from the archives of some of the most iconic magazines of the 20th century. OG Gallery is an exploratory initiative aimed at identifying opportunities to propel the OG Collection into a new technological sphere: the NFT marketplace.

Application of First-Party Data

Creatd’s business intelligence and marketing teams identify and target individual creators, communities, and brands, utilizing empirical data harnessed from the Vocal platform. The team’s ability to apply its proprietary first-party data works to reduce acquisition costs for new creators and to help provide brands with conversions and an ideal targeted audience. In this way, our ability to apply first-party data is one of the value-drivers for the Company across its four business pillars.

Importantly, we do not sell the collected data, that being a common monetization opportunity for many other businesses. Instead, we use our collected first-party data for the purposes of bettering the platform. Specifically, our data helps us understand the behaviors and attributes that are common among the creators, brands, and audiences within our ecosystem. We then pair our first-party Vocal data with third-party data from distribution platforms such as Facebook and Snapchat to provide a more granular profile of our creators, brands, and audiences.

It is through generating this valuable first-party data that we can continually enrich and refine our targeting capabilities for branded content promotion and creator acquisition, and specifically, to reduce our creator acquisition costs (CAC) and subscriber acquisition costs (SAC).

Competition

The idea for Vocal came as a response to what Creatd’s founders recognized as systemic flaws inherent to the digital media industry and its operational infrastructures. Depreciating value of digital media business models built on legacy technology platforms created a unique opportunity for development of a creator-centric platform that could appeal to a global community and, at the same time, be capable of acquiring undervalued complimentary technology assets.

Creatd’s founders built the Vocal platform upon the general thesis that a closed and safe ecosystem utilizing first-party data to increase efficiencies could create a sustainable and defensible business model. Vocal was strategically developed to provide value for content creators, readers, and brands, and to serve as a home for the ever-increasing amount of digital content being produced and the libraries of digital assets lying dormant.

Vocal is most commonly discussed as a combination of:

●	Medium, a platform for writers built by former Twitter founder Ev Williams;

●	Reddit, a social news aggregation, web content rating, and discussion website; and

●	Patreon, a membership platform that provides business tools for content creators to run a subscription service.

Creatd does not view Vocal as a substitute or competitor to segment-specific content platforms, such as Vimeo, YouTube, Instagram, or SoundCloud. We don’t want to replace anyone; we built Vocal to be accretive to the entire digital ecosystem. In fact, one of the most powerful components of our technology is the fact that Vocal makes it easy for creators to embed their existing published content, including videos, songs, podcasts, photographs, and more, directly into Vocal. We see this as a growth opportunity by building partnerships with the world’s greatest technology companies and to further spread our roots deeper into the digital landscape.

Revenue Model

Creatd’s revenues are primarily generated through:

●	Creator Subscriptions: Vocal+ subscription offering provides creators with increased monetization and access to premium tools and features. At approximately $10 per month, Vocal+ offers creators a strong value proposition for freemium users to upgrade, while providing a scalable source of monthly recurring gross revenue for Creatd.

●	Marketing Partnerships: Vocal partners with leading brands and creators through its internal content studio, Vocal for Brands, to produce content marketing campaigns, including sponsored Challenges, that leverage the power of Vocal. Branded stories and Challenges are optimized for conversions, distributed to a targeted audience based on Vocal’s first-party data, and are optimized for conversions to maximize revenue growth. Additionally, marketing partnerships are brokered through the Company’s in-house influencer talent management firm, WHE, which manages and promotes a growing roster of influencer talent who partner with brands on marketing campaigns both inside and outside the Vocal platform.

●	Managed Services: Creatd’s in-house marketing agency for e-commerce, Seller’s Choice, provides direct-to-consumer brands with design, development, strategy, and sales optimization services.

●	Platform Processing Fees and Microtransactions: With Tipping and other types of microtransactions, audiences can engage and support their favorite Vocal creators by actively investing in their creativity. Vocal takes a platform processing fee on all transactions. Each Tip sent on Vocal generates revenue for the Company in the form of platform processing fees. For Vocal Free creators, we retain a 7% platform processing fee for every Tip exchanged. For Vocal+ creators, we retain a 2.9% platform processing fee.

●	Affiliate sales: Vocal generates revenue through affiliate marketing relationships, which pays the Company a percentage of purchases made on our platform. Affiliate relationships include Amazon, Skimlinks, Tune, and more. This represents a unique opportunity in the post-pandemic environment where brands need expansive distribution pipelines such as Vocal to reach broader audiences.

●	E-commerce: Our e-commerce strategy involves revitalizing archival imagery and media content in dormant legacy portfolios. Our curation and data capabilities have helped us create scalable and definable value for our internal collection of media assets through financing, trademarking, licensing, and production opportunities. Creatd has an exclusive license to leverage the stories housed on Vocal, reimagining them for films, episodic shows, games, graphic novels, collectibles, books, and more.

Acquisition Strategy

Creatd’s hybrid finance and design culture is key to its acquisition strategy. Acquisition targets are companies that meet a set of opportunistic or financial standards or that are part of specific digital environments that are accretive and can seamlessly integrate into Creatd’s existing revenue lines. Creatd will continue to make strategic acquisitions when presented with opportunities that are in the interest of shareholder value.

Corporate History and Information

We were originally incorporated under the laws of the State of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 to Great Plains Holdings, Inc.

On February 5, 2016 (the “Merger Closing Date”), we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GPH Merger Sub, Inc., a Nevada corporation and our wholly-owned subsidiary (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as our wholly-owned subsidiary (the “Merger”). Pursuant to the terms of the Merger Agreement, we acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 475,000 shares of our common stock, par value $0.001 per share (“Common Stock”). Additionally, we assumed 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to our current plan.

In connection with the Merger, on the Merger Closing Date, we entered into a Spin-Off Agreement with Kent Campbell (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased (i) all of our interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of our interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 13,030 shares of our common stock held by Mr. Campbell. In addition, Mr. Campbell assumed all of our debts, obligations and liabilities, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Effective February 28, 2016, we entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”), pursuant to which we became the parent company of Jerrick Ventures, LLC, our wholly-owned operating subsidiary (the “Statutory Merger”).

On February 28, 2016, we changed our name to Jerrick Media Holdings, Inc. to better reflect our new business strategy.

On July 25, 2019, we filed a certificate of amendment to our articles of incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-twenty (1:20) reverse stock split (the “Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on July 30, 2019. The number of shares of authorized common stock was proportionately reduced as a result of the Reverse Stock Split. The number of shares of authorized preferred stock was not affected by the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split as all fractional shares were “rounded up” to the next whole share.

All share and per share amounts for the common stock indicated in this prospectus have been retroactively restated to give effect to the Reverse Stock Split.

On September 11, 2019, the Company acquired 100% of the membership interests of Seller’s Choice, LLC, a New Jersey limited liability company (“Seller’s Choice”). Seller’s Choice is digital e-commerce agency based in New Jersey (see Note 4).

On July 13, 2020, upon approval from our board of directors and stockholders, we filed Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada for the purpose of increasing our authorized shares of Common Stock to 100,000,000.

On August 13, 2020, we filed a certificate of amendment to our second amended and restated articles of incorporation (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-three (1:3) reverse stock split (the “August 2020 Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on August 17, 2020. No fractional shares were issued in connection with the August 2020 Reverse Stock Split as all fractional shares were rounded down to the next whole share. All share and per share amounts of our common stock listed in this prospectus have been adjusted to give effect to the August 2020 Reverse Stock Split.

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change our name to “Creatd, Inc.”, which became effective on September 10, 2020.

Recent Developments

Executive Option Awards

The Board of Directors (the “Board”) of Creatd, Inc., a Nevada corporation (the “Company”), approved the Creatd, Inc. 2022 Omnibus Securities and Incentive Plan (the “Plan”), which the Company intends to submit to a vote of shareholders. As the Plan was approved by the Board but has not yet been approved by the Company’s shareholders, in accordance with the rules of The Nasdaq Capital Market, the Company is permitted to adopt an equity arrangement and grant options thereunder prior to obtaining shareholder approval, provided that (i) no options can be exercised prior to obtaining shareholder approval, and (ii) the plan can be unwound, and the outstanding options cancelled, if shareholder approval is not obtained. The Plan provides for the granting of Distribution Equivalent Rights, Incentive Share Options, Non-Qualified Share Options, Performance Unit Awards, Restricted Share Awards, Restricted Share Unit Awards, Share Appreciation Rights, Tandem Share Appreciation Rights, Unrestricted Share Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant as provided in the Plan. The aggregate number of Common Shares (including Common Shares underlying Options designated as Incentive Share Options or Non-Qualified Share Options) that may be issued under the Plan shall not exceed the sum of (i) 5,450,000 Common Shares plus (ii) an annual increase on the first day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2031 equal to the lesser of (A) five percent (5%) of the Common Shares outstanding on the final day of the immediately preceding calendar year, and (B) such smaller number of Common Shares as determined by the Board. Additionally, the aggregate number of Common Shares (including Common Shares underlying Options designated as Incentive Share Options or Non-Qualified Share Options) that may be issued under the Plan to persons who are not Directors shall not exceed the sum of (i) 4,770,000 Common Shares plus (ii) an annual increase on the first day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2031 equal to the lesser of (A) five percent (5%) of the Common Shares outstanding on the final day of the immediately preceding calendar year, and (B) such smaller number of Common Shares as determined by the Board. Options issued pursuant to the Plan shall not expire later than 10 years from the date of grant.

On June 1, 2022, on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Board issued options priced at the greater of the closing price on June 1, 2022 and the 30-day VWAP for the 30-day period ending on June 1, 2022 and vesting immediately upon the Company’s shareholders’ approval of the Plan (the “Tranche 1 Options”), to: (i) Jeremy Frommer, Executive Chairman, 195,000 Tranche 1 Options; (ii) Laurie Weisberg, Chief Executive Officer, 195,000 Tranche 1 Options; (iii) Justin Maury, President, 195,000 Tranche 1 Options; and (iv) Chelsea Pullano, Chief Financial Officer, 50,000 Tranche 1 Options.

On June 3, 2022, on the recommendation of the Compensation Committee, the Board agreed to issue options, subject to the recipients’ continued employment with the Company and the Company having achieved a minimum of $6 million in net revenues for the 2022 fiscal year (the “Tranche 2 Options”), vesting as follows: (a) 1/3 of the Tranche 2 Options, priced at $1.32, will vest on December 31, 2022, (b) 1/3 of the Tranche 2 Options, priced at $1.58, will vest on December 31, 2023 and (c) the final 1/3 of the Tranche 2 Options priced at $1.90, will vest on December 31, 2024. The Tranche 2 Options were awarded to: (i) Jeremy Frommer, Executive Chairman, 195,000 Tranche 2 Options; (ii) Laurie Weisberg, Chief Executive Officer, 195,000 Tranche 2 Options; (iii) Justin Maury, President, 195,000 Tranche 2 Options; and (iv) Chelsea Pullano, Chief Financial Officer, 50,000 Tranche 2 Options.

Convertible Note Offering

On May 31, 2022 (the “Effective Date”), Creatd, Inc., a Nevada corporation (the “Company”), entered into and closed securities purchase agreements (each, a “Purchase Agreement”) with eight accredited investors (the “Investors”), whereby the Investors purchased from the Company for an aggregate of $3,600,036 in subscription amount (i) debentures in the principal amount of $4,000,000 (the “Debentures”); (ii) 2,000,000 Series C Common Stock Purchase Warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Series C Warrants”); and (iii) 2,000,000 Series D Common Stock Purchase Warrants to purchase shares of Common Stock (the “Series D Warrants”, and collectively with the Series C Warrants, the “Warrants”). The Company and the Investors also entered into registration rights agreements (each, a “Registration Rights Agreement”) pursuant to the Purchase Agreement.

The Debentures have an original issue discount of 10%, have a term of six months with a maturity date of November 30, 2022, may be extended by six months at the Company’s option subject to certain conditions, and are convertible into shares of Common Stock at a conversion price of $2.00 per share, subject to adjustment upon certain events including a one-time adjustment to the price of the Common Stock offered in the Rights Offering (as defined therein), with such adjusted conversion price not to be lower than $1.00.

The Warrants are exercisable for a term of five years from the initial exercise date of November 30, 2022, until November 30, 2027. The Series C Warrants are exercisable at an exercise price of $3.00, subject to adjustment upon certain events including a one-time adjustment to the price of the Common Stock offered in the Rights Offering, with such adjusted exercise price not to be lower than $0.96. The Series D Warrants are exercisable at an exercise price of $6.00 subject to adjustment upon certain events including a one-time adjustment to the price of the Common Stock offered in the Rights Offering, with such adjusted exercise price not to be lower than $0.96. The Warrants provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of Common Stock. The shares underlying the Debentures, the Series C Warrants and the Series D Warrants are to be registered within 90 days of the Effective Date.

The representations and warranties contained in the Purchase Agreement were made by the parties to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Purchase Agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Purchase Agreement. The Purchase Agreement is not intended for investors and the public to obtain factual information about the current state of affairs of the parties.

Additionally, in connection with the Purchase Agreements, the subsidiaries of the Company delivered a guarantee (the “Guarantee”) in favor of the Investors whereby each such subsidiary guaranteed the full payment and performance of all obligations of the Company pursuant to the Purchase Agreement.

Registered Direct Offering –March 2022

On March 7, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with thirteen accredited investors resulting in the raise of $2,659,750 in gross proceeds to the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell in a registered direct offering an aggregate of 1,519,857 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) together with warrants to purchase an aggregate of 1,519,857 shares of Common Stock (the “Warrants”) at an exercise price of $1.75 per share (collectively, the “Offering”). The warrants will be immediately exercisable and will expire on March 9, 2027.

The Offering closed on March 9, 2022, after the satisfaction of customary closing conditions as set forth in the Purchase Agreement. The gross proceeds from the Offering were $2,659,750, before deducting Offering expenses, which will be used for general corporate purposes, including working capital.

The shares of Common Stock were offered and sold by the Company pursuant to a prospectus supplement, which was filed with Securities and Exchange Commission (the “SEC”) on March 9, 2022, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was filed with the SEC on November 25, 2020 and subsequently declared effective on April 23, 2021 (File No. 333-250982) (the “Shelf Registration Statement”).

Nasdaq Notice of Delisting

On January 4, 2021, the Company received a letter from the staff of The Nasdaq Capital Market (the “Exchange”) notifying the Company that the Exchange had determined to delist the Company’s common stock and warrants from the Exchange based on the Company’s non-compliance with the Exchange’s (i) $5 million stockholders’ equity requirement for initial listing pursuant to Nasdaq Listing Rule 5505(b), (ii) the $2.5 million stockholders’ equity requirement or any of the alternatives for continued listing pursuant to Nasdaq Listing Rule 5550(b), and (iii) the Company’s failure to provide material information to the Exchange pursuant to Nasdaq Listing Rule 5250(a)(1).

On February 11, 2021, the Company met with the Exchange’s Hearings Panel (the “Panel”) with respect to such determination, in accordance with the Exchange’s rules and, pursuant to such request by the Company to appeal, the delisting of the Company’s securities and the Form 25 Notification of Delisting filing was stayed pending the Panel’s decision.

On March 9, 2021, the Exchange notified the Company that the Panel had determined to continue the listing of the Company on the Exchange. Notwithstanding the Panel’s determination to continue the listing of the Company’s securities on the Exchange, the Panel issued a public reprimand letter to the Company, pursuant to Listing Rule 5815(c)(1)(D), based on its finding “that the Company failed to meet the initial listing criteria with respect to stockholders’ equity and failed to provide Nasdaq with material information with respect to that deficiency.” Specifically, the Panel found that the Company failed to comply with Listing Rule 5250(a)(1), requiring it to notify Nasdaq of certain significant developments that led to the Company’s prior representations about its ability to satisfy the initial listing requirements being inaccurate. In reaching its determination to continue the listing of the Company on Nasdaq, the Panel acknowledged that the Company has since demonstrated compliance with the initial listing requirement for stockholders’ equity and all other applicable initial listing requirements. The Panel also determined that the violations were inadvertent and that the Company had relied on advice of counsel at the time in its interactions with the Nasdaq staff (“Staff”). The Panel also acknowledged the Company’s efforts to implement structural changes within the Company to avoid similar misstatements in the future and that would allow for proper accounting and disclosure on an ongoing basis.

A Panel Monitor has been implemented under Listing Rule 5815(d)(4)(A) for a period of one year from the date of the Letter. In the event that the Company becomes deficient with respect to any continued listing requirement, the Company will not be afforded the opportunity to submit a compliance plan for Staff’s consideration and Staff will issue a Delist Determination Letter and promptly schedule a new hearing under Listing Rule 5810(c)(2), at which the Company may present a compliance plan for the Panel’s consideration. In the event of a new hearing, any suspension or delisting action would be stayed pending the completion of the hearings process and the expiration of any additional extension period granted by the Panel following the hearing.

On March 1, 2022, the Company received a letter (the “Letter”) from the staff of The Nasdaq Capital Market (the “Exchange”) notifying the Company that the Exchange has determined to delist the Company’s common stock from the Exchange based on the Company’s Market Value of Listed Securities for the 30-consecutive day period between January 15, 2022 and February 25, 2022 falling short of the requirements under Listing Rule 5550(b)(2) (the “Rule”). Although a 180-day period is typically allowed for an issuer to regain compliance, the Company is not eligible to use such compliance period, as the Exchange had instituted a Panel Monitor through March 9, 2022.

The Company is pursuing an appeal to the Panel of such determination, in accordance with the Exchange’s rules and, pursuant to such request by the Company to appeal, the delisting of the Company’s securities and the Form 25 Notification of Delisting filing will be stayed pending the Panel’s decision.

The Company intends to present to the Panel evidence that the Company has regained compliance with the Rule; however, there can be no assurance that the Panel will grant the Company’s request for continued listing.

The Letter has no immediate impact on the listing of the Company’s common stock or warrants, which will continue to be listed and traded on the Exchange, subject to the Company’s compliance with other continued listing requirements. The Company’s receipt of the Letter does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

Securities Purchase Agreement

On March 1, 2022, the Company entered into securities purchase agreements with twenty-eight (28) accredited investors whereby, at the closing, such investors purchased from the Company an aggregate of (i) 1,401,457 shares of the Company’s common stock, par value $0.001 per share and (ii) 1,401,457 warrants to purchase shares of common stock, for an aggregate purchase price of $2,452,550. Such warrants are exercisable for a term of five-years from the date of issuance, at an exercise price of $1.75 per share, and provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of common stock. The Benchmark Company, LLC acted as exclusive financial advisor for the Company in connection with the financing and is entitled to receive 125,000 shares of common stock as compensation for its services. The closing of the financing occurred on March 1, 2022.

Board of Directors and Management

Appointment of New Directors

On February 17, 2022, the Board of Directors (the “Board”) of the Company appointed Joanna Bloor, Brad Justus, and Lorraine Hendrickson to serve as members of the Board. Ms. Bloor has been nominated to, and will serve as, chair of the Compensation Committee, and to be a member of the Audit Committee and Nominating & Corporate Governance Committee. Mr. Justus has been nominated, and will serve as, chair of the Nominating & Corporate Governance Committee, and to be a member of the Compensation Committee and Audit Committee. Ms. Hendrickson has been nominated to, and will serve as, chair of the Audit Committee and to be a member of the Compensation and Nominating & Corporate Governance Committee.

Departure of Directors

On July 16, 2021, Mark Patterson notified the Board of the Company of his resignation from the Board, effective July 31, 2021. Such resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 17, 2022, the Board received notice that effective immediately, Mark Standish resigned as Chair of the Board, Chair of the Audit Committee and as a member of the Compensation Committee and Nominating & Corporate Governance Committee; Leonard Schiller resigned as member of the Board, Chair of the Compensation Committee and as a member of the Audit Committee and Nominating & Corporate Governance Committee; and LaBrena Martin resigned as a member of the Board, Chair of the Nominating & Corporate Governance Committee and as a member of the Audit Committee and Compensation Committee. Such resignations are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Management Restructuring

On August 13, 2021, the Board approved the restructuring of the Company’s senior management team to be comprised of two Co-Chief Executive Officers and appointed Jeremy Frommer and Laurie Weisberg to such positions (the “First Restructuring”). Additionally, Justin Maury was appointed Chief Operating Officer and retains his position as President. Prior to the First Restructuring, Mr. Frommer served as the Company’s Chief Executive Officer and Ms. Weisberg served as the Company’s Chief Operating Officer. Mr. Frommer and Ms. Weisberg continue to serve as members of the Board. The Restructuring did not impact the role or functions of the Company’s Chief Financial Officer, Chelsea Pullano.

On February 17, 2022, the Board of the Company approved the restructuring of the Company’s senior management team to eliminate the Co-Chief Executive Officer role, appointing Jeremy Frommer as Executive Chairman and Founder, and appointing Laurie Weisberg as Chief Executive Officer (the “Second Restructuring”). Prior to the Second Restructuring, Mr. Frommer and Ms. Weisberg served as the Company’s co-Chief Executive Officers and Ms. Weisberg served as the Company’s Chief Operating Officer. The Second Restructuring does not impact the role or functions of the Company’s Chief Financial Officer, Chelsea Pullano, or the role or functions of the Company’s President and Chief Operating Officer, Justin Maury.

Plant Camp LLC Purchase

On June 4, 2021, the Company, through its wholly owned subsidiary, Creatd Partners, LLC, a Delaware limited liability company (the “Purchaser”), entered into a Membership Interest Purchase Agreement (the “MIPA”) with Angela Hein and Heidi Brown (the “Sellers”), pursuant to which the Purchaser acquired 841,005 common units of Plant Camp LLC, a Delaware limited liability company (“Plant Camp”) from the Sellers, resulting in the Purchaser owning 89% of the issued and outstanding equity of Plant Camp.

Simultaneous with the execution of the MIPA, and having met all conditions precedent in the MIPA, the parties to the MIPA consummated the closing of the transactions contemplated by the MIPA (the “Closing”). At the Closing, the Purchaser acquired a majority interest in Plant Camp in exchange for a cash payment to the Sellers of $300,000. The MIPA contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

On the Closing Date, the Amended and Restated Liability Company Operating Agreement of Plant Camp was amended and restated (the “Second A&R Operating Agreement”) to reflect the purchase and sale of the Membership Interests pursuant to the MIPA.

Underwritten Public Offering

On June 17, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company LLC (“Benchmark” or the “Underwriter”), pursuant to which we agreed to sell to the Underwriter in a firm commitment underwritten public offering (the “Offering”) an aggregate of 750,000 shares of the Company’s common stock, par value $0.001 per share, at a public offering price of $3.40 per share. The Company also granted the Underwriter a 30-day option to purchase up to an additional 112,500 shares of common stock to cover over-allotments, if any. The Offering closed on June 21, 2021.

Benchmark acted as sole bookrunner for the Offering. The Offering was made pursuant to a prospectus supplement dated June 17, 2021, and a base prospectus dated April 23, 2021, which is part of a registration statement on Form S-3 (File No. 333-250982) that was filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2020, as amended on April 9, 2021, and declared effective by the Commission on April 23, 2021. The Underwriter received a discount in the amount of 7% of the aggregate gross proceeds received by the Company in connection with the Offering, warrants equal to 5% of the total of all shares issued in the Public Offering, including overallotment shares, exercisable six months from the date of issuance, at the price of $4.08, for a period of five years (the “Underwriter Warrants”), and reimbursement of certain expenses.

The Underwriting Agreement included customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions. Additionally, under the terms of the Underwriting Agreement, we have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

The gross proceeds to the Company from the sale of 750,000 shares of Common Stock, before deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be $2,550,000. We used the net proceeds from the Offering for working capital and general corporate purposes.

WHE Agency Transaction

On July 20, 2021, the Company entered into, through its wholly owned subsidiary, Creatd Partners, LLC (“Creatd Partners”), a Stock Purchase Agreement (the “Purchase Agreement”) with individuals named therein (collectively, the “Sellers”), pursuant to which Creatd Partners acquired from the Sellers, subject to the terms and conditions of the Purchase Agreement and other related agreements (the “Transaction Documents”) 1,158,000 shares of common stock of WHE Agency, Inc. (“WHE Agency”), a talent management and public relations agency that primarily focuses on representation and management of family and lifestyle-focused influencers and digital creators. The equity interest acquired in the Transaction (as defined below) along with the Voting Agreements described below equals fifty-five (55%) of the voting power and forty-four (44%) of the ownership of WHE Agency’s issued and outstanding shares, determined on a fully diluted basis post-transaction.

Pursuant to the Purchase Agreement, the Sellers sold, transferred, assigned, conveyed and delivered to Creatd Partners their respective issued and outstanding shares of common stock in WHE Agency (the “Transaction”). The aggregate closing consideration of the Transaction is $1,038,271, which consists of a combination of cash, in the amount of $144,750 (“Cash Consideration”), and the remaining $893,521 issued to the Sellers in the form of 224,503 shares of the Company’s restricted common stock (“Closing Share Consideration”).

The Transaction closed on July 23, 2021 (the “Closing”). At the Closing, Sellers received their respective portion of the aggregate closing consideration in the form of a combination of Cash Consideration and Closing Share Consideration, except for 5% of the total Closing Share Consideration that will be subject to a twelve (12) month Indemnification Holdback Period.

The 224,503 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), were issued as part of the Closing Share Consideration (the “Shares”) to the Sellers are “restricted securities,” as defined in Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Act”), and accordingly the Shares may not be resold by the Sellers without registration under the Act or an available exemption from registration. Under the Purchase Agreement, the Company will be obligated to file with the Securities and Exchange Commission (the “SEC”) within ten business days after the Closing, a registration statement on Form S-1 or Form S-3 registering the resale of the Shares by the Sellers under the Act to cover the resale of the Shares issued to the Sellers.

The Purchase Agreement contain representations and warranties made by and to the parties thereto as of specific dates. The Purchase Agreement includes customary representations, warranties and covenants of the Company, Sellers and WHE Agency. The representations and warranties made by each party were made solely for the benefit of the other parties and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Purchase Agreement if those statements prove to be inaccurate; (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other party in disclosure schedules to the Purchase Agreement, and (iii) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

In connection with entering into the Purchase Agreement, Creatd Partners entered into a certain Voting Agreement and Proxy (the “Voting Agreement”) with certain beneficial owners that collectively own 11% percent of WHE Agency’s issued and outstanding restricted common stock (“Restricted Stockholders”). Through the Voting Agreements entered into with the Restricted Stockholders, Creatd Partners effectively controls 55% of the total voting power of the Company in the aggregate. The Voting Agreements generally require that the stockholders who are party to the Voting Agreements vote or cause to be voted their WHE Agency shares, and execute and deliver written consents and otherwise exercise all voting and other rights with respect to the WHE Agency shares at the direction of Creatd Partners. In addition, in connection with the Voting Agreements, the Restricted Stockholders delivered irrevocable proxies to Creatd Partners. The Voting Agreements terminate upon the twenty-year anniversary of executing the Voting Agreements.

Dune Transaction

On October 3, 2021, we, through Creatd Partners, LLC (“Buyer”), entered into a Stock Purchase Agreement (the “Dune Agreement”) with Standard Holdings, Inc. (“SHI”) and Mark De Luca (“De Luca”) (SHI and De Luca, collectively the “Dune Sellers”), and Stephanie Roy Dufault, whereby Buyer purchased a majority stake in Dune, Inc., a Delaware corporation (“Dune”). Pursuant to the Dune Agreement, which closed on October 4, 2021, Buyer acquired a total of 3,905,634 shares of the common stock of Dune (the “Purchased Shares”). The Company issued 163,344 restricted shares of the Company’s common stock to the Dune Sellers.

In addition, pursuant to the Dune Agreement, $50,000 worth of the Company’s common stock issuable to the Dune Sellers on a pro rata basis, priced in accordance with the terms and conditions set forth in the Dune Agreement (the “Indemnification Escrow Amount”), shall be held in escrow and reserved in each Dune Seller’s name by the Company’s transfer agent until such time as release is authorized under the Agreement.

Each of the Dune Sellers and Buyer have made customary representations and warranties, and covenants in the Agreement.

In connection with the Dune Agreement, Dune, Creatd Partners, Mark De Luca and SHI entered into a Stockholders Agreement dated October 3, 2021, providing for the purchase of the Purchased Shares representing a majority stake in Dune. The Stockholders Agreement contains customary representations and warranties, and covenants.

Registered Direct Offering – October 2021

On October 25, 2021, we entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors (collectively, the “Purchasers”) resulting in the raise of $3,825,000 in gross proceeds to the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 850,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $4.50 per Share (the “Offering”). The Offering closed on October 27, 2021, subject to customary closing conditions.

Pursuant to the terms of the Purchase Agreement, each of the Purchasers was granted the right to participate in a subsequent financing in an amount up to 25% of such subsequent financing. Additionally, under the terms of the Purchase Agreement, the Company and its subsidiaries are prohibited from issuing Common Stock or common stock equivalents for a period of 30 days from the date of the closing of the Purchase Agreement, other than with respect to Exempt Issuances (as defined in the Purchase Agreement) and the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares, except as may be required in connection with the satisfaction of the minimum bid price requirement of the principal Trading Market.

The Benchmark Company, LLC acted as exclusive placement agent (the “Placement Agent”) for the Company in connection with the Offering. Pursuant to that certain Placement Agency Agreement, dated as of October 25, 2021, between the Company and the Placement Agent (the “Placement Agency Agreement”), the Placement Agent is entitled to a cash fee equal to $267,750, which represents seven percent (7.0%) of the aggregate gross proceeds raised in the Offering, the reimbursement of certain of the Placement Agent’s expenses, and warrants to purchase up to 42,500 shares of Common Stock at an exercise price of $5.40 per share, which represents five percent (5.0%) of the aggregate number of Shares sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants will not be exercisable for a period of six months following the date of the closing and thereafter are exercisable for a period of five years.

The Company’s net proceeds to the Company from the Offering were approximately $3,407,250 after deducting the Placement Agent fees and estimated expenses payable by the Company.

Employees

As of March 31, 2022, we had 56 full-time employees and 23 part-time employees. None of our employees are subject to a collective bargaining agreement, and we believe our relationship with our employees to be good.

We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. Our human capital resources objectives include identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Facilities

Our corporate headquarters consists of a total of approximately 8,000 square feet and is located at 419 Lafayette Street, 6th Floor, New York, NY 10003. The current lease term is effective May 1, 2022 through April 30, 2029, with monthly rent of $39,000 for the first year of the leasing period, and an increase in rent of 3% for every year thereafter. Previously in 2022, the Company also had additional office space located at 648 Broadway, Suite 200, New York, NY 10012. The lease term was effective September 9, 2021 through September 9, 2022, with monthly rent of $12,955 for the leasing period. During 2021, the Company also had additional office space located at 2050 Center Ave, Suite 640 and Suite 660, Fort Lee, NJ 07024. The lease term was effective June 5, 2018 through July 5, 2023, with monthly rent of $7,693 for the first year and increases at a rate of 3% for each subsequent year thereafter. Subsequent to December 31, 2021, the Company reached an agreement with the landlord at the New Jersey location to terminate the lease effective February 28, 2022.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

On or about June 25, 2020, Home Revolution, LLC (“Home Revolution”) filed a lawsuit in the United States District Court for the District of New Jersey, Home Revolution, LLC, et al. v. Jerrick Media Holdings, Inc. et al., Case No. 2:20-cv-07775-JMV-MF. The Complaint alleges, among other things, that Creatd, Inc. breached the Membership Interest Purchase Agreement, as modified, and ancillary transaction documents in connection with the acquisition of Seller’s Choice, LLC, from Home Revolution in September 2019. The Complaint additionally alleges violation of the New Jersey Uniform Securities Law, violations of the Exchange Act and Rule 10b-5 thereunder, fraud, equitable accounting, breach of fiduciary duty, conversion and unjust enrichment. Plaintiff also sought to have a receiver appointed by the Court to take over Creatd’s operations. After substantial motion practice, Creatd successfully settled this dispute from June 2020 for a total of $799,000, which includes $660,000 of note principal and $139,000 of accrued interest. The matter has been dismissed on March 3, 2022.

On or about August 30, 2021, Robert W. Monster and Anonymize, Inc. (“Monster”) filed a lawsuit in the United States District Court for the Western District of Washington at Seattle, Robert W. Monster, et al. v. Creatd, Inc., et al. (Western District of Washington at Seattle 2:21-CV-1177). The Complaint alleges, among other things, that action for Declaratory Judgment under 28 U.S.C. § 2201 that Monster’s registration and use of the internet domain name VOCL.COM (the “Domain Name”) does not violate Creatd’s rights under the Anticybersquatting Consumer Protection Act (“ACPA”), 15 U.S.C. § 1125(d), or otherwise under the Lanham Act, 15 U.S.C. § 1051 et seq. Creatd claims trademark rights and certain other rights with respect to the term and the domain name VOCL.COM. Monster seeks a determination by the Court that Monster’s registration and/or use of VOCL.COM is not, and has not been in violation of the ACPA, and that Plaintiffs’ use of VOCL.COM constitutes neither a violation of the ACPA nor trademark infringement or dilution under the Lanham Act. Creatd believes the lawsuit lacks merit and will vigorously challenge the action. At this time, we are unable to estimate potential damage exposure, if any, related to the litigation.

Corporate Information

The Company’s address is 419 Lafayette Street, 6th Floor, New York, NY 10003. The Company’s telephone number is (201) 258-3770. Our website is https://creatd.com. The information on, or that can be accessed through, this website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase the securities.

MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers as of the date of this prospectus:

Name	Age	Positions
Laurie Weisberg	53	Chief Executive Officer, Director
Jeremy Frommer	53	Executive Chairman of the Board of Directors
Joanna Bloor	52	Director
Brad Justus	61	Director
Lorraine Hendrickson	56	Director
Justin Maury	33	Chief Operating Officer & President
Chelsea Pullano	31	Chief Financial Officer

Laurie Weisberg – Chief Executive Officer and Director

Ms. Weisberg was elected to our board of directors in July 2020 and has been our Chief Executive Officer since 2022. Previously, she held the position of Co-Chief Executive Officer from August 2021 to February 2022, and Chief Operating Officer from September 2020 to August 2021. Weisberg, who has served as the Chief Sales Officer at Intent since February 2019, has spent over 25 years at the forefront of sales and marketing innovation in the technology space, having held leadership positions at various technology companies including Thrive Global, Curalate, and Oracle Data Cloud. From October 2010 to April 2015, Ms. Weisberg was a member of the executive leadership team at Datalogix, leading up to its acquisition by Oracle in 2015, at which point she assumed the role of VP of Oracle Data Cloud. Additionally, Ms. Weisberg has served on the Advisory Board at Crowdsmart, an intelligent data-driven investment prediction platform since April 2019. Ms. Weisberg was born and educated in England. We believe Ms. Weisberg is qualified to serve on our board of directors due to her extensive global sales and brand marketing expertise as well as her leadership experience working within the technology space.

Jeremy Frommer – Executive Chairman and Co-Founder

Mr. Frommer was appointed Executive Chairman in February 2022 and has been a member of our board of directors since February 2016. Previously, he served as our Chief Executive Officer from February 2016 to August 2021, and Co-Chief Executive Officer from August 2021 to February 2022. Mr. Frommer has over 20 years of experience in the financial technology industry. Previously, Mr. Frommer held key leadership roles in the investment banking and trading divisions of large financial institutions. From 2009 to 2012, Mr. Frommer was briefly retired until beginning concept formation for Jerrick Ventures which he officially founded in 2013. From 2007 to 2009, Mr. Frommer was Managing Director of Global Prime Services at RBC Capital Markets, the investment banking arm of the Royal Bank of Canada, the largest financial institution in Canada, after the sale of Carlin Financial Group, a professional trading firm. From 2004 to 2007, Mr. Frommer was the Chief Executive Officer of Carlin Financial Group after the sale of NextGen Trading, a software development company focused on building equity trading platforms. From 2002 to 2004, Mr. Frommer was Founder and Chief Executive Officer of NextGen Trading. From 2000 to 2002, he was Managing Director of Merger Arbitrage Trading at Bank of America, a financial services firm. Mr. Frommer was also a director of LionEye Capital, a hedge fund from June 2012 to June 2014. He holds a B.A. from the University of Albany. We believe Mr. Frommer is qualified to serve on our board of directors due to his financial and leadership experience.

Joanna Bloor – Director

Ms. Bloor, age 52, Founder and CEO of The Amplify Lab, combines over 7 years of experience in Technology senior management following a 15-year career as a Senior Executive in Operations and Marketing. Previously, she had been involved in three companies in the Technology and Media industry, holding positions including VP of Sales Operations, AVP of Sales Operations and Director of Sales Operations, and board member. From 2010 through 2015, she held the position of VP of Sales Operations at Pandora, a technology and entertainment company. From 2000 to 2010, Ms. Bloor was the AVP of Sales Operations for CBS Interactive, Inc., a Digital Media and News organization. From 2000 to 2001, she was the Director of Sales Operations for OpenTable.com, an online restaurant reservation company. Joanna is also currently the Founder and CEO of The Amplify Lab., a career coaching company rooted in technology, data, and human experiences. We believe Joanna will be invaluable assisting Creatd shape and implement company culture transformation, overall operations, and human capital management. She has also had specific and deep experience in scaling revenue and implementing teams for numerous public and private companies, including leading technology companies and consumer brands that generate multi-million to hundreds of millions in annual revenue.

Brad Justus – Director

Mr. Justus, age 61, most recently Director of International Publishing at Riot Games, combines over 13 years of executive management experience in the game development and publishing industries with more than 10 years in multiple C-Suite officer roles.  Previously, he had been involved in 3 companies in the technology and gaming industry, holding positions including Vice President of Marketing and Brand Experience, Chief Marketing Officer, Chief Executive Officer, and Senior Vice President. From 2015 to 2016, he served as Chief Experience Officer at Radiant Entertainment, a gaming company that was acquired by Riot Games in 2016. From 2012 to 2014, Mr. Justus was VP of Marketing and Brand Experience at ROBLOX Corporation, a digital community, and gaming company. From 2009 to 2012, he was Chief Marketing Officer at ClearStreet, Inc., a fintech startup company. From 2006 through 2007, Mr. Justus was the Senior Vice President for Art.com, an online art marketplace. From 2004 to 2005, he was President and CEO for Informative, Inc., an online technology survey company. Previously, he was Senior Vice President at LEGO, an industry-leading toy company from 1999 to 2004.  Since 2016 Mr. Justus held titles including Director, Brand Marketing and Director, International Publishing at Riot Games, a video game company where he also led the creator-driven global launch of the blockbuster game VALORANT in 2020. Mr. Justus holds a Bachelor of Arts cum laude in Political Science from Amherst College. We believe Mr. Justus will be a strong addition to Creatd’s board of directors because of his experience leading branding, marketing, and product development teams at numerous direct to consumer companies. Many of these companies are tech- and community-focused, just like Creatd. He will also advise on overall online strategy and revenue growth.

Lorraine Hendrickson – Director

Lorraine Hendrickson, age 56, combines over 20 years of experience in the investment banking industry, having held numerous senior management and executive positions including Chief Administration Officer, Vice President of Business Development, Corporate Relations, and Investment Strategy as well as various Director positions. From 2004 to 2006, Ms. Hendrickson served as Vice President Investment Strategy & Corporate Relations at Merrill Lynch Investment Management. From 2006 to 2011, Ms. Hendrickson was Director at BNY Mellon. An investment management firm. From 2011 to 2012, she moved to Hong Kong with BNY Mellon to become their Chief Administration Officer, Global Distribution. From 20014 to 2015, Ms. Hendrickson moved to become a Director, within the Investment Management Advisory division of Deloitte UK, the leading London-based international consulting firm. She was subsequently recruited by a client and, from 2015-2018, served as the Program Director of London CIV (Collective Investment Vehicle), the City of London’s first alternative asset management company owned and operated by the local government.  She holds a Bachelor of Science in Finance from Rider University. We believe Ms. Hendrickson will add considerable value, including through her comprehensive and diverse investment management experience, deep knowledge of governance and regulatory frameworks, and broad experience with business development, operations, and executive leadership.

Justin Maury – Chief Operating Officer and Co-Founder

Mr. Maury has served as our President since January 2019, and was appointed Chief Operating Officer in August 2021. He is a full stack design director with an expertise in product development. With over ten years of design and product management experience in the creative industry, Mr. Maury’s passion for the creative arts and technology ultimately resulted in the vision for Vocal. Since joining Creatd in 2013, Maury has overseen the development and launch of the company’s flagship product, Vocal, an innovative platform that provides storytelling tools and engaged communities for creators and brands to get discovered while funding their creativity. Under Maury’s supervision, Vocal has achieved growth to over 380,000 creators across 34 genre-specific communities in its first two years since launch.

Chelsea Pullano – Chief Financial Officer

Ms. Pullano has been our Chief Financial Officer since June 2020. She has a long history of leadership at Creatd, serving as a member of the Company’s Management Committee for four years. Prior to her current role, Ms. Pullano was an integral member of our finance department since 2017, most recently serving as our Head of Corporate Finance, a role in which she coordinated our periodic reports under the Exchange Act and other financial matters. Prior to joining the Finance Department, Ms. Pullano was a member of our operations team from 2015 to 2017. She holds a B.A. from the State University of New York College at Geneseo.

Director Terms; Qualifications

Members of our board of directors serve until the next annual meeting of stockholders, or until their successors have been duly elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the board of directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Director or Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Directors and Officers Liability Insurance

The Company has directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Company’s Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Director Independence

The listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with it that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the board of directors has determined that Joanna Bloor, Brad Justus and Lorraine Hendrickson are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “—Certain relationships and related transactions and director independence.”

Board Committees

The Company’s Board has established three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees operates pursuant to its charter. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

Nasdaq permits a phase-in period of up to one year for an issuer registering securities in an initial public offering to meet the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee independence requirements. Under the initial public offering phase-in period, only one member of each committee is required to satisfy the heightened independence requirements at the time our registration statement becomes effective, a majority of the members of each committee must satisfy the heightened independence requirements within 90 days following the effectiveness of our registration statement, and all members of each committee must satisfy the heightened independence requirements within one year from the effectiveness of our registration statement.

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	Appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	Reviewing the internal audit function, including its independence, plans, and budget;

●	Approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	Reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	Reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	Overseeing our financial compliance system; and

●	Overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The board of directors has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that Ms. Hendrickson meets the qualifications of an Audit Committee financial expert.

The Audit Committee consists of Ms. Bloor, Mr. Justus and Ms. Hendrickson. Ms. Hendrickson chairs the Audit Committee. We believe that the functioning of the Audit Committee complies with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

Compensation Committee

The Compensation Committee will be responsible for:

●	Reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	Overseeing and administering the Company’s executive compensation plans, including equity-based awards;

●	Negotiating and overseeing employment agreements with officers and directors; and

●	Overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

The board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee consists of Ms. Bloor, Mr. Justus and Ms. Hendrickson. Ms. Bloor serves as chairman of the Compensation Committee. The board of directors has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. The Company believes that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, is responsible for:

●	Reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	Evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	Working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	Annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	Reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Principles and Committee Charters;

●	Recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

●	Overseeing the Company’s compliance program, including the Code of Conduct; and

●	Overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

The board of directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee.

The Nominating and Corporate Governance Committee consists of Ms. Bloor, Mr. Justus and Ms. Hendrickson. Mr. Justus serves as chair. The Company’s board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Company’s board of directors or its compensation committee. None of the members of the Company’s compensation committee is, or has ever been, an officer or employee of the company.

Code of Business Conduct and Ethics

The Company’s Board of Directors has adopted a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. The code of business conduct and ethics will be publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Company’s board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Corporate Governance Guidelines

The Company’s board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq.

Delinquent Section 16(A) Reports.

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and are required to furnish copies to the Company. Based solely on the review of the Changes of Beneficial Ownership disclosures on Forms 3, 4 and 5 filed with the Securities and Exchange Commission, the following persons filed the following number of transactions on Section 16 beneficial ownership disclosure filings late for transactions:

●	Mr. Mark Standish filed one Form 4 late with respect to one transaction;

●	Mr. Arthur Rosen filed one Form 5 for late filings with respect to five transactions; and

●	Mr. Eric Ellis Goldberg filed one Form 4 for late filings with respect to two transactions, and one Form 3 late with respect to two transactions.

EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us for the years ended December 31, 2021 and December 31, 2020 for our Chief Executive Officer (principal executive officer) serving during the year ended December 31, 2021 and the three other executive officers serving at December 31, 2021 whose total compensation exceeded $100,000 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Laurie Weisberg	2021	$313,750	$25,000	$20,226		$763,894	-	-	$24,925	(1)	$1,147,795
Chief Executive Officer	2020	$60,577	$-	-		-	-	-	$7,875	(2)	$68,452

Justin Maury	2021	$306,923	$5,000	-		$1,479,328	-	-	$7,919	(3)	$1,799,170
President & Chief Operating Officer	2020	$147,009	-	$412,204	(9)	$713,563	-	-	$7,920	(4)	$1,280,696

Chelsea Pullano	2021	$207,616	$-	-		$610,052	-	-	$7,632	(5)	$825,300
Chief Financial Officer	2020	$123,500	-	$38,050	(10)	$522,121	-	-	$1,908	(6)	$685,579

Jeremy Frommer	2021	$665,433	$200,000	-		$1,709,628	-	-	$98,237	(7)	$2,673,298
Executive Chairman	2020	$234,231	$182,000	$469,255	(11)	$931,339	-	-	$86,686	(8)	$1,903,511

(1)	The $24,925 includes payment to Ms. Weisberg for health insurance.

(2)	The $7,875 includes payment to Ms. Weisberg for health insurance.

(3)	The $7,919 includes payment to Mr. Maury for health insurance.

(4)	The $7,920 includes payment to Mr. Maury for health insurance.

(5)	The $7,632 includes payment to Ms. Pullano for health insurance.

(6)	The $1,908 includes payment to Ms. Pullano for health insurance.

(7)	The $98,237 includes payment to Mr. Frommer for living expenses, health insurance and a vehicle allowance.

(8)	The $86,686 includes payment to Mr. Frommer for living expenses, health insurance and a vehicle allowance.

(9)	On May 13, 2020, the Company exchanged 167,955 stock options for 251,933 shares of Common Stock. $403,604 is attributable to this exchange. $8,660 of this amount is attributable to the issuance of shares in lieu of wages.

(10)	On May 13, 2020, the Company exchanged 14,205 stock options for 21,308 shares of Common Stock.

(11)	On May 13, 2020, the Company exchanged 200,000 stock options for 300,000 shares of Common Stock. $456,134 is attributable to this exchange. $12,121 of this amount is attributable to the issuance of shares in lieu of wages.

Employment Agreements

As of December 31, 2021, the Company had not entered into any employment agreements, but has entered into such agreements with its Chief Executive Officer, Executive Chairman, President & Chief Operating Officer, and Chief Financial Officer subsequent to December 31, 2021.

2020 Equity Incentive Plan

Our 2020 Equity Incentive Plan (the “2020 Plan”) provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards and there are 2,500,000 shares originally reserved under the 2020 Plan.

No further awards may be issued under the Jerrick Ventures 2015 Incentive and Award Plan (the “2015 Plan”), but all awards under the 2015 Plan that are outstanding as of the Effective Date will continue to be governed by the terms, conditions and procedures set forth in the 2015 Plan and any applicable award agreement.

Outstanding Equity Awards at Fiscal Year-End 2021

At December 31, 2021, we had outstanding equity awards as follows:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Weighted Average Exercise Price	Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jeremy Frommer (1)	210,188	400,000	-	$5.94	February 19, 2028	(5)	-	$-	-	-
Laurie Weisberg (2)	137,667	87,083	-	$7.13	February 19, 2028	(6)	-	$-	-	-
Justin Maury (3)	149,333	374,000	-	$5.93	February 19, 2028	(7)	-	$-	-	-
Chelsea Pullano (4)	87,000	150,000	-	$4.37	February 19, 2028	(8)	-	$-	-	-

(1)	Effective February 5, 2016, to August 13, 2021, Jeremy Frommer was appointed as our Chief Executive Officer. Starting August 13, 2021, Jeremy Frommer was appointed Co-Chief Executive Officer with Laurie Weisberg.

(2)	Effective September 28, 2020, to August 13, 2021, Laurie Weisberg was appointed as our Chief Operating Officer. Starting August 13, 2021, Laurie Weisberg Co-Chief Executive Officer with Jeremy Frommer.

(3)	Effective January 31, 2019, to August 13, 2021, Justin Maury was appointed as our President. Starting August 13, 2021, Justin Maury was appointed Chief Operating Officer in addition to President.

(4)	Effective June 29, 2020, Chelsea Pullano was appointed Chief Financial Officer.

(5)	121,000 options expire on October 28, 2026, 200,000 options expire on February 19, 2027, 200,000 options expire on February 19, 2028.

(6)	53,750 options expire on February 4, 2026, 121,000 options expire on October 28, 2026, 25,000 options expire on February 19, 2027, 25,000 options expire on February 19, 2028.

(7)	81,000 options expire on October 28, 2026, 187,000 options expire on February 19, 2027, 187,000 options expire on February 19, 2028.

(8)	37,000 options expire on October 28, 2026, 75,000 options expire on February 19, 2027, 75,000 options expire on February 19, 2028.

Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during the fiscal year ended December 31, 2021. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2021.

Director	Option Awards (1)	Fees Earned or Paid in Cash	Total
Mark Standish (4)	$340,414	$-	$340,414
Mark Patterson (2)	$131,845	$-	$131,845
Leonard Schiller (4)	$171,453	$-	$171,453
LaBrena Martin (4)	$169,078	$-	$169,078
Laurie Weisberg (3)	$763,894	$-	$763,894

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718.

(2)	Mark Patterson resigned from the board of directors effective July 31, 2021.

(3)	Laurie Weisberg was appointed the Company’s Chief Operating Officer on September 28, 2020.

(4)	Mark Standish, Leonard Schiller, and LaBrena Martin resigned from the board of directors subsequent to December 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2021 and December 31, 2020 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this Annual Report. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Revenue

During the year ended December 31, 2021 the Company received revenue of $80,000 from Dune for branded content services prior to consolidation but after recognition as an equity method investee.

The July 2020 Convertible Note Offering

From July 2020 to September 2020, the Company conducted multiple closings of a private placement offering to accredited investors (the “July 2020 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “July 2020 Investors”) for aggregate gross proceeds of $50,000. The July 2020 Convertible Note Offering accrues interest at a rate of twelve percent per annum (12%). The July 2020 Convertible Note Offering mature on the six (6th) month anniversary of their issuance dates.

The July 2020 Note Offering is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at the lesser of (i) a fixed conversion price equal to $12.75 per share after the maturity date or (ii) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”).

Upon default the July 2020 Convertible Note Offering is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) equal to 61% multiplied by the lowest trade of the common stock during the twenty (15) consecutive trading day period immediately preceding the date of the respective conversion.

The conversion feature of the July 2020 Convertible Note Offering provides for an effective conversion price that is below market value on the date of issuance. Such feature is normally characterized as a beneficial conversion feature. When the Company records a BCF the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The Company recorded a BCF and related debt discount of $9,812, the discount is being accreted over the life of the Debenture to accretion of debt discount and issuance cost.

The Company recorded a $21,577 debt discount relating to 3,922 July 2020 Convertible Note Offering issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company converted $50,000 of principal and $630 of unpaid interest into the September 2020 Equity Raise.

The January 2020 Rosen Loan Agreement

On January 14, 2020, the Company entered into a loan agreement (the “January 2020 Rosen Loan Agreement”), whereby the Company issued a promissory note in the principal amount of $150,000 (the “January 2020 Rosen Note”). Pursuant to the January 2020 Rosen Loan Agreement, the January 2020 Rosen Note accrues interest at a fixed amount of $2,500 for the duration of the note.

During the year ended December 31, 2020 the Company repaid $150,000 in principal and $15,273 in interest.

The February Banner 2020 Loan Agreement

On February 15, 2020, the Company entered into a loan agreement (the “February 2020 Banner Loan Agreement”), whereby the Company issued a promissory note in the principal amount of $9,900 (the “February 2020 Note”) for expenses paid on behalf of the Company by an employee. Pursuant to the February 2020 Loan Agreement, the February 2020 Note bears interest at a rate of $495. As additional consideration for entering in the February 2020 Loan Agreement, the Company issued a five-year warrant to purchase 49 shares of the Company’s common stock at a purchase price of $18.00 per share.

During the year ended December 31, 2020 the Company repaid $9,900 in principal and $495 in interest.

The February 2020 Frommer Loan Agreement

On February 18, 2020, the Company entered into a loan agreement (the “February 2020 Frommer Loan Agreement”) with Jeremy Frommer, an officer of the Company, whereby the Company issued Frommer a promissory note in the principal amount of $2,989 (the “February 2020 Frommer Note”). As additional consideration for entering in the June 2018 Frommer Note Loan Agreement, the Company issued Frommer a five-year warrant to purchase 15 shares of the Company’s common stock at a purchase price of $18.00 per share. Pursuant to the February 2020 Frommer Loan Agreement, the note is payable on the maturity date of February 28, 2020 (the “February 2020 Frommer Maturity Date”).

During the year ended December 31, 2020 the Company repaid $2,989 in principal and $160 in interest.

The September 2020 Goldberg Loan Agreement

On September 15, 2020, the Company entered into a loan agreement (the “September 2020 Goldberg Loan Agreement”) with Goldberg whereby the Company issued a promissory note of $16,705 (the “September 2020 Goldberg Note”). Pursuant to the September 2020 Goldberg Loan Agreement, the September 2020 Goldberg Note has an interest rate of 7%. The maturity date of the September 2020 Goldberg Note is September 15, 2022 (the “September 2020 Goldberg Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under note are due. The September 2020 Goldberg Loan is secured by the tangible and intangible property of the Company.

Since the September 2020 Goldberg Note has a make-whole provision if the share price of the Company’s common stock is below 2.92 on September 14, 2020, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The make-whole feature of gave rise to a derivative liability of $2,557,275 which was recorded as a loss on extinguishment of debt.

During the year ended December 31, 2020 the Company accrued interest of $347.

The September 2020 Rosen Loan Agreement

On September 15, 2020, the Company entered into a loan agreement (the “September 2020 Rosen Loan Agreement”) with Rosen whereby the Company issued a promissory note of $3,295 (the “September 2020 Rosen Note”). Pursuant to the September 2020 Rosen Loan Agreement, the September 2020 Rosen Note has an interest rate of 7%. The maturity date of the September 2020 Rosen Note is September 15, 2022 (the “September 2020 Rosen Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the note are due. The September 2020 Rosen Loan is secured by the tangible and intangible property of the Company.

Since the September 2020 Rosen Note has a make-whole provision if the share price of the Company’s common stock is below 2.92 on September 14, 2020, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The make-whole feature of gave rise to a derivative liability of $504,413 which was recorded as a loss on extinguishment of debt.

During the year ended December 31, 2020 the Company accrued interest of $67.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of July 7, 2022, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The address for each person is 419 Lafayette Street, 6th Floor, New York, NY 10003.

	Shares Beneficially Owned (1)		Percentage Ownership
Executive Officers and Directors
Jeremy Frommer	1,977,267	(2)	9.17%
Justin Maury	1,160,536	(3)	5.46%
Chelsea Pullano	420,818	(4)	2.04%
Joanna Bloor	25,039	(7)	0.12%
Brad Justus	35,039	(5)	0.17%
Lorraine Hendrickson	26,519	(6)	0.13%
Laurie Weisberg	888,206	(8)	4.23%
All current directors and officers as a group	4,533,424		21.33%

(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.

(2)	Includes 661,793 shares of common stock, 1,121,188 shares of common stock underlying stock options, and 194,286 shares of common stock underlying warrants.

(3)	Includes 159,060 shares of common stock, 994,333 shares of common stock underlying stock options, and 7,143 shares of common stock underlying warrants.

(4)	Includes 44,818 shares of common stock and 374,000 shares of common stock underlying stock options and 2,000 shares of common stock underlying warrants

(5)	Includes 30,039 shares of common stock and 5,000 shares of common stock underlying warrants.

(6)	Includes 26,519 shares of common stock.

(7)	Includes 25,039 shares of common stock.

(8)	Includes 114,249 shares of common stock and 735,750 shares of common stock underlying stock options and 38,207 shares of common stock underlying warrants.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2021, we had awards outstanding under our 2020 Equity Incentive Plan:

	Number of securities to be issued upon exercise of outstanding options and warrants		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,950,402	(1)	$7.07	351,515
Equity compensation plans not approved by stockholders	N/A		N/A	N/A
Total	2,950,402		$7.07	351,515

(1)	During the year ended December 31, 2021, we had awards outstanding under the 2020 Plan. As of the end of fiscal year 2021, we had 3,039,308 shares of our common stock issuable upon the exercise of outstanding options granted pursuant to the 2020 Plan. The securities available under the Plan for issuance and issuable pursuant to exercises of outstanding options may be adjusted in the event of a change in outstanding stock by reason of stock dividend, stock splits, reverse stock splits, etc. Pursuant to the terms of the 2020 Plan we can grant stock options, restricted stock unit awards, and other awards at levels determined appropriate by our Board and/or compensation committee. The 2020 Plan also allows us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees,

THE RIGHTS OFFERING

Before deciding whether to exercise your subscription rights, you should carefully read this prospectus, including the information set forth under the heading “Risk Factors” and the information set forth in this prospectus.

Reasons for this Offering

In accordance with our strategic plan, we are conducting this offering primarily for sales and marketing and general working capital purposes. Our board of directors has approved this offering. Based on information available to the board, the board believes that this offering is in the best interests of our company and shareholders. Our board is not, however, making any recommendation regarding your exercise of the subscription rights.

Our board considered and evaluated a number of factors relating to this offering, including:

●	our current capital resources and indebtedness, and our future need for additional liquidity and capital;

●	our need for increased financial flexibility in order to enable us to achieve our business plan;

●	the size and timing of the offering and alternative securities to be offered;

●	the potential dilution to our current shareholders if they choose not to participate in the offering;

●	the non-transferability of the subscription rights;

●	alternatives available for raising capital;

●	the potential impact of the offering on the public float for the common stock if the Series A warrants and/or Series B warrants are exercised; and

●	the fact that existing shareholders would have the opportunity to purchase additional units.

Terms of this Offering

We are issuing, at no charge, non-transferable subscription rights entitling holders of common stock as of the record date and holders of the Preferred Shares, Eligible Warrants and/or Eligible Options, whom we refer to as rights holders or you. Your subscription rights will consist of:

●	your basic right, which will entitle you to purchase a number of units equal to the number of (i) shares of common stock you held as of the record date and (ii) the number of shares of common stock issuable upon conversion or exercise of the Preferred Shares, Eligible Warrants and/or Eligible Options you held as of the record date; and

●	your over-subscription privilege, which will be exercisable only if you exercise your basic right in full and will entitle you to purchase additional units for which other rights holders do not subscribe, subject to the pro rata allocations and ownership limitation described in “-Over-Subscription Privilege.”

All units are being offered and sold at a subscription price of $2.00 per unit.

Each unit will consist of:

●	one share of common stock;

●	a Series A warrant exercisable for one share of common stock at an exercise price of $3; and

●	a Series B warrant exercisable for one share of common stock at an exercise price of $6.

We may redeem the outstanding redeemable warrants:

●	in whole only;

●	at a price of $0.01 per warrant (each, an “issuer redemption option price”);

●	the warrant redemption shall be executed by the Company filing a Form 8-K and Form TO if necessary and issuing a press release and upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

●	if, and only if, the last sale price of our common stock equals or exceeds (i) $ 4.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) with respect to Series A warrants, and (ii) $8.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) with respect to Series B warrants, for any 10 trading days, we may redeem and buy the warrants back for a penny ($0.01) per warrant.

●	We will not redeem the warrants unless a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right on a cashless basis even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Please see the section of this prospectus entitled “Description of Securities — Series A warrants and Series B warrants Included in Units Issuable in this Offering” for additional information.

The shares of common stock, Series A warrants and Series B warrants comprising a unit may only be purchased as a unit, but will be issued separately. Subscription rights will not be transferrable. The subscription rights may only be exercised in aggregate for whole numbers of units.

Subscription rights may be exercised at any time during the subscription period, which commences on August 8, 2022, and ends at 5:00 p.m. (Eastern time) on August 22, 2022, the expiration date, unless extended by us.

The shares of common stock issued upon the exercise of subscription rights are expected to be listed on The Nasdaq Capital Market under the symbol “CRTD.” We are applying to list the Series A warrants and Series B warrants for trading on The Nasdaq Capital Market or BOX Exchange, LLC, but we cannot assure you will be able to meet the applicable listing standards. The subscription rights will be evidenced by subscription certificates that will be mailed to shareholders, except as discussed below under “Foreign Shareholders.”

For purposes of determining the number of units a rights holder may acquire in this offering, broker-dealers, trust companies, banks or others whose shares are held of record by Cede & Co. or by any other depository or nominee will be deemed to be the holders of the subscription rights that are issued to Cede & Co. or the other depository or nominee on their behalf.

There is no minimum number of subscription rights that must be exercised in order for this offering to close.

Over-Subscription Privilege

If you exercise your basic rights in full, you may also choose to exercise your over-subscription privilege.

Allocation of Units Available for Over-Subscription Privileges

Subject to the ownership limitation described below, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of units available, however, we will allocate the available units pro rata among the rights holders in proportion to the product (rounded down to the nearest whole number so that the aggregate number of units does not exceed the aggregate number offered) obtained by multiplying the number of units such rights holder subscribed for pursuant to the over-subscription privilege by a fraction (A) the numerator of which is the number of unsubscribed units and (B) the denominator of which is the total number of units sought to be subscribed for pursuant to the over-subscription privilege by all rights holders participating in such over-subscription. Continental Stock Transfer & Trust, which will act as the subscription agent in connection with this offering and which we refer to as the subscription agent, will determine the over-subscription allocation based on the formula described above and will notify rights holders of the number of units allocated to each holder exercising the over-subscription privilege as promptly as may be practicable after the allocations are completed.

To the extent your aggregate subscription payment for the actual number of unsubscribed units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed units available to you, and any excess subscription payment will be promptly returned to you, without interest or deduction, after the expiration of this offering.

To the extent your aggregate subscription payment for the actual number of unsubscribed units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed units available to you, and any excess subscription payment will be promptly returned to you, without interest or deduction, after the expiration of this offering.

We can provide no assurances that you will actually be entitled to purchase the number of units issuable upon the exercise of your over-subscription privilege in full at the expiration of this offering.

Expiration of Offer

This offering will expire at 5:00 p.m. (Eastern time) on August 22, 2022, unless extended or terminated by us, and subscription rights may not be exercised thereafter.

Our board of directors may determine to extend the subscription period, and thereby postpone the expiration date, not to exceed 45 days from the initial expiration date, to the extent it determines that doing so is in the best interest of our shareholders.

Any extension of this offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m. (Eastern time) on the next business day following the previously scheduled expiration date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release or such other means of announcement as we deem appropriate.

Placement Period

If this offering is not fully subscribed following the expiration date of the offering, the dealer-manager has agreed to use its commercially reasonable efforts to place any unsubscribed units at the subscription price for an additional period of up to 45 days. The number of units that may be sold by us during this period will depend upon the number of units that are subscribed for pursuant to the exercise of subscription rights by our shareholders and other rights holders. No assurance can be given that any unsubscribed units will be sold during this period.

Determination of the Subscription Price

The $2.00 subscription price was set by management and approved by our board of directors considering, among other things, input from the dealer-manager for this offering. In approving the subscription price, our board considered, among other things, the following factors:

●	the market price of common stock prior to public announcement of the subscription price;

●	the fact that the subscription rights will be non-transferable;

●	the fact that holders of rights will have an over-subscription privilege;

●	the terms and expenses of this offering relative to other alternatives for raising capital, including fees payable to RHK Noble, and our ability to access capital through such alternatives;

●	comparable precedent transactions, including the range of discounts to market value represented by the subscription prices in other rights offerings;

●	the size of this offering; and

●	the general condition of the securities market.

No Recombination of Units

The shares of common stock, Series A warrants, and Series B warrants comprising the units will be issued separately upon the exercise of subscription rights, and the units will not trade as a separate security. Rights holders may not recombine shares of common stock, Series A warrants, and Series B warrants to receive a unit.

Subscription Agent

Continental Stock Transfer & Trust, the subscription agent, will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $30,000, plus reimbursement for all out-of-pocket expenses related to the offering.

A completed subscription certificate, together with full payment of the subscription price, must be sent to the subscription agent for all whole numbers of units subscribed for through the exercise of a basic right and the over-subscription privilege by one of the methods described below. We will accept only properly completed and duly executed subscription certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m. (Eastern time) on the expiration date of this offering or by the close of business on the second business day after the expiration date of the offering following timely receipt of a notice of guaranteed delivery. See “Payment for Securities” below. In this prospectus, close of business means 5:00 p.m. (Eastern time) on the relevant date.

Subscription Certificate Delivery Method	Address/Number
By Notice of Guaranteed Delivery:	Contact an Eligible Guarantor Institution, which may include a commercial bank or trust company, a member firm of a domestic stock exchange or a savings bank or credit union, to notify us of your intent to exercise the subscription rights.

By Mail:	Continental Stock Transfer & Trust Attn: Corporate Actions 1 State Street, 30th Floor New York, NY 10004

By Hand or Overnight Courier:	Continental Stock Transfer & Trust Attn: Corporate Actions 1 State Street, 30th Floor New York, NY 10004

Delivery to an address other than one of the addresses listed above may not constitute valid delivery and, accordingly, may be rejected by us.

Information Agent

Any questions or requests for assistance concerning the method of subscribing for units or for additional copies of this prospectus or subscription certificates or notices of guaranteed delivery may be directed to D.F. King & Co., Inc., the information agent, by telephone at (212) 269-5550 (bankers and brokers) or (877) 283-0323 (all others) or by email at creatd@dfking.com.

Rights holders may also contact their broker-dealers or nominees (including any mobile investment platform) for information with respect to this offering.

Warrant Agent

The warrant agent for the Series A warrants and Series B warrants is Pacific Stock Transfer.

Methods for Exercising Subscription Rights

Exercise of the Subscription Right

Subscription rights are evidenced by subscription certificates that, except as described below under “Foreign Shareholders,” will be mailed to record date shareholders and record date holders of Preferred Shares, Eligible Warrants and/or Eligible Options or, if a record date shareholder’s shares are held by a depository or nominee (including any mobile investment platform) on his, her or its behalf, to such depository or nominee. Subscription rights may be exercised by completing and signing the subscription certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription certificate to the subscription agent, together with payment in full for the units at the estimated subscription price by the expiration date of this offering. Subscription rights may also be exercised by contacting your broker, trustee or other nominee (including any mobile investment platform), who can arrange, on your behalf, to guarantee delivery of payment and delivery of a properly completed and duly executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the second business day after the expiration date. A fee may be charged by your broker, trustee or other nominee (including any mobile investment platform) for this service. Completed subscription certificates and related payments must be received by the subscription agent prior to 5:00 p.m. (Eastern time) on or before the expiration date (unless payment is effected by means of a notice of guaranteed delivery as described below under “Payment for Securities”) at the offices of the subscription agent at the address set forth above.

Exercise of the Over-Subscription Privilege

Rights holders who fully exercise all of their basic rights may purchase additional shares in accordance with the over-subscription privilege by indicating on their subscription certificate the number of additional units they are willing to acquire. If sufficient units are available after all exercises of basic rights, we will seek to honor over-subscriptions requests in full, subject to the pro rata allocations and ownership limitation described in “-Over-Subscription Privilege.”

Record Date Shareholders Whose Shares are Held by a Nominee

Record date shareholders whose shares are held by a nominee, such as a bank, broker-dealer, trustee, depositories or mobile investment platform, must contact that nominee to exercise their subscription rights. In that case, the nominee will complete the subscription certificate on behalf of the record date shareholder and arrange for proper payment by one of the methods set forth under “Payment for Securities” below.

Nominees

Nominees, such as brokers, trustees, depositories or mobile investment platforms for securities, who hold shares of common stock for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the subscription rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the subscription agent with the proper payment as described under “Payment for Securities” below.

Guaranteed Delivery Procedures

If you wish to exercise subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

deliver to the subscription agent prior to the expiration of the rights offering the subscription payment for each share you elected to purchase pursuant to the exercise of subscription rights in the manner set forth below under “Payment for Securities;”

deliver to the subscription agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery;” and deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related Nominee Holder Certification, if applicable, with any required signatures guaranteed, to the subscription agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Instructions for Use of Non-Transferable Subscription Rights Certificates,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

●	your name;

●	the number of subscription rights represented by your rights certificate, the number of shares of units for which you are subscribing under your basic rights, and the number of units for which you are subscribing under your over-subscription privilege, if any; and

●	your guarantee that you will deliver to the subscription agent a rights certificate evidencing the subscription rights you are exercising within three (3) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

General

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We reserve the right to reject any exercise of rights if such exercise is not in accordance with the terms of this offering or not in proper form or if the acceptance thereof or the issuance of units thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

No Revocation or Change

Once you submit the subscription certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase units at the subscription price.

Transferability

Subscription Rights. The subscription rights are evidenced by a subscription certificate and are non-transferable. The subscription rights will not be listed for trading on The Nasdaq Capital Market or any other securities exchange or trading system.

Units. The common stock, Series A warrants and Series B warrants comprising the units will be issued separately. The units will not be issued as a separate security and will not be transferable.

Common Stock. The shares of common stock included in units will be separately transferable following their issuance. All of the shares of common stock issued in this offering are expected to be listed on The Nasdaq Capital Market.

Series A warrants and Series B warrants. The Series A warrants and Series B warrants will be separately transferable following their issuance and through August 26, 2027 and will be exercisable for cash or, solely during any period when a registration statement covering the issuance of the shares of common stock subject to the redeemable warrants is not in effect, on a cashless basis. We are applying to list the Series A warrants and Series B warrants for trading on The Nasdaq Capital Market or BOX Exchange, LLC. We may not be able to meet the applicable standards for the listing of the Series A warrants and Series B warrants on Nasdaq or BOX Exchange, LLC. We cannot assure you that we will meet listing standards of with respect to the redeemable warrants. If we do not meet such required listing standards, we will use our commercially reasonable efforts to list the Series A warrants and Series B warrants on tZERO or another suitable securities exchange or recognized trading system.

Foreign Shareholders

Subscription certificates will not be mailed to foreign shareholders. Foreign shareholders will receive written notice of this offering. The subscription agent will hold the subscription rights to which those subscription certificates relate for these shareholders’ accounts until instructions are received to exercise the subscription rights, subject to applicable law.

Payment for Securities

Participating rights holders may choose between the following methods of payment:

(1) A participating rights holder may send to the subscription agent (a) payment of the subscription price for units acquired in the basic right and any additional units subscribed for pursuant to the over-subscription privilege and (b) a properly completed and duly executed subscription certificate, which must be received by the subscription agent at the subscription agent’s offices set forth above (see “-Subscription Agent”), at or prior to 5:00 p.m. (Eastern time) on the expiration date. A properly completed and duly executed subscription certificate and full payment for the units must be received by the subscription agent at or prior to 5:00 p.m. (Eastern time) on August 22, 2022, unless this offering is extended by us.

(2) A participating rights holder may request an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act to send a notice of guaranteed delivery or otherwise guaranteeing delivery of (a) payment of the full subscription price for the units subscribed for in the basic right and any additional units subscribed for pursuant to the over-subscription privilege, and (b) a properly completed and duly executed subscription certificate. The subscription agent will not honor a notice of guaranteed delivery unless a properly completed and duly executed subscription certificate and full payment for the units is received by the subscription agent at or prior to 5:00 p.m. (Eastern time) on August 22, 2022, unless this offering is extended by us.

All payments by a participating rights holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the United States and payable to the order of “Continental Stock Transfer & Trust, as Subscription Agent for Creatd, Inc.” Payment also may be made by wire transfer to the account maintained by Continental Stock Transfer & Trust, as subscription agent, for purposes of accepting subscriptions in this offering at JPMorgan Chase Bank, 4 Metrotech Center, 14th Floor Brooklyn, NY 11245, ABA # 021000021, Account # 475-466-845, with reference to the rights holder’s name.  The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the units.

The method of delivery of subscription certificates and payment of the subscription price to us will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m. (Eastern time) on the expiration date or the date guaranteed payments are due under a notice of guaranteed delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

Whichever of the two methods described above is used, subscription rights will not be successfully exercised unless the subscription agent actually receives checks and actual payment. If a participating rights holder who subscribes for units as part of the basic right or over-subscription privilege does not make payment of any amounts due by the expiration date, the date guaranteed payments are due under a notice of guaranteed delivery or as promptly as practicable of the confirmation date, as applicable, the subscription agent reserves the right to take any or all of the following actions: (i) reallocate the units to other participating rights holders in accordance with the over-subscription privilege; (ii) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of units that could be acquired by such participating rights holder upon exercise of the basic right and/or the over-subscription privilege; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for units.

All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us, whose determinations will be final and binding. We may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Escrow Arrangements; Return of Funds

An escrow agent retained by the subscription agent will hold funds received in payment for units in a segregated escrow account pending completion of the rights offering. An escrow agent retained by the subscription agent will hold this money in escrow until the rights offering is completed or is terminated. If the rights offering is terminated for any reason, all subscription payments received by the subscription agent will be promptly returned, without interest or penalty.

Delivery of Securities

Shareholders whose shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares of common stock, Series A warrants, and Series B warrants comprising units that they acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other shareholders, certificates for all common stock or redeemable warrants acquired will be mailed after payment for all the units subscribed for has cleared, which may take up to 15 business days from the expiration date.

Termination

We reserve the right to terminate the rights offering before its expiration for any reason. In particular, we may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of the board would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering in whole or in part, we will issue a press release notifying the shareholders of such event, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be promptly returned, without interest or penalty, following such termination.

If this offering is terminated, all rights will expire without value and we will promptly arrange for the refund, without interest or deduction, of all funds received from rights holders. All monies received by the subscription agent in connection with this offering will be held in escrow by an escrow agent retained by the subscription agent, on our behalf, in a segregated account. Any interest earned on such account shall be payable to us even if we determine to terminate this offering and return your subscription payment.

No Recommendation to Rights Holders

Our board of directors has not made, nor will it make, any recommendation to rights holders regarding the exercise of subscription rights under this offering. We cannot predict the price at which shares of our outstanding common stock will trade after this offering. You should consult with your legal, tax and financial advisors prior to making your independent investment decision about whether or not to exercise your subscription rights.

Holders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for common stock will ever be above the subscription price or above the exercise price of the redeemable warrants, or that anyone purchasing units, or exercising the redeemable warrants to purchase shares, will be able to sell those shares in the future at the same price or a higher price. If you do not exercise your subscription rights, you will lose any value represented by your subscription rights, and if you do not exercise your basic rights in full, your percentage ownership interest in our company will be diluted. For more information on the risks of participating in this offering, see “Risk Factors.”

Effect of the Rights Offering on Existing Shareholders; Interests of Certain Shareholders, Directors and Officers

Based on shares outstanding as of July 7, 2022, after giving effect to this offering (assuming that it is fully subscribed and that the Series A warrants and Series B warrants issued in the offering are exercised in full), we would have approximately 80,244,798 shares of common stock outstanding, representing an increase in outstanding shares of approximately 296%. If you fully exercise the basic rights that we distribute to you, your proportional interest in our company will remain the same. If you do not exercise any subscription rights, or you exercise less than all of your basic rights, your interest in our company will be diluted, as you will own a smaller proportional interest in our company compared to your interest prior to this offering.

The number of shares of common stock outstanding listed in each case above assumes that (a) all of the other shares of common stock issued and outstanding on the record date will remain issued and outstanding and owned by the same persons as of the closing of this offering, and (b) we will not issue any shares of common stock in the period between the record date and the closing of the offering.

Material U.S. Federal Income Tax Treatment of Rights Distribution

The receipt and exercise of subscription rights by shareholders should generally not be taxable for U.S. federal income tax purposes. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material U.S. Federal Income Tax Consequences.”

Distribution Arrangements

RHK Noble is the dealer-manager for this offering. The dealer-manager will provide marketing assistance and advice to us in connection with this offering. We have agreed to pay the dealer-manager certain fees and to reimburse the dealer-manager for certain expenses in connection with this offering. See “Plan of Distribution.”

Fees and Expenses

We will pay all fees charged by the subscription agent, the information agent and the warrant agent. We will also pay the fees and expenses charged by RHK Noble, as dealer-manager for this offering and placement agent for any unsubscribed units. RHK Noble has informed us that it will re-allow 4% of its dealer-manager fee to each broker-dealer whose clients purchase units in this offering pursuant to the exercise of their subscription rights. See “Plan of Distribution.” You are responsible for paying any commissions, fees, taxes or other expenses incurred in connection with the exercise of your subscription rights.

Other Matters

We are not making this offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of common stock from rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of this offering in those states or other jurisdictions, or change the terms of the offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any units you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. We may decline to make modifications to the terms of this offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in this offering.

DESCRIPTION OF SECURITIES

We are issuing non-transferable subscription rights, at no charge, to each holder of common stock as of a record date of 5:00 p.m. (Eastern time) on July 29, 2022 and holders of the Preferred Shares, Eligible Warrants and/or Eligible Options, whom we refer to as a “holder” or “you.” For each share of common stock you hold as of the record date or each share of common stock issuable upon conversion or exercise of the Preferred Shares, Eligible Warrants and/or Eligible Options you held as of the record date, we will issue to you two subscription rights, each of which includes (a) a basic right entitling you to purchase one unit at a subscription price of $2.00 per unit and (b) an over-subscription privilege which will entitle you to purchase additional units for which other rights holders do not subscribe, subject to you exercising your basic right in full and other limitations. Each unit will consist of one share of common stock, a Series A warrant exercisable to acquire one share of common stock at an exercise price of $3, and a Series B warrant exercisable to acquire one share of common stock at an exercise price of $6. The subscription rights may only be exercised in aggregate for whole numbers of units. The common stock, Series A warrants and Series B warrants comprising the units may only be purchased as a unit, but will be issued separately.

The following description of the Company’s capital stock and provisions of its Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are summaries and are qualified by reference to the Company’s Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Description of Common Stock

The Company is authorized to issue 120,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 are shares of common stock and 20,000,000 are shares of “blank check” preferred stock. As of July 7 2022, there were 20,160,921 shares of common stock issued and outstanding. There were 500 shares of Preferred Series E Stock issued or outstanding as of May 25, 2022.

On August 13, 2020, we filed a certificate of amendment to our Second Amended and Restated Articles of Incorporation (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-three (1:3) reverse stock split (the “August 2020 Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on August 17, 2020. No fractional shares were issued in connection with the August 2020 Reverse Stock Split as all fractional shares were rounded down to the next whole share.

The holders of the Common Stock are entitled to one vote per share. In addition, the holders of the Company’s common stock will be entitled to receive dividends ratably, if any, declared by the Company’s board of directors out of legally available funds; however, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of the Company’s common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of the Company’s common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of the Company’s common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

The Common Stock is listed on The Nasdaq Capital Market under the trading symbol “CRTD.”

The Company’s transfer agent is Pacific Stock Transfer.

Series A Warrants and Series B warrants Included in Units Issuable in this Offering

The redeemable warrants to be issued as a part of this offering will be designated as Series A warrants and Series B warrants. These redeemable warrants will be separately transferable following their issuance and through their expiration years from the date of issuance. We are applying to list the Series A warrants and Series B warrants for trading on Nasdaq or BOX Exchange, LLC; however, there is no assurance that we will be able to meet the applicable standards for the listing of the Series A warrants and Series B warrants on the Nasdaq. The common stock underlying the redeemable warrants, upon issuance, is expected to be listed for trading on The Nasdaq Capital Market under the symbol “CRTD.”

Exercisability. Each warrant will be exercisable at any time and from time to time after the date of issuance and will expire on August 26, 2027. The Series A warrants and the Series B warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us the warrant certificate or warrant, as applicable a duly executed exercise notice and payment in full for the number of shares of common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below.

Cashless Exercise. If at the time of exercise of the Series A warrants and/or the Series B warrants there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of common stock purchasable upon such exercise.

Exercise Price. Each Series A warrant represents the right to purchase one share of common stock at an exercise price of $3 per share and each Series B warrant represents the right to purchase one share of common stock at an exercise price of $6 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, reclassifications or certain similar transactions.

Redemption of Warrants. We may redeem the outstanding redeemable warrants:

●	in whole only;

●	at a price of $0.01 per warrant (each, an “issuer redemption option price”);

●	the warrant redemption shall be executed by the Company filing a Form 8-K and Form TO if necessary and issuing a press release and upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

●	if, and only if, the last sale price of our common stock equals or exceeds (i) $ 4.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) with respect to Series A warrants, and (ii) $8.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) with respect to Series B warrants, for any 10 trading days, we may redeem and buy the warrants back for a penny ($0.01) per warrant.

●	We will not redeem the warrants unless a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right on a cashless basis even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Please see the section of this prospectus entitled “Description of Securities — Series A warrants and Series B warrants Included in Units Issuable in this Offering” for additional information.

Redemption Procedures and Cashless Exercise. If we call the redeemable warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its redeemable warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their redeemable warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of redeemable warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our redeemable warrants. If our management takes advantage of this option, all holders of redeemable warrants would pay the exercise price by surrendering their redeemable warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the redeemable warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the redeemable warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of redeemable warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the redeemable warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a redeemable warrant redemption.

Transferability. Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment in the form attached to the warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Rights as Shareholder. The holder of a Series A warrant and/or a Series B warrant, solely in such holder’s capacity as a holder of a Series A warrant and/or a Series B warrant, will not be entitled to vote or to any of the other rights of our shareholders.

Amendments and Waivers. The provisions of each Series A warrant and a Series B warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holders of a majority of the outstanding Series A warrant or Series B warrant, respectively.

The Series A warrants and Series B warrants will be issued pursuant to a warrant agreement by and between us and Pacific Stock Transfer, the warrant agent.

Applicable Anti-Takeover Law

Set forth below is a summary of provisions in our Articles of Incorporation and the Bylaws that could have the effect of delaying or preventing a change in control of the Company. The following description is only a summary and it is qualified by refence our Articles of Incorporation, Bylaws and relevant provisions of the Nevada Revised Statutes.

No Cumulative Voting

Our Articles of Incorporation and the Bylaws do not provide holders of our common stock cumulative voting rights in the election of directors. The absence of cumulative voting could have the effect of preventing stockholders holding a minority of our shares of common stock from obtaining representation on our board of directors. The absence of cumulative voting might also, under certain circumstances, render more difficult or discourage a merger, tender offer or proxy contest favored by a majority of our stockholders, the assumption of control by a holder of a large block of our stock or the removal of incumbent management.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations with respect to the receipt and exercise (or expiration) of the subscription rights acquired through this offering, the ownership and disposition of shares of common stock, Series A warrants and Series B warrants received upon exercise of the subscription rights, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the subscription rights, Series A warrants, Series B warrants or shares of common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of subscription rights acquired through this offering by persons holding shares of common stock, the exercise (or expiration) of the subscription rights, the acquisition, ownership and disposition (or expiration) of Series A warrants and Series B warrants acquired upon exercise of the subscription rights, and the acquisition, ownership and disposition of shares of common stock acquired upon exercise of the redeemable warrants.

This discussion is limited to rights holders that hold the subscription rights, Series A warrants, Series B warrants, and shares of common stock, in each case, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a rights holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to rights holders subject to particular rules, including:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding the subscription rights, Series A warrants, Series B warrants, or shares of common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell Series A warrants, Series B warrants, or shares of common stock under the constructive sale provisions of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the subscription rights, Series A warrants, Series B warrants, or shares of common stock being considered in an “applicable financial statement” (as defined in the Code);

●	persons for whom our capital stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who hold or receive the subscription rights, Series A warrants, Series B warrants, or shares of common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds subscription rights, shares of common stock, Series A warrants, and Series B warrants acquired upon exercise of subscription rights or shares of common stock acquired upon exercise of the Series A warrants and/or Series B warrants, as the case may be, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF COMMON STOCK, SERIES A WARRANTS AND SERIES B WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS AND SHARES OF COMMON STOCK ACQUIRED UPON EXERCISE OF THE REDEEMABLE WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of subscription rights, shares of common stock, Series A warrants, and Series B warrants acquired upon exercise of subscription rights, or shares of common stock acquired upon exercise of Series A warrants and/or Series B warrants as the case may be, that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (a) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (b) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights

Section 305(a) of the Code states that a shareholder’s taxable income does not include in-kind stock dividends. The general non-recognition rule in Section 305(a) of the Code is, however, subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions” and certain distributions with respect to certain preferred stock. A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other shareholders in a corporation’s assets or earnings and profits.

Although the authorities governing transactions such as this offering are complex and do not speak directly to the consequences of certain aspects of the offering, including the effects of the over-subscription privilege, we do not believe a U.S. holder’s receipt of subscription rights pursuant to the offering should be treated as a taxable distribution with respect to their existing shares of common stock for U.S. federal income tax purposes. Our position regarding the tax-free treatment of the receipt of subscription rights with respect to existing shares of common stock is not binding on the IRS or the courts. If this position were finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the subscription rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to U.S. rights in the manner described under “-Tax Consequences Applicable to U.S. Holders- Distributions on Common Stock” below. If our position were incorrect, the U.S. federal income tax consequences applicable to the rights holders may also be materially different than as described below.

The following discussion is based upon the treatment of the subscription right issuance as a non-taxable distribution with respect to a U.S. holder’s existing shares of common stock for U.S. federal income tax purposes.

Tax Basis and Holding Period in the Subscription Rights

If the fair market value of the subscription rights a U.S. holder receives with respect to existing shares of common stock is less than 15% of the fair market value of the U.S. holder’s existing shares of common stock (with respect to which the subscription rights are distributed) on the date the U.S. holder receives the subscription rights, the subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate its tax basis in its existing shares of common stock between its existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If a U.S. holder chooses to allocate tax basis between its existing shares of common stock and the subscription rights, the U.S. holder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the subscription rights. Such an election is irrevocable. If the fair market value of the subscription rights a U.S. holder receives is 15% or more of the fair market value of their existing shares of common stock on the date the U.S. holder receives the subscription rights, however, then the U.S. holder must allocate its tax basis in its existing shares of common stock between those shares and the subscription rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the subscription rights. The holding period of subscription rights received will include a holder’s holding period in shares of common stock with respect to which the subscription rights were distributed. Please refer to discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the subscription right, no longer holds the common stock with respect to which the subscription right was distributed.

The fair market value of the subscription rights on the date that the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, U.S. holders should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of common stock on the date that the subscription rights are distributed, the exercise price of the redeemable warrants, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Exercise of Subscription Rights

Generally, a U.S. holder will not recognize gain or loss upon the exercise of a subscription right received in this offering. A U.S. holder’s adjusted tax basis, if any, in the subscription right plus the subscription price should be allocated between the new shares of common stock and the warrants acquired upon exercise of the subscription right in proportion to their relative fair market values on the exercise date. This allocation will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the new shares of common stock and warrants received upon exercise. The holding period of a share of common stock or a warrant acquired upon exercise of a subscription right in this offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the subscription right, the U.S. holder no longer holds the common stock with respect to which the subscription right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the subscription right are unclear, including (1) the allocation of the tax basis between the shares of common stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of common stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of common stock and the redeemable warrants acquired upon exercise of the subscription right. If a U.S. holder exercises a subscription right received in this offering after disposing of shares of common stock with respect to which the subscription right is received, the U.S. holder should consult its tax advisor.

Expiration of Subscription Rights

If a U.S. holder that receives subscription rights with respect to their common stock allows such subscription rights received in this offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing shares of common stock previously allocated to the subscription rights that have expired to the existing shares of common stock.

Sale or Other Disposition, Exercise or Expiration of the Redeemable Warrants

Upon the sale or other disposition of a Series A warrants and/or Series B warrants (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the redeemable warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such redeemable warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. A U.S. holder’s tax basis in a share of common stock received upon exercise of the redeemable warrants will be equal to the sum of (1) the U.S. holder’s tax basis in the warrants exchanged therefor and (2) the exercise price of such redeemable warrants. A U.S. holder’s holding period in the shares of common stock received upon exercise will commence on the day after such U.S. holder exercises the redeemable warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of common stock received upon exercise of warrants should commence on the day after the warrants are exercised. In the latter case, the holding period of the shares of common stock received upon exercise of warrants would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a redeemable warrant as a taxable exchange. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.

If a Series A warrant or a Series B warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the redeemable warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such redeemable warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Series A Warrants and Series B Warrants

If at any time during the period in which a U.S. holder holds the redeemable warrants, we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the redeemable warrants, if any, the exercise price of the redeemable warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the redeemable warrants to the extent of our earnings and profits, notwithstanding the fact that such U.S. holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make an adjustment), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the redeemable warrants.

Distributions on Common Stock

If we make distributions of cash or property on common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of common stock.

Sale, Exchange or Other Disposition of Common Stock

Upon a sale, exchange, or other disposition of common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in common stock. A U.S. holder’s adjusted tax basis in common stock generally will equal its initial tax basis in common stock reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for common stock exceeded one year at the time of disposition). Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments or receives proceeds from the sale or other taxable disposition of the redeemable warrants or shares of common stock acquired through exercise of the redeemable warrants. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such U.S. holder:

●	fails to furnish such U.S. holder’s taxpayer identification number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that such U.S. holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that such U.S. holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that such U.S. holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of subscription rights, shares of common stock, Series A warrants, and Series B warrants acquired upon exercise of subscription rights, or shares of common stock acquired upon exercise of the redeemable warrants, as the case may be, that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of subscription rights with respect to existing shares of common stock will be treated as a nontaxable distribution. See “-Tax Consequences Applicable to U.S. Holders-Receipt of Subscription Rights” above. Non-U.S. holders that receive subscription rights with respect to existing shares of common stock will generally not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the subscription rights.

Exercise of the Redeemable Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of Series A warrants or Series B warrants into shares of common stock. If a cashless exercise of the redeemable warrants results in a taxable exchange, however, as described in “-Tax Considerations Applicable to U.S. holders-Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock, Series A warrants, or Series B warrants” would apply.

Constructive Dividends on Series A Warrants and Series B Warrants

If at any time during the period in which a non-U.S. holder holds Series A warrants and/or Series B warrants we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the redeemable warrants, the exercise price of the redeemable warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such non-U.S. holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make an adjustment), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to, or other assets of, the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Distributions on Common Stock

If we make distributions of cash or property on common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of common stock or the redeemable warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non- U.S. holder of common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Common Stock, Series A warrants, or Series B warrants

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the redeemable warrants or common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	The Series A warrants, Series B warrants or common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non- U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such non-U.S. holder is a United States person and such non-U.S. holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. Information returns generally will be filed with the IRS, however, in connection with any distributions (including deemed distributions) made on Series A warrants, Series B warrants, and common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of Series A warrants, Series B warrants, or common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of the redeemable warrants or common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of the redeemable warrants or common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) or gross proceeds from the sale or other disposition of the redeemable warrants or common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends), and will apply to payments of gross proceeds from the sale or other disposition of Series warrants or common stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

PLAN OF DISTRIBUTION

As soon as practicable after 5:00 p.m. (Eastern time) on  July 29, 2022, the record date for this offering, we will distribute the subscription rights and subscription certificates to persons who owned settled shares of common stock at 5:00 p.m. (Eastern time) on the record date or held the Preferred Shares, Eligible Warrants and/or Eligible Options as of the record date. If you wish to exercise your subscription rights and purchase units, you should complete the subscription certificate and return it with the subscription payment to Continental Stock Transfer & Trust, the subscription agent.

See “The Rights Offering-Methods for Exercising Subscription Rights.” If you have any questions or need further information about this offering, please contact D.F. King & Co., Inc., the information agent, by telephone at (212) 269-5550 (bankers and brokers) or (877) 283-0323 (all others) or by email at creatd@dfking.com.

Dealer-Manager

RHK Noble is the dealer-manager of this offering and, under the terms and subject to the conditions contained in its dealer-manager agreement with us, RHK Noble will provide marketing assistance and advice to us in connection with the offering.

We have agreed to pay RHK Noble a dealer-manager fee equal to 6%, a non-accountable expense fee of 1.8% and an out-of-pocket accountable expense allowance of up to 0.02% of the proceeds of this offering.

In addition, RHK Noble is acting as placement agent for any unsubscribed units. For any unsubscribed units placed by it during the 45-day placement period following the expiration date of the rights offering, we have agreed to pay the dealer-manager a placement fee equal to 6.00% of such sales, in lieu of the dealer-manager fee, together with the continuing non-accountable expense fee and out-of-pocket accountable expense allowance, with such fees and expenses not to exceed the aggregate amounts that would have been otherwise received by the dealer-manager if this offering were to have been fully subscribed.

The dealer-manager has informed us that it has entered into or intends to enter into selected dealer agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for the units, and (ii) the dealer-manager has agreed or will agree to re-allow 4% of its dealer-manager fee to each such broker-dealer whose clients purchase units in the rights offering pursuant to their subscription rights.

We have agreed to indemnify RHK Noble and its affiliates against, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. RHK Noble’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement. The dealer-manager agreement provides that the dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith, willful misconduct or gross negligence of the dealer-manager. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

The maximum commission to be received by any independent broker-dealer, dealer-manager or any member of FINRA will not be greater than 8% of the gross proceeds from the exercise of subscription rights in this offering.

Other than as described herein, we do not know of any existing agreements between or among any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying shares of common stock.

Some of our officers, employees and directors may solicit responses from holders of subscription rights. None of our officers, directors or employees will be compensated in connection with these actions by the payment of commissions or other remuneration based either directly or indirectly on the subscriptions, but will be reimbursed for reasonable expenses.

We have agreed to pay the subscription agent and the information agent customary fees plus certain expenses in connection with the offering. Except as described in this section, we are not paying any commissions, underwriting fees or discounts in connection with this offering.

Electronic Distribution

This prospectus may be made available in electronic format on websites or via email or through other online services maintained by RHK Noble or us. Other than this prospectus in electronic format, the information on our and RHK Noble’s websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or RHK Noble, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the dealer-manager agreement between RHK Noble and us. A copy of the dealer-manager agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find Additional Information.”

Regulation M Restrictions

RHK Noble, as dealer-manager, may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, RHK Noble would be required to comply with the requirements of the Securities Act and the Exchange Act, including Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of any purchases and sales of securities by RHK Noble acting as a principal. Under these rules and regulations, RHK Noble must not engage in any stabilization activity in connection with our securities, and must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act.

Price Stabilization

We have not authorized any person to engage in any form of price stabilization in connection with this offering.

Selling Restrictions

BELGIUM

The rights offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the securities has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen”). Any representation to the contrary is unlawful.

The placement agent has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any securities, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the securities or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the issuer to be in violation of the Belgian securities laws.

FRANCE

Neither this prospectus nor any other offering material relating to the securities has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the securities has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the securities to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2,D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such securities may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

UNITED KINGDOM/GERMANY/NORWAY/THE NETHERLANDS

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State other than the offers contemplated in this prospectus in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) only required where specific regulatory approvals being sought except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by issuer or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The placement agent has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

ISRAEL

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:

(a)	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b)	a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c)	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d)	a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e)	a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f)	a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g)	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h)	a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i)	an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j)	an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

ITALY

The rights offering of the securities offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the securities offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus or any other document relating to the securities offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the securities offered hereby or distribution of copies of this document or any other document relating to the securities offered hereby in Italy must be made:

(a)	by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b)	in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c)	in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

SWEDEN

This prospectus has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus may not be made available, nor may the securities offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980). This offering will only be made to qualified investors in Sweden. This offering will be made to no more than 100 persons or entities in Sweden.

SWITZERLAND

The securities offered pursuant to this prospectus will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The issuer has not applied for a listing of the securities being offered pursuant to this prospectus on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the relevant listing rules. The securities being offered pursuant to this prospectus have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of securities.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lucosky Brookman LLP. RHK Noble is being represented by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The financial statements as of the fiscal year ended December 31, 2021 and 2020 have been audited by Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, as stated in their reports. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://creatd.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Creatd, Inc.

March 31, 2022

Creatd, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets

Current Assets
Cash	$3,229,627	$3,794,734
Accounts receivable, net	390,605	337,440
Inventory	436,981	106,403
Prepaid expenses and other current assets	274,840	236,665
Total Current Assets	4,332,053	4,475,242

Property and equipment, net	139,479	102,939
Intangible assets	2,520,373	2,432,841
Goodwill	1,383,785	1,374,835
Deposits and other assets	914,700	718,951
Minority investment in businesses	50,000	50,000
Operating lease right of use asset	-	18,451

Total Assets	$9,340,390	$9,173,259

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued liabilities	$4,832,103	$3,730,540
Convertible Notes, net of debt discount and issuance costs	-	159,193
Current portion of operating lease payable	-	18,451
Note payable, net of debt discount and issuance costs	1,151,087	1,278,672
Deferred revenue	211,676	234,159

Total Current Liabilities	6,194,866	5,421,015

Non-current Liabilities:
Note payable	35,905	63,992

Total Non-current Liabilities	35,905	63,992

Total Liabilities	6,230,771	5,485,007

Commitments and contingencies

Stockholders’ Equity
Common stock par value $0.001: 100,000,000 shares authorized; 19,915,090 issued and 19,909,433 outstanding as of March 31, 2021 and 16,691,170 issued and 16,685,513 outstanding as of December 31, 2021	19,915	16,691
Additional paid in capital	117,949,487	111,563,618
Subscription receivable	-	-
Less: Treasury stock, 5,657 and 5,657 shares, respectively	(62,406)	(62,406)
Accumulated deficit	(115,977,464)	(109,632,574)
Accumulated other comprehensive income	(83,222)	(78,272)
Total Creatd, Inc. Stockholders’ Equity	1,846,310	1,807,057
Non-controlling interest in consolidated subsidiaries	1,263,309	1,881,195
	3,109,619	3,688,252

Total Liabilities and Stockholders’ Equity	$9,340,390	$9,173,259

The accompanying notes are an integral part of these condensed consolidated financial statements.

Creatd, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Three Months Ended	For the Three Months Ended
	March 31, 2022	March 31, 2021
Net revenue	$1,348,738	$743,913

Cost of revenue	1,572,170	867,150

Gross margin (loss)	(223,432)	(123,237)

Operating expenses
Research and development	226,654	328,852
Marketing	2,092,021	2,042,655
Stock based compensation	1,080,792	1,570,239
General and administrative	3,386,385	1,881,014

Total operating expenses	6,785,852	5,822,760

Loss from operations	(7,009,284)	(5,945,997)

Other income (expenses)
Other income	99	-
Interest expense	(13,896)	(198,671)
Accretion of debt discount and issuance cost	(23,477)	(497,165)
Derivative expense	-	(100,502)
Change in derivative liability	3,729	(197,389)
Settlement of vendor liabilities	14,525	92,909
Gain on extinguishment of debt	147,256	203,578
Other expenses, net	128,236	(697,240)

Loss before income tax provision	(6,881,048)	(6,643,237)

Income tax provision	-	-

Net loss	(6,881,048)	(6,643,237)

Non-controlling interest in net loss	617,886	-

Net Loss attributable to Creatd, Inc.	(6,263,162)	(6,643,237)

Deemed dividend	(81,728)	-
Net loss attributable to common shareholders	$(6,344,890)	$(6,643,237)

Comprehensive loss

Net loss	(6,881,048)	(6,643,237)

Currency translation gain (loss)	(4,950)	(7,311)

Comprehensive loss	$(6,885,998)	$(6,650,548)

Per-share data
Basic and diluted loss per share	$(0.36)	$(0.68)

Weighted average number of common shares outstanding	17,707,951	9,836,443

The accompanying notes are an integral part of these condensed consolidated financial statements.

Creatd, Inc.

Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Three Months Ended March 31, 2022

(Unaudited)

	Series E Preferred Stock		Common Stock		Treasury stock		Additional Paid In	Accumulated	Non- Controlling	Other Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Income	Equity

Balance, January 1, 2022	500	$-	16,691,170	$16,691	(5,657)	$(62,406)	$111,563,618	$(109,632,574)	$1,881,195	$(78,272)	$3,688,252

Stock based compensation	-	-	18,171	18	-	-	1,067,591	-	-	-	1,067,609

Shares issued for prepaid services	-	-	50,000	50	-	-	68,950	-	-	-	69,000

Cash received for common stock and warrants, net of $115,000 of issuance costs	-	-	3,046,314	3,046	-	-	4,994,254	-	-	-	4,997,300

Common stock issued upon conversion of notes payable	-	-	109,435	110	-	-	173,346	-	-	-	173,456

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	(4,950)	(4,950)

Dividends	-	-	-	-	-	-	81,728	(81,728)	-	-	-

Net loss for the three months ended March 31, 20222	-	-	-	-	-	-	-	(6,263,162)	(617,886)	-	(6,881,048)
Balance, March 31, 2022	500	$-	19,915,090	$19,915	(5,657)	$(62,406)	$117,949,487	$(115,977,464)	$1,263,309	$(83,222)	$3,109,619

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Three Months Ended March 31, 2021 (Unaudited)

	Series E						Additional			Other
	Preferred Stock		Common Stock		Treasury stock		Paid In	Subscription	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Income	Equity
Balance, January 1, 2021	7,738	$8	8,736,378	$8,737	(5,657)	$(62,406)	$77,505,013	$(40,000)	$(71,928,922)	$(37,234)	$5,445,196

Stock based compensation	-	-	112,261	112	-	-	1,345,803	-	-	-	1,345,915

Shares issued for prepaid services	-	-	40,000	40	-	-	191,960	-	-	-	192,000

Shares issued to settle vendor liabilities	-	-	44,895	45	-	-	181,341	-	-	-	181,386

Common stock issued upon conversion of notes payable	-	-	65,328	65	-	-	142,735	-	-	-	142,800

Exercise of warrants to stock	-	-	302,434	302	-	-	1,272,370	-	-	-	1,272,672

Cash received for preferred series E and warrants	40	-	-	-	-	-	(4,225)	40,000	-	-	35,775

Conversion of preferred series E to stock	(6,690)	(7)	1,623,730	1,624	-	-	(1,617)	-	-	-	-

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	(7,311)	(7,311)

Net loss for the three months ended March 31, 2021	-	-	-	-	-	--	-	-	(6,643,237)	-	(6,643,237)

Balance, March 31, 2021	1,088	$1	10,925,026	$10,925	(5,657)	$(62,406)	$80,633,380	$-	$(78,572,159)	$(44,545)	$1,965,196

The accompanying notes are an integral part of these condensed consolidated financial statements.

Creatd, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended	For the Three Months Ended
	March 31, 2022	March 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,881,048)	$(6,643,237)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	141,892	41,199
Accretion of debt discount and issuance cost	23,477	497,165
Share-based compensation	1,080,491	1,570,239
Bad debt expense	92,987	-
Settlement of vendor liabilities	(14,525)	(92,908)
Change in fair value of derivative liability	(3,729)	197,389
Derivative expense	-	100,502
Gain on extinguishment of debt	(147,256)	(203,578)
Non cash lease expense	18,451	19,709
Changes in operating assets and liabilities:
Prepaid expenses	(6,373)	(391,918)
Inventory	(136,213)	-
Accounts receivable	(139,388)	(61,374)
Deposits and other assets	(195,749)	-
Deferred revenue	(22,483)	60,123
Accounts payable and accrued expenses	1,170,738	(370,528)
Operating lease liability	(18,451)	(19,421)
Net Cash Used In Operating Activities	(5,037,179)	(5,296,638)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for property and equipment	(44,927)	(12,637)
Deposits	-	(100,000)
Cash paid for minority investment in business	-	(100,000)
Cash acquired from acquisition	44,977	-
Purchases of digital assets	(51,000)	-
Net Cash Used In Investing Activities	(50,950)	(212,637)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of warrant	-	1,312,672
Net proceeds from issuance of notes	463,559	85,500
Repayment of notes	(932,888)	(43,716)
Repayment of convertible notes	-	(941,880)
Proceeds from issuance of common stock and warrants	4,997,301	-
Net Cash Provided By Financing Activities	4,527,972	412,576

Effect of exchange rate changes on cash	(4,950)	(7,311)
Net Change in Cash	(565,107)	(5,104,010)
Cash – Beginning of period	3,794,734	7,906,752
Cash – End of period	$3,229,627	$2,802,742

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$-
Interest	$139,000	$55,276

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Settlement of vendor liabilities	$20,297	$168,667
Issuance of common stock for prepaid services	$69,000	$155,178
Deferred offering costs	$-	$4,225
Common stock and warrants issued upon conversion of notes payable	$173,456	$142,800

The accompanying notes are an integral part of these condensed consolidated financial statements.

Creatd, Inc.

March 31, 2022

Notes to the Condensed Consolidated Financial Statements

Note 1 – Organization and Operations

Creatd, Inc., formerly Jerrick Media Holdings, Inc. (“we,” “us,” the “Company,” or “Creatd”), is a technology company focused on providing economic opportunities for creators, which it accomplishes through its four main business pillars: Creatd Labs, Creatd Partners, Creatd Ventures, and Creatd Studios. Creatd’s flagship product, Vocal, delivers a robust long-form, digital publishing platform organized into highly engaged niche-communities capable of hosting all forms of rich media content. Through Creatd’s proprietary algorithm dynamics, Vocal enhances the visibility of content and maximizes viewership, providing advertisers access to target markets that most closely match their interests.

The Company was originally incorporated under the laws of the State of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 to Great Plains Holdings, Inc. as part of its plan to diversify its business.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, pursuant to the Merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 475,000 shares of GTPH’s common stock. In connection therewith, GTPH acquired 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 39,091 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

On September 11, 2019, the Company acquired 100% of the membership interests of Seller’s Choice, LLC, a New Jersey limited liability company (“Seller’s Choice”). Seller’s Choice is a digital e-commerce agency based in New Jersey.

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change our name to “Creatd, Inc.”, which became effective on September 10, 2020.

On June 4, 2021, the Company acquired 89% of the membership interests of Plant Camp, LLC, a Delaware limited liability company (“Plant Camp”), which the Company subsequently rebranded as Camp. Plant Camp is a direct-to-consumer (DTC) food brand which creates healthy upgrades to classic comfort food favorites. The results of Plant Camp’s operations have bene included since the date of acquisition in the Statements of Operations.

On July 20, 2021, the Company acquired 44% of the membership interests of WHE Agency, Inc. WHE Agency, Inc, is a talent management and public relations agency based in New York. WHE Agency, Inc, has been consolidated due to the Company’s ownership of 55% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On August 16, 2021, the Company acquired 16% of the membership interests of Dune, Inc. bring our total membership interests to 21%.

On October 3, 2021, the Company acquired 29% of the membership interests of Dune, Inc. bring our total membership interests to 50%. Dune, Inc. is a direct-to-consumer brand focused on promoting wellness through its range of health-oriented beverages. Dune, Inc, has been consolidated due to the Company’s ownership of 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On March 7, 2022, the Company acquired 100% of the membership interests of Denver Bodega, LLC, d/b/a Basis, a Colorado limited liability company (“Basis”). Basis is a direct-to-consumer functional beverage brand that makes high-electrolyte mixes meant to aid hydration. Denver Bodega, LLC has been consolidated due to the Company’s ownership of 100% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

Note 2 – Significant Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Basis of Presentation

The Company’s condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and following the requirements of the U.S. Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These interim financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or any other interim period or for any other future year. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2021, included in the Company’s 2021 Annual Report on Form 10-K filed with the SEC. The balance sheet as of December 31, 2021 has been derived from audited financial statements at that date but does not include all of the information required by U.S. GAAP for complete financial statements.

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, revenue recognition, allowance for doubtful accounts, stock-based compensation, income tax provisions, excess and obsolete inventory reserve, and impairment of intellectual property.

Actual results could differ from those estimates.

Presentation

During 2021, we adopted a change in presentation on our Condensed Consolidated Statements of Comprehensive Loss in order to present a gross profit line and allocate certain overhead expenses, the presentation of which is consistent with our peers. Under the new presentation, we began allocating overhead expenses related to cost of goods sold. Prior periods have been revised to reflect this change in presentation.

Principles of consolidation

The Company consolidates all majority-owned subsidiaries, if any, in which the parent’s power to control exists.

As of March 31, 2022, the Company’s consolidated subsidiaries and/or entities are as follows:

Name of combined affiliate	State or other jurisdiction of incorporation or organization	Company Ownership Interest
Jerrick Ventures LLC	Delaware	100%
Abacus Tech Pty Ltd	Australia	100%
Seller’s Choice, LLC	New Jersey	100%
Creatd Studios, LLC	Delaware	100%
Give, LLC	Delaware	100%
Creatd Partners LLC	Delaware	100%
Denver Bodega, LLC	Colorado	100%
Dune Inc.	Delaware	50%
Plant Camp LLC	Delaware	89%
Sci-Fi.com, LLC	Delaware	100%
OG Collection LLC	Delaware	100%
OG Gallery, Inc.	Delaware	100%
VMENA LLC	Delaware	100%
Vocal For Brands, LLC	Delaware	100%
Vocal Ventures LLC	Delaware	100%
What to Buy, LLC	Delaware	100%
WHE Agency, Inc.	Delaware	44%

All inter-company balances and transactions have been eliminated. The condensed consolidated financial statements include Denver Bodega, LLC activity since March 7, 2022.

Variable Interest Entities

Management performs an ongoing assessment of its noncontrolling interests from investments in unrelated entities to determine if those entities are variable interest entities (VIEs), and if so, whether the Company is the primary beneficiary. If an entity in such a transaction, by design, meets the definition of a VIE and the Company determines that it, or a condensed consolidated subsidiary is the primary beneficiary, the Company will include the VIE in its condensed consolidated financial statements. If such an entity is deemed to not be condensed consolidated, the Company records only its investment in equity securities as a marketable security or investment under the equity method, as applicable

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including our own assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, marketable trading securities, accounts payable, prepaid and other current assets, line of credit and due to related parties. Management believes the estimated fair value of these accounts at March 31, 2022 approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company’s Level 2 assets/liabilities include certain of the Company’s notes payable. Their carrying value approximates their fair values based upon a comparison of the interest rate and terms of such debt given the level of risk to the rates and terms of similar debt currently available to the Company in the marketplace.

The Company’s Level 3 assets/liabilities include goodwill, intangible assets, equity investments at cost, and derivative liabilities. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

The following tables provides a summary of the relevant assets that are measured at fair value on non-recurring basis:

Fair Value Measurements as of

March 31, 2022

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Equity investments, at cost	$50,000	$-	$-	$50,000
Total assets	$50,000	$-	$-	$50,000

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) or Financial Claims Scheme (“FCS”) insurable limits. The Company has never experienced any losses related to these balances. As of March 31, 2022, cash amounts in excess of $250,000 were not fully insured. The uninsured cash balance as of March 31, 2022, was approximately $2.4 million. The Company does not believe it is exposed to significant credit risk on cash and cash equivalents.

Concentration of Credit Risk and Other Risks and Uncertainties

The Company provides credit in the normal course of business. The Company maintains allowances for credit losses on factors surrounding the credit risk of specific customers, historical trends, and other information.

The Company operates in Australia and holds total assets of $935,285 that are considered to be reasonably possible that operations located outside an entity’s home country will be disrupted in the near term.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment and software	3
Furniture and fixtures	5

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the condensed consolidated statements of operations.

Long-lived Assets Including Goodwill and Other Acquired Intangible Assets

We evaluate the recoverability of property and equipment and acquired finite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate from the use and eventual disposition. If such review indicates that the carrying amount of property and equipment and intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value. During the three months ended March 31, 2022, the Company recorded an impairment charge of $0 for intangible assets.

Acquired finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets. We routinely review the remaining estimated useful lives of property and equipment and finite-lived intangible assets. If we change the estimated useful life assumption for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life. The remaining weighted average life of the intangible assets are 6.94 years.

Scheduled amortization over the next five years are as follows:

Twelve months ending March 31,

2023	$498,641
2024	429,030
2025	325,307
2026	246,840
2027	228,499
Thereafter	792,056
Total	$2,520,373

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with ASC Topic 350 “Intangibles – Goodwill and Other – Testing Indefinite-Lived Intangible Assets for Impairment” (“ASC Topic 350”). The Company tests goodwill for impairment on an annual basis as of the last day of the Company’s fiscal December each year or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount. The Company has four reporting units. The Company uses an income-based approach to determine the fair value of the reporting units. This approach uses a discounted cash flow methodology and the ability of our reporting units to generate cash flows as measures of fair value of our reporting units.

During the year ended December 31, 2021, the Company completed its annual impairment test of goodwill. The Company performed the qualitative assessment as permitted by ASC 350-20 and determined for three of its reporting units that the fair value of those reporting units was more likely than not greater than their carrying value, including Goodwill. However, based on this qualitative assessment, the Company determined that the carrying value of the Seller’s Choice reporting unit was more likely than not greater than its carrying value, including Goodwill. Based on completion of the annual impairment test, the Company recorded an impairment charge of $1,035,795 for goodwill During the year ended December 31, 2021.

The following table sets forth a summary of the changes in goodwill for the three months ended March 31, 2022.

For the three months ended March 31, 2022
Total
As of January 1, 2022	$1,374,835
Goodwill acquired in a business combination	8,950
Impairment of goodwill	-
As of March 31, 2022	1,383,785

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Foreign Currency

Foreign currency denominated assets and liabilities are translated into U.S. dollars using the exchange rates in effect at our Condensed Consolidated Balance Sheet dates. Results of operations and cash flows are translated using the average exchange rates throughout the periods. The effect of exchange rate fluctuations on the translation of assets and liabilities is included as a component of stockholders’ equity in accumulated other comprehensive income. Gains and losses from foreign currency transactions, which are included in operating expenses, have not been significant in any period presented.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the condensed consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a binomial option model for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The inputs utilized in the application of the Binomial model included a stock price on valuation date, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the condensed consolidated statements of operations.

Shipping and Handling Costs

The Company classifies freight billed to customers as sales revenue and the related freight costs as cost or revenue.

Revenue Recognition

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price. The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mile basis) and cash prizes offered to Challenge winners;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Revenue disaggregated by revenue source for the three months ended March 31, 2022 and 2021 consists of the following:

	Three Months Ended
	March 31,
	2022	2021
Agency (Managed Services, Branded Content, & Talent Management Services)	$583,141	$428,300
Platform (Creator Subscriptions)	508,233	306,902
Ecommerce (Tangible products)	254,724	-
Affiliate Sales	2,640	8,008
Other Revenue	-	703
	$1,348,738	$743,913

The Company utilizes the output method to measures the results achieved and value transferred to a customer over time. Timing of revenue recognition for the three months ended March 31, 2022 and 2021 consists of the following:

	Three Months Ended
	March 31,
	2022	2021
Products and services transferred over time	$1,091,374	$735,202
Products and services transferred at a point in time	257,364	8,711
	$1,348,738	$743,913

Agency Revenue

Managed Services

The Company provides Studio/Agency Service offerings to business-to-business (B2B) and business-to-consumer (B2C) product and service brands which encompasses a full range of digital marketing and e-commerce solutions. The Company’s services include the setup and ongoing management of clients’ websites, Amazon and Shopify storefronts and listings, social media pages, search engine marketing, and other various tools and sales channels utilized by e-commerce sellers for sales and growth optimization. Contracts are broken into three categories: Partners, Monthly Services, and Projects. Contract amounts for Partner and Monthly Services clients range from approximately $500-$7,500 per month while Project amounts vary depending on the scope of work. Partner and Monthly clients are billed monthly for the work completed within that month. Partner Clients may or may not have an additional billing component referred to as Sales Performance Fee, which is a fee based upon a previously agreed upon percentage point of the client’s total sales for the month. Some Partners may also have projects within their contracts that get billed and recognized as agreed upon project milestones are achieved. Revenue is recognized over time as service obligations and milestones in the contract are met.

Branded Content

Branded content represents the revenue recognized from the Company’s obligation to create and publish branded articles and/or branded challenges for clients on the Vocal platform and promote said stories, tracking engagement for the client. In the case of branded articles, the performance obligation is satisfied when the Company successfully publishes the articles on its platform and meets any required promotional milestones as per the contract. In the case of branded challenges, the performance obligation is satisfied when the Company successfully closes the challenge and winners have been announced. The Company utilizes the completed contract method when revenue is recognized over time as the services are performed and any required milestones are met. Certain contracts contain separate milestones whereas the Company separates its performance obligations and utilizes the stand-alone selling price method and residual method to determine the estimate of the allocation of the transaction price.

Below are the significant components of a typical agreement pertaining to branded content revenue:

●	The Company collects fixed fees ranging from $10,000 to $110,000, with branded challenges ranging from $10,000 to $25,000 and branded articles ranging from $2,500 to $7,500 per article.

●	Branded articles are created and published, and challenges are completed, within three months of the signed agreement, or as previously negotiated with the client.

●	Branded articles and challenges are promoted per the contract and engagement reports are provided to the client.

●	Most contracts include provisions for clients to acquire content rights at the end of the campaign for a flat fee.

Talent Management Services

Talent Management represents the revenue recognized by WHE Agency, Inc. (“WHE”) from the Company’s obligation to manage and oversee influencer-led campaigns from the contract negotiation stage through content creation and publication. WHE acts in an agent capacity for influencers and collects a management fee of 20% of the value of an influencer’s contract with a brand. Revenue is recognized net of the 80% of the contract that is collected by the influencer and is recognized when performance obligations of the contract are met. Performance obligations are complete when milestones and deliverables of contracts are delivered to the client.

Below are the significant components of a typical agreement pertaining to talent management revenue:

●	Total gross contracts range from $500-$50,000.

●	The Company collects fixed fees in the amount of 20% of the gross contract amount, ranging from $100 to $20,000 in net revenue per contract.

●	The campaign is created and made live by the influencer within one month of the signed agreement, or as previously negotiated with the client.

●	Campaigns are promoted per the contract and the customer is provided a link to the live deliverables on the influencer’s social media channels.

●	Most billing for contracts occur 100% at execution of the performance obligation. Net payment terms vary by client.

Platform Revenue

Creator Subscriptions

Vocal+ is a premium subscription offering for Vocal creators. In addition to joining for free, Vocal creators now have the option to sign up for a Vocal+ membership for either $9.99 monthly or $99 annually, though these amounts are subject to promotional discounts and free trials. Vocal+ subscribers receive access to value-added features such as increased rate of cost per mille (thousand) (“CPM”) monetization, a decreased minimum withdrawal threshold, a discount on platform processing fees, member badges for their profiles, access to exclusive Vocal+ Challenges, and early access to new Vocal features. Subscription revenues stem from both monthly and annual subscriptions, the latter of which is amortized over a twelve-month period. Any customer payments received are recognized over the subscription period, with any payments received in advance being deferred until they are earned.

The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mille basis) and cash prizes offered to Challenge winners. Estimates are utilized for payments made for earnings through reads, by establishing the lifetime a subscriber has had a Vocal account, determining the percentage of that lifetime that the subscriber has been a paying customer, and applying that percentage to payments for earnings through reads in the relevant reporting period.

Affiliate Sales Revenue

Affiliate sales represents the commission the Company receives when a purchase is made through affiliate links placed within content hosted on the Vocal platform. Affiliate revenue is earned on a “click through” basis, upon referring visitors, via said links, to an affiliate’s site and having them complete a specific outcome, most commonly a product purchase. The Company uses multiple affiliate platforms, such as Skimlinks, Amazon, and Tune, to form and maintain thousands of vendor relationships. Each vendor establishes their own commission percentage, which typically range from 2-20%. The revenue is recognized upon receipt as reliable estimates could not be made.

E-Commerce Revenue

The Company’s e-commerce businesses are housed under Creatd Ventures, and currently consists of three majority-owned e-commerce companies, Camp (previously Plant Camp), Dune Glow Remedy (“Dune”), and Basis. The Company generates revenue through the sale of Camp, Dune, and Basis’ consumer products through its e-commerce distribution channels. The Company satisfies its performance obligation upon shipment of product to its customers and recognizes shipping and handling costs as a fulfillment cost. Customers have 30 days from receipt of an item to return unopened, unused, or damaged items for a full refund. All returns are processed within the relevant recording period and accounted for as a reduction in revenue. The Company runs discounts from time to time to promote sales, improve market penetration, and increase customer retention. Any discounts are run as coupon codes applied at the time of transaction and accounted for as a reduction in gross revenue. The Company assesses variable consideration using the most likely amount method.

Deferred Revenue

Deferred revenue consists of billings and payments from clients in advance of revenue recognition. The Company has two types of deferred revenue, subscription revenue whereas the revenue is recognized over the subscription period and contract liabilities where the performance obligation was not satisfied. The Company will recognize the deferred revenue over the next year. As of March 31, 2022, the Company had deferred revenue of $211,676.

Accounts Receivable and Allowances

Accounts receivable are recorded and carried when the Company has performed the work in accordance with managed services, project, partner, consulting and branded content agreements. For example, we bill a managed service client monthly when we have updated their Amazon store, modified SEO or completed the other services listed in the agreement. For projects and branded content, we will bill the client and record the receivable once milestones are reached that are set in the agreement. We make estimates for the allowance for doubtful accounts and allowance for unbilled receivables based upon our assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of our customers, current economic conditions, and other factors that may affect our ability to collect from customers. During the three months ended March 31, 2022, the Company recorded $92,987, as a bad debt expense. As of March 31, 2022, the Company has an allowance for doubtful accounts of $279,133.

Inventory

Inventories are stated at the lower of cost (first-in, first-out basis) or net realizable value. Inventories are periodically evaluated to identify obsolete or otherwise impaired products and are written off when management determines usage is not probable. The Company estimates the balance of excess and obsolete inventory by analyzing inventory by age using last used and original purchase date and existing sales pipeline for which the inventory could be used. As of March 31, 2022, the Company has no valuation allowance.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted in accordance with Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation over the requisite service period of the award. The company has a relatively low forfeiture rate of stock based compensation and forfeitures are recognized as they occur.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is volatility is derived from the Company’s historical data over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. Forfeitures are recognized as they occur.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. The Company issues awards of equity instruments, such as stock options and restricted stock units, to employees and certain non-employee directors. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period, defined as the vesting period. The vesting period is generally one to three years. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock units. Compensation expense is reduced for actual forfeitures as they occur.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for the three months ended March 31, 2022 and 2021 presented in these condensed consolidated financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The Company had the following common stock equivalents at March 31, 2022 and 2021:

	March 31,
	2022	2021
Options	1,891,348	2,350,062
Warrants	8,591,206	6,273,778
Convertible notes	-	49,629
Totals	10,482,554	8,673,469

Reclassifications

Certain prior year amounts in the condensed consolidated financial statements and the notes thereto have been reclassified where necessary to conform to the current year’s presentation. These reclassifications did not affect the prior period’s total assets, total liabilities, stockholders’ deficit, net loss or net cash used in operating activities. During the year ended December 31, 2021, we adopted a change in presentation on our condensed consolidated statements of operations and comprehensive loss in order to present a gross profit line, the presentation of which is consistent with our peers. Under the new presentation, we began allocating payroll and related expenses, professional services and creator payouts. Prior periods have been revised to reflect this change in presentation.

Recently Adopted Accounting Guidance

In May 2021, the FASB issued authoritative guidance intended to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. (ASU 2021-04), “Derivatives and Hedging Contracts in Entity’s Own Equity (Topic 815). This guidance’s amendments provide measurement, recognition, and disclosure guidance for an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. The updated guidance, which became effective for fiscal years beginning after December 15, 2021, did not have a material impact on the Company’s condensed consolidated financial statements.

Recent Accounting Guidance Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU-2016-13”). ASU 2016-13 affects loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. ASU 2016-13 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company is currently evaluating the impact of the new guidance on its condensed consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. ASU 2020-6 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company is currently evaluating the impact of the new guidance on its condensed consolidated financial statements.

In July 2021, the FASB issued ASU No. 2021-05, Lessors—Certain Leases with Variable Lease Payments (Topic 842), Which requires a lessor to classify a lease with variable lease payments that do not depend on an index or rate (hereafter referred to as “variable payments”) as an operating lease on the commencement date of the lease if specified criteria are met. ASU 2021-05 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations — Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805), Which aims to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in recognition and payment terms that effect subsequent revenue recognition. ASU 2021-08 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying condensed consolidated financial statements.

Note 3 – Going Concern

The Company’s condensed consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the condensed consolidated financial statements, as of March 31, 2022, the Company had an accumulated deficit of $116 million, a net loss of $6.9 million and net cash used in operating activities of $5.1 million for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

On January 30, 2020, the World Health Organization declared the COVID-19 novel coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial impact will be to the Company, capital raising efforts and our operations may be negatively affected.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering of its debt or equity securities, there can be no assurance that it will be able to do so on reasonable terms, or at all. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Inventory

Inventory was comprised of the following at March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
Raw Materials	$16,904	$-
Packaging	20,342	2,907
Finished goods	399,735	103,496
	$436,981	$106,403

Note 5 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	March 31, 2022	December 31, 2021
Computer Equipment	$376,436	$353,880
Furniture and Fixtures	124,787	102,416
Leasehold Improvements	11,456	11,457
	512,679	467,753
Less: Accumulated Depreciation	(373,200)	(364,814)
	$139,479	$102,939

Depreciation expense was $8,386 and $10,047 for the three months ended March 31, 2022 and 2021, respectively.

Note 6 – Notes Payable

Notes payable as of March 31, 2022 and December 31, 2021 is as follows:

	Outstanding Principal as of
	March 31, 2022	December 31, 2021	Interest Rate	Maturity Date
Seller’s Choice Note	$-	$660,000	30%	September 2020
The April 2020 PPP Loan Agreement	198,577	198,577	1%	May 2022
The First December 2021 Loan Agreement	140,931	185,655	10%	June 2023
The Second December 2021 Loan Agreement	323,094	313,979	14%	June 2022
The First February 2022 Loan Agreement	337,163	-	-%	June 2023
The Second February 2022 Loan Agreement	164,123	-	14%	June 2022
First Denver Bodega LLC Loan	50,000	-
Second Denver Bodega LLC Loan	15,724	-
	1,229,612	1,358,211
Less: Debt Discount	(42,620)	(15,547)
Less: Debt Issuance Costs	-	-
	1,186,992	1,342,664
Less: Current Debt	(1,151,087)	(1,278,672)
Total Long-Term Debt	$35,905	$63,992

Seller’s Choice Note

On September 11, 2019, the Company entered into Seller’s Choice Purchase Agreement with Home Revolution LLC. As a part of the consideration provided pursuant to the Seller’s Choice Acquisition, the Company issued the Seller’s Choice Note to the Seller in the principal amount of $660,000. The Seller’s Choice Note bears interest at a rate of 9.5% per annum and is payable on March 11, 2020 (the “Seller’s Choice Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts become due. Upon maturity the Company utilized an automatic extension up to 6 months. This resulted in a 5% increase in the interest rate every month the Seller’s Choice Note is outstanding. As of December 31, 2021, the Company is in default on the Seller’s Choice note.

On March 3, 2022, after substantial motion practice, Creatd successfully settled the dispute with Home Revolution, LLC for a total of $799,000, which includes $660,000 of note principal and $139,000 of accrued interest. The matter has been dismissed. As part of the settlement the Company recorded a Gain on extinguishment of debt of $147,256.

The April 2020 PPP Loan Agreement

On April 30, 2020, the Company was granted a loan with a principal amount of $282,432 (the “Loan”), pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020. The Loan, which was in the form of a Note dated April 30, 2020, matures on April 30, 2022, and bears interest at a fixed rate of 1.00% per annum, payable monthly commencing on October 30, 2020. The Note may be prepaid by the Company at any time prior to maturity without payment of any premium. Funds from the Loan may only be used to retain workers and maintain payroll or make mortgage payments, lease payments and utility payments.

During the three months ended March 31, 2022, the Company accrued interest of $490.

The Company is in the process of returning the funds received from the Loan.

The First December 2021 Loan Agreement

On December 3, 2021, the Company entered into a loan agreement (the “First December 2021 Loan Agreement”) with a lender (the “First December 2021 Lender”) whereby the First December 2021 Lender issued the Company a promissory note of $191,975 (the “First December 2021 Note”). Pursuant to the First December 2021 Loan Agreement, the First December 2021 Note has an effective interest rate of 9%. The maturity date of the First December 2021 Note is June 3, 2023 (the “First December 2021 Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the First December 2021 Note are due.

During the three months ended March 31, 2022, the Company repaid $44,725 in principal.

The Second December 2021 Loan Agreement

On December 14, 2021, the Company entered into a secured loan agreement (the “Second December 2021 Loan Agreement”) with a lender (the “Second December 2021 Lender”), whereby the Second December 2021 Lender issued the Company a secured promissory note of $438,096 AUD or $329,127 United States Dollars (the “Second December 2021 Note”). Pursuant to the Second December 2021 Loan Agreement, the Second December 2021 Note has an effective interest rate of 14%. The maturity date of the Second December 2021 Note is June 30, 2022 (the “Second December 2021 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Second December 2021 Loan Agreement are due. The loan is secured by the Australian research & development credit.

During the three months ended March 31, 2022, the Company accrued $15,123 AUD in interest.

The First February 2022 Loan Agreement

On February 22, 2022, the Company entered into a secured loan agreement (the “First February 2022 Loan Agreement”) with a lender (the “First February 2022 Lender”), whereby the First February 2022 Lender issued the Company a secured promissory note of $222,540 AUD or $159,223 United States Dollars (the “First February 2022 Note”). Pursuant to the First February 2022 Loan Agreement, the First February 2022 Note has an effective interest rate of 14%. The maturity date of the First February 2022 Note is June 30, 2022 (the “First February 2022 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the First February 2022 Loan Agreement are due. The loan is secured by the Australian research & development credit.

During the three months ended March 31, 2022, the Company accrued $3,158 AUD in interest.

The Second February 2022 Loan Agreement

On February 22, 2022, the Company entered into a loan agreement (the “Second February 2022 Loan Agreement”) with a lender (the “Second February 2022 Lender”), whereby the Second February 2022 Lender issued the Company a promissory note of $337,163 (the “Second February 2022 Note”). Pursuant to the Second February 2022 Loan Agreement, the Second February 2022 Note has an effective interest rate of 11%. The maturity date of the Second February 2022 Note is February 22, 2023 (the “Second February 2022 Maturity Date”). The Company is required to make 10 monthly payment of $37,425.

The Company recorded a $37,163 debt discount relating to an original issue discount. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

Denver Bodega LLC Notes payable

On March 7, 2022, The Company acquired five note payable agreements from the acquisition of Denver Bodega LLC. See note 12. The total liabilities of these notes amounted to $293,888. During the three months ended March 31, 2022, the Company repaid $228,164. As of March 31, 2022, the Company has two notes outstanding. The First Denver Bodega LLC Loan has a principal balance of $50,000, bears interest at 5%, and requires 36 monthly payments of $1,496. The second Denver Bodega LLC Loan has a principal balance of $15,724 and has a maturity date of April 16, 2022.

Note 7 – Convertible Notes Payable

The July 2021 Convertible Loan Agreement

On July 6, 2021, the Company entered into a loan agreement (the “July 2021 Loan Agreement”) with an individual (the “July 2021 Lender”), whereby the July 2021 Lender issued the Company a promissory note of $168,850 (the “July 2021 Note”). Pursuant to the July 2021 Loan Agreement, the July 2021 Note has interest of six percent (6%). The July 2021 Note matures on the first (12th) month anniversary of its issuance date.

Upon default or 180 days after issuance the July 2021 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to 75% of average the lowest three trading prices of the Company’s common stock on the fifteen-trading day immediately preceding the date of the respective conversion.

The Company recorded a $15,850 debt discount relating to an original issue discount and $3,000 of debt issuance costs related to fees paid to vendors relating to the offering. The debt discount and debt issuance costs are being accreted over the life of the note to accretion of debt discount and issuance cost.

During the three months ended March 31, 2022, the July 2021 Note became convertible. Due to the fact that these convertible notes have an option to convert at a variable amount, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The conversion feature has been measured at fair value using a Binomial model at the conversion date. The conversion feature of July 2021 Note gave rise to a derivative liability of $100,532. The Company recorded this as a debt discount. The debt discount is charged to accretion of debt discount over the remaining term of the convertible note.

During the three months ended March 31, 2022, the note holder converted $168,850 of principal and $4,605 of interest into 109,435 shares of the Company’s common stock. The unamortized debt discount of $96,803 was recorded to extinguishment of debt due to conversion.

Note 8 – Related Party

Equity raises

During the three months ended March 31, 2022, the company conducted two equity raises in which officers, directors, employees, and an affiliate of an officer cumulatively invested $421,001 for 240,571 shares of common stock and 240,571 warrants to purchase common stock.

Officer compensation

During the three months ended March 31, 2022 and 2021, the Company paid $35,637 and $20,082, respectively for living expenses for officers of the Company.

Note 9 – Derivative Liabilities

The Company has identified derivative instruments arising from convertible notes that have an option to convert at a variable number of shares in the Company’s convertible notes payable during the three months ended March 31, 2022. For the terms of the conversion features see Note 7. The Company had no derivative assets measured at fair value on a recurring basis as of March 31, 2022.

The Company utilizes a binomial option model for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The inputs utilized in the application of the Binomial model included a stock price on valuation date, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the condensed consolidated statements of operations.

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note adjusted to be on a continuous return basis to align with the Monte Carlo simulation model and binomial model.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

Volatility: The Company calculates the expected volatility based on the company’s historical stock prices with a look back period commensurate with the period to maturity.

Expected term: The Company’s remaining term is based on the remaining contractual maturity of the convertible notes.

The following are the changes in the derivative liabilities during the three months ended March 31, 2022.

	Three Months Ended March 31, 2022
	Level 1	Level 2	Level 3
Derivative liabilities as January 1, 2022	$-	$-	$-
Addition	-	-	100,532
Changes in fair value	-	-	(3,729)
Extinguishment	-	-	(96,803)
Derivative liabilities as March 31, 2022	$-	$-	$-

Note 10 – Stockholders’ Equity

Shares Authorized

The Company is authorized to issue up to one hundred and twenty million (120,000,000) shares of capital stock, of which one hundred million (100,000,000) shares are designated as common stock, par value $0.001 per share, and twenty million (20,000,000) are designated as preferred stock, par value $0.001 per share.

Preferred Stock

Series E Convertible Preferred Stock

The Company has designated 8,000 shares of Series E Convertible Preferred stock and has 500 shares issued and outstanding as of March 31, 2022.

The shares of Series E Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder of the Series E Preferred Stock, at any time following the Original Issue Date at a price of $4.12 per share, subject to adjustment. Each holder of Series E Preferred Stock shall be entitled to receive, with respect to each share of Series E Preferred Stock then outstanding and held by such holder, dividends on an as-converted basis in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

The holders of Series E Preferred Stock shall be paid pari passu with the holders of Common Stock with respect to payment of dividends and rights upon liquidation and shall have no voting rights. In addition, as further described in the Series E Designation, as long as any of the shares of Series E Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend this Series E Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series E Preferred Stock, (c) increase the number of authorized shares of Series E Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series E Preferred Stock shall be convertible, at any time and from time to time at the option of the holder of such shares, into that number of shares of Common Stock determined by dividing the Series E Stated Value by the Conversion Price, subject to certain beneficial ownership limitations.

Common Stock

On January 1, 2022, the Company issued 8,590 shares of its restricted common stock to settle outstanding vendor liabilities of $20,297. In connection with this transaction the Company also recorded a gain on settlement of vendor liabilities of $369.

On January 6, 2022, the Company issued 8,850 shares of its restricted common stock to consultants in exchange for services at a fair value of $19,736.

On February 24, 2022, the Company issued 50,000 shares of its restricted common stock to consultants in exchange for four months of services at a fair value of $69,000. These shares were recorded as common stock issued for prepaid services and will be expensed over the life of the consulting contract to share based payments. During the three months ended March 31, 2022 the Company recorded $33,110 to share based payments.

On March 1, 2022, the Company entered into securities purchase agreements with twenty-eight (28) accredited investors whereby, at the closing, such investors purchased from the Company an aggregate of 1,401,457 shares of the Company’s common stock and (ii) 1,401,457 warrants to purchase shares of common stock, for an aggregate purchase price of $2,452,550. Such warrants are exercisable for a term of five-years from the date of issuance, at an exercise price of $1.75 per share. The Company has recorded $40,000 to stock issuance costs, which are part of Additional Paid-in Capital.

On March 7, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with thirteen accredited investors resulting in the raise of $2,659,750 in gross proceeds to the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell in a registered direct offering an aggregate of 1,519,857 shares of the Company’s common stock together with warrants to purchase an aggregate of 1,519,857 shares of Common Stock at an exercise price of $1.75 per share. The warrants are immediately exercisable and will expire on March 9, 2027. The Company has recorded $75,000 to stock issuance costs, which are part of Additional Paid-in Capital.

On March 30, 2022, the Company issued 731 shares of its restricted common stock to consultants in exchange for services at a fair value of $863.

Stock Options

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – January 1, 2022 – outstanding	2,902,619	7.07	4.71
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	(19,093)	15.36	-
Balance – March 31, 2022 – outstanding	2,883,526	7.02	4.48
Balance – March 31, 2022 – exercisable	1,891,348	7.60	4.27

Option Outstanding			Option Exercisable
Exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)
$7.02	2,883,526	4.48	7.60	1,891,348	4.27

During the year ended December 31, 2018 the Company granted options of 11,667 to consultants that has a fair value of $57,123. As of the date of this filing the company has not issued these options and they are recorded as an accrued liability on the Condensed Consolidated Balance Sheet.

Stock-based compensation for stock options has been recorded in the condensed consolidated statements of operations and totaled $1,027,083, for the three months ended March 31, 2022.

As of March 31, 2022, there was $1,649,068 of total unrecognized compensation expense related to unvested employee options granted under the Company’s share-based compensation plans that is expected to be recognized over a weighted average period of approximately 0.89 year.

Warrants

The Company applied fair value accounting for all share-based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

Warrant Activities

The following is a summary of the Company’s warrant activity:

	Warrant	Weighted Average Exercise Price
Balance – January 1, 2022 – outstanding	5,658,830	4.98
Granted	2,988,487	2.12
Exercised	-	-
Forfeited/Cancelled	(13,611)	12.00
Balance – December 31, 2021 – outstanding	8,633,706	3.82
Balance – December 31, 2021 – exercisable	8,591,206	$3.81

Warrants Outstanding				Warrants Exercisable
Exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$3.82	8,633,706	4.01	3.81	8,591,206	4.01

During the three months ended March 31, 2022, some of the Company’s warrants had a down-round provision triggered that also resulted in an additional 67,173 warrants to be issued. A deemed dividend of $81,728 was recorded to the Statements of Comprehensive Loss.

Note 11 – Commitments and Contingencies

Litigation

On or about June 25, 2020, Home Revolution, LLC (“Home Revolution”) filed a lawsuit in the United States District Court for the District of New Jersey, Home Revolution, LLC, et al. v. Jerrick Media Holdings, Inc. et al., Case No. 2:20-cv-07775-JMV-MF. The Complaint alleges, among other things, that Creatd, Inc. breached the Membership Interest Purchase Agreement, as modified, and ancillary transaction documents in connection with the acquisition of Seller’s Choice, LLC, from Home Revolution in September 2019. The Complaint additionally alleges violation of the New Jersey Uniform Securities Law, violations of the Exchange Act and Rule 10b-5 thereunder, fraud, equitable accounting, breach of fiduciary duty, conversion and unjust enrichment. Plaintiff also sought to have a receiver appointed by the Court to take over Creatd’s operations. After substantial motion practice, Creatd successfully settled this dispute from June 2020 for a total of $799,000, which includes $660,000 of note principal and $139,000 of accrued interest. The matter has been dismissed as of March 3, 2022.

On or about August 30, 2021, Robert W. Monster and Anonymize, Inc. (“Monster”) filed a lawsuit in the United States District Court for the Western District of Washington at Seattle, Robert W. Monster, et al. v. Creatd, Inc., et al. (Western District of Washington at Seattle 2:21-CV-1177). The Complaint alleges, among other things, that action for Declaratory Judgment under 28 U.S.C. § 2201 that Monster’s registration and use of the internet domain name VOCL.COM (the “Domain Name”) does not violate Creatd’s rights under the Anticybersquatting Consumer Protection Act (“ACPA”), 15 U.S.C. § 1125(d), or otherwise under the Lanham Act, 15 U.S.C. § 1051 et seq. Creatd claims trademark rights and certain other rights with respect to the term and the domain name VOCL.COM. Monster seeks a determination by the Court that Monster’s registration and/or use of VOCL.COM is not, and has not been in violation of the ACPA, and that Plaintiffs’ use of VOCL.COM constitutes neither a violation of the ACPA nor trademark infringement or dilution under the Lanham Act. Creatd believes the lawsuit lacks merit and will vigorously challenge the action. At this time, we are unable to estimate potential damage exposure, if any, related to the litigation.

Appointment of New Directors

On February 17, 2022, the Board of Directors (the “Board”) of the Company appointed Joanna Bloor, Brad Justus, and Lorraine Hendrickson to serve as members of the Board. Ms. Bloor has been nominated to, and will serve as, chair of the Compensation Committee, and to be a member of the Audit Committee and Nominating & Corporate Governance Committee. Mr. Justus has been nominated, and will serve as, chair of the Nominating & Corporate Governance Committee, and to be a member of the Compensation Committee and Audit Committee. Ms. Hendrickson has been nominated to, and will serve as, chair of the Audit Committee and to be a member of the Compensation and Nominating & Corporate Governance Committee.

Departure of Directors

On February 17, 2022, the Board received notice that effective immediately, Mark Standish resigned as Chair of the Board, Chair of the Audit Committee and as a member of the Compensation Committee and Nominating & Corporate Governance Committee; Leonard Schiller resigned as member of the Board, Chair of the Compensation Committee and as a member of the Audit Committee and Nominating & Corporate Governance Committee; and LaBrena Martin resigned as a member of the Board, Chair of the Nominating & Corporate Governance Committee and as a member of the Audit Committee and Compensation Committee. Such resignations are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Management Restructuring

On February 17, 2022, the Board of the Company approved the restructuring of the Company’s senior management team to eliminate the Co-Chief Executive Officer role, appointing Jeremy Frommer as Executive Chairman and Founder, and appointing Laurie Weisberg as Chief Executive Officer (the “Second Restructuring”). Prior to the Second Restructuring, Mr. Frommer and Ms. Weisberg served as the Company’s co-Chief Executive Officers and Ms. Weisberg served as the Company’s Chief Operating Officer. The Second Restructuring does not impact the role or functions of the Company’s Chief Financial Officer, Chelsea Pullano, or the role or functions of the Company’s President and Chief Operating Officer, Justin Maury.

Nasdaq Notice of Delisting

On January 4, 2021, the Company received a letter from the staff of The Nasdaq Capital Market (the “Exchange”) notifying the Company that the Exchange had determined to delist the Company’s common stock and warrants from the Exchange based on the Company’s non-compliance with the Exchange’s (i) $5 million stockholders’ equity requirement for initial listing pursuant to Nasdaq Listing Rule 5505(b), (ii) the $2.5 million stockholders’ equity requirement or any of the alternatives for continued listing pursuant to Nasdaq Listing Rule 5550(b), and (iii) the Company’s failure to provide material information to the Exchange pursuant to Nasdaq Listing Rule 5250(a)(1).

On February 11, 2021, the Company met with the Exchange’s Hearings Panel (the “Panel”) with respect to such determination, in accordance with the Exchange’s rules and, pursuant to such request by the Company to appeal, the delisting of the Company’s securities and the Form 25 Notification of Delisting filing was stayed pending the Panel’s decision.

On March 9, 2021, the Exchange notified the Company that the Panel had determined to continue the listing of the Company on the Exchange. Notwithstanding the Panel’s determination to continue the listing of the Company’s securities on the Exchange, the Panel issued a public reprimand letter to the Company, pursuant to Listing Rule 5815(c)(1)(D), based on its finding “that the Company failed to meet the initial listing criteria with respect to stockholders’ equity and failed to provide Nasdaq with material information with respect to that deficiency.” Specifically, the Panel found that the Company failed to comply with Listing Rule 5250(a)(1), requiring it to notify Nasdaq of certain significant developments that led to the Company’s prior representations about its ability to satisfy the initial listing requirements being inaccurate. In reaching its determination to continue the listing of the Company on Nasdaq, the Panel acknowledged that the Company has since demonstrated compliance with the initial listing requirement for stockholders’ equity and all other applicable initial listing requirements. The Panel also determined that the violations were inadvertent and that the Company had relied on advice of counsel at the time in its interactions with the Nasdaq staff (“Staff”). The Panel also acknowledged the Company’s efforts to implement structural changes within the Company to avoid similar misstatements in the future and that would allow for proper accounting and disclosure on an ongoing basis.

On March 1, 2022, the Company received a letter (the “Letter”) from the staff of The Nasdaq Capital Market (the “Exchange”) notifying the Company that the Exchange has determined to delist the Company’s common stock from the Exchange based on the Company’s Market Value of Listed Securities for the 30-consecutive day period between January 15, 2022 and February 25, 2022 falling short of the requirements under Listing Rule 5550(b)(2) (the “Rule”). Although a 180-day period is typically allowed for an issuer to regain compliance, the Company is not eligible to use such compliance period, as the Exchange had instituted a Panel Monitor through March 9, 2022.

The Company pursued an appeal to the Nasdaq Hearings Panel (the “Panel”) of such determination, in accordance with the Exchange’s rules and, pursuant to such request by the Company to appeal, the delisting of the Company’s securities and the Form 25 Notification of Delisting filing was stayed pending the Panel’s decision.

On April 22, 2022, the Exchange notified the Company that the Panel has determined to continue the listing of the Company on the Exchange, subject to the following conditions: (i) on or before May 16, 2022, the Company will file its Quarterly Report on Form 10-Q for the period ended March 31, 2022 demonstrating compliance with Nasdaq Listing Rule 550(b)(1) requiring shareholders’ equity of $2.5 million and (ii) on or before August 29, 2022, the Company will file a Form 8-K documenting the successful completion of any fund-raising activity that has taken place since April 14, 2022 and the Company’s long-term compliance with the continued listing requirements of the Nasdaq Capital Market.

The Panel has advised that August 29, 2022 represents the full extent of the Panel’s discretion to grant continued listing during the time the Company is non-compliant and should the Company fail to demonstrate compliance by such date, the Panel will issue a final delist determination and the Company will be suspended from trading on the Exchange.

Note 12 – Acquisitions

Denver Bodega, LLC d/b/a Basis

On March 7, 2022, the Company entered into a Membership Interest Purchase (the “Agreement”) with Henry Springer and Kyle Nowak (collectively the “Sellers”), whereby the Company purchased a majority stake in Denver Bodega, LLC, a Colorado limited liability company whose product is Basis, a direct-to-consumer functional beverage brand that makes high-electrolyte mixes meant to aid hydration. Pursuant to the Agreement, Creatd acquired all of the issued and outstanding membership interests of Denver Bodega, LLC for consideration of one dollar ($1.00), as well as the Company’s payoff, assumption, or satisfaction of certain debts and liabilities.

The following sets forth the components of the purchase price:

Purchase price:
Cash paid to seller	$1
Total purchase price	1

Assets acquired:
Cash	44,977
Accounts Receivable	2,676
Inventory	194,365
Total assets acquired	242,018

Liabilities assumed:
Accounts payable and accrued expenses	127,116
Notes payable	293,888
Total liabilities assumed	421,004

Net liabilities acquired	(178,986)

Excess purchase price	$178,987

The excess purchase price amounts are provisional and may be adjusted during the one-year measurement period as required by U.S. GAAP. The following table provides a summary of the preliminary allocation of the excess purchase price.

Goodwill	$8,950
Trade Names & Trademarks	8,949
Know-How and Intellectual Property	107,392
Website	8,949
Customer Relationships	44,747

Excess purchase price	$178,987

The goodwill represents the assembled workforce, acquired capabilities, and future economic benefits resulting from the acquisition.

The following presents the unaudited pro-forma combined results of operations of the Company with Plant Camp, WHE, Dune, and Denver Bodega as if the entities were combined on January 1, 2021.

Three Months Ended
March 31,
2022
Revenues	$1,482,270
Net loss attributable to common shareholders	$(6,352,445)
Net loss per share	$(0.36)
Weighted average number of shares outstanding	17,707,951

Three Months Ended
March 31,
2021
Revenues	$1,143,732
Net loss attributable to common shareholders	$(6,592,675)
Net loss per share	$(0.66)
Weighted average number of shares outstanding	10,060,946

Note 13 – Segment Information

We operate in three reportable segments: Creatd Labs, Creatd Ventures, and Creatd Partners. Our segments were determined based on the economic characteristics of our products and services, our internal organizational structure, the manner in which our operations are managed and the criteria used by our Chief Operating Decision Maker (CODM) to evaluate performance, which is generally the segment’s operating losses.

Operations of:	Products and services provided:
Creatd Labs

Creatd Labs is the segment focused on development initiatives. Creatd Labs houses the Company’s proprietary technology, including its flagship platform, Vocal, as well as oversees the Company’s content creation framework, and management of its  digital communities. Creatd Labs derives revenues from Vocal creator subscriptions, platform processing fees and technology licensing fees.

Creatd Ventures	Creatd Ventures builds, develops, and scales e-commerce brands. This segment generates revenues through product sales of its two majority-owned direct-to-consumer brands, Camp and Dune Glow Remedy.
Creatd Partners	Creatd Partners fosters relationships between brands and creators through its suite of agency services, including content marketing (Vocal for Brands), performance marketing (Seller’s Choice), and influencer marketing (WHE Agency). Creatd Partners derives revenues in the form of brand fees and talent management commissions.

The following tables present certain financial information related to our reportable segments and Corporate:

	As of March 31, 2022
	Creatd Labs	Creatd Ventures	Creatd Partners	Corporate	Total

Accounts receivable, net	$-	$7,649	$382,956	$-	$390,605
Prepaid expenses and other current assets	45,815	-	-	229,025	274,840
Deposits and other assets	839,114	-	-	75,586	914,700
Intangible assets	-	1,733,673	724,459	62,241	2,520,373
Goodwill	-	34,089	1,349,696	-	1,383,785
Inventory	-	436,981	-	-	436,981
All other assets	-	-	-	3,419,106	3,419,106
Total Assets	$884,929	$2,212,392	$2,457,111	$3,785,958	$9,340,390

Accounts payable and accrued liabilities	$22,784	$1,129,605	$19,985	$3,659,729	$4,832,103
Note payable, net of debt discount and issuance costs	487,217	65,724	-	634,051	1,186,992
Deferred revenue	161,112	43,545	7,019	-	211,676
All other Liabilities	-	-	-		-
Total Liabilities	$671,113	$1,238,874	$27,004	$4,293,780	$6,230,771

	As of December 31, 2021
	Creatd Labs	Creatd Ventures	Creatd Partners	Corporate	Total

Accounts receivable, net	$-	$2,884	$334,556	$-	$337,440
Prepaid expenses and other current assets	48,495	-	-	188,170	236,665
Deposits and other assets	626,529	-	-	92,422	718,951
Intangible assets	-	1,637,924	783,676	11,241	2,432,841
Goodwill	-	25,139	1,349,696	-	1,374,835
Inventory	-	106,403	-	-	106,403
All other assets	-	-	-	3,966,124	3,966,124
Total Assets	$675,024	$1,772,350	$2,467,928	$4,257,957	$9,173,259

Accounts payable and accrued liabilities	$9,693	$766,253	$6,232	$2,948,362	$3,730,540
Note payable, net of debt discount and issuance costs	313,979	-	-	1,028,685	1,342,664
Deferred revenue	161,112	13,477	59,570	-	234,159
All other Liabilities	-	-	-	177,644	177,644
Total Liabilities	$484,784	$779,730	$65,802	$4,154,691	$5,485,007

	For the three months ended March 31, 2022
	Creatd Labs	Creatd Ventures	Creatd Partners	Corporate	Total

Net revenue	$508,268	$254,690	$585,780	$-	$1,348,738
Cost of revenue	706,196	409,969	456,005	-	1,572,170
Gross margin (loss)	(197,928)	(155,279)	129,775	-	(223,432)

Research and development	134,876	-	91,778	-	226,654
Marketing	970,484	1,013,706	-	107,831	2,092,021
Stock based compensation	251,907	226,298	248,548	354,039	1,080,792
General and administrative not including depreciation, amortization, or Impairment	218,766	288,272	378,492	2,358,963	3,244,493
Depreciation and amortization	-	71,271	31,599	39,022	141,892

Total operating expenses	$1,576,033	$1,599,547	$750,417	$2,859,855	$6,785,852

Interest expense	(13,229)	-	-	(667)	(13,896)
All other expenses	-	-	-	142,132	142,132
Other expenses, net	(13,229)			141,465	128,236

Loss before income tax provision	$(1,787,190)	$(1,754,826)	$(728,474)	$(2,610,558)	$(6,881,048)

	For the three months ended March 31, 2021
	Creatd Labs	Creatd Partners	Corporate	Total

Net revenue	$167,983	$575,930	$-	$743,913
Cost of revenue	242,134	625,016	-	867,150
Gross margin	(74,151)	(49,086)	-	(123,237)

Research and development	195,691	133,161	-	328,852
Marketing	1,736,257	204,266	102,132	2,042,655
Stock based compensation	365,985	361,105	843,149	1,570,239
General and administrative not including depreciation, amortization, or Impairment	124,053	214,627	1,501,135	1,932,552
Depreciation and amortization	2,753	9,175	29,271	41,199
Total operating expenses	$2,424,740	$922,333	$2,475,687	$5,822,760

Interest expense	(24,596)	-	(174,075)	(198,671)
All other expenses	-	-	(498,569)	(498,569)
Other expenses, net	(24,596)	-	(672,644)	(697,240)

Loss before income tax provision	$(2,523,487)	$(971,419)	$(3,148,331)	$(6,643,237)

Note 14 – Subsequent Events

Employment Agreements

On April 5, 2022, upon the recommendation of the Compensation Committee of the Board, the Board approved employment agreements with, and equity issuances for, (i) Jeremy Frommer, Executive Chairman, who will receive (a) an signing award of $80,000, (b) an annual salary of $420,000; (c) 121,000 options, to vest immediately with a strike price of $1.75, and (d) 50,000 shares of the Company’s restricted common stock; (ii) Laurie Weisberg, Chief Executive Officer, who will receive (a) an annual salary of $475,000; (b) 121,000 options, to vest immediately with a strike price of $1.75, and (c) 50,000 shares of the Company’s restricted common stock; (iii) Justin Maury, Chief Operating Officer & President, who will receive (a) an annual salary of $475,000 (b) 81,000 options, to vest immediately with a strike price of $1.75, and (c) 50,000 shares of the Company’s restricted common stock; and (iv) Chelsea Pullano, Chief Financial Officer, who will receive (a) an annual salary of $250,000; (b) 37,000 options, to vest immediately with a strike price of $1.75, and (c) 35,000 shares of the Company’s restricted common stock (collectively, the “Executive Employment Arrangements”).

Pursuant to the Executive Employment Arrangements, the Company entered into executive employment agreements with each of the respective executives as of April 5, 2022 (the “Executive Employment Agreements”). The Executive Employment Agreements contain customary terms, conditions and rights.

Creatd, Inc.

December 31, 2021 and 2020

www.rrbb.com
ROSENBERG RICH BAKER BERMAN & COMPANY
265 Davidson Avenue, Suite 210 ● Somerset, NJ 08873-4120 ● PHONE 908-231-1000 ● FAX 908-231-6894
111 Dunnell Road, Suite 100 ● Maplewood, NJ 07040 ● PHONE 973-763-6363 ● FAX 973-763-4430

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Creatd, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Creatd, Inc. and Subsidiaries (the Company) as of December 31, 2021 and 2020, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● CENTER FOR AUDIT QUALITY ● PRIVATE COMPANIES PRACTICE SECTION ● PRIME GLOBAL ● REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD

ROSENBERG RICH BAKER BERMAN & COMPANY

To the Board of Directors and

Stockholders of Creatd, Inc. and Subsidiaries

Revenue Recognition

As described in Note 2 to the consolidated financial statements, the Company recognizes revenue in accordance with FASB Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 requires the Company to apply the following steps: (1) identify the contract with the customers; (2) identify performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the Company satisfies the performance obligations.

For subscription revenue recognized by the Company, the transaction price is reduced for consideration payable to customers. Because such consideration is paid to both customers and “freemium” subscribers, it requires significant estimates as to the allocation and timing of these reductions in the transaction price. These estimates required auditor judgment and consideration of some subjective factors in evaluating the estimates.

How the Critical Matter Was Addressed in the Audit

The primary audit procedures we performed to address this critical audit matter included:

●	Gained detailed understanding of processes related to subscription revenue, including evaluation of controls within the Company and the results of an audit of internal controls at the external payment processing organization.

●	Verified the validity of customer payment data by testing the completeness and accuracy of the population of customer payments and by subscriber type.

●	Critically evaluated management’s estimated allocations based on supportable information, including refined methodologies and estimates based on historical data for consideration paid to customers.

Evaluation of Variable Interest Entities for Consolidation

As described in Note 2 to the consolidated financial statements, the Company’s management performs an ongoing assessment of its noncontrolling interests from investments in unrelated entities to determine if those entities are variable interest entities (VIEs), and if so, whether the Company is the primary beneficiary. If an entity in such a transaction, by design, meets the definition of a VIE and the Company determines that it, or a consolidated subsidiary is the primary beneficiary, the Company will include the VIE in its consolidated financial statements. If such an entity is deemed to not be consolidated, the Company records only its investment in equity securities as a marketable security or investment under the equity method, as applicable.

We identified management’s accounting for variable interest entities as a critical audit matter because there is significant judgment required by management to evaluate the contractual arrangements under the variable interest entity consolidation model. Auditing such considerations involved especially challenging auditor judgment in evaluating the appropriateness of the Company’s assessment and an increased audit effort.

ROSENBERG RICH BAKER BERMAN & COMPANY

To the Board of Directors and

Stockholders of Creatd, Inc. and Subsidiaries

How the Critical Matter Was Addressed in the Audit

The primary audit procedures we performed to address this critical audit matter included:

●	Evaluating the reasonableness and appropriateness of management’s evaluation of each VIE and determination of primary beneficiary of the VIE through a decision-making workflow.

●	Reading pertinent supporting organizational documents and agreements associated with each VIE and relevant business plans and documentation to agree key terms with those used in management’s evaluation of each VIE.

●	Performed corroborative interviews with personnel involved in each entity analyzed to determine the business purpose of the transactions in the time frame the initial equity interests were acquired.

Rosenberg Rich Baker Berman, P.A.

We have served as the Company’s auditor since 2018.

Somerset, New Jersey

April 6, 2022

Creatd, Inc.

Consolidated Balance Sheets

	December 31, 2021	December 31, 2020

Assets

Current Assets
Cash	$3,794,734	$7,906,782
Accounts receivable, net	337,440	90,355
Inventory	106,403	-
Prepaid expenses and other current assets	236,665	23,856
Total Current Assets	4,475,242	8,020,993

Property and equipment, net	102,939	56,258
Intangible assets	2,432,841	960,611
Goodwill	1,374,835	1,035,795
Marketable securities	-	62,733
Deposits and other assets	718,951	191,836
Minority investment in businesses	50,000	217,096
Operating lease right of use asset	18,451	239,158

Total Assets	$9,173,259	$10,784,480

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued liabilities	$3,730,540	$2,638,688
Derivative liabilities	-	42,231
Convertible Notes, net of debt discount and issuance costs	159,193	897,516
Current portion of operating lease payable	18,451	79,816
Note payable, net of debt discount and issuance costs	1,278,672	1,221,539
Deferred revenue	234,159	88,637

Total Current Liabilities	5,421,015	4,968,427

Non-current Liabilities:
Note payable	63,992	213,037
Operating lease payable	-	157,820

Total Non-current Liabilities	63,992	370,857

Total Liabilities	5,485,007	5,339,284

Commitments and contingencies

Stockholders’ Equity
Series E Preferred stock, $0.001 par value, 500 and 7,738 shares issued and outstanding, respectively	-	8
Common stock par value $0.001: 100,000,000 shares authorized; 16,691,170 issued and 16,685,513 outstanding as of December 31, 2021 and 8,736,378 issued and 8,727,028 outstanding as of December 31, 2020	16,691	8,737
Additional paid in capital	111,563,618	77,505,013
Subscription receivable	-	(40,000)
Less: Treasury stock, 5,657 and 5,657 shares, respectively	(62,406)	(62,406)
Accumulated deficit	(109,632,574)	(71,928,922)
Accumulated other comprehensive income	(78,272)	(37,234)
Total Creatd, Inc. Stockholders’ Equity	1,807,057	5,445,196
Non-controlling interest in consolidated subsidiaries	1,881,195	-
	3,688,252	5,445,196

Total Liabilities and Stockholders’ Equity	$9,173,259	$10,784,480

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

Consolidated Statements of Comprehensive Loss

	For the Year Ended	For the Year Ended
	December 31, 2021	December 31, 2020

Net revenue (related party of $80,000 and $0)	$4,299,717	$1,212,870

Cost of revenue	5,300,037	1,495,042

Gross loss	(1,000,320)	(282,172)

Operating expenses
Research and development	983,528	257,431
Marketing	9,626,982	2,854,904
Stock based compensation	9,661,168	6,861,163
Impairment of goodwill	1,035,795	-
General and administrative	11,060,927	6,027,665

Total operating expenses	32,368,400	16,001,163

Loss from operations	(33,368,720)	(16,283,335)

Other income (expenses)
Other income	396,223	512,071
Interest expense	(372,106)	(1,376,902)
Accretion of debt discount and issuance cost	(3,612,669)	(4,303,072)
Derivative expense	(100,502)	-
Change in derivative liability	(1,096,287)	3,019,457
Impairment of investment	(589,461)	(11,450)
Impairment of debt security	-	(50,000)
Settlement of vendor liabilities	59,792	(126,087)
Loss on marketable securities	-	(7,453)
Gain (loss) on extinguishment of debt	1,025,555	(5,586,482)
Gain on forgiveness of debt	279,022	470

Other expenses, net	(4,010,433)	(7,929,448)

Loss before income tax provision and equity in net loss from unconsolidated investments	(37,379,153)	(24,212,783)
	-	-
Equity in net loss from equity method investment Income tax provision	-	-

Net loss	(37,379,153)	(24,212,783)

Non-controlling interest in net loss	86,251	-

Net Loss attributable to Creatd, Inc.	(37,292,902)	(24,212,783)

Deemed dividend	(410,750)	(3,135,702)
Inducement expense	-	-

Net loss attributable to common shareholders	$(37,703,652)	$(27,348,485)

Comprehensive loss

Net loss	(37,379,153)	(24,212,783)

Currency translation gain (loss)	(41,038)	(31,239)

Comprehensive loss	$(37,420,191)	$(24,244,022)

Per-share data
Basic and diluted loss per share	$(2.98)	$(5.68)

Weighted average number of common shares outstanding	12,652,470	4,812,153

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2021 and 2020

	Series E Preferred Stock		Common Stock		Treasury stock		Additional Paid In	Subscription	Accumulated	Non-Controlling	Other Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Interest	Income	Equity

Balance, December 31, 2019	-	$-	3,059,646	$3,059	(53,283)	$(367,174)	$36,391,819	$-	$(44,580,437)	$-	$(5,995)	$(8,558,728)

Shares issued with notes payable	-	-	59,774	60	-	-	243,685	-	-	-	-	243,745

Stock based compensation	-	-	169,800	170	-	-	5,743,970	-	-	-	-	5,744,140

Shares issued to settle vendor liabilities	-	-	23,565	24	-	-	235,607	-	-	-	-	235,631

Conversion of warrants to stock	-	-	7,239	7	-	-	(4,236)	-	-	-	-	(4,229)

Conversion of options to stock	-	-	229,491	229	-	-	1,116,802	-	-	-	-	1,117,031

Stock warrants issued with note payable	-	-	-	-	-	-	1,078,501	-	-	-	-	1,078,501

Cancellation of Treasury stock	-	-	(50,650)	(50)	54,343	374,184	(374,134)	-	-	-	-	-

Purchase of treasury stock	-	-	-	-	(6,717)	(69,416)	-	-	-	-	-	(69,416)

Recognition of intrinsic value of beneficial conversion features – convertible notes	-	-	-	-	-	-	3,099,837	-	-	-	-	3,099,837

Cash received for common stock and warrants	-	-	1,725,000	1,725	-	-	7,028,355	-	-	-	-	7,030,080

Cash received for preferred series E and warrants	7,738	8	-	-	-	-	6,710,417	(40,000)	-	-	-	6,670,425

Common stock and warrants issued upon conversion of notes payable	-	-	768,225	769	-	-	3,182,898	-	-	-	-	3,183,667

Common stock and warrants issued upon extinguishment of notes payable			2,744,288	2,744	-	-	9,915,790	-	-	-	-	9,918,534

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	-	(31,239)	(31,239)

Dividends	-	-	-	-	-	-	3,135,702	-	(3,135,702)	-	-	-

Net loss for the year ended December 31, 2020	-	-	-	-	-	-	-	-	(24,212,783)	-	-	(24,212,783)

Balance, December 31, 2020	7,738	$8	8,736,378	$8,737	(5,657)	$(62,406)	$77,505,013	$(40,000)	$(71,928,922)	$-	$(37,234)	$5,445,196

Stock based compensation	-	-	388,411	388	-	-	9,446,687	-	-	-	-	9,447,075

Shares issued for prepaid services	-	-	50,000	50	-	-	226,450	-	-	-	-	226,500

Shares issued to settle vendor liabilities	-	-	294,895	295	-	-	791,091	-	-	-	-	791,386

Common stock issued upon conversion of notes payable	-	-	1,128,999	1,129	-	-	5,155,865	-	-	-	-	5,156,994

Exercise of warrants to stock	-	-	2,250,691	2,251	-	-	9,484,972	-	-	-	-	9,487,223

Cash received for common stock and warrants	-	-	1,687,500	1,687	-	-	5,665,263	-	-	-	-	5,666,950

Cash received for preferred series E and warrants	40	-	-	-	-	-	(4,225)	40,000	-	-	-	35,775

Conversion of preferred series E to stock	(7,278)	(8)	1,766,449	1,766	-	-	(1,758)	-	-	-	-	-

Stock warrants issued with note payable	-	-	-	-	-	-	1,665,682	-	-	-	-	1,665,682

Shares issued for acquisition	-	-	387,847	388	-	-	1,217,828	-	-	1,967,446	-	3,185,662

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	-	(41,038)	(41,038)

Dividends	-	-	-	-	-	-	410,750	-	(410,750)	-	-	-

Net loss for the year months ended December 31, 2021	-	-	-	-	-	-	-	-	(37,292,902)	(86,251)	-	(37,379,153)

Balance, December 31, 2021	500	$-	16,691,170	$16,691	(5,657)	$(62,406)	$111,563,618	$-	$(109,632,574)	$1,881,195	$(78,272)	$3,688,252

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended	For the Year Ended
	December 31, 2021	December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37,379,153)	$(24,162,783)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	397,440	157,760
Impairment of investments	589,461	11,450
Impairment of intangible assets	1,727,032	-
Accretion of debt discount and issuance cost	3,612,669	4,303,072
Share-based compensation	9,661,174	6,861,163
Bad debt expense	110,805	53,692
Change in fair value of derivative liabilities	-	(3,019,457)
Gain on marketable securities	-	7,453
Gain on Forgiveness of debt	(279,022)	-
Settlement of vendor liabilities	(59,692)	126,087
Change in fair value of derivative liability	1,096,287	-
Derivative Expense	100,502	-
(Gain) loss on extinguishment of debt	(1,025,655)	5,586,012
Non cash lease expense	82,511	72,553
Equity interest granted for other income	(123,710)	-
Equity in net loss from unconsolidated investment	16,413	-
Changes in operating assets and liabilities:
Prepaid expenses	(174,819)	(19,729)
Inventory	(39,182)	-
Accounts receivable	(80,407)	(93,198)
Deposits and other assets	(527,115)	(4,829)
Deferred revenue	144,851	37,946
Accounts payable and accrued expenses	1,714,902	2,880,392
Unrecognized tax benefit	-	(68,000)
Operating lease liability	(84,099)	(70,071)
Net Cash Used In Operating Activities	(20,518,807)	(7,340,487)

CASH FLOWS FROM INVESTING ACTIVITIES:
Issuance of note receivable	-	-
Cash paid for property and equipment	(95,935)	(44,988)
Deposits	-	(175,000)
Cash paid for minority investment in business	(325,000)	-
Cash paid for equity method investment	(510,000)	(115,000)
Cash paid for investments in marketable securities	-	(248,272)
Sale of marketable securities	-	36,048
Cash consideration for acquisition	(225,947)	-
Purchases of digital assets	(11,241)	-
Net Cash Used In Investing Activities	(1,168,123)	(547,212)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of warrant	9,487,223	-
Net proceeds from issuance of notes	747,937	1,501,661
Repayment of notes	(456,233)	(492,665)
Proceeds from issuance of demand loan	-	440,000
Repayment of demand Loan	-	(90,000)
Proceeds from issuance of convertible note	3,610,491	3,650,835
Repayment of convertible notes	(941,880)	(1,658,001)
Proceeds from issuance of convertible notes - related party	-	50,000
Proceeds from issuance of note payable - related party	-	152,989
Repayment of note payable - related party	(538,574)	(983,752)
Proceeds from issuance of common stock and warrants	5,666,951	6,662,015
Cash received for preferred series E and warrants	-	6,670,417
Purchase of treasury stock and warrants	-	(89,416)
Net Cash Provided By Financing Activities	17,615,915	15,814,083

Effect of exchange rate changes on cash	(41,038)	(31,239)

Net Change in Cash	(4,112,048)	7,895,145

Cash - Beginning of Year	7,906,782	11,637

Cash - End of year	$3,794,734	$7,906,782

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$-
Interest	$60,073	$178,461

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Settlement of vendor liabilities	$168,667	$475,220
Conversion of marketable debt securities into equity securities	$-	$102,096
Beneficial conversion feature on convertible notes	$-	$3,099,837
Warrants issued with debt	$1,665,682	$1,078,500
Shares issued with debt	$-	$243,741
Issuance of common stock for prepaid services	$226,500	$585,000
Cancellation of Treasury stock	$-	$374,184
Conversion of note payable and interest into convertible notes	$-	$385,000
Conversion of Demand loan into notes payable	$-	$200,000
Deferred offering costs	$4,225	$-
Common stock and warrants issued upon conversion of notes payable	$5,156,994	$11,217,362
Shares issued for acquisition	$1,318,218	$-
Conversion of note payable and interest into convertible notes	$-	$385,000
Reduction of ROU asset related to re-measurement of lease liability	$135,086	$-
Repayment of promissory notes from Australian R&D credits	$146,630	$-

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

December 31, 2021

Notes to the Consolidated Financial Statements

Note 1 – Organization and Operations

Creatd, Inc., formerly Jerrick Media Holdings, Inc. (“we,” “us,” the “Company,” or “Creatd”), is a technology company focused on providing economic opportunities for creators, which it accomplishes through its four main business pillars: Creatd Labs, Creatd Partners, Creatd Ventures, and Creatd Studios. Creatd’s flagship product, Vocal, delivers a robust long-form, digital publishing platform organized into highly engaged niche-communities capable of hosting all forms of rich media content. Through Creatd’s proprietary algorithm dynamics, Vocal enhances the visibility of content and maximizes viewership, providing advertisers access to target markets that most closely match their interests.

The Company was originally incorporated under the laws of the State of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 to Great Plains Holdings, Inc. as part of its plan to diversify its business.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, pursuant to the Merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 475,000 shares of GTPH’s common stock. In connection therewith, GTPH acquired 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 39,091 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

On September 11, 2019, the Company acquired 100% of the membership interests of Seller’s Choice, LLC, a New Jersey limited liability company (“Seller’s Choice”). Seller’s Choice is a digital e-commerce agency based in New Jersey.

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change our name to “Creatd, Inc.”, which became effective on September 10, 2020.

On June 4, 2021, the Company acquired 89% of the membership interests of Plant Camp, LLC, a Delaware limited liability company (“Plant Camp”), which the Company subsequently rebranded as Camp. Plant Camp is a direct-to-consumer (DTC) food brand which creates healthy upgrades to classic comfort food favorites. The results of Plant Camp’s operations have bene included since the date of acquisition in the Statements of Operations.

On July 20, 2021, the Company acquired 44% of the membership interests of WHE Agency, Inc,. WHE Agency, Inc, is a talent management and public relations agency based in New York. WHE Agency, Inc, has been consolidated due to the Company’s ownership of 55% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On August 16, 2021, the Company acquired 16% of the membership interests of Dune, Inc. bring our total membership interests to 21%.

On October 3, 2021, the Company acquired 29% of the membership interests of Dune, Inc. bring our total membership interests to 50%. Dune, Inc. is a direct-to-consumer brand focused on promoting wellness through its range of health-oriented beverages. Dune, Inc, has been consolidated due to the Company’s ownership of 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

Note 2 – Significant Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, revenue recognition, allowance for doubtful accounts, stock-based compensation, income tax provisions, excess and obsolete inventory reserve, and impairment of intellectual property.

During the fourth quarter of 2021, management changed its estimates for cost of revenues. This change in estimates did not result in a change to loss from operations or net loss.

Actual results could differ from those estimates.

Presentation

During 2021, we adopted a change in presentation on our Consolidated Statements of Comprehensive Loss in order to present a gross profit line and allocate certain overhead expenses, the presentation of which is consistent with our peers. Under the new presentation, we began allocating overhead expenses related to cost of goods sold. Prior periods have been revised to reflect this change in presentation.

Principles of consolidation

The Company consolidates all majority-owned subsidiaries, if any, in which the parent’s power to control exists.

As of December 31, 2021, the Company’s consolidated subsidiaries and/or entities are as follows:

Name of combined affiliate	State or other jurisdiction of incorporation or organization	Company Ownership Interest
Jerrick Ventures LLC	Delaware	100%
Abacus Tech Pty Ltd	Australia	100%
Seller’s Choice, LLC	New Jersey	100%
Recreatd, LLC	Delaware	100%
Give, LLC	Delaware	100%
Creatd Partners LLC	Delaware	100%
Dune Inc.	Delaware	50%
Plant Camp LLC	Delaware	89%
Sci-Fi Shop, LLC	Delaware	100%
OG Collection LLC	Delaware	100%
VMENA LLC	Delaware	100%
Vocal For Brands, LLC	Delaware	100%
Vocal Ventures LLC	Delaware	100%
What to Buy, LLC	Delaware	100%
WHE Agency, Inc.	Delaware	44%

All inter-company balances and transactions have been eliminated.

Variable Interest Entities

Management performs an ongoing assessment of its noncontrolling interests from investments in unrelated entities to determine if those entities are variable interest entities (VIEs), and if so, whether the Company is the primary beneficiary. If an entity in such a transaction, by design, meets the definition of a VIE and the Company determines that it, or a consolidated subsidiary is the primary beneficiary, the Company will include the VIE in its consolidated financial statements. If such an entity is deemed to not be consolidated, the Company records only its investment in equity securities as a marketable security or investment under the equity method, as applicable

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including our own assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, marketable trading securities, accounts payable, prepaid and other current assets, line of credit and due to related parties. Management believes the estimated fair value of these accounts at December 31, 2021 approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company’s Level 2 assets/liabilities include certain of the Company’s notes payable and capital lease obligations. Their carrying value approximates their fair values based upon a comparison of the interest rate and terms of such debt given the level of risk to the rates and terms of similar debt currently available to the Company in the marketplace.

The Company’s Level 3 assets/liabilities include goodwill, intangible assets, marketable debt securities, equity investments at cost, and derivative liabilities. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

The following tables provides a summary of the relevant assets and liabilities that are measured at fair value on recurring basis:

Fair Value Measurements as of

December 31, 2020

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Marketable securities - debt securities	$62,733	$-	$-	$62,733
Total assets	$62,733	$-	$-	$62,733

Liabilities:
Derivative liabilities	$42,231	$-	$-	$42,231
Total Liabilities	42,231	$-	$-	$42,231

Fair Value Measurements as of

December 31, 2021

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Marketable securities - debt securities	$-	$-	$-	$-
Total assets	$-	$-	$-	$-

Liabilities:
Derivative liabilities	$-	$-	$-	$-
Total Liabilities	-	$-	$-	$-

The following table shows the valuation methodology and unobservable inputs for Level 3 assets and liabilities measured at fair value on recurring basis as of December 31, 2021 and 2020:

	Fair Value As of December 31, 2021	Fair Value As of December 31, 2020	Valuation Methodology	Unobservable Inputs
Marketable securities - debt securities	$-	$62,733	Discounted cash flow analysis	Expected cash flows from the investment

Derivative liabilities	$-	$42,231	Monte Carlo simulations and Binomial model	Risk free rate Expected volatility; Drift rate

The following tables provides a summary of the relevant assets that are measured at fair value on non-recurring basis:

Fair Value Measurements as of

December 31, 2021

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Equity investments, at cost	$50,000	$-	$-	$50,000
Total assets	$50,000	$-	$-	$50,000

Fair Value Measurements as of

December 31, 2020

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Equity investments, at cost	$217,096	$-	$-	$217,096

Total assets	$217,096	$-	$-	$217,096

The following table shows the valuation methodology and unobservable inputs for Level 3 assets measured at fair value on non-recurring basis as of December 31, 2021:

	Fair Value As of December 31, 2021	Fair Value As of December 31, 2020	Valuation Methodology	Unobservable Inputs
Equity investments, at cost	$-	$217,096	Qualitative assessment per ASC 321-10-35	Qualitative factors

The Company recognizes impairment on loans or notes receivable (that do not meet the definition of a debt security) when it is probable that it will be unable to collect all amounts due according to the contractual terms, and the amount of loss can be estimated. The loss is estimated based on the present value of expected cash flows.

The change in net realized depreciation on equity trading securities that has been included in other expenses for the year ended December 31, 2021 and 2020 was $0 and $(7,453), respectively.

The Company valued the initial value of debt securities, which are investments in convertible notes receivable, by assessing the separate values of the debt and equity components for similar instruments convertible into private company equity (Level 3). The investment was initially measured at cost, which was determined to approximate fair value due to the lack of marketability of the conversion shares underlying these convertible instruments and the expected recoverability of the note principal. The key assumption affecting the level 3 fair values would be observable price changes to the equity investments. The Company monitors for impairment indicators at each balance sheet date.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) or Financial Claims Scheme (“FCS”) insurable limits . The Company has never experienced any losses related to these balances. As of December 31, 2021 and 2020, cash amounts in excess of $250,000 were not fully insured. The uninsured cash balance as of December 31, 2021 and 2020, was approximately $2.7 million and $7.7 million, respectively. The Company does not believe it is exposed to significant credit risk on cash and cash equivalents.

Concentration of Credit Risk and Other Risks and Uncertainties

The Company provides credit in the normal course of business. The Company maintains allowances for credit losses on factors surrounding the credit risk of specific customers, historical trends, and other information.

The Company operates in Australia and holds total assets of $675,024 that are considered to be reasonably possible that operations located outside an entity’s home country will be disrupted in the near term.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment and software	3
Furniture and fixtures	5

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Long-lived Assets Including Goodwill and Other Acquired Intangible Assets

We evaluate the recoverability of property and equipment and acquired finite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate from the use and eventual disposition. If such review indicates that the carrying amount of property and equipment and intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value. During the year ended December 31, 2021 and 2020, the Company recorded an impairment charge of $688,127.00 and $0, respectively for intangible assets.

Acquired finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets. We routinely review the remaining estimated useful lives of property and equipment and finite-lived intangible assets. If we change the estimated useful life assumption for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life. The remaining weighted average life of the intangible assets are 7.26 years.

Scheduled amortization over the next five years are as follows:

Twelve months ending December 31,

2022	$493,660
2023	407,848
2024	347,936
2025	231,624
2026	219,749
Thereafter	732,024
Total	$2,432,841

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with ASC Topic 350 “Intangibles - Goodwill and Other - Testing Indefinite-Lived Intangible Assets for Impairment” (“ASC Topic 350”). The Company tests goodwill for impairment on an annual basis as of the last day of the Company’s fiscal December each year or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount. The Company has four reporting units. The Company uses an income-based approach to determine the fair value of the reporting units. This approach uses a discounted cash flow methodology and the ability of our reporting units to generate cash flows as measures of fair value of our reporting units.

During the year ended December 31, 2021, the Company completed its annual impairment test of goodwill. The Company performed the qualitative assessment as permitted by ASC 350-20 and determined for three of its reporting units that the fair value of those reporting units was more likely than not greater than their carrying value, including Goodwill. However, based on this qualitative assessment, the Company determined that the carrying value of the Seller’s Choice reporting unit was more likely than not greater than its carrying value, including Goodwill. Based on completion of the annual impairment test, the Company recorded an impairment charge of $1,035,795 for goodwill.

The following table sets forth a summary of the changes in goodwill for the years ended December 31, 2020 and 2021.

For the years ended December 31, 2021 and 2020
Total
As of January 1, 2020 and 2021	$1,035,795
Goodwill acquired in a business combination	1,374,835
Impairment of goodwill	(1,035,795)
As of December 31, 2021	1,374,835

Investments

Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt securities not classified as held-to-maturity or as trading are classified as available-for-sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in stockholders’ equity.

The Company accounts for its investments in available-for-sale debt securities, in accordance with sub-topic 320-10 of the FASB ASC (“Sub-Topic 320-10”). Accrued interest on these securities is included in fair value and amortized cost.

Pursuant to Paragraph 320-10-35, investments in debt securities that are classified as available for sale shall be measured subsequently at fair value in the statement of financial position. Unrealized holding gains and losses for available-for-sale securities (including those classified as current assets) shall be excluded from earnings and reported in other comprehensive income until realized.

The Company follows FASB ASC 320-10-35 to assess whether an investment in debt securities is impaired in each reporting period. An investment in debt securities is impaired if the fair value of the investment is less than its amortized cost. If the Company intends to sell the debt security (that is, it has decided to sell the security), an other-than-temporary impairment shall be considered to have occurred. If the Company more likely than not will be required to sell the security before recovery of its amortized cost basis or it otherwise does not expect to recover the entire amortized cost basis of the security, an other-than-temporary impairment shall be considered to have occurred. The Company considers the expected cash flows from the investment based on reasonable and supportable forecasts as well as several other factors to estimate whether a credit loss exists. If the Company intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, the other-than-temporary impairment shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date.

The following table sets forth a summary of the changes in marketable securities - available-for-sale debt securities that are measured at fair value on a recurring basis:

For the years ended December 31, 2021 and 2020
Total
As of January 1, 2020	-
Purchase of marketable securities	$210,000
Interest due at maturity	4,829
Other than temporary impairment	(50,000)
Conversion of marketable securities	(102,096)
As of December 31, 2020	62,733
Purchase of marketable securities	-
Interest due at maturity	-
Other than temporary impairment	(62,733)
Conversion of marketable securities	-
December 31, 2021	$-

We invest in debt securities. Our investments in debt securities are subject to interest rate risk. To minimize the exposure due to an adverse shift in interest rates, we invest in securities with maturities of two years or less and maintain a weighted average maturity of one year or less. As of December 31, 2021, all of our investments had maturities between one and three years. The marketable debt security investments are evaluated for impairment if events or circumstances arise that indicate that the carrying amount of such assets may not be recoverable. During the years ended December 31, 2021 and 2020, the Company recognized a $62,733 and $50,000 respectively from the impairment of the debt security.

The following table sets forth a summary of the changes in equity investments, at cost that are measured at fair value on a non-recurring basis:

For the years ended December 31, 2021 and 2020
Total
As of January 1, 2020	$-
Purchase of equity investments	115,000
Conversion of marketable securities	102,096
As of December 31, 2020	217,096
Purchase of equity investments	150,000
Other than temporary impairment	(102,096)
Conversion to equity method investments	(215,000)
As of December 31, 2021	$50,000

The Company has elected to measure its equity securities without a readily determinable fair value at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. An election to measure an equity security in accordance with this paragraph shall be made for each investment separately.

The Company performed a qualitative assessment considering impairment indicators to evaluate whether these investments were impaired. Impairment indicators that the Company considered included the following: a) a significant deterioration in the earnings performance, credit rating, asset quality or business prospects of the investee; b) a significant adverse change in the regulatory, economic or technology environment of the investee; c) a significant adverse change in the general market condition of either the geographical area or the industry in which the investee operates; d) a bona fide offer to purchase or an offer by the investee to sell the investment; e) factors that raise significant concerns about the investee’s ability to continue as a going concern. During the year ended December 31, 2021 the Company recognized a $102,096 impairment of the equity security.

Equity Method Investments

Investments in unconsolidated entities over which we have significant influence are accounted for under the equity method of accounting. Under the equity method of accounting, the Company does not consolidate the investment’s financial statements within its consolidated financial statements. Equity method investments are initially recorded at cost, then our proportional share of the underlying net income or loss is recorded as equity in net loss from equity method investments in our statement of operations, with a corresponding increase or decrease to the carrying value of the investment. Distributions received from the investee reduce our carrying value of the investment and are recorded in the consolidated statements of cash flows using the cumulative earnings approach. These investments are evaluated for impairment if events or circumstances arise that indicate that the carrying amount of such assets may not be recoverable. There were indicators of impairment related to our equity method investments for the year ended December 31, 2021. During the year ended December 31, 2021, the Company recorded an impairment charge of $487,365 for investments.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Foreign Currency

Foreign currency denominated assets and liabilities are translated into U.S. dollars using the exchange rates in effect at our Consolidated Balance Sheet dates. Results of operations and cash flows are translated using the average exchange rates throughout the periods. The effect of exchange rate fluctuations on the translation of assets and liabilities is included as a component of stockholders’ equity in accumulated other comprehensive income. Gains and losses from foreign currency transactions, which are included in operating expenses, have not been significant in any period presented.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. The Company changed its method of accounting for the debt and warrants through the early adoption of ASU 2017-11 during the three months ended December 31, 2017, on a retrospective basis.

The Company utilizes a Monte Carlo simulation model for the make whole feature and a binomial option model for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The inputs utilized in the application of the Binomial model included a stock price on valuation date, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

Shipping and Handling Costs

The Company classifies freight billed to customers as sales revenue and the related freight costs as cost or revenue.

Revenue Recognition

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price. The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mile basis) and cash prizes offered to Challenge winners;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Revenue disaggregated by revenue source for the years ended December 31, 2021 and 2020 consists of the following:

	Years Ended
	December 31,
	2021	2020
Agency (Managed Services, Branded Content, & Talent Management Services)	$2,256,546	$1,100,199
Platform (Creator Subscriptions)	1,926,135	70,623
Ecommerce (Tangible products)	90,433	-
Affiliate Sales	26,453	33,748
Other Revenue	150	8,300
	$4,299,717	$1,212,870

The Company utilizes the output method to measures the results achieved and value transferred to a customer over time. Timing of revenue recognition for the years ended December 31, 2021 and 2020 consists of the following:

	Years Ended
	December 31,
	2021	2020
Products and services transferred over time	$4,182,681	$1,100,199
Products and services transferred at a point in time	117,036	112,671
	$4,299,717	$1,212,870

Agency Revenue

Managed Services

The Company provides Studio/Agency Service offerings to business-to-business (B2B) and business-to-consumer (B2C) product and service brands which encompasses a full range of digital marketing and e-commerce solutions. The Company’s services include the setup and ongoing management of clients’ websites, Amazon and Shopify storefronts and listings, social media pages, search engine marketing, and other various tools and sales channels utilized by e-commerce sellers for sales and growth optimization. Contracts are broken into three categories: Partners, Monthly Services, and Projects. Contract amounts for Partner and Monthly Services clients range from approximately $500-$7,500 per month while Project amounts vary depending on the scope of work. Partner and Monthly clients are billed monthly for the work completed within that month. Partner Clients may or may not have an additional billing component referred to as Sales Performance Fee, which is a fee based upon a previously agreed upon percentage point of the client’s total sales for the month. Some Partners may also have projects within their contracts that get billed and recognized as agreed upon project milestones are achieved. Revenue is recognized over time as service obligations and milestones in the contract are met.

Branded Content

Branded content represents the revenue recognized from the Company’s obligation to create and publish branded articles and/or branded challenges for clients on the Vocal platform and promote said stories, tracking engagement for the client. In the case of branded articles, the performance obligation is satisfied when the Company successfully publishes the articles on its platform and meets any required promotional milestones as per the contract. In the case of branded challenges, the performance obligation is satisfied when the Company successfully closes the challenge and winners have been announced. The Company utilizes the completed contract method when revenue is recognized over time as the services are performed and any required milestones are met. Certain contracts contain separate milestones whereas the Company separates its performance obligations and utilizes the stand-alone selling price method and residual method to determine the estimate of the allocation of the transaction price.

Below are the significant components of a typical agreement pertaining to branded content revenue:

●	The Company collects fixed fees ranging from $10,000 to $110,000, with branded challenges ranging from $10,000 to $25,000 and branded articles ranging from $2,500 to $7,500 per article.

●	Branded articles are created and published, and challenges are completed, within three months of the signed agreement, or as previously negotiated with the client.

●	Branded articles and challenges are promoted per the contract and engagement reports are provided to the client.

●	Most contracts include provisions for clients to acquire content rights at the end of the campaign for a flat fee.

Talent Management Services

Talent Management represents the revenue recognized by WHE Agency, Inc. (“WHE”) from the Company’s obligation to manage and oversee influencer-led campaigns from the contract negotiation stage through content creation and publication. WHE acts in an agent capacity for influencers and collects a management fee of 20% of the value of an influencer’s contract with a brand. Revenue is recognized net of the 80% of the contract that is collected by the influencer and is recognized when performance obligations of the contract are met. Performance obligations are complete when milestones and deliverables of contracts are delivered to the client.

Below are the significant components of a typical agreement pertaining to talent management revenue:

●	Total gross contracts range from $500-$50,000.

●	The Company collects fixed fees in the amount of 20% of the gross contract amount, ranging from $100 to $20,000 in net revenue per contract.

●	The campaign is created and made live by the influencer within one month of the signed agreement, or as previously negotiated with the client.

●	Campaigns are promoted per the contract and the customer is provided a link to the live deliverables on the influencer’s social media channels.

●	Most billing for contracts occur 100% at execution of the performance obligation. Net payment terms vary by client.

Platform Revenue

Creator Subscriptions

Vocal+ is a premium subscription offering for Vocal creators. In addition to joining for free, Vocal creators now have the option to sign up for a Vocal+ membership for either $9.99 monthly or $99 annually, though these amounts are subject to promotional discounts and free trials. Vocal+ subscribers receive access to value-added features such as increased rate of cost per mille (thousand) (“CPM”) monetization, a decreased minimum withdrawal threshold, a discount on platform processing fees, member badges for their profiles, access to exclusive Vocal+ Challenges, and early access to new Vocal features. Subscription revenues stem from both monthly and annual subscriptions, the latter of which is amortized over a twelve-month period. Any customer payments received are recognized over the subscription period, with any payments received in advance being deferred until they are earned.

The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mille basis) and cash prizes offered to Challenge winners. Estimates are utilized for payments made for earnings through reads, by establishing the lifetime a subscriber has had a Vocal account, determining the percentage of that lifetime that the subscriber has been a paying customer, and applying that percentage to payments for earnings through reads in the relevant reporting period.

Affiliate Sales Revenue

Affiliate sales represents the commission the Company receives when a purchase is made through affiliate links placed within content hosted on the Vocal platform. Affiliate revenue is earned on a “click through” basis, upon referring visitors, via said links, to an affiliate’s site and having them complete a specific outcome, most commonly a product purchase. The Company uses multiple affiliate platforms, such as Skimlinks, Amazon, and Tune, to form and maintain thousands of vendor relationships. Each vendor establishes their own commission percentage, which typically range from 2-20%. The revenue is recognized upon receipt as reliable estimates could not be made.

E-Commerce Revenue

The Company’s e-commerce businesses are housed under Creatd Ventures, and currently consists of two majority-owned e-commerce companies, Camp (previously Plant Camp) and Dune Glow Remedy (“Dune”).  The Company generates revenue through the sale of Camp and Dune’s consumer products through its e-commerce distribution channels. The Company satisfies its performance obligation upon shipment of product to its customers and recognizes shipping and handling costs as a fulfillment cost. Customers have 30 days from receipt of an item to return unopened, unused items. The Company runs discounts from time to time to promote sales, improve market penetration, and increase customer retention.

Deferred Revenue

Deferred revenue consists of billings and payments from clients in advance of revenue recognition. The Company has two types of deferred revenue, subscription revenue whereas the revenue is recognized over the subscription period and contract liabilities where the performance obligation was not satisfied. The Company will recognize the deferred revenue over the next year. As of December 31, 2021, and 2020, the Company had deferred revenue of $234,159 and $88,637, respectively.

Accounts Receivable and Allowances

Accounts receivable are recorded and carried when the Company has performed the work in accordance with managed services, project, partner, consulting and branded content agreements. For example, we bill a managed service client monthly when we have updated their Amazon store, modified SEO or completed the other services listed in the agreement. For projects and branded content, we will bill the client and record the receivable once milestones are reached that are set in the agreement. We make estimates for the allowance for doubtful accounts and allowance for unbilled receivables based upon our assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of our customers, current economic conditions, and other factors that may affect our ability to collect from customers. During the years ended December 31, 2021 and 2020, the Company recorded $110,805 and $53,692, respectively as a bad debt expense. As of December 31, 2021 and 2020, the Company has an allowance for doubtful accounts of $186,147 and $80,509, respectively.

Inventory

Inventories are stated at the lower of cost (first-in, first-out basis) or net realizable value. Inventories are periodically evaluated to identify obsolete or otherwise impaired products and are written off when management determines usage is not probable. The Company estimates the balance of excess and obsolete inventory by analyzing inventory by age using last used and original purchase date and existing sales pipeline for which the inventory could be used. As of December 31, 2021 and 2020, the Company has no valuation allowance.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted in accordance with Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation over the requisite service period of the award. The company has a relatively low forfeiture rate of stock based compensation and forfeitures are recognized as they occur.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is volatility is derived from the Company’s historical data over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. Forfeitures are recognized as they occur.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. The Company issues awards of equity instruments, such as stock options and restricted stock units, to employees and certain non-employee directors. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period, defined as the vesting period. The vesting period is generally one to three years. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock units. Compensation expense is reduced for actual forfeitures as they occur.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

During the year ended December 31, 2021 and 2020, we recognized a $275,213 and $507,242 respectively, benefit for research and development tax credits in other income on the Statements of Comprehensive Income (Loss). The tax credits were claimed on our previous Australian tax returns and were based upon a research and development costs paid to an Australian company.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for the years ended December 31, 2021 and 2020 presented in these consolidated financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The Company had the following common stock equivalents at December 31, 2021 and 2020:

	December 31,
	2021	2020
Options	2,902,619	541,021
Warrants	5,658,830	3,228,235
Totals	8,561,449	3,769,256

Reclassifications

Certain prior year amounts in the consolidated financial statements and the notes thereto have been reclassified where necessary to conform to the current year’s presentation. These reclassifications did not affect the prior period’s total assets, total liabilities, stockholders’ deficit, net loss or net cash used in operating activities. During the year ended December 31, 2021, we adopted a change in presentation on our consolidated statements of operations and comprehensive loss in order to present a gross profit line, the presentation of which is consistent with our peers. Under the new presentation, we began allocating payroll and related expenses, professional services and creator payouts. Prior periods have been revised to reflect this change in presentation.

Recently Adopted Accounting Guidance

In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for annual periods after December 15, 2020, including interim periods within those annual periods. The updated guidance, which became effective for fiscal years beginning after December 15, 2020, did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Guidance Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU-2016-13”). ASU 2016-13 affects loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. ASU 2016-13 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021, and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In May 2021, the FASB issued authoritative guidance intended to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. (ASU 2021-04), “Derivatives and Hedging Contracts in Entity’s Own Equity (Topic 815). This guidance amendments provide measurement, recognition, and disclosure guidance for an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. This guidance is effective for annual periods after December 15, 2021, including interim periods within those annual periods. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In July 2021, the FASB issued ASU No. 2021-05, Lessors—Certain Leases with Variable Lease Payments (Topic 842), Which requires a lessor to classify a lease with variable lease payments that do not depend on an index or rate (hereafter referred to as “variable payments”) as an operating lease on the commencement date of the lease if specified criteria are met. ASU 2021-05 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s consolidated financial statements upon the adoption of this ASU.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations — Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805), Which aims to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in recognition and payment terms that effect subsequent revenue recognition. ASU 2021-08 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s consolidated financial statements upon the adoption of this ASU.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, as of December 31, 2021, the Company had an accumulated deficit of $109.6 million, a net loss of $37.3 million and net cash used in operating activities of $21.1 million for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

On January 30, 2020, the World Health Organization declared the COVID-19 novel coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial impact will be to the Company, capital raising efforts and our operations may be negatively affected.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering of its debt or equity securities, there can be no assurance that it will be able to do so on reasonable terms, or at all. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Inventory

Inventory was comprised of the following at December 31, 2021:

December 31, 2021
Packaging	$2,907
Finished goods	103,496
$106,403

Note 5 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	December 31, 2021	December 31, 2020
Computer Equipment	$353,880	$284,928
Furniture and Fixtures	102,416	86,888
Leasehold Improvements	11,457	-
	467,753	371,816
Less: Accumulated Depreciation	(364,814)	(315,558)
	$102,939	$56,258

Depreciation expense was $49,254 and $31,094 for the year ended December 31, 2021 and 2020, respectively.

Note 6 – Equity investments, at cost

The Company has elected to measure its equity securities without a readily determinable fair value at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. An election to measure an equity security in accordance with this paragraph shall be made for each investment separately.

The Company performed a qualitative assessment considering impairment indicators to evaluate whether these investments were impaired. Impairment indicators that the Company considered included the following: a) a significant deterioration in the earnings performance, credit rating, asset quality or business prospects of the investee; b) a significant adverse change in the regulatory, economic or technology environment of the investee; c) a significant adverse change in the general market condition of either the geographical area or the industry in which the investee operates; d) a bona fide offer to purchase or an offer by the investee to sell the investment; e) factors that raise significant concerns about the investee’s ability to continue as a going concern.

On October 2, 2020, the Company converted $102,096 of its marketable debt security into 119,355 shares of preferred stock or a 1.3% equity investment in a private company. During the year ended December 31, 2021, the Company recorded a full impairment on this investment.

On October 23, 2020, the Company entered into an equity interest purchase agreement whereas the Company purchased 3.8% ownership of a private company for $115,000. During the year ended December 31, 2021, the Company acquired additional equity interests that resulted in the Company achieving significant influence over this investee, therefore the investments were reclassified as an equity method investment (see Note 7).

On February 17, 2021, the Company entered into a membership interest purchase agreement whereas the Company purchased another 3.3% ownership of a private company for $100,000. During the year ended December 31, 2021, the Company acquired additional equity interests that resulted in the Company achieving significant influence over this investee, therefore the investments were reclassified as an equity method investment (see Note 7).

On May 21, 2021, the Company entered into a common stock purchase agreement whereas the Company purchased 10.0% ownership of a private company for $50,000.

Note 7 – Equity Method Investments

During the year ended December 31, 2021, we invested $410,000 in cash into Dune, Inc., and received equity interest for services valued at $123,710 that were recorded to other income on the Statement of Operations. Our investment in Dune, Inc., was accounted for under the equity method until the 29% purchased on October 3, 2021 that increased our ownership to 50.41%. During the year ended December 31, 2021, we recorded $16,413 of losses from this investment as equity in net loss from equity method investment and an impairment in investment of $424,632 related to the remeasurement of previously held interest as of October 3, 2021. These amounts are recorded within our consolidated statements of operations. As of December 31, 2021, our Equity method investment total $0.

Note 8 – Notes Payable

Notes payable as of December 31, 2021 and 2020 is as follows:

	Outstanding Principal as of
	December 31, 2021	December 31, 2020	Interest Rate	Maturity Date
Seller’s Choice Note	$660,000	$660,000	30%	September 2020
The May 2020 PPP Loan Agreement	-	412,500	1%	April 2022
The April 2020 PPP Loan Agreement	198,577	282,432	1%	May 2022
The October 2020 Loan Agreement	-	55,928	14%	July 2021
The November 2020 Loan Agreement	-	23,716	14%	May 2021
The February 2021 Loan Agreement	-	-	14%	July 2021
The July 2021 Loan Agreement	-	-	10%	October 2022
The First December 2021 Loan Agreement	185,655	-	10%	June 2023
The Second December 2021 Loan Agreement	313,979	-	14%	June 2022
	1,358,211	1,434,576
Less: Debt Discount	(15,547)	-
Less: Debt Issuance Costs	-	-
	1,342,664	1,434,576
Less: Current Debt	(1,278,672)	(1,221,539)
Total Long-Term Debt	$63,992	$213,037

Seller’s Choice Note

On September 11, 2019, the Company entered into Seller’s Choice Purchase Agreement with Home Revolution LLC. As a part of the consideration provided pursuant to the Seller’s Choice Acquisition, the Company issued the Seller’s Choice Note to the Seller in the principal amount of $660,000. The Seller’s Choice Note bears interest at a rate of 9.5% per annum and is payable on March 11, 2020 (the “Seller’s Choice Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts become due. Upon maturity the Company utilized an automatic extension up to 6 months. This resulted in a 5% increase in the interest rate every month the Seller’s Choice Note is outstanding. As of December 31, 2021, the Company is in default on the Seller’s Choice note.

During the year ended December 31, 2021, the Company accrued interest of $198,000.

On March 3, 2022, the Company settled the Seller’s Choice Note for a cash payment of $799,000.

The First March 2020 Loan Agreement

On March 23, 2020, the Company entered into a loan agreement (the “First March 2020 Loan Agreement”) with an individual (the “First March 2020 Lender”) whereby the First March 2020 Lender issued the Company a promissory note of $11,000 (the “First March 2020 Note”). Pursuant to the First March 2020 Loan Agreement, the First March 2020 Note has an effective interest rate of 25%. The maturity date of the First March 2020 Note was September 23, 2020 (the “First March 2020 Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the First March 2020 Note were due.

During the year ended December 31, 2020, the Company repaid $11,000 in principal and $2,695 in interest.

The Second March 2020 Loan Agreement

On March 26, 2020, the Company entered into a loan agreement (the “Second March 2020 Loan Agreement”) with an individual (the “Second March 2020 Lender”), whereby the Second March 2020 Lender issued the Company a promissory note of $17,000 (the “Second March 2020 Note”). Pursuant to the Second March 2020 Loan Agreement, the Second March 2020 Note has an effective interest rate of 19%. The maturity date of the Second March 2020 Note was September 17, 2020 (the “Second March 2020 Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Second March 2020 Note were due.

During the year ended December 31, 2020, the Company repaid $17,000 in principal and $1,398 in interest.

The April 2020 PPP Loan Agreement

On April 30, 2020, the Company was granted a loan with a principal amount of $282,432 (the “Loan”), pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020. The Loan, which was in the form of a Note dated April 30, 2020, matures on April 30, 2022, and bears interest at a fixed rate of 1.00% per annum, payable monthly commencing on October 30, 2020. The Note may be prepaid by the Company at any time prior to maturity without payment of any premium. Funds from the Loan may only be used to retain workers and maintain payroll or make mortgage payments, lease payments and utility payments.

During the year ended December 31, 2021, the Company accrued interest of $1,637.

During the year ended December 31, 2021, the Company repaid $83,855 in principal.

The Company is in the process of returning the funds received from the Loan.

When the applications for PPP first opened up, there was limited available funding and much confusion surrounding the application process. The Company initially submitted its application for the May 2020 PPP Loan in early April but received no response in the aftermath of submitting the application. After consulting multiple advisors, the Company made the decision to apply elsewhere, due to the rampant media coverage of institutions running out of funding and the Company’s need for the capital and belief that if 2 separate loans were approved, the remaining application could simply be withdrawn.

Therefore, in late April, the company proceeded with applying for the April 2020 PPP Loan. After some conflicting communications regarding acceptance, the Company attempted to contact the lender to clarify but got no response. After continued attempts to follow up with both lenders, the Company received approval for the May 2020 PPP Loan and funding for the April 2020 PPP Loan on the same day, followed the next day by the funding of the May 2020 PPP Loan. The Company immediately separated the funds for the April 2020 PPP Loan into a separate reserved bank account with the intention of returning the funds. However, after several attempts to contact the lender with no response, the Company was faced with difficulty raising funds in the early-Covid economy and made the decision to utilize the funds for operations and pursue an installment repayment plan when they were able to reach the lender. As of the date of this filing, the Company has begun making repayments on the loan, absent a formal installment agreement due to difficulties reaching the lender.

As each company is only permitted one loan under the CARES Act, there is a possibility the loan may be called by the SBA and the Company would have to repay the loan in full at such time.

The May 2020 PPP Loan Agreement

On May 4, 2020, Jerrick Ventures, LLC (“Jerrick Ventures”), the Company’s wholly-owned subsidiary, was granted a loan from PNC Bank, N.A. with a principal amount of $412,500, pursuant to the Paycheck Protection Program (the “PPP”). The Loan, which was in the form of a Note dated May 4, 2020, matures on May 4, 2022, and bears interest at a fixed rate of 1.00% per annum, payable monthly commencing on November 4, 2020. The Note may be prepaid by Jerrick Ventures at any time prior to maturity without payment of any premium. Funds from the Loan may only be used to retain workers and maintain payroll or make mortgage payments, lease payments and utility payments. Jerrick Ventures intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act.

During the year ended December 31, 2021, the Company accrued interest of $396.

During the year ended December 31, 2021, the Company repaid $136,597 in principal and was forgiven $275,903 of principal and $3,119 of accrued interest.

The June 2020 Loan Agreement

On June 30, 2020, the Company entered into a loan agreement (the “June 2020 Loan Agreement”) with a banking institution (the “June 2020 Lender”), whereby the June 2020 Lender issued the Company a promissory note of A$510,649 Australian dollar (“AUD”) or $351,692 United States Dollar (the “June 2020 Note”). Pursuant to the June 2020 Loan Agreement, the June 2020 Note has an effective interest rate of 15%. The maturity date of the June 2020 Note was July 31, 2020 (the “June 2020 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the June 2020 Note were due in AUD currency. This loan was secured by the Australian research & development credit.

During the year ended December 31, 2020 the Company repaid A$510,649 in principal and A$14,814 in interest.

The October 2020 Loan Agreement

On October 6, 2020, the Company entered into a secured loan agreement (the “October 2020 Loan Agreement”) with a lender (the “October 2020 Lender”), whereby the October 2020 Lender issued the Company a secured promissory note of $74,300 AUD or $54,412 United States Dollars (the “October 2020 Note”). Pursuant to the October 2020 Loan Agreement, the October 2020 Note has an effective interest rate of 14%. The maturity date of the October 2020 Note is September 30, 2021 (the “October 2020 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the October 2020 Loan Agreement are due. The loan is secured by the Australian research & development credit.

During the year ended December 31, 2021, the Company accrued $4,850 AUD in interest.

During the year ended December 31, 2021, the Company’s repaid $111,683 in principal and $6,408 in interest from our R&D tax credit receivable.

The November 2020 Loan Agreement

On November 24, 2020, the Company entered into a loan agreement (the “November 2020 Loan Agreement”) with a lender (the “November 2020 Lender”) whereby the November 2020 Lender issued the Company a promissory note of $34,000 (the “November 2020 Note”). Pursuant to the November 2020 Loan Agreement, the November 2020 Note has an effective interest rate of 14%. The maturity date of the November 2020 Note is May 25, 2021 (the “November 2020 Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the November 2020 Note are due.

During the year ended December 31, 2020, the Company repaid $10,284 in principal.

During the year ended December 31, 2021, the Company repaid $23,716 in principal and $4,736 of accrued interest.

The February 2021 Loan Agreement

On February 24, 2021, the Company entered into a secured loan agreement (the “February 2021 Loan Agreement”) with a lender (the “February 2021 Lender”), whereby the February 2021 Lender issued the Company a secured promissory note of $111,683 AUD or $81,789 United States Dollars (the “February 2021 Note”). Pursuant to the February 2021 Loan Agreement, the February 2021 Note has an effective interest rate of 14%. The maturity date of the February 2021 Note is July 31, 2021 (the “February 2021 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the February 2021 Loan Agreement are due. The loan is secured by the Australian research & development credit.

During the year ended December 31, 2021, the Company accrued $9,339 AUD in interest.

The April 2021 Loan Agreement

On April 9, 2021, the Company entered into a loan agreement (the “April 2021 Loan Agreement”) with a lender (the “April 2021 Lender”) whereby the April 2021 Lender issued the Company a promissory note of $128,110 (the “April 2021 Note”). Pursuant to the April 2021 Loan Agreement, the April 2021 Note has an effective interest rate of 11%. The maturity date of the April 2021 Note is October 8, 2022 (the “April 2021 Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the April 2021 Note are due.

During the year ended December 31, 2021, the Company repaid $92,140 in principal and converted $35,970 into the July 2021 Loan Agreement. As part of the conversion the Company recorded $8,341 as extinguishment expense.

The July 2021 Loan Agreement

On July 2, 2021, the Company entered into a loan agreement (the “July 2021 Loan Agreement”) with a lender (the “July 2021 Lender”) whereby the July 2021 Lender issued the Company a promissory note of $137,625 (the “July 2021 Note”). Pursuant to the July 2021 Loan Agreement, the July 2021 Note has an effective interest rate of 10%. The maturity date of the July 2021 Note is December 31, 2022 (the “July 2021 Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the July 2021 Note are due.

During the year ended December 31, 2021, the Company repaid $113,606 in principal and converted $24,019 into the Second December 2021 Loan. As part of the conversion the Company recorded $7,109 as extinguishment expense.

The First December 2021 Loan Agreement

On December 3, 2021, the Company entered into a loan agreement (the “First December 2021 Loan Agreement”) with a lender (the “First December 2021 Lender”) whereby the First December 2021 Lender issued the Company a promissory note of $191,975 (the “First December 2021 Note”). Pursuant to the First December 2021 Loan Agreement, the First December 2021 Note has an effective interest rate of 9%. The maturity date of the First December 2021 Note is June 3, 2023 (the “First December 2021 Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the First December 2021 Note are due.

During the year ended December 31, 2021, the Company repaid $6,320 in principal.

The Second December 2021 Loan Agreement

On December 14, 2021, the Company entered into a secured loan agreement (the “Second December 2021 Loan Agreement”) with a lender (the “Second December 2021 Lender”), whereby the Second December 2021 Lender issued the Company a secured promissory note of $438,096 AUD or $329,127 United States Dollars (the “Second December 2021 Note”). Pursuant to the Second December 2021 Loan Agreement, the Second December 2021 Note has an effective interest rate of 14%. The maturity date of the Second December 2021 Note is June 30, 2022 (the “Second December 2021 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Second December 2021 Loan Agreement are due. The loan is secured by the Australian research & development credit.

During the year ended December 31, 2021, the Company accrued $2,857 AUD in interest.

Note 9 – Convertible Notes Payable

Convertible notes payable as of December 31, 2021, and 2020, is as follows:

	Outstanding Principal as of						Warrants granted
	December 31, 2021	December 31, 2020	Interest Rate	Conversion Price		Maturity Date	Quantity	Exercise Price
The September 2020 convertible Loan Agreement	$-	$341,880	12%	-	(*)	September-21	85,555	5
The First December 2020 convertible Loan Agreement	-	600,000	12%	-	(*)	December-21	-	-
The October 2020 convertible Loan Agreement	-	169,400	6%	-	(*)	October-21	-	-
The Second December 2020 convertible Loan Agreement	-	169,400	6%	-	(*)	December-21	-	-
The May 2021 Loan	-	-	-%	5.00	(*)	November-22	1,090,908	4.50
The July 2021 Loan	168,850	-	6%	-	(*)	July - 22
	168,850	1,280,680
Less: Debt Discount	(8,120)	(309,637)
Less: Debt Issuance Costs	(1,537)	(73,527)
		897,516
Less: Current Debt	(159,193)	(897,516)
Total Long-Term Debt	$-	$-

(*)	As subject to adjustment as further outlined in the notes

The February 2018 Convertible Note Offering

During the three months ended March 31, 2018, the Company conducted multiple closings of a private placement offering to accredited investors (the “February 2018 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “February 2018 Investors”) for aggregate gross proceeds of $725,000. In addition, $250,000 of the Company’s short-term debt along with accrued but unpaid interest of $40,675 was exchanged for convertible debt in the February 2018 Offering. These conversions resulted in the issuance of 24,223 warrants with a fair value of $181,139. These were recorded as a loss on extinguishment of debt.

The February 2018 Convertible Note Offering consisted of a maximum of $750,000 of units of the Company’s securities (each, a “February 2018 Unit” and collectively, the “February 2018 Units”), with each February 2018 Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “February 2018 Convertible Note” and together the “February 2018 Convertible Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“February 2018 Conversion Shares”) at a conversion price of $12.00 per share (the “February 2018 Note Conversion Price”), and (b) a five-year warrant (each a “February 2018 Offering Warrant and together the “February 2018 Offering Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the February 2018 Convertible Notes can be converted into (“February 2018 Warrant Shares”) at an exercise price of $12.00 per share (“February 2018 Warrant Exercise Price”). The February 2018 Offering Notes mature on the second (2nd) anniversary of their issuance dates. The February 2018 Offering Notes are secured by a second priority security interest in the Company’s assets up to $1,000,000.

The February 2018 Note Conversion Price and the February 2018 Offering Warrant Exercise Price are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The conversion feature of the February 2018 Convertible Note Offering provides for an effective conversion price that is below market value on the date of issuance. Such feature is normally characterized as a beneficial conversion feature (“BCF”). When the Company records a BCF the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The Company recorded a BCF and related debt discount of $37,350, the discount is being accreted over the life of the first Debenture to accretion of debt discount and issuance cost.

The Company recorded a $316,875 debt discount relating to 60,416 February 2018 Offering Warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

In connection with the February 2018 Convertible Note Offering, the Company retained a placement agent (the “Placement Agent”), to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company has paid the Placement Agent a cash fee of $94,250 and issued to the Placement Agent shares of the Company’s common stock equal to ten percent (10%) of the Conversion Shares underlying the February 2018 Convertible Notes or 6,041 shares that had a fair value of $74,881, which was recorded as issuance cost and is being accreted over the life of these notes to accretion of debt discount and issuance cost.

During the year ended December 31, 2018, the Company converted $940,675 of principal and $86,544 of unpaid interest into the August 2018 Equity Raise.

During the year ended December 31, 2019 the Company repaid $19,758 in interest.

During the year ended December 31, 2020 the Company repaid $75,000 in principal and $781 in interest, and the February 2018 Convertible Notes are no longer outstanding.

The March 2018 Convertible Note Offering

During the three months ended March 31, 2018, the Company conducted multiple closings of a private placement offering to accredited investors (the “March 2018 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “March 2018 Investors”) for aggregate gross proceeds of $770,000. In addition, $50,000 of the Company’s short-term debt, $767 accrued but unpaid interest and $140,600 of the Company’s vendor liabilities was exchanged for convertible debt within the March 2018 Convertible Note Offering. These conversions resulted in the issuance of 15,947 warrants with a fair value of $84,087. These were recorded as a loss on extinguishment of debt.

The March 2018 Convertible Note Offering consisted of a maximum of $900,000, with an over-allotment option of an additional $300,000 of units of the Company’s securities (each, a “March 2018 Unit” and collectively, the “March 2018 Units”), with each March 2018 Unit consisting of (a) a 14% Convertible Secured Promissory Note (each a “March 2018 Note” and together the “March 2018 Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $12.00 per share (the “Conversion Price”), and (b) a four-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $12.00 per share (“Exercise Price”). The March 2018 Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the March 2018 Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $254,788 debt discount relating to 80,114 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2018, the Company converted $886,367 of principal and $51,293 of unpaid interest pursuant to the August 2018 Equity Raise.

During the year ended December 31, 2020, the Company converted $50,000 of principal and $17,949 of unpaid interest into the September 2020 Equity Raise.

During the year ended December 31, 2020, the Company repaid $25,000 in principal and $9,364 in interest.

The February 2019 Convertible Note Offering

During the year ended December 31, 2019, the Company conducted an offering to accredited investors (the “February 2019 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “February 2019 Investors”) for aggregate gross proceeds of $1,993,025.

The February 2019 Convertible Note Offering consisted of (a) a 10% Convertible Promissory Note (each a “February 2019 Note” and together, the “February 2019 Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at the lesser of (i) a fixed conversion price equal to $15.00 per share or (ii) the price provided to investors in connection with (a) any private placement offerings or one or more registered public offerings by the Company under the Securities Act, pursuant to which the Company receives monies in the amount greater than $1,500,000 in exchange for securities of the Company between February 21, 2019 and the date on which the Company’s consummates a listing onto a national securities exchange, or (b) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”), and (b) a four-year stock purchase warrant (each a “Warrant and together the “Warrants”) to purchase a quantity of shares of the Company’s common stock up to thirty-three percent (33%) of the number of shares of common stock into which the underlying Notes may be converted, at an exercise price of $18.00 per share (“Exercise Price”). During the year ended December 31, 2019 a total of 44,396 Warrants were issued in conjunction with The February 2019 Convertible Note Offering.

The February 2019 Notes mature on the first (1st) anniversary of their issuance dates. In the event that the Offering’s Purchasers do not choose to convert the Notes into the Common Stock on or prior to the Maturity Dates, the principal and interest evidenced by the Note shall be mandatorily converted upon the earlier of (i) the listing of the Common Stock onto a national securities exchange, or (ii) upon a Qualified Offering.

The Conversion Price of the February 2019 Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $222,632 debt discount relating to 44,396 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company converted $1,963,567 of principal and $416,786 of unpaid interest into the September 2020 Equity Raise.

During the year ended December 31, 2020, the Company repaid $348,136 in principal and $0 in interest.

The November 2019 Convertible Note Offering

During the year ended December 31, 2019, the Company conducted an offering to accredited investors (the “November 2019 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “November 2019 Investors”) for aggregate gross proceeds of $479,500. In addition, the Company converted $318,678 in Accounts Payable into this offering.

The November 2019 Convertible Note Offering consisted of (a) a 10% Convertible Promissory Note (each a “November 2019 Note” and together, the “November 2019 Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a fixed conversion price equal to $13.50 per share.

The November 2019 Notes mature six months after the anniversary of their issuance dates. At any time on or after the maturity date, at the election of the Offering’s Purchaser, this Note may convert into Common Stock equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest of this Note on the date of such conversion by $13.50.

The Company recorded a $84,377 debt discount relating to an original issue discount equal to $79,933 and a beneficial conversion feature of $4,444. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company converted $559,433 of principal and $77,785 of unpaid interest into the September 2020 Equity Raise.

The January 2020 Convertible Note Offering

During the three months ended March 31, 2020, the Company conducted an offering to accredited investors (the “January 2020 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “January 2020 Investors”) for aggregate gross proceeds of $87,473.

The January 2020 Convertible Note Offering consisted of (a) a 12% Convertible Promissory Note (each a “January 2020 Note” and together, the “January 2020 Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at the lesser of (i) a fixed conversion price equal to $13.50 per share or (ii) the price provided to investors in connection with (a) any private placement offerings or one or more registered public offerings by the Company under the Securities Act, pursuant to which the Company receives monies in the amount greater than $1,500,000 in exchange for securities of the Company, or (b) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”).

The January 2020 Notes mature on the first (6th) month anniversary of their issuance dates. If an event of default occurs and is not cured within 30 days of the Company receiving notice, the notes will be convertible at 80% multiplied by the lowest VWAP of the common stock during the five (5) consecutive trading day period immediately preceding the date of the respective conversion, and a default interest rate of 24% will become effective.

The Conversion Price of the January 2020 Note are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $12,473 debt discount relating to original issue discount associated with these notes. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company converted $87,473 of principal and $8,275 of unpaid interest into the September 2020 Equity Raise.

The First February 2020 Convertible Loan Agreement

On February 4, 2020, the Company entered into a loan agreement (the “First February 2020 Loan Agreement”) with an individual (the “First February 2020 Lender”), whereby the First February 2020 Lender issued the Company a promissory note of $85,000 (the “First February 2020 Note”). Pursuant to the First February 2020 Loan Agreement, the First February 2020 Note has interest of ten percent (10%).

The First February 2020 Note are convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at the lesser of (i) a fixed conversion price equal to $12.00 per share or (ii) the price provided to investors in connection with (a) any private placement offerings or one or more registered public offerings by the Company under the Securities Act, pursuant to which the Company receives monies in the amount greater than $1,500,000 in exchange for securities of the Company, or (b) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”).

The First February 2020 Notes mature on the first (6th) month anniversary of their issuance dates. In the event that the Offering’s Purchasers do not choose to convert the Notes into the Common Stock on or prior to the Maturity Dates and the Notes have not been repaid or an event of default occurs as defined in the Notes, the notes will be convertible at the lesser of the fixed conversion price or 65% multiplied by the lowest trade of the common stock during the twenty (20) consecutive trading day period immediately preceding the date of the respective conversion and a default interest rate of 15% will be applied.

The Conversion Price of the First February 2020 Note are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $8,000 debt discount relating to original issue discount associated with these notes. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company repaid $158,065 in principal and $0 in interest.

The Second February 2020 Convertible Loan Agreement

On February 11, 2020, the Company entered into a loan agreement (the “Second February 2020 Loan Agreement”) with an individual (the “Second February 2020 Lender”), whereby the Second February 2020 Lender issued the Company a promissory note of $200,000 (the “Second February 2020 Note”). Pursuant to the Second February 2020 Loan Agreement, the Second February 2020 Note has interest of twelve percent (12%).  As additional consideration for entering in the Second February 2020 convertible Loan Agreement, the Company issued a five-year warrant to purchase 6,666 shares of the Company’s common stock at a purchase price of $15.00 per share.

The Second February 2020 Note is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at the lesser of (i) a fixed conversion price equal to $13.50 per share or (ii) the price provided to investors in connection with (a) any private placement offerings or one or more registered public offerings by the Company under the Securities Act, pursuant to which the Company receives monies in the amount greater than $1,500,000 in exchange for securities of the Company, or (b) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”).

The Second February 2020 Note matures on the first (12th) month anniversary of its issuance date. In the event that the Offering’s Purchasers do not choose to convert the Notes into the Common Stock on or prior to the Maturity Date and the Note is unpaid, the note will be convertible at the lesser of the fixed conversion price or 75% multiplied by the lowest trade of the common stock during the twenty (20) consecutive trading day period immediately preceding the date of the respective conversion.

The Conversion Price of the First February 2020 Note is subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $33,340 debt discount relating to original issue discount associated with this note. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company converted $125,000 of principal and $0 of unpaid interest into the September 2020 Equity Raise.

The Company recorded a Loss on extinguishment of debt of $136,115.

During the year ended December 31, 2020, the Company repaid $175,000 in principal and $0 in interest.

The Third February 2020 Convertible Loan Agreement

On February 25, 2020, the Company entered into a loan agreement (the “Third February 2020 Loan Agreement”) with an individual (the “Third February 2020 Lender”), whereby the Third February 2020 Lender issued the Company a promissory note of $1,500,000 (the “Third February 2020 Note”). The Company received proceeds of $864,950 and converted notes payable of $385,000 in exchange for the note (see Note 5).  Pursuant to the Third February 2020 Loan Agreement, the Second February 2020 Note has interest of twelve percent (12%).

The Third February 2020 Note is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at the lesser of (i) a fixed conversion price equal to $4.50 per share or (ii) the price provided to investors in connection with (a) any private placement offerings or one or more registered public offerings by the Company under the Securities Act, pursuant to which the Company receives monies in the amount greater than $1,500,000 in exchange for securities of the Company, or (b) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”).

The Third February 2020 Note matures on the first (12th) month anniversary of their issuance dates. In the event that the Offering’s Purchasers do not choose to convert the Notes into the Common Stock on or prior to the Maturity Dates and the note is unpaid, the notes will be convertible at the lower of the fixed conversion price or 75% multiplied by the lowest trade of the common stock during the twenty (20) consecutive trading day period immediately preceding the date of the respective conversion.

The Conversion Price of the Third February 2020 Note are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price being reduced to such lower purchase price, subject to carve-outs as described therein.

In accordance with ASC 470-50, since the present value of the cash flows under the new debt instrument was at least ten percent different from the present value of the remaining cash flows under the terms of the original debt instrument, the Company accounted for the note exchange as described above as a debt extinguishment. The Company recorded a loss on debt extinguishment of $535,041. This represents the fair value of the warrants issued $445,705 and a debt premium of $89,336. The note has an effective interest rate of 24%. The Company recorded a debt discount of $160,714. This is made up of an original issue discount of $250,050 less a debt premium of $89,336.

During the year ended December 31, 2020, the Company converted $1,500,000 of principal and $100,603 of unpaid interest into the September 2020 Equity Raise.

The April 2020 Convertible Note Offering

During April of 2020, the Company conducted multiple closings of a private placement offering to accredited investors (the “April 2020 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “April 2020 Investors”) for aggregate gross proceeds of $350,010. The April 2020 Convertible Note Offering accrues interest at a rate of twelve percent per annum (12%). The April 2020 Convertible Note Offering mature on the six (6th) month anniversary of their issuance dates.

The April 2020 Note is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at the lesser of (i) a fixed conversion price equal to $13.50 per share after the maturity date or (ii) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”).

The Company recorded a $50,010 debt discount relating to original issue discount associated with these notes. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company converted $350,010 of principal and $16,916 of unpaid interest into the September 2020 Equity Raise.

The June 2020 Convertible Loan Agreement

On June 19, 2020, the Company entered into a loan agreement (the “June 2020Loan Agreement”) with an individual (the “June 2020 Lender”), whereby the June 2020 Lender issued the Company a promissory note of $550,000 (the “June 2020 Note”). Pursuant to the June 2020 Loan Agreement, the June 2020 Note has interest of twelve percent (12%).  As additional consideration for entering in the June 2020 convertible Loan Agreement, the Company issued a five-year warrant to purchase 49,603 shares of the Company’s common stock at a purchase price of $11.55 per share. The June 2020 Note matures on the first (12th) month anniversary of its issuance date.

Upon default the June 2020 Note is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) equal to the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the respective conversion.

The Company recorded a $67,500 debt discount relating to original issue discount associated with this note. The Company recorded a $274,578 debt discount relating to 49,603 warrants and 5,424 shares issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the lender converted $59,200 of principal into the Second July 2020 Convertible Loan Agreement

During the year ended December 31, 2020, the Company repaid $490,800 in principal and $16,944 in interest.

The First July 2020 Convertible Loan Agreement

On July 01, 2020, the Company entered into a loan agreement (the “First July 2020 Loan Agreement”) with an individual (the “First July 2020 Lender”), whereby the First July 2020 Lender issued the Company a promissory note of $68,000 (the “First July 2020 Note”). Pursuant to the First July 2020 Loan Agreement, the First July 2020 Note has interest of ten percent (10%). The First July 2020 Note matures on June 29, 2021.

Upon default or 180 days after issuance the First July 2020 Note is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) equal to 61% multiplied by the lowest trade of the common stock during the twenty (15) consecutive trading day period immediately preceding the date of the respective conversion.

During the year ended December 31, 2021, the First July 2020 Note became convertible. Due to the fact that these convertible notes have an option to convert at a variable amount, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The conversion feature has been measured at fair value using a Binomial model at the conversion date and the period end. The conversion feature of First July 2020 Note gave rise to a derivative liability of $112,743. The Company recorded $68,000 as a debt discount and $44,743 was recorded to derivative expense. The debt discount is charged to accretion of debt discount over the remaining term of the convertible note.

During the year ended December 31, 2021, the Company converted $68,000 in principal and $3,400 in interest into 35,469 shares of the Company’s common stock.

The Second July 2020 Convertible Loan Agreement

On July 17, 2020, the Company entered into a loan agreement (the “Second July 2020 Loan Agreement”) with an individual (the “Second July 2020 Lender”), whereby the Second July 2020 Lender issued the Company a promissory note of $250,000 (the “Second July 2020 Note”). Pursuant to the Second July 2020 Loan Agreement, the Second July 2020 Note has interest of twelve percent (12%).  The Second July 2020 Note matures on July 17, 2021.

Upon default the Second July 2020 Note is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) equal to the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the respective conversion.

The Company recorded a $46,750 debt discount relating to original issue discount associated with this note. The Company recorded a $71,329 debt discount relating to 6,667 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company repaid $250,000 in principal and $0 in interest.

The July 2020 Convertible Note Offering

From July 2020 to September 2020, the Company conducted multiple closings of a private placement offering to accredited investors (the “July 2020 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “July 2020 Investors”) for aggregate gross proceeds of $390,000. The July 2020 Convertible Note Offering accrues interest at a rate of twelve percent per annum (12%). The July 2020 Convertible Note Offering mature on the six (6th) month anniversary of their issuance dates.

The July 2020 Note Offering is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at the lesser of (i) a fixed conversion price equal to $12.75 per share after the maturity date or (ii) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”).

Upon default the July 2020 Convertible Note Offering is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) equal to 61% multiplied by the lowest trade of the common stock during the twenty (15) consecutive trading day period immediately preceding the date of the respective conversion.

The conversion feature of the July 2020 Convertible Note Offering provides for an effective conversion price that is below market value on the date of issuance. Such feature is normally characterized as a beneficial conversion feature. When the Company records a BCF the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The Company recorded a BCF and related debt discount of $38,215, the discount is being accreted over the life of the Debenture to accretion of debt discount and issuance cost.

The Company recorded a $158,078 debt discount relating to 30,589 July 2020 Convertible Note Offering issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company converted $390,000 of principal and $3,436 of unpaid interest into the September 2020 Equity Raise.

The August 2020 Convertible Loan Agreement

On August 17, 2020, the Company entered into a loan agreement (the “August 2020 Loan Agreement”) with an individual (the “August 2020 Lender”), whereby the August 2020 Lender issued the Company a promissory note of $68,000 (the “August 2020 Note”). Pursuant to the August 2020 Loan Agreement, the August 2020 Note has interest of twelve percent (12%). The August 2020 Note matures on August 17, 2021.

Upon default or 180 days after issuance the August 2020 Convertible Note is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) equal to 61% multiplied by the lowest trade of the common stock during the twenty (15) consecutive trading day period immediately preceding the date of the respective conversion.

The Company recorded a $3,000 debt discount relating to original issue discount associated with this note. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.t

During the year ended December 31, 2021, the August 2020 Note became convertible. Due to the fact that these convertible notes have an option to convert at a variable amount, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The conversion feature has been measured at fair value using a Binomial model at the conversion date and the period end. The conversion feature of August 2020 Note gave rise to a derivative liability of $120,759. The Company recorded $65,000 was recorded as a debt discount and $55,759 was recorded to derivative expense. The debt discount is charged to accretion of debt discount over the remaining term of the convertible note.

During the year ended December 31, 2021, the Company converted $68,000 in principal and $3,400 in interest into 29,859 shares of the Company’s common stock.

The September 2020 Convertible Loan Agreement

On September 23, 2020, the Company entered into a loan agreement (the “September 2020 Loan Agreement”) with an individual (the “September 2020 Lender”), whereby the September 2020 Lender issued the Company a promissory note of $385,000 (the “September 2020 Note”). Pursuant to the September 2020 Loan Agreement, the September 2020 Note has interest of twelve percent (12%). The September 2020 Note matures on September 23, 2021.

Upon default or 180 days after issuance the Second July 2020 Note is convertible into shares of the Company’s common stock, par value $.001 per share equal to the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the respective conversion.

The Company recorded a $68,255 debt discount relating to original issue discount associated with this note. The Company recorded a $146,393 debt discount relating to 85,555 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2021, the Company repaid $341,880 in principal and $46,200 in interest.

The October 2020 Convertible Loan Agreement

On October 2, 2020, the Company entered into a loan agreement (the “October 2020 Loan Agreement”) with an individual (the “October 2020 Lender”), whereby the October 2020 Lender issued the Company a promissory note of $169,400 (the “October 2020 Note”). Pursuant to the October 2020 Loan Agreement, the October 2020 Note has interest of six percent (6%). The October 2020 Note matures on the first (12th) month anniversary of its issuance date.

Upon default or 180 days after issuance the October 2020 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to 75% of average the lowest three trading prices of the Company’s common stock on the fifteen-trading day immediately preceding the date of the respective conversion.

The Company recorded a $19,400 debt discount relating to original issue discount associated with this note. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2021, the Second July 2020 Note became convertible. Due to the fact that these convertible notes have an option to convert at a variable amount, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The conversion feature has been measured at fair value using a Binomial model at the conversion date and the period end. The conversion feature of Second July 2020 Note gave rise to a derivative liability of $74,860. The Company recorded this as a debt discount. The debt discount is charged to accretion of debt discount over the remaining term of the convertible note.

During the year ended December 31, 2021, the Company converted $169,400 in principal and $4,620 in interest into 55,631 shares of the Company’s common stock.

The First December 2020 convertible Loan Agreement

On December 9, 2020, the Company entered into a loan agreement (the “First December 2020 Loan Agreement”) with an individual (the “First December 2020 Lender”), whereby the First December 2020 Lender issued the Company a promissory note of $600,000 (the “First December 2020 Note”). Pursuant to the First December 2020 Loan Agreement, the First December 2020 Note has interest of twelve percent (12%). As additional consideration for entering in the First December 2020 convertible Loan Agreement, the Company issued 45,000 shares of the Company’s common stock. The First December 2020 Note matures on the first (12th) month anniversary of its issuance date.

Upon default the First December 2020 Note is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) equal to the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the respective conversion.

The Company recorded a $110,300 debt discount relating to original issue discount associated with this note. The Company recorded a $113,481 debt discount relating to 45,000 shares issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2021 the Company repaid $600,000 in principal and $4,340 in interest.

The Second December 2020 Convertible Loan Agreement

On December 30, 2020, the Company entered into a loan agreement (the “Second December 2020 Loan Agreement”) with an individual (the “Second December 2020 Lender”), whereby the Second December 2020 Lender issued the Company a promissory note of $169,400 (the “Second December 2020 Note”). Pursuant to the Second December 2020 Loan Agreement, the Second December 2020 Note has interest of six percent (6%). The Second December 2020 Note matures on the first (12th) month anniversary of its issuance date.

Upon default the Second December 2020 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to 75% of average the lowest three trading prices of the Company’s common stock on the fifteen-trading day immediately preceding the date of the respective conversion.

The Company recorded a $18,900 debt discount relating to original issue discount associated with this note. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2021, the Second December 2020 Note became convertible. Due to the fact that these convertible notes have an option to convert at a variable amount, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The conversion feature has been measured at fair value using a Binomial model at the conversion date and the period end. The conversion feature of Second December 2020 Note gave rise to a derivative liability of $108,880. The Company recorded this as a debt discount. The debt discount is charged to accretion of debt discount over the remaining term of the convertible note.

During the year ended December 31, 2021, the Company converted $168,900 in principal and $4,605 in interest into 74,706 shares of the Company’s common stock.

The May 2021 Convertible Note Offering

On May 14, 2021, the Company conducted multiple closings of a private placement offering to accredited investors (the “May 2021 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “May 2021 Investors”) for aggregate gross proceeds of $3,690,491. The May 2021 convertible notes are convertible into shares of the Company’s common stock, par value $.001 per share at a conversion price of $5.00 per share. As additional consideration for entering in the May 2021 Convertible Note Offering, the Company issued 1,090,908 warrants of the Company’s common stock. The May 2021 Convertible Note matures on November 14, 2022.

The Company recorded a $1,601,452 debt discount relating to 1,090,908 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company recorded a $666,669 debt discount relating to an original issue discount and $539,509 of debt issuance costs related to fees paid to vendors relating to the offering. The debt discount and debt issuance costs are being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2021, the Company converted $4,666,669 in principal into 933,334 shares of the Company’s common stock.

The July 2021 Convertible Loan Agreement

On July 6, 2021, the Company entered into a loan agreement (the “July 2021 Loan Agreement”) with an individual (the “July 2021 Lender”), whereby the July 2021 Lender issued the Company a promissory note of $168,850 (the “July 2021 Note”). Pursuant to the July 2021 Loan Agreement, the July 2021 Note has interest of six percent (6%). The July 2021 Note matures on the first (12th) month anniversary of its issuance date.

Upon default or 180 days after issuance the July 2021 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to 75% of average the lowest three trading prices of the Company’s common stock on the fifteen-trading day immediately preceding the date of the respective conversion.

The Company recorded a $15,850 debt discount relating to an original issue discount and $3,000 of debt issuance costs related to fees paid to vendors relating to the offering. The debt discount and debt issuance costs are being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2021, the Company accrued $4,941 in interest.

Note 10 – Related Party

Note receivable

October 2019 Cacher Loan Agreement

On October 28, 2019, the Company entered into a loan agreement with Cacher Studios LLC (the “October 2019 Cacher Loan Agreement”) whereby Cacher Studios issued the Company a promissory note in the principal amount of $11,450 (the “October 2019 Cacher Note”). The October 2019 Cacher Note has a maturity date of October 28, 2020. Repayment is due from Cacher Studios LLC’s revenues, with 100% of net revenues due to the Company until $2,500 in principal has been repaid, and 50% of net revenues due to the Company thereafter. Cacher Studios LLC is owned and operated by Alexandra Frommer, daughter of Jeremy Frommer, the Company’s CEO. This investment is evaluated for impairment if events or circumstances arise that indicate that the carrying amount of such assets may not be recoverable. During the year ended December 31, 2020 the Company recorded an impairment of $11,450.

Convertible notes

The March 2018 Convertible Note Offering

During the year ended December 31, 2018, the Company conducted multiple closings of a private placement offering to accredited investors (the “March 2018 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $239,400.

The March 2018 Convertible Note Offering consisted of a maximum of $900,000, with an over-allotment option of an additional $300,000, of units of the Company’s securities (each, a “March 2018 Unit” and collectively, the “March 2018 Units”), with each March 2018 Unit consisting of (a) a 14% Convertible Secured Promissory Note (each a “March 2018 Note” and together the “March 2018 Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $12.00 per share (the “Conversion Price”), and (b) a four-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $12.00 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Company recorded a $84,854 debt discount relating to 19,950 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

During the year ended December 31, 2018, the Company converted $239,000 of principal and $15,401 of unpaid interest into the August 2018 Equity Raise.

During the year ended December 31, 2020 the lender forgave $400 of principal and $70 of unpaid interest. This was recorded as a gain on settlement of debt on the Consolidated Statements of Comprehensive Income (Loss).

The February 2019 Convertible Note Offering

During the year ended December 31, 2019, the Company conducted an offering to accredited investors (the “February 2019 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “February 2019 Investors”) for aggregate gross proceeds of $20,000.

The February 2019 Convertible Note Offering consisted of (a) a 10% Convertible Promissory Note (each a “February 2019 Note” and together, the “February 2019 Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at the lesser of (i) a fixed conversion price equal to $15.00 per share or (ii) the price provided to investors in connection with (a) any private placement offerings or one or more registered public offerings by the Company under the Securities Act, pursuant to which the Company receives monies in the amount greater than $1,500,000 in exchange for securities of the Company between February 21, 2019 and the date on which the Company’s consummates a listing onto a national securities exchange, or (b) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”), and (b) a four-year stock purchase warrant (each a “Warrant and together the “Warrants”) to purchase a quantity of shares of the Company’s common stock up to thirty-three percent (33%) of the number of shares of common stock into which the underlying Notes may be converted, at an exercise price of $18.00 per share (“Exercise Price”). During the year ended December 31, 2019 a total of 440 Warrants were issued in conjunction with The February 2019 Convertible Note Offering.

The February 2019 Notes mature on the first (1st) anniversary of their issuance dates. In the event that the Offering’s Purchasers do not choose to convert the Notes into the Common Stock on or prior to the Maturity Dates, the principal and interest evidenced by the Note shall be mandatorily converted upon the earlier of (i) the listing of the Common Stock onto a national securities exchange, or (ii) upon a Qualified Offering.

The Company recorded a $2,465 debt discount relating to 440 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2019, $20,000 of principal was converted from a promissory note into this offering.

During the year ended December 31, 2020, the Company converted $20,000 of principal and $3,065 of unpaid interest into the September 2020 Equity Raise.

The July 2020 Convertible Note Offering

From July 2020 to September 2020, the Company conducted multiple closings of a private placement offering to accredited investors (the “July 2020 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “July 2020 Investors”) for aggregate gross proceeds of $50,000. The July 2020 Convertible Note Offering accrues interest at a rate of twelve percent per annum (12%). The July 2020 Convertible Note Offering mature on the six (6th) month anniversary of their issuance dates.

The July 2020 Note Offering is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at the lesser of (i) a fixed conversion price equal to $12.75 per share after the maturity date or (ii) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”).

Upon default the July 2020 Convertible Note Offering is convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) equal to 61% multiplied by the lowest trade of the common stock during the twenty (15) consecutive trading day period immediately preceding the date of the respective conversion.

The conversion feature of the July 2020 Convertible Note Offering provides for an effective conversion price that is below market value on the date of issuance. Such feature is normally characterized as a beneficial conversion feature. When the Company records a BCF the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The Company recorded a BCF and related debt discount of $9,812, the discount is being accreted over the life of the Debenture to accretion of debt discount and issuance cost.

The Company recorded a $21,577 debt discount relating to 3,922 July 2020 Convertible Note Offering issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company converted $50,000 of principal and $630 of unpaid interest into the September 2020 Equity Raise.

Notes payable

Notes payable – related party as of December 31, 2021 and 2020 is as follows:

	Outstanding Principal as of				Warrants granted
	December 31, 2021	December 31, 2020	Interest Rate	Maturity Date	Quantity	Exercise Price
The September 2020 Goldberg Loan Agreement	-	16,705	7%	September 2022	-	-
The September 2020 Rosen Loan Agreement	-	3,295	7%	September 2022	-	-
	-	20,000
Less: Debt Discount	-	(17,068)
	-	2,932
Less: Current Debt	-	(2,932)
	$-	$-

The June 2018 Frommer Loan Agreement

On June 29, 2018, the Company entered into a loan agreement (the “June 2018 Frommer Loan Agreement”) with Jeremy Frommer, an officer and director of the Company, whereby the Company issued Frommer a promissory note in the principal amount of $10,000 (the “June 2018 Frommer Note”). As additional consideration for entering in the June 2018 Frommer Note Loan Agreement, the Company issued Frommer a four-year warrant to purchase 500 shares of the Company’s common stock at a purchase price of $12.00 per share. Pursuant to the June 2018 Frommer Loan Agreement, the June 2018 Frommer Note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018 (the “June 2018 Frommer Maturity Date”). On November 8, 2018, the Company executed upon an agreement that extended the maturity date of the June 2018 Frommer Agreement to March 7, 2019. As part of the extension agreement, the Company issued Frommer an additional 681 warrants to purchase common stock of the Company at an exercise price of $18.00. These warrants had a fair value of $4,645 which was recorded to loss on extinguishment of debt. On February 18, 2019 the Company executed upon an agreement that further extended the maturity date of the June 2018 Frommer Agreement to March 30, 2019. As part of the extension agreement, the Company issued Frommer an additional 692 warrants to purchase common stock of the Company at an exercise price of $18.00. On March 29, 2019, the Company entered into an agreement with Mr. Frommer that further extended the maturity date of this loan to May 15, 2019. On June 29, 2019 the Company entered into an agreement with Mr. Frommer that further extended the maturity date of this loan to December 15, 2019. On December 15, 2019 the Company entered into an agreement with Mr. Frommer that further extended the maturity date to May 15, 2020.

During the year ended December 31, 2020, the Company converted $10,000 of principal and $2,748 of unpaid interest into the September 2020 Equity Raise and the June 2018 Frommer Note is no longer outstanding.

The July 2018 Schiller Loan Agreement

On July 17, 2018, the Company entered into a loan agreement (the “Second July 2018 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note in the principal aggregate amount of $25,000 (the “Second July 2018 Schiller Note”). As additional consideration for entering in the Second July 2018 Schiller Loan Agreement, the Company issued Schiller a four-year warrant to purchase 1,250 shares of the Company’s common stock at a purchase price of $12.00 per share. Pursuant to the Second July 2018 Schiller Loan Agreement, the Second July 2018 Schiller Note bears interest at a rate of 6% per annum and payable on the maturity date of August 17, 2018. Subsequent to the balance sheet date, on November 8, 2018 the Company executed upon an agreement that extended the maturity date of this loan to March 7, 2019. As part of the extension agreement, the Company issued Schiller warrants to purchase 1,698 shares of common stock of the Company at an exercise price of $18.00. On February 18, 2019 the Company executed upon an agreement that further extended the maturity date of the Second July 2018 Schiller Loan Agreement to March 7, 2019. As part of the extension agreement, the Company issued Schiller an additional 1,726 warrants to purchase common stock of the Company at an exercise price of $18.00. On March 29, 2019 the Company entered into an agreement with Mr. Schiller that further extended the maturity date of this loan to May 15, 2019. On December 15, 2019 the Company entered into an agreement that further extended the maturity date of this loan to May 15, 2020.

During the year ended December 31, 2019 $4,137 in principal was converted into the February 2019 Convertible Note Offering.

During the year ended December 31, 2020 the Company repaid $20,863 in principal and $3,216 in interest.

The June 2019 Loan Agreement

On June 3, 2019, the Company entered into a loan agreement (the “June 2019 Loan Agreement”), pursuant to which the Company was to be indebted in the amount of $2,400,000, of which $1,200,000 was funded by September 30, 2019 and $1,200,000 was exchanged from the May 2016 Rosen Loan Agreement dated May 26, 2016 in favor of Rosen for a joint and several interest in the Term Loan pursuant to the Debt Exchange Agreement. The June 2019 Loan Agreement, the June 2019 Loan bears interest at a rate of 12.5% per annum, compounded annually and payable on the maturity date of December 3, 2019 (the “June 2019 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the June 2019. In connection with the conversion of the May 2016 Rosen Loan Agreement the Company recorded a debt discount of $92,752. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

On July 29, 2019, the Company entered into the First Amendment Agreement to the June 2019 Loan Agreement pursuant to which the parties agreed to amend the June 2019 Loan Agreement and the June 2019 Security Agreement so as to (i) increase the principal aggregate amount of the June 2019 Loan to $2,500,000, and (ii) amend the provisions regarding the ranking of interest of such loan.

On August 12, 2019, the Company entered into the Second Amendment Agreement to the June 2019 Loan Agreement pursuant to which the parties agreed to further amend the June 2019 Loan Agreement and the June 2019 Security Agreement so as to (i) increase the principal aggregate amount of the June 2019 Loan to $3,000,000, and (ii) amend the provisions regarding the ranking of interest of such loan.

On September 16, 2019, the Company entered into the Third Amendment Agreement to the June 2019 Loan Agreement pursuant to which the parties agreed to further amend the June 2019 Loan Agreement and the June 2019 Security Agreement so as to (i) increase the principal amount of the June 2019 Loan to $4,000,000; and (ii) amend the provisions therein with regard to the ranking of security interests.

On October 10, 2019 the Company and investors entered into the Fourth Amendment Agreement to the June 2019 Loan Agreement, whereby the parties thereto agreed to (i) increase the principal amount of the June 2019 Loan to $4,825,000; and (ii) amend the interest, conversion terms, and other covenants of the note.

On February 27, 2020, the Company entered into a fifth amendment agreement to the June 2019 Loan Agreement, whereby the parties agreed to amend Section 2.6 of the June 2019 Loan Agreement and provide for: (i) an additional 10% of shares to be issued at the time of conversion in the event that the price per share (or unit, as applicable) of securities issued in a Qualified Public Offering (as such term is defined in the Fifth Amendment) is below $15.00; and (ii) provide for the acceleration of all outstanding interest due on the Loan upon the consummation of a Qualified Public Offering.

During year ended December 31, 2020, the Company converted $4,325,000 of principal and $752,346 of unpaid interest into the September 2020 Equity Raise.

During the year ended December 31, 2020 the Company repaid $500,000 in principal and $0 in interest.

The December 2019 Gravitas Loan Agreement

On December 23, 2019, the Company entered into a loan agreement (the “December 2019 Gravitas Loan Agreement”), whereby the Company issued Gravitas a promissory note in the principal amount of $300,000 (the “December 2019 Gravitas Note”). Pursuant to the December 2019 Gravitas Loan Agreement, the December 2019 Gravitas Note has a flat interest payment of $20,000.

During the year ended December 31, 2020 the Company repaid $300,000 in principal and $50,000 in accrued interest.

The First January 2020 Loan Agreement

On January 3, 2020, the Company entered into a loan agreement (the “First January 2020 Loan Agreement”) with an individual (the “First January 2020 Lender”) whereby the First January 2020 Lender issued the Company a promissory note of $250,000 (the “First January 2020 Note”). Pursuant to the First January 2020 Loan Agreement, the First January 2020 Note has an effective interest rate of 6%. As additional consideration for entering in the First January 2020 Loan Agreement, the Company issued the First January 2020 Lender 1,333 shares of the Company’s common stock. The maturity date of the First January 2020 Note was January 15, 2020 (the “First January 2020 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the First January 2020 Note were due.  The Company recorded a $16,000 debt discount relating to the 1,333 shares issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company converted $250,000 in principal to the Third February 2020 Note (as defined in Note 8).

The Second January 2020 Loan Agreement

On January 14, 2020, the Company entered into a loan agreement (the “Second January 2020 Loan Agreement”) with an individual (the “Second January 2020 Lender”), whereby the Second January 2020 Lender issued the Company a promissory note of $10,000 (the “Second January 2020 Note”). Pursuant to the Second January 2020 Loan Agreement, the Second January 2020 Note has an effective interest rate of 5%. The maturity date of the Second January 2020 Note was January 24, 2020 (the “Second January 2020 Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Second January 2020 Note were due. As additional consideration for entering in the Second January Loan Agreement, the Company issued a five-year warrant to purchase 50 shares of the Company’s common stock at a purchase price of $18.00 per share. The Company recorded a $580 debt discount relating to 50 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company repaid $10,000 in principal and $500 in interest.

The Third January 2020 Loan Agreement

On January 22, 2020, the Company entered into a loan agreement (the “Third January 2020 Loan Agreement”) with an individual (the “Third January 2020 Lender”), whereby the Third January 2020 Lender issued the Company a promissory note of $15,000 (the “Third January 2020 Note”). Pursuant to the Third January 2020 Loan Agreement, the Third January 2020 Note has an effective interest rate of 10%. The maturity date of the Third January 2020 Note was January 29, 2020 (the “Third January 2020 Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Third January 2020 Note were due. As additional consideration for entering in the Third January Loan Agreement, the Company issued a five-year warrant to purchase 75 shares of the Company’s common stock at a purchase price of $18.00 per share. The Company recorded a $892 debt discount relating to 75 warrants issued to the Third January 2020 Lender based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company repaid $15,000 in principal and $1,500 in interest.

The Fourth January 2020 Loan Agreement

On January 23, 2020, the Company entered into a loan agreement (the “Fourth January 2020 Loan Agreement”) with an individual (the “Fourth January 2020 Lender”) whereby the Fourth January 2020 Lender issued the Company a promissory note of $135,000 (the “Fourth January 2020 Note”). Pursuant to the Fourth January 2020 Loan Agreement, the Fourth January 2020 Note has an effective interest rate of 7%. As additional consideration for entering in the First January 2020 Loan Agreement, the Company issued the Fourth January 2020 Lender 750 shares of the Company’s common stock. The maturity date of the Fourth January 2020 Note was February 23, 2020 (the “Fourth January 2020 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the Fourth January 2020 Note were due.

During the year ended December 31, 2020, the Company converted $135,000 in principal to the Second February 2020 Note (as defined below).

The January 2020 Rosen Loan Agreement

On January 14, 2020, the Company entered into a loan agreement (the “January 2020 Rosen Loan Agreement”), whereby the Company issued a promissory note in the principal amount of $150,000 (the “January 2020 Rosen Note”). Pursuant to the January 2020 Rosen Loan Agreement, the January 2020 Rosen Note accrues interest at a fixed amount of $2,500 for the duration of the note.

During the year ended December 31, 2020 the Company repaid $150,000 in principal and $15,273 in interest.

The February Banner 2020 Loan Agreement

On February 15, 2020, the Company entered into a loan agreement (the “February 2020 Banner Loan Agreement”), whereby the Company issued a promissory note in the principal amount of $9,900 (the “February 2020 Note”) for expenses paid on behalf of the Company by an employee. Pursuant to the February 2020 Loan Agreement, the February 2020 Note bears interest at a rate of $495. As additional consideration for entering in the February 2020 Loan Agreement, the Company issued a five-year warrant to purchase 49 shares of the Company’s common stock at a purchase price of $18.00 per share.

During the year ended December 31, 2020 the Company repaid $9,900 in principal and $495 in interest.

The February 2020 Frommer Loan Agreement

On February 18, 2020, the Company entered into a loan agreement (the “February 2020 Frommer Loan Agreement”) with Jeremy Frommer, an officer of the Company, whereby the Company issued Frommer a promissory note in the principal amount of $2,989 (the “February 2020 Frommer Note”). As additional consideration for entering in the June 2018 Frommer Note Loan Agreement, the Company issued Frommer a five-year warrant to purchase 15 shares of the Company’s common stock at a purchase price of $18.00 per share. Pursuant to the February 2020 Frommer Loan Agreement, the note is payable on the maturity date of February 28, 2020 (the “February 2020 Frommer Maturity Date”).

During the year ended December 31, 2020 the Company repaid $2,989 in principal and $160 in interest.

The February 2020 Loan Agreement

On February 25, 2020, the Company entered into a loan agreement (the “February 2020 Loan Agreement”) with an individual (the “February 2020 Lender”), whereby the February 2020 Lender issued the Company a promissory note of $15,000 (the “February 2020 Note”). Pursuant to the February 2020 Loan Agreement, the February 2020 Note has an effective interest rate of 5%. The maturity date of the February 2020 Note was March 3, 2020 (the “February 2020 Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the February 2020 Note were due. As additional consideration for entering in the February 2020 Loan Agreement, the Company issued a five-year warrant to purchase 75 shares of the Company’s common stock at a purchase price of $18.00 per share. The Company recorded a $801 debt discount relating to 75 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company repaid $15,000 in principal and $750 in interest.

The July 2020 Loan Agreement

On July 30, 2020, the Company entered into a loan agreement (the “July 2020 Loan Agreement”) with an individual (the “July 2020 Lender”), whereby the July 2020 Lender issued the Company a promissory note of $5,000 (the “July 2020 Note”). Pursuant to the July 2020 Loan Agreement, the July 2020 Note has an effective interest rate of 5%. The maturity date of the July 2020 Note was August 06, 2020 (the “July 2020 Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the July 2020 Note were due. As additional consideration for entering in the July 2020 Loan Agreement, the Company issued a five-year warrant to purchase 25 shares of the Company’s common stock at a purchase price of $18.00 per share. The Company recorded a $316 debt discount relating to 25 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

During the year ended December 31, 2020, the Company repaid $5,000 in principal and $250 in interest.

The September 2020 Goldberg Loan Agreement

On September 15, 2020, the Company entered into a loan agreement (the “September 2020 Goldberg Loan Agreement”) with Goldberg whereby the Company issued a promissory note of $16,705 (the “September 2020 Goldberg Note”). Pursuant to the September 2020 Goldberg Loan Agreement, the September 2020 Goldberg Note has an interest rate of 7%. The maturity date of the September 2020 Goldberg Note is September 15, 2022 (the “September 2020 Goldberg Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under note are due. The September 2020 Goldberg Loan is secured by the tangible and intangible property of the Company.

Since the September 2020 Goldberg Note has a make-whole provision if the shares of the Company’s common stock issued to the lender in accordance with the Lender’s Exchange Agreement (see note 10) have a value equal to or less than $6,463,363 determined by using the lowest VWAP of the last 30 days prior to September 14, 2021. The principal amount of the September 2020 Goldberg Note shall increase by 200% of the difference between the initial consideration and the September 14, 2021, value. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The make-whole feature gave rise to a derivative liability that has been marked to market during the year ended December 31, 2021, and the change in derivative liability is recorded on Consolidated Statements of Comprehensive Loss. See note 10.

On September 15, 2021, the make-whole provision was triggered, causing an increase in principal of the September 2020 Goldberg Note by $939,022.

During the year ended December 31, 2021, the Company accrued interest of $3,576.

During the year ended December 31, 2021, the Company entered into a settlement agreement whereas the Company agreed to pay $200,000 in cash and $150,000 in shares of Common Stock.

The September 2020 Rosen Loan Agreement

On September 15, 2020, the Company entered into a loan agreement (the “September 2020 Rosen Loan Agreement”) with Rosen whereby the Company issued a promissory note of $3,295 (the “September 2020 Rosen Note”). Pursuant to the September 2020 Rosen Loan Agreement, the September 2020 Rosen Note has an interest rate of 7%. The maturity date of the September 2020 Rosen Note is September 15, 2022 (the “September 2020 Rosen Maturity Date”), at which time all outstanding principal, accrued and unpaid interest and other amounts due under the note are due. The September 2020 Rosen Loan is secured by the tangible and intangible property of the Company.

Since the September 2020 Rosen Note has a make-whole provision if the shares of the Company’s common stock issued to the lender in accordance with the Lender’s Exchange Agreement (see note 10) have a value equal to or less than $1,274,553 determined by using the lowest VWAP of the last 30 days prior to September 14, 2021. The principal amount of the September 2020 Rosen Note shall increase by 200% of the difference the initial consideration and the September 14, 2021 value. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The make-whole feature of gave rise to a derivative that has been marked to market during the year ended December 31, 2021, and the change in derivative liability is recorded on Consolidated Statements of Comprehensive Loss. See note 10.

On September 15, 2021 the make-whole provision was triggered, causing an increase in principal of the September 2020 Rosen Note by $185,279.

During the year ended December 31, 2021, the Company accrued interest of $1,610.

During the year ended December 31, 2021, the Company repaid $188,574 in principal and $1,677 in interest.

Demand loan

During the year ended December 31, 2020 the Company repaid $75,000 of principal.

On December 17, 2019, Standish made non-interest bearing loans of $150,000 to the Company in the form of cash. The loan is due on demand and unsecured.

During the year ended December 31, 2020 the Company repaid $150,000 of principal.

On March 27, 2020, a lender made non-interest bearing loans of $100,000 to the Company in the form of cash. The loan is due on demand and unsecured.

During the year ended December 31, 2020, the Company converted $100,000 of principal and $6,707 of unpaid interest into the September 2020 Equity Raise.

On April 9, 2020, a lender made non-interest bearing loans of $50,000 to the Company in the form of cash. The loan is due on demand and unsecured.

During the year ended December 31, 2020, the Company converted $50,000 of principal into the September 2020 Equity Raise.

On April 21, 2020, a lender made non-interest bearing loans of $100,000 to the Company in the form of cash. The loan is due on demand and unsecured.

During the year ended December 31, 2020, the Company converted $100,000 of principal and $6,707 of unpaid interest into the September 2020 Equity Raise.

On July 6, 2020, a lender made non-interest bearing loans of $100,000 to the Company in the form of cash. The loan is due on demand and unsecured.

During the year ended December 31, the Company converted $100,000 of principal and $6,707 of unpaid interest into the September 2020 Equity Raise.

On August 10, 2020, a lender made non-interest bearing loans of $40,000 to the Company in the form of cash. The loan is due on demand and unsecured.

During the year ended December 31, 2020 the Company repaid $40,000 of principal.

On September 9, 2020, a lender made non-interest bearing loans of $50,000 to the Company in the form of cash. The loan is due on demand and unsecured.

During the year ended December 31, 2020 the Company repaid $50,000 of principal.

Officer compensation

During the year ended December 31, 2021 and 2020, the Company paid $138,713 and $57,455, respectively for living expenses for officers of the Company.

Revenue

During the year ended December 31, 2021 the Company received revenue of $80,000 from Dune for branded content services prior to consolidation but after recognition as an equity method investee.

Note 11 – Derivative Liabilities

The Company has identified derivative instruments arising from a make-whole feature in the Company’s notes payable during the year ended December 31, 2021. For the terms of the make-whole features see the September 2020 Rosen Loan Agreement and the September 2020 Goldberg Loan Agreement in Note 10. The Company has also identified derivative instruments arising from convertible notes that have an option to convert at a variable number of shares in the Company’s convertible notes payable during the year ended December 31, 2021. For the terms of the conversion features see Note 10. The Company had no derivative assets or liabilities measured at fair value on a recurring basis as of December 31, 2021.

The Company utilizes a Monte Carlo simulation model for the make whole feature and a binomial option model for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The inputs utilized in the application of the Binomial model included a stock price on valuation date, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note adjusted to be on a continuous return basis to align with the Monte Carlo simulation model and binomial model.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

Volatility: The Company calculates the expected volatility based on the company’s historical stock prices with a look back period commensurate with the period to maturity.

Expected term: The Company’s remaining term is based on the remaining contractual maturity of the convertible notes.

The following are the changes in the derivative liabilities during the year ended December 31, 2021 and 2020.

	Years Ended December 31, 2021 and 2020
	Level 1	Level 2	Level 3
Derivative liabilities as January 1, 2020	$-	$-	$-
Addition	-	-	3,061,688
Changes in fair value	-	-	(3,019,457)
Derivative liabilities as January 1, 2021	-	-	42,231
Addition	-	-	417,241
Extinguishment	-	-	(431,458)
Conversion to Note payable - related party	-	-	(1,124,301)
Changes in fair value	-	-	1,096,287
Derivative liabilities as December 31, 2021	$-	$-	$-

Note 12 – Stockholders’ Equity

Shares Authorized

Prior to July 13, 2020, the Company was authorized to issue up to thirty-five million (35,000,000) shares of capital stock, of which fifteen million (15,000,000) shares are designated as common stock, par value $0.001 per share, and twenty million (20,000,000) are designated as “blank check” preferred stock, par value $0.001 per share. The designations, rights, and preferences of such preferred stock are to be determined by the Company’s board of directors.

On July 13, 2020, the Company filed the Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, which authorize the issuance of 100,000,000 shares of common stock, and 20,000,000 shares of preferred stock.

On August 17, 2020, following board of director’s approval, the Company filed a Certificate of Change to its Articles of Incorporation (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-twenty (1:3) reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.001 per share, without any change to its par value. The Amendment became effective on August 17, 2020. No fractional shares were issued in connection with the Reverse Stock Split as all fractional shares were “rounded up” to the next whole share. As a result, all share information in the accompanying consolidated financial statements has been adjusted as if the reverse stock split happened on the earliest date presented.

Preferred Stock

Series E Convertible Preferred Stock

On December 29, 2020, the Company entered into securities purchase agreements with thirty-three accredited investors whereby the Investors have agreed to purchase from the Company an aggregate of 7,778 shares of the Company’s Series E Convertible Preferred Stock, par value $0.001 per share and 2,831,715 warrants to purchase shares of the Company’s common stock, par value $0.001 per share. The Series E Preferred Stock is convertible into a total of 1,887,810 shares of Common Stock. The combined purchase price of one Conversion Share and one and a half warrant was $4.12. The aggregate purchase price for the Series E Preferred Stock and warrants was $7,777,777. The Company has recorded $817,353 to stock issuance costs, which are part of Additional Paid-in Capital.

The warrants are exercisable for a term of five-years from the date of issuance, at an exercise price of $4.50 per share. The warrants provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of Common Stock.

The placement agent for the transaction and received cash compensation equal to 10% of the aggregate purchase price and warrants to purchase 471,953 shares of the Company’s common stock, at an exercise price of $5.15 per share (the “PA Warrants”). The PA Warrants are exercisable for a term of five-years from the date of issuance.

During the year ended December 31, 2021, the Company received the $40,000 of the subscription receivable for the Series E Convertible Preferred Stock. The Company has recorded $4,225 to stock issuance costs, which are part of Additional Paid-in Capital.

During the year ended December 31, 2021, investors converted 7,278 shares of the Company’s Series E Convertible Preferred Stock into 1,766,449 shares of the Company’s common stock.

Common Stock

On January 30, 2020, the Company issued 50,000 shares of its restricted common stock to consultants in exchange for three months of services at a fair value of $585,000. These shares were recorded as common stock issued for prepaid services and will be expensed over the life of the consulting contract to share based payments. During the year ended December 31, 2020 the Company recorded $585,000 to share based payments.

On January 6, 2020, the Company issued 1,412 shares of its restricted common stock to settle outstanding vendor liabilities of $12,500. In connection with this transaction the Company also recorded a loss on settlement of vendor liabilities of $4,233.

On March 5, 2020, the Company issued 2,153 shares of its restricted common stock to settle outstanding vendor liabilities of $25,000. In connection with this transaction, the Company also recorded a gain on settlement of vendor liabilities of $1,098.

On March 13, 2020 the Company entered into an exchange agreement with a warrant holder. The company agreed to exchange 5,833 warrants for 5,000 shares of the company common stock. In connection with this agreement the company recorded a loss on conversion of warrants to stock of $5,772.

On March 19, 2020, the Company issued 20,000 shares of its restricted common stock to settle outstanding vendor liabilities of $72,048. In connection with this transaction the Company also recorded a gain on settlement of vendor liabilities of $122,953.

On June 18, 2020, the Company issued 50,000 shares of its restricted common stock to consultants in exchange for services at a fair value of $525,000.

On June 29, 2020 the Company entered into an exchange agreement with a warrant holder. The company agreed to exchange 5,833 warrants for 2,239 shares of the company common stock and $10,000.

On July 3, 2020, the Company issued 15,000 shares of its restricted common stock to consultants in exchange for services at a fair value of $204,300.

On July 17, 2020 the Company issued 6,667 shares of its restricted common stock to the Second February 2020 Lender in connection with the Second July 2020 convertible Loan Agreement.

On August 15, 2020, the Company issued 6,167 shares of its restricted common stock to consultants in exchange for services at a fair value of $50,693.

On August 21, 2020, the Company issued 20,000 shares of its restricted common stock to consultants in exchange for services at a fair value of $180,000.

On August 31, 2020, the Company issued 1,866 shares of its restricted common stock to consultants in exchange for services at a fair value of $15,842.

On September 11, 2020 the Second February 2020 Lender converted $125,000 of the outstanding principal into 34,722 shares of the Company’s common stock.

On September 11, 2020 the February 2019 Convertible Note Lender converted $70,542 of the outstanding principal and $112,888 of the outstanding interest into 64,124 shares of the Company’s common stock.

Lender’s Exchange Agreement

On September 15, 2020, the Company exchanged $7,325,000 of principal and $967,518 of accrued but unpaid interest of the Company’s debt obligations for $500,000 cash, 2,744,288 shares of Common Stock, and 331,456 warrants (the “Lender’s Exchange Agreement”). The Company also issued the lenders notes totaling $20,000. See note 9 for the September 2020 Goldberg Loan and the September 2020 Rosen Loan. The warrants have an exercise price equal to $4.50 per share, expiring five years from the date of issuance. Since the terms of the original debt were exchanged this was accounted for under extinguishment accounting. The Company determined this debt exchange was a debt extinguishment and the Company recognized a loss on debt extinguishment of $4,915,327, including the derivative liability value.

September 2020 Equity Raise

Effective September 15, 2020, the Company consummated an underwritten public offering (the “September 2020 Equity Raise”) of 1,725,000 units of securities (the “Units”), with each Unit consisting of (i) one share of common stock, and (ii) one warrant to purchase one share of common stock (the “Warrants”). The September 2020 Equity Raise was conducted pursuant to an Underwriting Agreement, dated September 10, 2020, by and between the Company and The Benchmark Company, LLC, acting as the representative (the “Representative”) of the several underwriters named therein (the “Underwriting Agreement”). In connection with the September 2020 Equity Raise, the Company granted the underwriters a 45-day option to purchase up to 258,750 shares of common stock and/or 258,750 Warrants to purchase common stock to cover over-allotments, if any.

The public offering price per Unit was $4.50. The shares of common stock and Warrants were issued separately and were immediately separable upon issuance. Each Warrant represents the right to purchase one share of common stock at an exercise price of $4.50 per share, expiring 5 years from the date of issuance.

The gross proceeds to the Company from the September 2020 Equity Raise, before deducting underwriting discounts and commissions and other estimated offering expenses, and excluding the exercise of any Warrants, was approximately $7,762,500.

In connection with the September 2020 Equity Raise, the Company converted $3,183,667 of principal and accrued but unpaid interest of the Company’s debt obligations into 768,204 shares of Common Stock and $570,416 warrants. See Notes 7, 8, and 9. The warrants have an exercise price equal to $4.50 per share, expiring five years from the date of issuance. A down-round event was triggered in connection with the September 2020 Equity Raise, resulting in a contingent BCF that had a value of $3,051,810. As these notes were fully converted in the September 2020 Equity Raise, the discount was expensed to accretion of debt discount and issuance cost on the Consolidated Statements of Comprehensive Loss.

On September 30, 2020, the Company issued 7,979 shares of its restricted common stock to consultants in exchange for services at a fair value of $21,304.

On December 14, 2020, the Company issued 10,417 shares of its restricted common stock to consultants in exchange for services at a fair value of $38,647.

On December 21, 2020, the Company issued 8,371 shares of its restricted common stock to employees in exchange for services at a fair value of $31,323.

During the year ended December 31, 2020 the Company cancelled 50,650 shares of treasury stock.

On January 14, 2021, the Company issued 30,000 shares of its restricted common stock to consultants in exchange for services at a fair value of $133,200.

On January 20, 2021, the Company issued 40,000 shares of its restricted common stock to consultants in exchange for a year of services at a fair value of $192,000. On May 24, 2021, the Company amended the contract and issued and additional 10,000 shares of its restricted common stock. these shares had a fair value of $34,500. The shares issued to the consultant were recorded as common stock issued for prepaid services and will be expensed over the life of the consulting contract to share based payments. During the year ended December 31, 2021, the Company recorded $99,908 to stock-based compensation expense related to these shares.

On February 1, 2021, the Company issued 50,000 shares of its restricted common stock to consultants in exchange for services at a fair value of $196,000.

On February 3, 2021, the Company issued 1,929 shares of its restricted common stock to consultants in exchange for services at a fair value of $8,198.

On February 8, 2021, the Company entered into a consulting agreement whereas the Company issued a total of 2,092 shares of common stock in exchange for services at a fair value of $7,502.

On February 18, 2021, the Company issued 10,000 shares of its restricted common stock to consultants in exchange for services at a fair value of $48,000.

On February 18, 2021, the Company issued 10,417 shares of its restricted common stock to consultants in exchange for services at a fair value of $50,002.

On February 26, 2021, the Company issued 291 shares of its restricted common stock to consultants in exchange for services at a fair value of $1,499.

On March 17, 2021, the Company issued 9,624 shares of its restricted common stock to consultants in exchange for services at a fair value of $49,371.

On March 28, 2021, the Company issued 31,782 shares of its restricted common stock to settle outstanding vendor liabilities of $125,000.

On March 31, 2021, the Company issued 13,113 shares of its restricted common stock to settle outstanding vendor liabilities of $43,667. In connection with this transaction the Company also recorded a loss on settlement of vendor liabilities of $12,719.

On April 10, 2021, the Company issued 16,275 shares of its restricted common stock to consultants in exchange for services at a fair value of $69,332.

On April 21, 2021, the Company entered into a consulting agreement whereas the Company issued a total of 1,048 shares of common stock in exchange for services at a fair value of $3,587.

On June 17, 2021, the Company entered into an underwriting agreement with The Benchmark Company LLC, pursuant to which we agreed to sell to the Underwriter in a firm commitment underwritten public offering an aggregate of 750,000 shares of the Company’s common stock, at a public offering price of $3.40 per share. The Company also granted the Underwriter a 30-day option to purchase up to an additional 112,500 shares of Common Stock to cover over-allotments, if any. The Offering closed on June 21, 2021. The net proceeds to the Company from the equity raise was $2,213,500. As part of the underwriting agreement the Company issued 46,667 warrants of the Company’s common stock to Benchmark. The warrants have an exercise price $5.40 and a term of five years. On July 9, 2021, the Representative exercised the over-allotment option to purchase an additional 954,568 shares of Common Stock.

On July 20, 2021, the Company issued 2,154 shares of its restricted common stock to consultants in exchange for services at a fair value of $8,570.

On July 15, 2021, the Company issued 715 shares of its restricted common stock to consultants in exchange for services at a fair value of $2,500.

On August 15, 2021, the Company issued 820 shares of its restricted common stock to consultants in exchange for services at a fair value of $2,500.

On August 26, 2021, the Company issued 348 shares of its restricted common stock to consultants in exchange for services at a fair value of $999.

On September 15, 2021, the Company issued 793 shares of its restricted common stock to consultants in exchange for services at a fair value of $2,500.

On October 25, 2021, the Company entered into a securities purchase agreement with institutional investors resulting in the raise of $3,407,250 in gross proceeds to the Company. Pursuant to the terms of the purchase agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 850,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $4.50 per Share.

On November 5, 2021, the Company issued 25,000 shares of its restricted common stock to consultants in exchange for services at a fair value of $85,750.

On November 15, 2021, the Company issued 13,392 shares of its restricted common stock to consultants in exchange for services at a fair value of $41,917.

On November 29, 2021, the Company issued 250,000 shares of its restricted common stock to settle outstanding vendor liabilities of $576,783. In connection with this transaction the Company also recorded a loss on settlement of vendor liabilities of $33,217.

On November 29, 2021, the Company issued 101,097 shares of its restricted common stock to consultants in exchange for services at a fair value of $246,676.

On December 3, 2021, the Company issued 194 shares of its restricted common stock to consultants in exchange for services at a fair value of $429.

On December 14, 2021, the Company issued 211 shares of its restricted common stock to consultants in exchange for services at a fair value of $452.

Stock Options

The Company applied fair value accounting for all share-based payments awards. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for options granted during the years December 31, 2021 and 2020, are as follows:

	December 31, 2021	December 31, 2020
Exercise price	$ 2.09 - 4.89	$ 8.55
Expected dividends	0%	0%
Expected volatility	169.78 – 242.98%	229.95%
Risk free interest rate	0.46 – 1.26%	0.25%
Expected life of option	5 - 7 years	5.67 years

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – January 1, 2020 – outstanding	303,825	24.48	2.51
Granted	391,853	8.55	5.67
Exercised	-	-	-
Cancelled/Modified	(154,657)	25.17	-
Balance – December 31, 2020 – outstanding	541,021	12.75	4.29
Balance – December 31, 2020 – exercisable	149,168	23.77	1.75

Balance – December 31, 2020 – outstanding	541,021	12.75	3.27
Granted	2,425,762	5.97	5.91
Exercised	-	-	-
Forfeited/Cancelled	(64,164)	13.06	-
Balance – December 31, 2021 – outstanding	2,902,619	7.07	4.71
Balance – December 31, 2021 – exercisable	1,165,191	9.01	4.12

Option Outstanding			Option Exercisable
Exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)
$7.07	2,902,619	4.71	9.01	1,165,191	4.12

During the year ended December 31, 2018 the Company granted options of 11,667 to consultants that has a fair value of $57,123. As of the date of this filing the company has not issued these options and they are recorded as an accrued liability on the Consolidated Balance Sheet.

On May 7, 2020, the board of directors approved the Jerrick Media Holdings, Inc. 2020 Omnibus Equity Incentive Plan (the “Plan”). Only employees, non-employee directors and consultants are eligible for awards under the Plan. The Plan provides for awards in the form of options (incentive stock options or nonstatutory stock options) restricted stock grants, and restricted stock unit grants. Up to 2,500,000 shares of common stock may be issued under the Plan and the option exercise price of stock options granted under the Plan shall not be less than 100% of the Fair Market Value (as defined in the Plan) (110% for 10% shareholders in the case of ISOs) of a share of common stock on the date of the grant. The option exercise price may be payable in cash, surrender of stock, cashless exercise or net exercise. Each grant awarded under the Plan shall be evidenced by a grant agreement and may or may not be subject to vesting. The Plan is subject to the approval of the Company’s stockholders within one year of the date of adoption by the Board of Directors. On July 8, 2020, the Company’s stockholders approved the Plan, which terminates on May 7, 2030. The Board of Directors may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

On May 13, 2020 the Company entered into an exchange agreement with eight option holders. The company agreed to exchange 152,992 options previously issued under the 2015 Incentive Stock and Award Plan for 229,491 shares of the Company common stock. In connection with this agreement the Company recorded incremental compensation on the exchange of options to stock of $1,117,031.

Stock-based compensation for stock options has been recorded in the consolidated statements of operations and totaled $7,616,195 and $4,092,013, for the year ended December 31, 2021 and 2020, respectively.

As of December 31, 2021, there was $3,197,018 of total unrecognized compensation expense related to unvested employee options granted under the Company’s share-based compensation plans that is expected to be recognized over a weighted average period of approximately 1.23 year.

Warrants

The Company applied fair value accounting for all share-based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for warrants granted during the year ended December 31, 2021 are as follows:

	December 31, 2021	December 31, 2020
Exercise price	$4.50 – 5.40	$4.50 - 18.00
Expected dividends	0%	0%
Expected volatility	232.10% - 237.14%	234.03% - 247%
Risk free interest rate	0.82% - 0.89%	0.21% - 1.63%
Expected life of warrant	5 – 5.5 years	5 years

Warrant Activities

The following is a summary of the Company’s warrant activity:

	Warrant	Weighted Average Exercise Price
Balance – January 1, 2020 – outstanding	247,403	15.75
Granted	5,921,071	4.70
Exercised	-	-
Cancelled/Modified	(37,526)	13.31
Balance – December 31, 2020 – outstanding	6,130,948	4.96
Balance – December 31, 2020 – exercisable	3,228,235	5.37

Balance – December 31, 2020 – outstanding	6,130,948	4.96
Granted	1,961,267	5.60
Exercised	(2,414,218)	4.55
Forfeited/Cancelled	(19,167)	24.00
Balance – December 31, 2021 – outstanding	5,658,830	4.98
Balance – December 31, 2021 – exercisable	5,616,330	$4.97

Warrants Outstanding				Warrants Exercisable
Exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$4.98	5,658,830	3.80	4.97	5,616,330	3.79

On October 6, 2020, the underwriters for the September 2020 Equity Raise partially exercised the over-allotment option and on October 8, 2020, purchased an additional 258,750 warrants, generating gross proceeds, before deducting underwriting discounts and commissions, of $2,588.

During the year ended December 31, 2020 a total of 214,080 warrants were issued with convertible notes (See Note 8 above). The warrants have a grant date fair value of $1,520,449 using a Black-Scholes option-pricing model and the above assumptions.

During the year ended December 31, 2020, a total of 289 warrants were issued with notes payable – related party (See Note 9 above). The warrants have a grant date fair value of $3,342 using a Black-Scholes option-pricing model and the above assumptions.

During the year ended December 31, 2020, a total of 3,922 warrants were issued with convertible notes payable – related party (See Note 9 above). The warrants have a grant date fair value of $37,927 using a Black-Scholes option-pricing model and the above assumptions.

During the year ended December 31, 2020, some of the Company’s warrants had a down-round provision triggered that resulted in a lower exercise price. A deemed dividend of $18,421 was recorded to the Statements of Comprehensive Loss.

During the Year ended December 31, 2021, the Company issued 2,250,691 shares of common stock to a certain warrant holder upon the exercise of 2,414,218 warrants. The Company received $9,487,223 in connection with the exercise of the warrant.

During the year ended December 31, 2021, a total of 486,516 warrants were issued in connection with the Series E Convertible Preferred Stock raise.

During the year ended December 31, 2021, a total of 1,137,575 warrants were issued with convertible notes (See Note 9 above). The warrants have a grant date fair value of $3,258,955 using a Black-Scholes option-pricing model and the above assumptions.

During the year ended December 31, 2021, some of the Company’s warrants had a down-round provision triggered that also resulted in an additional 127,801 warrants to be issued. A deemed dividend of $410,750 was recorded to the Statements of Comprehensive Loss.

During the year ended December 31, 2021, the Company issued 80,000 warrants in connection with the underwriting agreement.

Stock-based compensation for stock warrants of 129,375 has been recorded in the Consolidated Statements of Comprehensive Loss and totaled $480,863, for the year ended December 31, 2021.

Share-based awards, restricted stock award (“RSAs”)

On February 4, 2021, the Board resolved that, the Company shall pay each member of the Board, for each calendar quarter during which such member continues to serve on the Board, compensation as a group amounts to $62,500 per quarter. The shares vest one year after issuance.

A summary of the activity related to RSUs for the year ended December 31, 2021 is presented below:

Restricted stock units (RSUs)	Total shares	Grant date fair value
RSAs non-vested at January 1, 2021	-	$-
RSAs granted	112,010	$2.71 – 4.32
RSAs vested	-	$-
RSAs forfeited	(13,927)	$3.75 – 4.32
RSAs non-vested December 31, 2021	98,083	$2.71 – 4.32

Stock-based compensation for RSA’s has been recorded in the consolidated statements of operations and totaled $391,035 for the year ended December 31, 2021.

Note 13 – Commitments and Contingencies

The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carry back net operating losses (NOLs) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to our income tax provision for the year ended December 31, 2020.

On March 26, 2020 and April 30, 2020, the Company received 2 separate loans pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act.

When the applications for PPP first opened up, there was limited available funding and much confusion surrounding the application process. The Company initially submitted its application for the May 2020 PPP Loan in early April but received no response in the aftermath of submitting the application. After consulting multiple advisors, the Company made the decision to apply elsewhere, due to the rampant media coverage of institutions running out of funding and the Company’s need for the capital and belief that if 2 separate loans were approved, the remaining application could simply be withdrawn.

Therefore, in late April, the company proceeded with applying for the April 2020 PPP Loan. After some conflicting communications regarding acceptance, the Company attempted to contact the lender to clarify but got no response. After continued attempts to follow up with both lenders, the Company received approval for the May 2020 PPP Loan and funding for the April 2020 PPP Loan on the same day, followed the next day by the funding of the May 2020 PPP Loan. The Company immediately separated the funds for the April 2020 PPP Loan into a separate reserved bank account with the intention of returning the funds. However, after several attempts to contact the lender with no response, the Company was faced with difficulty raising funds in the early-Covid economy and made the decision to utilize the funds for operations and pursue an installment repayment plan when they were able to reach the lender. As of the date of this filing, the Company has begun making repayments on the loan, absent a formal installment agreement due to difficulties reaching the lender. The Company intends to complete repayment before the end of 2021.

As each company is only permitted one loan under the CARES Act, there is a possibility the loan may be called by the SBA and the Company would have to repay the loan in full at such time.

As of December 31, 2021, the May 2020 PPP Loan is no longer outstanding, as during the year ended December 31, 2021, the Company repaid $136,597 in principal and was forgiven $275,903 of principal and $3,119 of accrued interest. As of December 31, 2021 there was $198,655 in principal outstanding on the April 2020 PPP Loan.

Litigation

On or about June 25, 2020, Home Revolution, LLC (“Home Revolution”) filed a lawsuit in the United States District Court for the District of New Jersey, Home Revolution, LLC, et al. v. Jerrick Media Holdings, Inc. et al., Case No. 2:20-cv-07775-JMV-MF. The Complaint alleges, among other things, that Creatd, Inc. breached the Membership Interest Purchase Agreement, as modified, and ancillary transaction documents in connection with the acquisition of Seller’s Choice, LLC, from Home Revolution in September 2019. The Complaint additionally alleges violation of the New Jersey Uniform Securities Law, violations of the Exchange Act and Rule 10b-5 thereunder, fraud, equitable accounting, breach of fiduciary duty, conversion and unjust enrichment. Plaintiff also sought to have a receiver appointed by the Court to take over Creatd’s operations. After substantial motion practice, Creatd successfully settled this dispute from June 2020 for a total of $799,000, which includes $660,000 of note principal and $139,000 of accrued interest. The matter has been dismissed as of March 3, 2022.

On or about August 30, 2021, Robert W. Monster and Anonymize, Inc. (“Monster”) filed a lawsuit in the United States District Court for the Western District of Washington at Seattle, Robert W. Monster, et al. v. Creatd, Inc., et al. (Western District of Washington at Seattle 2:21-CV-1177). The Complaint alleges, among other things, that action for Declaratory Judgment under 28 U.S.C. § 2201 that Monster’s registration and use of the internet domain name VOCL.COM (the “Domain Name”) does not violate Creatd’s rights under the Anticybersquatting Consumer Protection Act (“ACPA”), 15 U.S.C. § 1125(d), or otherwise under the Lanham Act, 15 U.S.C. § 1051 et seq. Creatd claims trademark rights and certain other rights with respect to the term and the domain name VOCL.COM. Monster seeks a determination by the Court that Monster’s registration and/or use of VOCL.COM is not, and has not been in violation of the ACPA, and that Plaintiffs’ use of VOCL.COM constitutes neither a violation of the ACPA nor trademark infringement or dilution under the Lanham Act. Creatd believes the lawsuit lacks merit and will vigorously challenge the action. At this time, we are unable to estimate potential damage exposure, if any, related to the litigation.

Lease Agreements

On May 5, 2018, the Company signed a 5-year lease for approximately 2,300 square feet of office space at 2050 Center Avenue Suite 640, Fort Lee, New Jersey 07024. Commencement date of the lease is June 1, 2018. The total amount due under this lease is $411,150.

On April 1, 2019, the Company signed a 4-year lease for approximately 796 square feet of office space at 2050 Center Avenue Suite 660, Fort Lee, New Jersey 07024. Commencement date of the lease is April 1, 2019. The total amount due under this lease is $108,229.

On July 28, 2021, the Company signed a 3-year lease for approximately 1,364 square feet of office space at 1674 Meridian Avenue, Miami Beach, Florida 33139. The office space is currently under construction and the Company’s commencement date was April 1, 2022. The total amount due under this lease is $181,300.

On February 16, 2022, the company entered into a termination agreement whereas CRTD agrees to pay $115,000 and forfeit the security deposit of $16,836. The lease was terminated as of February 28, 2022 and was determined that the lease agreement was abandoned under ASC 842- 20 -35 -10. The Company updated useful life of the ROU asset and marked the ROU asset and lease liability its single lease cost of $18,451.

Year Ended December 31, 2021
Operating lease cost	$202,804
Short term lease cost	14,041
Total net lease cost	$216,845

Supplemental cash flow and other information related to leases was as follows:

Year Ended December 31, 2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating lease payments	$100,100
Weighted average remaining lease term (in years):	0.17
Weighted average discount rate:	0%

Total payments required under the lease as of December 31, 2021, are $18,451 and will recognized in the first quarter of 2022.

Rent expense for the year ended December 31, 2021 and 2020 was $216,845 and $107,737, respectively.

Note 14 – Acquisition

Plant Camp LLC

On June 1, 2021, the Company, entered into a Membership Interest Purchase Agreement (the “MIPA”) with Angela Hein (“Hein”) and Heidi Brown (“Brown”, and together with Hein, the “Sellers”), pursuant to which the Purchaser acquired 490,863 common units (the “Membership Interests”) of Plant Camp LLC, a Delaware limited liability company (“Plant Camp”) from the Sellers, resulting in the Purchaser owning 33% of the issued and outstanding equity of Plant Camp. The Membership Interests were purchased for $175,000.

On June 4, 2021, the Company, entered into a MIPA with Sellers, pursuant to which the Purchaser acquired 841,005 common units of Plant Camp from the Sellers, resulting in the Purchaser owning a total of 89% of the issued and outstanding equity of Plant Camp. The additional Membership Interests were purchased for $300,000. The acquisition was accounted for as a step acquisition however there was no change in value of the Company’s existing equity interest. The Company utilized the fair value of the consideration to determine the fair value of the existing equity interest based on the total merger consideration offered.

The following sets forth the components of the purchase price:

Purchase price:
Cash paid to seller	$300,000
Fair value of equity investment purchased on June 1, 2021	175,000
Total purchase price	475,000

Assets acquired:
Cash	5,232
Accounts Receivable	7,645
Inventory	19,970
Total assets acquired	32,847

Liabilities assumed:
Accounts payable and accrued expenses	5,309
Deferred Revenue	671
Total liabilities assumed	5,980

Net assets acquired	26,867

Non-controlling interest in consolidated subsidiary	56,865

Excess purchase price	$504,998

The excess purchase price amounts are provisional and may be adjusted during the one-year measurement period as required by U.S. GAAP. The following table provides a summary of the preliminary allocation of the excess purchase price.

Goodwill	$7,198
Trade Names & Trademarks	100,000
Know-How and Intellectual Property	316,500
Website	51,300
Customer Relationships	30,000

Excess purchase price	$504,998

The goodwill represents the assembled workforce, acquired capabilities, and future economic benefits resulting from the acquisition.

The following presents the unaudited pro-forma combined results of operations of the Company with Plant Camp as if the entities were combined on January 1, 2020.

Year Ended
December 31,
2021
Revenues	$4,335,593
Net loss attributable to common shareholders	$(37,822,820)
Net loss per share	$(2.99)
Weighted average number of shares outstanding	12,652,470

Year Ended December 31, 2020
Revenues	$1,213,430
Net loss attributable to common shareholders	$(27,476,400)
Net loss per share	$(5.71)
Weighted average number of shares outstanding	4,812,153

WHE Agency, Inc.

On July 20, 2021, the Company entered into a Stock Purchase Agreement to purchase 44% ownership and 55% of voting power of the issued and outstanding shares of WHE Agency, Inc., (“WHE”). The aggregate closing consideration was $1,038,271, which consists of a combination of $144,750 in cash and $893,521 in the form of 224,503 shares of the Company’s restricted common stock at a price of $3.98 per share. Based on the purchase price of $1,038,271 for 44% ownership, the fair value of the non-controlling interest was estimated to be $1,190,000 based on the consideration from the Company.

WHE is a talent management and public relations agency dedicated to the representation and management of family- and lifestyle-focused influencers and digital creators.

The following sets forth the components of the purchase price:

Purchase price:
Cash paid to seller	$144,750
Shares granted to seller	893,521
Total purchase price	1,038,271

Assets acquired:
Cash	26,575
Accounts Receivable	446,272
Total assets acquired	472,847

Liabilities assumed:
Accounts payable and accrued expenses	353,017
Total liabilities assumed	353,017

Net assets acquired	119,830

Non-controlling interest in consolidated subsidiary	1,190,000

Excess purchase price	$2,108,442

The excess purchase price amounts were recorded to goodwill and is provisional and may be adjusted during the one-year measurement period as required by U.S. GAAP. The following table provides a summary of the preliminary allocation of the excess purchase price.

Goodwill	$1,349,697
Trade Names & Trademarks	85,945
Non-Compete Agreements	45,190
Influencers / Customers	627,610

Excess purchase price	$2,108,442

The goodwill represents the assembled workforce, acquired capabilities, and future economic benefits resulting from the acquisition.

The following presents the unaudited pro-forma combined results of operations of the Company with WHE as if the entities were combined on January 1, 2020.

Year Ended
December 31,
2021
Revenues	$4,916,777
Net loss attributable to common shareholders	$(37,707,250)
Net loss per share	$(2.98)
Weighted average number of shares outstanding	12,652,470

Year Ended
December 31,
2020
Revenues	$1,685,336
Net loss attributable to common shareholders	$(27,235,057)
Net loss per share	$(5.66)
Weighted average number of shares outstanding	4,812,153

Dune Inc.

Prior to October 3, 2021, the Company invested $732,297 into Dune See note 6 & 7. Using step acquisition accounting, the Company decreased the value of its existing equity interest to its fair value based on its purchase price on October 3, 2021, resulting in the recognition of an impairment in investment of $424,632, which was included in within our consolidated statements of operations. The Company utilized the fair value of the consideration to determine the fair value of the existing equity interest based on the total merger consideration offered and the Company’s stock price at acquisition.

On October 3, 2021, we, through Creatd Partners, LLC (“Buyer”), entered into a Stock Purchase Agreement (the “Dune Agreement”) with Standard Holdings, Inc. (“SHI”) and Mark De Luca (“De Luca”) (SHI and De Luca, collectively the “Dune Sellers”), and Stephanie Roy Dufault, whereby Buyer purchased a majority stake in Dune, Inc., a Delaware corporation (“Dune”). Pursuant to the Dune Agreement, which closed on October 4, 2021, Buyer acquired a total of 3,905,634 shares of the common stock of Dune (the “Purchased Shares”). The Company issued 163,344 restricted shares of the Company’s common stock to the Dune Sellers.

In addition, pursuant to the Dune Agreement, $50,000 worth of the Company’s common stock issuable to the Dune Sellers on a pro rata basis, priced in accordance with the terms and conditions set forth in the Dune Agreement (the “Indemnification Escrow Amount”), shall be held in escrow and reserved in each Dune Seller’s name by the Company’s transfer agent until such time as release is authorized under the Agreement.

The following sets forth the components of the purchase price:

Purchase price:
Shares granted to seller	$424,698
Fair value of equity investment purchased before October 4, 2021	307,665
Total purchase price	732,363

Assets acquired:
Cash	186,995
Inventory	47,250
Total assets acquired	234,246

Liabilities assumed:
Accounts payable	40,000
Total liabilities assumed	40,000

Net assets acquired	194,246

Non-controlling interest in consolidated subsidiary	720,581

Excess purchase price	$1,258,698

Due to the limited amount of time since the acquisition date, the assets and liabilities of Dune Inc. were recorded based primarily on their acquisition date carrying values. Management believes the estimated fair value of these accounts on the acquisition date approximates their carrying value as reflected in the table above due to the short-term nature of these instruments. The remaining assets and liabilities primarily consisted of goodwill, customer relationships, know how, and tradenames. We will adjust the remaining assets and liabilities to fair value as valuations are completed and we obtain information necessary to complete the analyses, but no later than one year from the acquisition data.

The excess purchase price amounts are provisional and may be adjusted during the one-year measurement period as required by U.S. GAAP. The following table provides a summary of the preliminary allocation of the excess purchase price.

Goodwill	$17,941
Trade Names & Trademarks	249,248
Know-How and Intellectual Property	788,870
Website	127,864
Customer Relationships	74,774

Excess purchase price	$1,258,698

The goodwill represents the assembled workforce, acquired capabilities, and future economic benefits resulting from the acquisition.

The following presents the unaudited pro-forma combined results of operations of the Company with Dune as if the entities were combined on January 1, 2020.

Year Ended
December 31,
2021
Revenues	$4,299,717
Net loss attributable to common shareholders	$(38,265,301)
Net loss per share	$(3.02)
Weighted average number of shares outstanding	12,652,470

Year Ended
December 31,
2020
Revenues	$1,212,870
Net loss attributable to common shareholders	$(27,382,216)
Net loss per share	$(5.69)
Weighted average number of shares outstanding	4,812,153

Note 15 – Segment Information

We operate in three reportable segments: Creatd Labs, Creatd Ventures, and Creatd Partners. Our segments were determined based on the economic characteristics of our products and services, our internal organizational structure, the manner in which our operations are managed and the criteria used by our Chief Operating Decision Maker (CODM) to evaluate performance, which is generally the segment’s operating losses.

Operations of:	Products and services provided:
Creatd Labs

Creatd Labs is the segment focused on development initiatives. Creatd Labs houses the Company’s proprietary technology, including its flagship platform, Vocal, as well as oversees the Company’s content creation framework, and management of its  digital communities. Creatd Labs derives revenues from Vocal creator subscriptions, platform processing fees and technology licensing fees.

Creatd Ventures	Creatd Ventures builds, develops, and scales e-commerce brands. This segment generates revenues through product sales of its two majority-owned direct-to-consumer brands, Camp and Dune Glow Remedy.
Creatd Partners	Creatd Partners fosters relationships between brands and creators through its suite of agency services, including content marketing (Vocal for Brands), performance marketing (Seller’s Choice), and influencer marketing (WHE Agency). Creatd Partners derives revenues in the form of brand fees and talent management commissions.

The following tables present certain financial information related to our reportable segments and Corporate:

	As of December 31, 2021
	Creatd Labs	Creatd Ventures	Creatd Partners	Corporate	Total

Accounts receivable, net	$-	$2,884	$334,556	$-	$337,440
Prepaid expenses and other current assets	48,495	-	-	188,170	236,665
Deposits and other assets	626,529	-	-	92,422	718,951
Intangible assets	-	1,637,924	783,676	11,241	2,432,841
Goodwill	-	25,139	1,349,696	-	1,374,835
Inventory	-	106,403	-	-	106,403
All other assets	-	-	-	3,966,124	3,966,124
Total Assets	$675,024	$1,772,350	$2,467,928	$4,257,957	$9,173,259

Accounts payable and accrued liabilities	$9,693	$766,253	$6,232	$2,948,362	$3,730,540
Note payable, net of debt discount and issuance costs	313,979	-	-	1,028,685	1,342,664
Deferred revenue	161,112	13,477	59,570	-	234,159
All other Liabilities	-	-	-	177,644	177,644
Total Liabilities	$484,784	$779,730	$65,802	$4,154,691	$5,485,007

	As of December 31, 2020
	Creatd Labs	Creatd Partners	Corporate	Total

Accounts receivable, net	$3,800	$86,555	$-	$90,355
Prepaid expenses and other current assets	19,631	-	4,225	23,856
Intangible assets	-	960,611	-	960,611
Goodwill	-	1,035,795	-	1,035,795
All other assets	-	-	8,673,863	8,673,863
Total Assets	$23,431	$2,082,961	$8,678,088	$10,784,480

Accounts payable and accrued liabilities	$6,221	$83,964	$2,548,503	$2,638,688
Note payable, net of debt discount and issuance costs	55,928	-	1,165,611	1,221,539
Deferred revenue	-	88,637	-	88,637
All other Liabilities	-	-	1,390,420	1,390,420
Total Liabilities	$62,149	$172,601	$5,104,534	$5,339,284

	For the year ended December 31, 2021
	Creatd Labs	Creatd Ventures	Creatd Partners	Corporate	Total

Net revenue	$1,926,374	$90,194	$2,283,149	$-	$4,299,717
Cost of revenue	3,186,240	148,989	1,964,808	-	5,300,037
Gross margin	(1,259,866)	(58,940)	318,341	-	(1,000,320)

Research and development	758,293	131	225,104	-	983,528
Marketing	8,182,935	-	962,698	481,349	9,626,982
Stock based compensation	1,727,021	1,560,546	1,884,986	4,488,615	9,661,168
Impairment of goodwill	-	-	1,035,795	-	1,035,795
General and administrative not including depreciation, amortization, or Impairment	3,918,130	1,665,783	1,600,212	2,791,236	9,975,360
Depreciation and amortization	-	100,633	252,730	44,076	397,440
Impairment of intangibles	-	-	688,127	-	688,127

Total operating expenses	$14,586,379	$3,327,093	$6,649,652	$11,803,003	$32,368,400

Interest expense	(12,706)	-	-	(359,400)	(372,106)
All other expenses	-	-	-	(3,638,327)	(3,638,327)
Other expenses, net	(12,706)			(3,997,727)	(4,010,433)

Loss before income tax provision and equity in net loss from unconsolidated investments	$(15,858,951)	$(3,385,888)	$(6,331,311)	$(11,803,003)	$(37,379,153)

	For the year ended December 31, 2020
	Creatd Labs	Creatd Partners	Corporate	Total

Net revenue	$375,043	$837,827	$-	$1,212,870
Cost of revenue	652,259	842,783	-	1,495,042
Gross margin	(277,216)	(4,956)	-	(282,172)

Research and development	227,656	29,775	-	257,431
Marketing	2,426,668	285,490	142,745	2,854,904
Stock based compensation	1,226,495	1,338,678	4,295,990	6,861,163
General and administrative not including depreciation, amortization, or Impairment	2,301,088	939,792	2,592,581	5,858,454
Depreciation and amortization	-	132,768	24,993	157,761
Impairment of intangibles	-	-	11,450	11,450
Total operating expenses	$6,181,907	$2,726,504	$7,067,759	$16,001,163

Interest expense	(15,828)	-	(356,278)	(372,106)
All other expenses	-	-	(7,557,342)	(7,557,342)
Other expenses, net	(15,828)	-	(7,913,620)	(7,929,448)

Loss before income tax provision and equity in net loss from unconsolidated investments	$(6,474,951)	$(2,731,460)	$(14,981,379)	$(24,212,783)

During the year ended December 31, 2021, Creatd Partners acquired assets from the Purchase of WHE. See note 14 for a list of assets acquired.

During the year ended December 31, 2021, Creatd Ventures acquired assets from the Purchase of Dune and Plant Camp. See note 14 for a list of assets acquired.

Note 16 –Income Taxes

Components of deferred tax assets are as follows:

	December 31, 2021	December 31, 2020
Net deferred tax assets – Non-current:
Depreciation	$(70,194)	$(145,749)
Amortization	95,115	21,096
Stock based compensation	4,369,372	1,653,617
Expected income tax benefit from NOL carry-forwards	15,073,606	8,780,233
Less valuation allowance	(19,467,900)	(10,309,197)
Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020

Federal statutory income tax rate	21.0%	21.0%
State tax rate, net of federal benefit	7.1%	6.5%

Change in valuation allowance on net operating loss carry-forwards	(28.1)%	(27.5)%

Effective income tax rate	0.0%	0.0%

The following is a reconciliation of the beginning and ending amount of the unrecognized tax benefit for the years ended December 31, 2021 and 2020:

	2021	2020
Balance at January 1,	$-	$68,000
Additions based on tax positions relating to the current year	-	-
Reductions for tax positions of prior years	-	(68,000)

Balance at December 31,	$-	$-

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets of the Company will not be fully realizable for the years ended December 31, 2021 and 2020. Accordingly, management had applied a full valuation allowance against net deferred tax assets as of December 31, 2021 and 2020.

As of December 31, 2021, the Company had approximately $54 million of federal net operating loss carryforwards available to reduce future taxable income which will begin to expire in 2034 for both federal and state purposes.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code of 1986, as amended (the “Code”). The Act reduces the federal corporate income tax rate from 35% to 21% effective for tax years beginning after December 31, 2017. ASC 470 requires the Company to remeasure the existing net deferred tax asset in the period of enactment. The Act also provides for immediate expensing of 100% or the costs of qualified property that is incurred and placed in service during the period from September 27, 2017 to December 31, 2022. Beginning January 1, 2023, the immediate expensing provision is phased down by 20% per year until it is completely phased out as of January 1, 2027. Additionally, effective January 1, 2018, the Act imposes possible limitations on the deductibility of interest expense. As a result of the provisions of the Act, the Company’s deduction for interest expense could be limited in future years. The effects of other provisions of the Act are not expected to have a material impact on the Company’s financial statements.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to provide guidance on accounting for the tax effects of the Act. SAB 118 provides a measurement period that begins in the reporting period that includes the Act’s enactment date and ends when an entity has obtained, prepared and analyzed the information that was needed in order to complete the accounting requirements under ASC 720. However, in no circumstance should the measurement period extend beyond one year from the enactment date. In accordance with SAB 118, a company must reflect in its financial statements the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. SAB 118 provides that to the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete, but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements.

The Company does not reflect a deferred tax asset in its financial statements but includes that calculation and valuation in its footnotes. We are still analyzing the impact of certain provisions of the Act and refining our calculations. The Company will disclose any change in the estimates as it refines the accounting for the impact of the Act.

Federal and state tax laws impose limitations on the utilization of net operating losses and credit carryforwards in the event of an ownership change for tax purposes, as defined in Section 382 of the Internal Revenue Code. Accordingly, the Company’s ability to utilize these carryforwards may be limited as a result of an ownership change which may have already happened or may happen in the future. Such an ownership change could result in a limitation in the use of the net operating losses in future years and possibly a reduction of the net operating losses available.

Note 17 – Subsequent Events

Board of Directors and Management

Appointment of New Directors

On February 17, 2022, the Board of Directors (the “Board”) of the Company appointed Joanna Bloor, Brad Justus, and Lorraine Hendrickson to serve as members of the Board. Ms. Bloor has been nominated to, and will serve as, chair of the Compensation Committee, and to be a member of the Audit Committee and Nominating & Corporate Governance Committee. Mr. Justus has been nominated, and will serve as, chair of the Nominating & Corporate Governance Committee, and to be a member of the Compensation Committee and Audit Committee. Ms. Hendrickson has been nominated to, and will serve as, chair of the Audit Committee and to be a member of the Compensation and Nominating & Corporate Governance Committee.

Departure of Directors

On February 17, 2022, the Board received notice that effective immediately, Mark Standish resigned as Chair of the Board, Chair of the Audit Committee and as a member of the Compensation Committee and Nominating & Corporate Governance Committee; Leonard Schiller resigned as member of the Board, Chair of the Compensation Committee and as a member of the Audit Committee and Nominating & Corporate Governance Committee; and LaBrena Martin resigned as a member of the Board, Chair of the Nominating & Corporate Governance Committee and as a member of the Audit Committee and Compensation Committee. Such resignations are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Management Restructuring

On February 17, 2022, the Board of the Company approved the restructuring of the Company’s senior management team to eliminate the Co-Chief Executive Officer role, appointing Jeremy Frommer as Executive Chairman and Founder, and appointing Laurie Weisberg as Chief Executive Officer (the “Second Restructuring”). Prior to the Second Restructuring, Mr. Frommer and Ms. Weisberg served as the Company’s co-Chief Executive Officers and Ms. Weisberg served as the Company’s Chief Operating Officer. The Second Restructuring does not impact the role or functions of the Company’s Chief Financial Officer, Chelsea Pullano, or the role or functions of the Company’s President and Chief Operating Officer, Justin Maury.

Securities Purchase Agreement

On March 1, 2022, the Company entered into securities purchase agreements with twenty-eight accredited investors whereby, at the closing, such investors purchased from the Company an aggregate of 1,401,457 shares of the Company’s common stock and (ii) 1,401,457 warrants to purchase shares of common stock, for an aggregate purchase price of $2,452,550. Such warrants are exercisable for a term of five-years from the date of issuance, at an exercise price of $1.75 per share.

Nasdaq Notice of Delisting

On March 1, 2022, the Company received a letter (the “Letter”) from the staff of The Nasdaq Capital Market (the “Exchange”) notifying the Company that the Exchange has determined to delist the Company’s common stock from the Exchange based on the Company’s Market Value of Listed Securities for the 30-consecutive day period between January 15, 2022 and February 25, 2022 falling short of the requirements under Listing Rule 5550(b)(2) (the “Rule”). Although a 180-day period is typically allowed for an issuer to regain compliance, the Company is not eligible to use such compliance period, as the Exchange had instituted a Panel Monitor through March 9, 2022.

The Company is pursuing an appeal to the Panel of such determination, in accordance with the Exchange’s rules and, pursuant to such request by the Company to appeal, the delisting of the Company’s securities and the Form 25 Notification of Delisting filing will be stayed pending the Panel’s decision.

The Company intends to present to the Panel evidence that the Company has regained compliance with the Rule; however, there can be no assurance that the Panel will grant the Company’s request for continued listing.

The Letter has no immediate impact on the listing of the Company’s common stock or warrants, which will continue to be listed and traded on the Exchange, subject to the Company’s compliance with other continued listing requirements. The Company’s receipt of the Letter does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

Registered Direct Offering

On March 7, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with thirteen accredited investors resulting in the raise of $2,659,750 in gross proceeds to the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell in a registered direct offering an aggregate of 1,519,857 shares of the Company’s common stock together with warrants to purchase an aggregate of 1,519,857 shares of Common Stock at an exercise price of $1.75 per share. The warrants are immediately exercisable and will expire on March 9, 2027.

Acquisition of Denver Bodega, LLC d/b/a Basis

On March 7, 2022, the Company entered into a Membership Interest Purchase (the “Agreement”) with Henry Springer and Kyle Nowak (collectively the “Sellers”), whereby the Company purchased a majority stake in Denver Bodega, LLC, a Colorado limited liability company whose product is Basis, a direct-to-consumer functional beverage brand that makes high-electrolyte mixes meant to aid hydration. Pursuant to the Agreement, Creatd acquired all of the issued and outstanding membership interests of Denver Bodega, LLC for consideration of one dollar ($1.00), as well as the Company’s payoff, assumption, or satisfaction of certain debts and liabilities totaling $278,163.

Settlement of Home Revolution Litigation

On March 3, 2022, after substantial motion practice, Creatd successfully settled the dispute with Home Revolution, LLC for a total of $799,000, which includes $660,000 of note principal and $139,000 of accrued interest. The matter has been dismissed.

Note Conversions

Subsequent to December 31, 2021, a total of $168,850 in principal of convertible notes converted into 109,435 shares of common stock.

Promissory Note

Subsequent to December 31, 2021, the Company entered into one promissory note agreement with net proceeds of $300,000 and one promissory note agreement with net proceeds of AUD$224,540.

Consultant Shares

Subsequent to December 31, 2021, the Company issued 183,590 shares of Common Stock to consultants.

Employment Agreements

On April 5, 2022, upon the recommendation of the Compensation Committee of the Board, the Board approved employment agreements with, and equity issuances for, (i) Jeremy Frommer, Executive Chairman, who will receive (a) an signing award of $80,000, (b) an annual salary of $420,000; (c) 121,000 options, to vest immediately with a strike price of $1.75, and (d) 50,000 shares of the Company’s restricted common stock; (ii) Laurie Weisberg, Chief Executive Officer, who will receive (a) an annual salary of $475,000; (b) 121,000 options, to vest immediately with a strike price of $1.75, and (c) 50,000 shares of the Company’s restricted common stock; (iii) Justin Maury, Chief Operating Officer & President, who will receive (a) an annual salary of $475,000 (b) 81,000 options, to vest immediately with a strike price of $1.75, and (c) 50,000 shares of the Company’s restricted common stock; and (iv) Chelsea Pullano, Chief Financial Officer, who will receive (a) an annual salary of $250,000; (b) 37,000 options, to vest immediately with a strike price of $1.75, and (c) 35,000 shares of the Company’s restricted common stock (collectively, the “Executive Employment Arrangements”).

Pursuant to the Executive Employment Arrangements, the Company entered into executive employment agreements with each of the respective executives as of April 5, 2022 (the “Executive Employment Agreements”). The Executive Employment Agreements contain customary terms, conditions and rights.

The foregoing descriptions of the Executive Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the forms of Amended Executive Employment Agreements, copies of which are filed as Exhibits 10.40, 10.41, 10.42 and 10.43 to this Annual Report on Form 10-K and is incorporated herein by reference.

Subscription Rights to Purchase Up to 20,000,000 Units
Consisting of Up to 20,000,000 Shares of Common Stock,
Series A Warrants to Purchase Up to 20,000,000 Shares of Common Stock

Series B Warrants to Purchase Up to 20,000,000 Shares of Common Stock
at a Subscription Price of $2.00 Per Unit

Up to 20,000,000 Shares of Common Stock Issuable upon the Exercise of Series A Warrants included in the Units and

Up to 20,000,000 Shares of Common Stock Issuable upon the Exercise of Series B Warrants included in the Units

PROSPECTUS

  , 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$20,394
FINRA filing fee	4,500
Securities exchange listing fee	10,000
Subscription agent fees and expenses	30,000
Information agent fees and expenses	17,000
Warrant agent fees and expenses	10,000
Printing and engraving expenses	10,000
Legal fees and expenses	150,000
Accounting fees and expenses	50,000
Miscellaneous fees and expenses
Total	$297,394

Item 14. Indemnification of Directors and Officers.

Each of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide for indemnification of our directors and officers. Our Amended and Restated Bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, without more, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company may by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents of the Company with the same scope and effects as the indemnification provisions for officers and directors.

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Consultant Shares

During the three months ended March 31, 2022, the Company issued 113,420 shares of Common Stock to consultants and employees.

Debt Conversion

During the three months ended March 31, 2022, a lender converted $168,850 in promissory notes into 109,435 shares of Common Stock.

Item 16. Exhibits and Consolidated Financial Statement Schedules.

Exhibit	Description
1.1	Form of Dealer-Manager Agreement to be entered into by Creatd, Inc. and RHK Capital, LLC doing business as RHK Noble.
2.1	Agreement and Plan of Merger dated February 5, 2016 by and among the Company, GPH Merger Sub., Inc., and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
2.2	Agreement and Plan of Merger dated February 28, 2016 by and among the Company and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).
3.1	Articles of Incorporation, filed with the Nevada Secretary of State on December 30, 1999 (incorporated by reference to the Company’s annual report on Form 10-SB filed with the Commission on March 30, 2006).
3.2	Amended and Restated Articles of Incorporation, filed with the Nevada Secretary of State on November 6, 2013 (incorporated by reference to Exhibit 3.3 to the Company’s current report on Form 8-K filed with the Commission on December 4, 2013).
3.3	Certificate of Designation, Preferences, and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on April 8, 2014).
3.4	Certificate of Designation, Preferences and Rights of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on December 4, 2014).
3.5	Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on August 3, 2015).
3.6	Certificate of Designation of Series D Preferred Stock (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
4.1	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2022)
4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on March 9, 2022).
4.3	Form of Original Issue Discount Senior Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
4.4	Form of Series C Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
4.5	Form of Series D Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
4.6	Form of Non-Transferable Subscription Rights Certificate
4.7	Form of Series A Warrant Certificate (included in Exhibit 4.9)
4.8	Form of Series B Warrant Certificate (included in Exhibit 4.9)
4.9	Form of Warrant Agreement between Creatd, Inc. and Continental Stock Transfer & Trust with respect to the Warrants (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1 filed with the Commission on May 27, 2022)
5.1	Opinion of Lucosky Brookman LLP
8.1	Tax opinion
10.1	Spin-Off Agreement dated as of February 5, 2016 between the Company and Kent Campbell. (incorporated by reference to Exhibit 10.9 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
10.2	Share Exchange Agreement dated as of February 5, 2016 by and among Great Plains Holdings, Inc., Kent Campbell, Denis Espinoza and Sarah Campbell. (incorporated by reference to Exhibit 10.10 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
10.3	Form of Stock Purchase Agreement. (incorporated by reference to Exhibit 10.11 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.4	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).
10.5	Assignment and Assumption Agreement, dated May 12, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).
10.6	Line of Credit Agreement, dated May 9, 2017 by and between the Company and Arthur Rosen (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).
10.7	Promissory Note Issued in Favor of Grawlin, LLC, Dated May 12, 2017, (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).
10.8	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).
10.9	Form of 8.5% Convertible Redeemable Debentures due April 18, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on July 21, 2017).
10.10	Jerrick Media Holdings Inc. 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)
10.11	First Amendment to 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)
10.12	Securities Purchase Agreement between the Company and Diamond Rock LLC dated July 24, 2017 (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)
10.13	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 18, 2017)
10.14	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on February 14, 2018)
10.15	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on February 13, 2018)
10.16	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on April 2, 2018)
10.17	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on May 29, 2018)
10.18	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on May 29, 2018)
10.19	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.20	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.21	Form of Series A Preferred Stock Conversion Letter Agreement (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.22	Form of Series B Preferred Stock Conversion Letter Agreement (incorporated by reference to Exhibit 10.5 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.23	Form of Promissory Note Conversion Letter Agreement (incorporated by reference to Exhibit 10.7 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)

10.24	Lease Agreement (incorporated by reference to Exhibit 10.5 of the Company’s quarterly report on Form 10-Q filed with the Commission on August 20, 2018)
10.25+	Jerrick Ventures, Inc. 2015 Incentive Stock and Award Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.53 the Company’s Amendment No. 3 to Registration Statement on Form S-1/A filed with the Commission on August 21, 2020)
10.26+	2020 Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.54 the Company’s Amendment No. 3 to Registration Statement on Form S-1/A filed with the Commission on August 21, 2020)
10.27	Warrant Agreement, including form of Warrant, dated September 15, 2020 (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2020).
10.28+	Weisberg Employment Letter Agreement, dated September 28, 2020 (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on October 1, 2020).
10.29	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).
10.30	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).
10.31	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).
10.32	Form of PA Warrant (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).
10.33	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on October 27, 2021).
10.34	Placement Agency Agreement (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on October 27, 2021).
10.35	Membership Interest Purchase Agreement, dated as of June 4, 2021, by and among, Creatd Partners, LLC, Angela Hein and Heidi Brown (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on June 10, 2021).
10.36	Stock Purchase Agreement, dated as of July 20, 2021, by and among, Creatd Partners, LLC, WHE Agency, Inc., and individuals named therein (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on July 26, 2021).
10.37	Voting Agreement and Proxy, dated as of July 19, 2021, by and among, Creatd Partners, LLC, and individuals named therein (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on July 26, 2021).
10.38	Stock Purchase Agreement by and among Standard Holdings Inc., Mark De Luca, Stephanie Roy Dufault, Dune Inc. and Creatd Partners, LLC dated October 3, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on October 7, 2021).
10.39	Stockholders Agreement by and among Dune Inc., Creatd Partners, LLC, Mark De Luca and Standard Holdings Inc. dated October 3, 2021 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on October 7, 2021).
10.40+	Executive Employment Agreement between the Company and Jeremy Frommer (incorporated by reference to Exhibit 10.40 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)
10.41+	Executive Employment Agreement between the Company and Laurie Weisberg (incorporated by reference to Exhibit 10.41 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)

10.42+	Executive Employment Agreement between the Company and Justin Maury (incorporated by reference to Exhibit 10.42 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)
10.43+	Executive Employment Agreement between the Company and Chelsea Pullano (incorporated by reference to Exhibit 10.43 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)
10.44	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2022)
10.45	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on March 9, 2022).
10.46	Letter of resignation of Mark Standish (incorporated by reference to Exhibit 17.1 to the Company’s current report on Form 8-K filed with the Commission on February 18, 2022).
10.47	Letter of resignation of Leonard Schiller (incorporated by reference to Exhibit 17.2 to the Company’s current report on Form 8-K filed with the Commission on February 18, 2022).
10.48	Letter of resignation of LaBrena Martin (incorporated by reference to Exhibit 17.3 to the Company’s current report on Form 8-K filed with the Commission on February 18, 2022).
10.49	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
10.50	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
10.51	Form of Guaranty (incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
10.52	Creatd, Inc. 2022 Omnibus Securities and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on June 7, 2022)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s annual report on Form 10-K filed with the Commission on March 30, 2020)
23.1	Consent of Rosenberg Rich Baker Berman, P.A.
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1 and Exhibit 8.1)
99.1	Form of Instructions as to Use of Non-Transferable Subscription Rights Certificates
99.2	Form of Letter to Shareholders who are Record Holders
99.3	Form of Letter to Brokers and Other Nominee Holders
99.4	Form of Broker Letter to Clients Who are Beneficial Holders
99.5	Form of Beneficial Owner Election Form
99.6	Form of Nominee Holder Certification
99.7	Form of Notice of Guaranteed Delivery
99.8	Form of Notice of Important Tax Information
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing Fee Table

+	Indicates management contract or compensatory plan.
*	To be filed by amendment.

(b)	Consolidated Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)	The undersigned registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 13, 2022.

Creatd, Inc.

By:	/s/ Laurie Weisberg
	Name:	Laurie Weisberg
	Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Laurie Weisberg, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Laurie Weisberg	Chief Executive Officer	July 13, 2022
Laurie Weisberg	(Principal Executive Officer), Director

/s/ Chelsea Pullano	Chief Financial Officer	July 13, 2022
Chelsea Pullano	(Principal Financial and Accounting Officer)

/s/ Jeremy Frommer	Executive Chairman	July 13, 2022
Jeremy Frommer

/s/ Brad Justus	Director	July 13, 2022
Brad Justus

/s/ Lorraine Hendrickson	Director	July 13, 2022
Lorraine Hendrickson

/s/ Joanna Bloor	Director	July 13, 2022
Joanna Bloor